Exhibit 10.11(a)

NIELSEN & TCS CONFIDENTIAL INFORMATION

Note: Certain portions have been omitted from this Second Amended and Restated Master Services Agreement in accordance with a request for confidential treatment submitted to the Securities and Exchange Commission. Omitted information has been replaced with an asterisk. Omitted information has been filed separately with the Securities and Exchange Commission.

Second Amended and Restated

Master Services Agreement

by and between

Tata America International Corporation

& Tata Consultancy Services Limited

and

The Nielsen Company (US), LLC

Effective as of January 1, 2017

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i

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v

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34.10	Covenant of Further Assurance	125
34.11	Negotiated Terms	126
34.12	Governing Law and Jurisdiction	126
34.13	Permits	126
34.14	Changes In and Relationship of Various Parties	126
34.15	Entire Agreement	127
34.16	Amendment; No Electronic Signatures; Waiver	127

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TABLE OF SCHEDULES
Schedule A Exhibit A-1 Exhibit A-2 Exhibit A-3 Exhibit A-4 Exhibit A-5 Exhibit A-6 Exhibit A-7 Exhibit A-8 Exhibit A-9 Exhibit A-10

Services
  Examples of Services Within the Seven Engagement
     Models

  Form of SOW:  Managed Service Fixed Price

Form of SOW:  Managed Service Volume
  Form of SOW:  Managed Service Support
  Form of SOW:  Fixed Capacity Agile

Form of SOW:  Time and Materials

Form of SOW:  Strategic Programs T&M

Form of SOW:  Infrastructure Agile Pod T&M

Project Change Request Form

Form of Transition Plan

Schedule B Exhibit B-1	Service Levels Definition of “Watch Ops”
Schedule C	Charges
Schedule D Exhibit D-1	Nielsen Satisfaction Surveys Form of Survey
Schedule E	Human Resources Provisions
Schedule F	Service Locations (TCS Global Delivery Centers and Other Service Locations)
Schedule G Exhibit G-1	Nielsen Policies & Standards TCS Contacts
Schedule H	TCS Group List of Approved Subcontractors
Schedule I	Third Party Contracts
Schedule J Exhibit J-1 Exhibit J-2	Governance and Personnel Ways of Working Nielsen and TCS Schedule J Governance Team Members
Schedule K	TCS Standard Software
Schedule L	TCS Standard Hardware
Schedule M	List of Restricted Companies Description of Restricted Businesses
Schedule N	BCP and DR Requirements

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TABLE OF SCHEDULES
Schedule O	Termination – Expiration Assistance
Schedule P	Data Privacy Agreement
Schedule Q Exhibit Q-1	Local Country Specific Terms Form of Local Agreement
Schedule R	Business Associate Agreement
Schedule S	List of Grandfathered Domain Experts

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SECOND AMENDED AND RESTATED MASTER SERVICES AGREEMENT (“Agreement” or “SARA”) made and effective as of January 1, 2017 (“SARA Effective Date”) is made and entered into by and between:

TCS: Tata America International Corporation, a New York corporation (“TCS America”) and Tata Consultancy Services Limited, a company established under the laws of the Republic of India (“TCSL”).  TCS America is a wholly owned subsidiary of TCSL.  TCSL and TCS America are collectively referred to hereinafter as “TCS”;

AND

Nielsen: The Nielsen Company (US), LLC (“Nielsen”), a Delaware limited liability company.

TCS and Nielsen are sometimes referred to as a “Party” and collectively as “Parties”.

This Agreement amends and restates the Amended and Restated Master Services Agreement (the “FARA MSA”), dated as of October 1, 2007 (the “FARA Effective Date”), as amended and restated prior to the SARA Effective Date, which amended and restated the Master Services Agreement (the “Original MSA”), dated as of June 16, 2004 (the “Original Effective Date”), as amended from time to time prior to the FARA Effective Date, by and among TCS and Nielsen’s predecessors in interest.  The Parties had also entered into a Global Infrastructure Services Agreement (the “GISA”), which was amended and restated as of January 1, 2014, which shall be terminated as of the SARA Effective Date and whose scope shall be incorporated herein in accordance with Section 33.

PRELIMINARY STATEMENTS

The Parties have renegotiated certain of the terms, conditions, rights and obligations of the Parties in connection with the Services, the overall pricing of the Services and commitments to purchase a certain volume of Services during the Term, and wish to amend and restate the FARA MSA in its entirety in order to amend, supplement and consolidate in this Agreement all of the agreed terms, conditions rights and obligations of the Parties, including to:

(i)provide for Nielsen to receive a more favorable and competitive pricing structure for the Services;

(ii)provide for TCS to receive a minimum commitment from Nielsen on a ‘take or pay’ basis; and

(iii)provide for transition/transformation of the Services previously provided under the GISA and continuation of the Services provided under the SOWs in effect between the Parties from January 1, 2017 onwards that were executed or are under negotiations prior to the date of signature of this SARA (the “SARA Execution Date”), and such SOWs, when executed, shall be subject to this SARA.

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NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Section 1.OBJECTIVES, OVERVIEW OF SERVICES AND DEFINITIONS

1.1Goals and Objectives

The Parties acknowledge and agree that the specific goals and objectives of the Parties in entering into this Agreement are to:

(a)Successfully build and operate a high-performing integrated global (outsourced/Off-Shore) IT and BPO delivery capability for Nielsen;

(b)Generate one-time and on-going committed cost reductions for each in-scope outsourced/Off-Shored IT and business activity by utilizing the appropriate low cost qualified resources and Off-Shore infrastructure;

(c)Improve the quality of deliverables from IT and business operations;

(d)Embed a defined and demonstrated process improvement capability and commitment to address cycle time, quality and cost objectives and to increase repeatability and predictability for Nielsen;

(e)Operate as a seamless, value-added extension of the current IT and business operations organization;

(f)Enable scalable IT and business operations capacity;

(g)Provide for active, ongoing management and evaluation of the relationship to ensure it anticipates and supports the changing business environment;

(h)Support Nielsen’s status as a world class information services company;

(i)Leverage economies of scale afforded by IT and business processing service providers;

(j)Provide for a pool of experienced, high-quality TCS Personnel that will be dedicated to the Nielsen account throughout the Term of this Agreement;

(k)Minimize disruptions to the existing IT and business operations as well as internal and external customers (through transition and beyond);

(l)Minimize negative impact on Nielsen Personnel;

(m)Establish and maintain a stable, highly cooperative and long term business relationship with Nielsen Personnel at all levels;

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(n)Help establish a proven framework for cost effectively providing outsourcing and offshoring services in other information technology and business operation areas with Nielsen as the needs arise; and

(o)Support Nielsen’s efforts to integrate and consolidate its operational entities.

1.2Interpretation

The provisions of Section 1.1 are intended to be a general introduction to this Agreement and are not intended to expand the scope of the Parties’ obligations or alter the plain meaning of this Agreement’s terms and conditions, as provided in the other sections of this Agreement.  However, to the extent the terms and conditions of this Agreement are unclear or ambiguous, such terms and conditions are to be construed to be consistent and in agreement with the background and objectives provided in this Section 1.

1.3Overview of Services

TCS shall, in accordance with the provisions of this Agreement, perform the professional services relating to Information Technology (including AD&M and infrastructure) Services, BPO Services, Client Service Knowledge Process Outsourcing Services (“KPO”), AAC Analytics Services, Financial Planning and Analytics Services (in each case as they may evolve, be supplemented, enhanced, modified, or replaced in accordance with the procedure established in this Agreement and/or applicable Statements of Work).  Schedule A describes the general scope of each of the categories of Services contemplated by this Agreement.  Particular Services will be described in Statements of Work pursuant to this Agreement.  Each SOW shall be substantially in the form of Exhibit A-2, A-3, A-4, A-5, A-6, A-7, or A-8, as applicable, to Schedule A.  Each SOW shall be effective, incorporated into, and subject to this Agreement when executed in accordance with the procedures provided in Section 3.5(a).  The provisions of this Agreement will be applicable and extendable throughout Nielsen and its Affiliates (including acquisitions).

(a)Information Technology Services.  Nielsen desires that certain information technology (“IT”) services previously performed and managed by or for Nielsen or Nielsen Affiliates, and certain applications Software development services and maintenance and certain other additional information technology services, as each is described in this Agreement, including the SOWs and Schedules, be performed and managed by TCS.  TCS shall have carefully reviewed Nielsen’s requirements and shall have performed all due diligence it deems necessary prior to execution of each SOW; or

(b)Business Processing Services.  Nielsen desires that certain BPO services previously performed and managed by or for Nielsen or Nielsen Affiliates, as each is described in this Agreement, including the SOWs and Schedules, be performed and managed by TCS.  TCS shall have carefully reviewed Nielsen’s requirements and shall have performed all due diligence it deems necessary prior to execution of each SOW.

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1.4Inclusion of Affiliates

(a)A reference to Nielsen shall include Affiliates of Nielsen (and any assignees of Nielsen and Nielsen Affiliates as designated by Nielsen) in accordance with the following:  (i) a reference includes Affiliates of Nielsen where expressly so provided; (ii) references to Nielsen in the following definitions include Affiliates of Nielsen (unless expressly provided to the contrary):  Nielsen Data, Nielsen Information, and Nielsen Software; (iii) references to sale, assignment, grant of license or the like by Nielsen means Nielsen will perform the act for itself or cause Affiliates of Nielsen to perform the act themselves; (iv) references to assets being in the name of Nielsen include Affiliates of Nielsen; and (v) references to the business, operations, policies, procedures and the like of Nielsen include Affiliates of Nielsen to the extent Affiliates are receiving the Services.  Subject to the foregoing, references to Nielsen shall include Affiliates of Nielsen as Nielsen reasonably designates.

(b)A reference to TCS shall include Affiliates of TCS in accordance with the following:  (i) A reference includes Affiliates of TCS where expressly so provided; (ii) references to TCS in the following definitions include Affiliates of TCS (unless expressly provided to the contrary):  TCS Data, TCS Information, and TCS Software; (iii) references to sale, assignment, grant of license or the like by TCS means TCS will perform the act for itself or cause Affiliates of TCS to perform the act themselves; references to assets being in the name of TCS include Affiliates of TCS; and (iv) where Services are to be provided outside of the United States and TCS operates in the relevant country through a Majority Owned Affiliate, with respect to the provision of Service in that country references to TCS shall include such Majority Owned Affiliate.  Subject to the foregoing, references to TCS shall include Affiliates of TCS as TCS reasonably designates.

(c)In all cases where the reference to Nielsen includes an Affiliate of Nielsen, Nielsen shall cause the applicable Affiliate of Nielsen to perform the applicable obligations of Nielsen under this Agreement, and Nielsen shall itself perform such obligations on behalf of such Affiliate of Nielsen if the applicable Affiliate of Nielsen fails to observe and perform such obligations.

(d)In all cases where the reference to TCS includes an Affiliate of TCS, TCS shall cause the applicable Affiliate of TCS to perform the applicable obligations of TCS under this Agreement, and TCS shall itself perform such obligations on behalf of such Affiliate of TCS if the applicable Affiliate of TCS fails to observe and perform such obligations.

1.5Definitions

The capitalized terms used in this Agreement shall have the meanings specified where they are used or in this Section 1.5.

(a)“AAC Analytics Services” has the meaning provided in Schedule A.

(b)“Actual Off-Shore Leverage Percentage” has the meaning provided in Section 3.2(b).

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(c)“Affiliate” means with respect to any entity, any other entity Controlling, Controlled by, or under common Control with, such entity at the time in question.  If Nielsen divests a business (regardless of the form of transaction, including asset sales, stock sales, or otherwise) and this Agreement permits Nielsen to have such divested business continue to acquire Services hereunder such divested business shall continue to be deemed an Affiliate so long as such right remains.

(d)“Agent” means a person or entity, including a subcontractor, authorized to act for a Party.

(e)“Agreement” means this Second Amended and Restated Master Services Agreement and all exhibits, Schedules and appendices attached hereto.

(f)“Annual Commitment Amount” (or “ACA”) has the meaning provided in Section 1 of Schedule C.

(g)“Application” means a cohesive collection of automated procedures and data supporting a business objective.  It consists of one or more components, modules, subsystems and Software.

(h)“Applications Development and Maintenance” or “AD&M” means Services related to the design, creation, development, coding, testing and implementation (development) or the maintenance, correction, support and enhancement (maintenance) of Applications.

(i)“Approved Subcontractor” has the meaning provided in Section 10.11.

(j)“Assigned Agreements” means Third Party Contracts which are assigned to TCS and which are either listed in Schedule I or in an SOW.

(k)“Assignment Agreement” means the instrument by which a Third Party Contract is assigned from Nielsen to TCS.

(l)“Attachment” means any exhibit, appendix, and other detailed information accompanying a Schedule to this Agreement, SOW or other contractual document agreed to by the Parties.

(m)“Bankruptcy Code” has the meaning provided in Section 14.17.

(n)“Baseline Service Charges” means the forecasted monthly fee for providing the Resource Baselines for the Term, covering the provision of the Services on each applicable SOW for the applicable month as provided in Section 19.2.

(o)“BCP and DRP Requirements” has the meaning provided in Section 17.1 and Schedule N, and in general terms means the in-scope outsourced function’s specific plans and activities of Nielsen and/or TCS that are intended to enable continued business operation in

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the event of any unforeseen interruption.  (For example, plans and activities to move a department or business unit to a new location in the event of a business disruption).

(p)“BPO” means any business process operations Nielsen elects to outsource to TCS under this Agreement (including reporting services, Nielsen Client Helpline, and support services relating to human resources and finance and accounting).

(q)“Business Day” means every day Monday through Friday other than those holidays (such holidays not to exceed fifteen (15) per calendar year) when Nielsen’s corporate headquarters is not scheduled to be open for business.  References in this Agreement to “days” that do not specifically refer to Business Days are references to calendar days and, unless otherwise provided, a period of more than seven (7) days that expires on a day other than a Business Day shall be automatically extended to the next following Business Day.

(r)“Calendar Year” shall have its ordinary meaning, the year starting January 1 and ending December 31.

(s)“Canadian Privacy Legislation” shall mean the Personal Information Protection and Electronics Documents Act, S.C.  2001, c-5, and any analogous provincial laws, including the Act Respecting the Protection of Personal Information in the Private Sector, R.S.  C.  P-39.1, the Personal Information Protection Act, S.B.C.  2003, c-63, the Personal Information Protection Act, R.S.A., c.  P-65, and any similar legislation applicable in Canada.

(t)“Change Control Procedure” means a process defined by written change control procedures used by the Parties through which requested or suggested changes to Services or this Agreement are controlled, as provided in Section 13.2.

(u)“Change Orders” means mutually agreed changes to SOWs documented and signed by the Parties in accordance with the Change Control Procedure.

(v)“Charges” means collectively all fees, costs and other charges charged to Nielsen under this Agreement for Services.

(w)“Claim” means an allegation of breach, failure, non-performance or any similar allegation, which, if proven, would lead to Losses for the Party against which the Claim is asserted.

(x)“Client Service Knowledge Process Outsourcing Services” (or “KPO”) has the meaning provided in Schedule A.

(y)“CBA” has the meaning provided in Section 22.7.

(z)“Commercially Reasonable Efforts” means taking such steps and performing in such a manner as a well managed business would undertake having regard to reasonableness and cost, where such business was acting in a determined, prudent and reasonable manner to achieve a particular desired result for its own benefit.

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(aa)“Confidential Information” has the meaning provided in Section 25.1.

(bb)“Contract Year” means each calendar year during the Term.  With respect to any SOW, a Contract Year means a period commencing on the Services Commencement Date or an anniversary thereof and ending on the date one (1) year thereafter (or, if earlier, on the last day of the SOW Term).  If any Contract Year for this Agreement or for any SOW is less than twelve (12) months, the rights and obligations under this Agreement that are calculated on a Contract Year basis will be proportionately adjusted for such shorter period.

(cc)“Control” and its derivatives means possessing, directly or indirectly, the power to direct or cause the direction of the management, policies and operations of an entity, whether through ownership of voting securities, by contract, or otherwise.

(dd)“Controlled Subsidiary” means any entity of which TCSL possesses Control, provided that so long as TCSL is a public company, such control shall be determined solely by reference to TCSL’s direct or indirect ownership of the equity in such entity, disregarding the ownership of any other entity (such as Tata Sons Ltd) which itself Controls TCSL.

(ee)“Critical Service Levels” has the meaning provided in Section 1(c) of Schedule B.

(ff)“Critical Services” means those Services that are mission critical or necessary for Nielsen or an Affiliate to conduct their business.

(gg)“Data” means numbers, characters, images, or other Nielsen information recorded in a form that can be input into a CPU or processor, stored and processed there, or transmitted on some digital or analog channel.

(hh)“Data Privacy Rules” has the meaning provided in Section 14A.1(a)(i).

(ii)“Deliverable(s)” means each deliverable (including Software, documents and an item or work product resulting from performance of an activity) identified in either this Agreement or a Statement of Work, and any other deliverable agreed upon by the Parties in writing, including all Software, Documentation, goods, services and materials to be provided by TCS pursuant to this Agreement or any Statement of Work.

(jj)“Delivery Unit” has the meaning provided in Section 1(b) of Schedule B.

(kk)“Designated Representatives” has the meaning provided in Section 27.1.

(ll)“Developed Software” means any Software, modifications or enhancements developed pursuant to this Agreement by or among TCS, TCS Agents, and Nielsen.

(mm)“Disabling Code” has the meaning provided in Section 26.1(j).

(nn)“Dispute” has the meaning provided in Section 27.1.

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(oo)“Dispute Resolution Process” means the methods for resolving disagreements provided in Section 27.

(pp)“Documentation” means the user manuals and any other completed (as opposed to works in progress) materials in any form or medium related to the Services provided by TCS to Nielsen as required by this Agreement or, provided by Nielsen to TCS (to the extent such materials exist, Nielsen is aware of the existence, Nielsen has reasonable access to the materials and Nielsen has the legal right to access and provide such materials to TCS).

(qq)“Domain Expert” has the meaning provided in Section 10.5.

(rr)“Engagement Model” means the delivery model for providing a particular set of Services, as provided in Section 5 of Schedule A.

(ss)“EU Data Protection Directive” or “Directive” has the meaning provided in Section 14A.1(a)(i).

(tt)“EU Model Contract” has the meaning provided in Section 14A.2(a)(i).

(uu)“EU Privacy Laws” has the meaning provided in Section 14A.1(a)(i).

(vv)“Executive Steering Committee” has the meaning provided in Section 10.10.

(ww)“Extension Period(s)” has the meaning provided in Section 2.2(b).

(xx)“FARA Effective Date” has the meaning provided in the recitals.

(yy)“FARA MSA” has the meaning provided in the recitals.

(zz)“Fidelity Bond” has the meaning provided in Section 32.4.

(aaa)“Financial Planning and Analytics Services” has the meaning provided in Schedule A.

(bbb)“Fixed Price” means Services that will be performed for a single Charge which shall be provided in the relevant SOW, and which shall be not subject to time and materials Charges or the Baseline Service Charges, but which may be subject to additional charges and credits based on Nielsen’s usage of non-personnel based resource units or changed pursuant to a Change Order.

(ccc)“Force Majeure Event” has the meaning provided in Section 17.2.

(ddd)“GISA” has the meaning provided in the preamble.

(eee)“GLB Act” has the meaning provided in Section 14A.l(a)(i).

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(fff)“Global Delivery Center” has the meaning provided in Section 6.1(a).

(ggg)“Global Relationship Manager” means the individual designated as the primary contact for the relevant Party under this Agreement as provided in Sections 10.6(a)(ii) and 12.3(c).

(hhh)“Governance Model” has the meaning provided in Section 13.1 and Schedule J.

(iii)“Grandfathered Domain Experts” has the meaning provided in Section 10.5.

(jjj)“Hardware” means the computers and related equipment used in connection with the provision of the Services, including central processing units and other processors, servers, controllers, modems, communications and telecommunications equipment (voice, data and video), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.

(kkk)“Historical Data” has the meaning provided in Section 3.1(b) of Schedule B.

(lll)“HIPAA” has the meaning provided in Section 14A.1(a)(i).

(mmm)“Imputed Transition Completion Date” has the meaning provided in Section 3.2(c).

(nnn)“Initial Term” has the meaning provided in Section 2.1.

(ooo)“Insurance Claim” has the meaning provided in Section 32.5(b)

(ppp)“Insured Event” has the meaning provided in Section 32.5(b).

(qqq)“Intellectual Property Rights” means, on a worldwide basis, any and all:  (i) rights associated with works of authorship and literary property, including copyrights, moral rights of an author of a copyrightable work (including any right to be identified as the author of the work or to object to derogatory treatment of the work), and mask-work rights; (ii) trademarks, service marks, logos, trade dress, trade names, whether or not registered, and the goodwill associated therewith; (iii) rights relating to know-how or trade secrets, including ideas, concepts, methods, techniques, inventions (whether or not developed or reduced to practice); (iv) patents, designs, algorithms and other industrial property rights; (v) rights in domain names, universal resource locator addresses, telephone numbers (including toll free numbers), and similar identifiers; (vi) other intellectual and industrial property rights of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (vii) registrations, initial applications (including intent to use applications), renewals, extensions,

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continuations, divisions, or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

(rrr)“ISO 27002” means the set of standards for information security published by the International Organization for Standardization.

(sss)“ISO 9001” means the set of standards for quality management systems published by the International Organization for Standardization.

(ttt)“IT” means Information Technology.

(uuu)“JAMS” has the meaning provided in Section 27.2(b).

(vvv)“Knowledge Transfer” means the formal, systematic and comprehensive collection and documentation of the processes, activities, know-how, rules of thumb and related information used by TCS for the efficient, accurate and timely provision of the Services and the conveyance of such information in verbal and tangible form to Nielsen.

(www)“Labor Dispute” has the meaning provided in Section 22.7.

(xxx)“Law” means all national, common law, federal, state, provincial, regional, territorial and local laws, statutes, ordinances, regulations, rules, executive orders, supervisory requirements, directives, circulars, opinions, interpretive letters and other official releases of or by any government, or any authority, department or agency thereof.  References to any Law shall also mean references to such Law in changed or supplemented form or to a newly adopted law replacing such Law.

(yyy)“Local Agreement” has the meaning provided in Section 20.1(a).

(zzz)“Losses” means all losses, liabilities, damages and Claims, and all related costs and expenses (including reasonable legal fees and disbursements and costs and expenses of investigation and litigation, and costs of settlement, judgment, interest and penalties).

(aaaa)“Majority Owned Affiliate” means (i) in the case of Nielsen, an Affiliate whose Control is measured at greater than 50% (disregarding Control of any entity owning equity in The Nielsen Company B.V.) and (ii) in the case of TCS any Controlled Subsidiary.

(bbbb)“Material Disruption” has the meaning provided in Section 8.4.

(cccc)“Milestone” means a specific objective, delivery, task completion, goal or other item identified in the applicable Transition Plan or Project Plan, and which may have an associated completion date.

(dddd)“Minimum Commitment Amount” or “MCA” has the meaning provided in Section 1 of Schedule C.

(eeee)“MSCi Services” has the meaning provided in Schedule A.

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(ffff)“Nielsen” has the meaning provided in the recitals.

(gggg)“Nielsen Clients” means any or all of Nielsen’s or its Affiliates’ past, present or future customers and their Affiliates.

(hhhh)“Nielsen Consents” means all consents, licenses, permits, authorizations or approvals necessary to allow TCS and TCS Agents to perform the Services, including any necessary governmental, third party or other security clearances, and/or to access and/or to use any of the following that are used solely to provide the Services, Nielsen Data, Nielsen Information, Nielsen Non-Software Material, Nielsen Software, tools or any other material provided or permitted by Nielsen under this Agreement.

(iiii)“Nielsen Data” means all Data and information submitted to TCS by Nielsen or obtained, developed or produced by TCS in connection with the Services, including information relating to Nielsen Clients, Nielsen employees, technology, operations, facilities, consumer markets, products, capacities, systems, procedures, security practices, research, development, business affairs and finances, ideas, concepts, innovations, inventions, designs, business methodologies, improvements, trade secrets, copyrightable subject matter and other proprietary information.

(jjjj)“Nielsen Information” means all information, including Nielsen Data, in any form, furnished or made available directly or indirectly to TCS by Nielsen or otherwise obtained by TCS from Nielsen.

(kkkk)“Nielsen Non-Software Materials” has the meaning provided in Section 14.8.

(llll)“Nielsen Personal Data” has the meaning provided in Section 14A.2(a)(ii).

(mmmm)“Nielsen Personnel” means employees of Nielsen and its Affiliates.

(nnnn)“Nielsen Policies and Standards” has the meaning provided in Section 5.6(b)(i).

(oooo)“Nielsen Preemption Right Employee” shall have the meaning provided in Schedule E.

(pppp)“Nielsen Regulatory Requirements” means the laws, rules and regulations to which Nielsen is required to submit on an international, Federal, state and local level.

(qqqq)“Nielsen Satisfaction Surveys” means the surveys performed by TCS as provided in Section 8.10.

(rrrr)“Nielsen Software” means the systems Software and applications Software owned or licensed by Nielsen that are used to provide the Services.

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(ssss)“Nielsen Standards” means those information management, technical architecture, security and product rules and standards provided in Schedule G.

(tttt)“Nielsen Third Party Software” has the meaning provided in Section 14.15.

(uuuu)“Non-Compliant Business” has the meaning provided in Section 9.1(a).

(vvvv)“Non-Managed Service Engagement Model” is defined in Section 5.1 of Schedule A.

(wwww)“Non-Software Materials” has the meaning provided in Section 14.8.

(xxxx)“Notice” has the meaning provided in Section 34.2.

(yyyy)“Notice of Election” has the meaning provided in Section 31.5.

(zzzz)“OFAC” has the meaning provided in Section 10.16(b)(ii).

(aaaaa)“Off-Shore” has the meaning provided in Section 3.2.

(bbbbb)“Off-Shore Leverage Percentages” has the meaning provided in Section 3.2.

(ccccc)“Original Effective Date” has the meaning provided in the recitals.

(ddddd)“Original MSA” has the meaning provided in the recitals.

(eeeee)“Other Service Location” means a TCS site from which Services are provided other than the Global Delivery Center(s) specified in Section 6.

(fffff)“Party” and “Parties” have the meaning provided in the recitals.

(ggggg)“Pass-Through Expenses” means any expense for which TCS will have management and administrative responsibility, including administrative costs for negotiation and communication with other third parties, as well as actual costs incurred by TCS in connection with receiving approval for payment, but which Nielsen agrees to pay directly to a third party or parties or reimburses TCS.

(hhhhh)“Permits” has the meaning provided in Section 34.13.

(iiiii)“Personally Identifiable Information” means any information that relates to a specific, identifiable individual, and any information that otherwise is defined as "personal information" or "personal data" (or an equivalent term) under Laws regarding personal data privacy and data protection (including the EU Data Protection Directive), regardless of whether such Laws apply to such information.

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(jjjjj)“Procedures Manual” means an operating document relating to this Agreement produced in accordance with Section 13.3.

(kkkkk)“Process Norms” means the procedures, methods and business processes designated in an SOW or if not specified in the relevant SOW those employed by a well-managed commercial enterprise providing services similar to the Services.

(lllll)“Project Manager” means the individual with primary responsibility for the execution, oversight and management of SOWs, as provided in Sections 10.7 and 12.3(b).

(mmmmm)“Project” means any discrete component of work under an SOW.

(nnnnn)“Qualified Contractor” has the meaning provided in Section 14.16.

(ooooo)“Rate” means the hourly billing amount for a Resource as provided on the Rate Card in Schedule C.

(ppppp)“Rate Card” means the Rates identified for each type of Resource for each year of this Agreement, as provided in Schedule C.

(qqqqq)“Reports” has the meaning provided in Section 5.7(a).

(rrrrr)“Renewal Term” has the meaning provided in Section 2.2(a).

(sssss)“Required Consent” means such Nielsen Consents or TCS Consents as may be required for the assignment to TCS or Nielsen, or the grant to TCS or Nielsen of rights of access or use, of resources (i.e., Hardware or Software) otherwise provided for in this Agreement or a Statement of Work.

(ttttt)“Required Registrations” has the meaning provided in Section 26.1(h)(vii).

(uuuuu)“Residual Knowledge” has the meaning provided in Section 14.11.

(vvvvv)“Resource” means TCS Personnel assigned to the Nielsen account on a full-time basis.

(wwwww)“Restricted Business” means the lines of business engaged in by Nielsen and its Affiliates as described in Section 3 of Schedule M.  If Nielsen and its Affiliates cease to be engaged in any such line of business (unless at the time TCS is engaged in such line of business in violation of the provisions of Section 9.1(a)) the divested or discontinued business shall no longer be deemed a Restricted Business.  If Nielsen and its Affiliates enter into a new line of business or expand a line of business that was not previously sufficiently material enough to be described in Nielsen’s parent company’s securities filings (and TCS or a TCS Controlled Subsidiary is not then currently engaged in such a line of business) if requested by Nielsen, TCS shall not unreasonably refuse to consent to expanding the definition of Restricted Business to cover such new or expanded line of business.  Any modification to Section 3 of Schedule M shall

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require mutual written consent of the Parties approved by their respective Chief Legal Officer or General Counsel.

(xxxxx)“Retained Agreements” means the third party agreements for which Nielsen retains financial responsibility, as provided in Schedule I.

(yyyyy)“Retained Agreement Invoices” means any invoices submitted by third parties in connection with the Retained Agreements.

(zzzzz)“Robotics Engine” has the meaning provided in Section 14.16.

(aaaaaa)“SARA Effective Date” has the meaning provided in the recitals.

(bbbbbb)“SARA Execution Date” has the meaning provided in the Preliminary Statements.

(cccccc)“Scope Changes” means any change to a previously executed SOW.

(dddddd)“Service Level” means individually and collectively, TCS performance standards for the Services agreed by the Parties in accordance with the provisions of Schedule B and its applicable Attachments.

(eeeeee)“Service Location” means any site from which the Services are delivered.

(ffffff)“Service Taxes” means all value-added (VAT), services, consumption, sales, use, excise, and other similar taxes that are assessed against either Party on the provision of the Services as a whole, or on any particular Service received by Nielsen or its Affiliates from TCS, excluding taxes levied on Nielsen’s net income, as provided in Section 23.1(c).

(gggggg)“Services” has the meaning provided in Section 3, as further defined in Schedule A or as otherwise agreed by the Parties from time to time pursuant to an SOW hereunder, collectively including TCS services, functions and responsibilities for both Off-Shore services and on-site services as described in this Agreement as they may be supplemented, enhanced, modified or replaced during the Term in accordance with this Agreement.

(hhhhhh)“Services Commencement Date” means the date provided in the applicable SOW and associated SOW Transition Plan as the date on which TCS will start providing Services under such SOW.  Subject to the terms of Schedule B, and except as expressly stated in an SOW, on the Services Commencement Date:

(i)TCS assumes full operational responsibility for the IT or BPO services that are the subject of the applicable SOW; and

(ii)all Critical Service Levels and other performance metrics and obligations of TCS provided in this Agreement and such SOW become fully effective and enforceable.

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(iiiiii)“Shared Environment” has the meaning provided in Section 5.6(d).

(jjjjjj)“Software” means computer programs which perform specific functions (applications software) or programs used to run computers or networks and develop and run applications software (system software).

(kkkkkk)“SSAE 18 Audit” has the meaning provided in Section 24.5(a).

(llllll)“SSAE 18 Report” has the meaning provided in Section 24.5(b).

(mmmmmm)“Statement of Work” or “SOW” means the documents that describe the scope and requirements of the particular Project or set of Services that are to be provided by TCS under this Agreement as provided in Section 3.5.  Statements of Work existing as of the SARA Effective Date are referred to as “Pre-Existing SOWs”.  Pre-Existing SOWs and SOWs executed contemporaneously with the execution and delivery of the SARA are referred to as “Initial SOWs”.  SOWs executed after the date of execution of the SARA are referred to as “Follow-On SOWs”.

(nnnnnn)“SOW Effective Date” means the effective date of an SOW, as provided in that SOW.  SOWs executed as part of the process of replacing Pre-Existing SOWs shall have an SOW Effective Date as mentioned therein.

(oooooo)“Systems” means Software and Hardware, collectively.

(pppppp)“Target Off-Shore Leverage Percentage” has the meaning provided in Section 3.2(b).

(qqqqqq)“TCS” has the meaning provided in the recitals.

(rrrrrr)“TCS America” has the meaning provided in the recitals.

(ssssss)“TCS Background Technology” means any formulae, algorithms, processes, process improvements, methodology, procedures, ideas, concepts, research, inventions (whether or not patentable or reduced to practice), know-how, and all records thereof, including documentation, design documents and analyses, studies, plans, flow charts, reports and drawings, and all Intellectual Property Rights subsisting in each of the foregoing developed or acquired by TCS or its affiliates prior to the Original Effective Date or completely independent of its engagement with Nielsen under the Original MSA, the FARA MSA, or this Agreement and which TCS may use in providing the Services.

(tttttt)“TCS Consents” means all consents, licenses, permits, authorizations or approvals necessary to allow TCS and TCS Agents to:

(i)use any:

(A)TCS Software, including any Third Party Software which is TCS Software;

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(B)any assets owned or leased by TCS or TCS Agents; and

(C)any third party services retained by TCS to provide the Services during the Term and during any Termination/Expiration Assistance Period; and

(ii)assign to Nielsen the Developed Software and the Work Product.

(uuuuuu)“TCSL” has the meaning provided in the recitals.

(vvvvvv)“TCS Group” has the meaning provided in Section 10.11.

(wwwwww)“TCS Managers” has the meaning provided in Section 10.6.

(xxxxxx)“TCS Non-Software Materials” has the meaning provided in Section 14.8.

(yyyyyy)“TCS Personnel” means any individual employed or engaged by TCS, TCS Group, or Approved Subcontractors.

(zzzzzz)“TCS Productivity Tools” means the TCS Software designated as TCS Productivity Tools in Schedule K and used to create efficiencies and reduce the work effort required to provide the Services.

(aaaaaaa)“TCS Project Tools” means the TCS Software designated as TCS Project Tools in Schedule K and used to manage the workflow, inspection, quality and related aspects of the Services.

(bbbbbbb)“TCS Software” means all Applications Software (including applications such as TCS Productivity Tools and TCS Project Tools) and Systems Software and any related documentation and other related materials owned or licensed by TCS that are used to provide the Services.  Schedule K provides an initial list of TCS Software.

(ccccccc)“TCS Third Party Software” means Third Party Software licensed by TCS.

(ddddddd)“Term” has the meaning provided in Section 2.1.

(eeeeeee)“Termination-Expiration Assistance” has the meaning provided in Section 29.1.

(fffffff)“Termination-Expiration Assistance Period” has the meaning provided in Section 29.1.

(ggggggg)“Third Party Services” means services similar to the Services performed by Third Parties.

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(hhhhhhh)“Third Party Software” means any Software used to provide the Services that is provided under license to TCS or Nielsen by a third party, and includes any related ongoing services (e.g., maintenance and support services, upgrades, subscription services) provided by third parties.

(iiiiiii)“Tier One Restricted Company” means any entity designated as such in Section 1 of Schedule M and any Affiliate of such entity engaged in the Restricted Business and bearing indicative portion of its parent’s name described in Section 1 of Schedule M or using such parent’s trademark.

(jjjjjjj)“Tier Two Restricted Company” means any entity designated as such in Section 2 of Schedule M and any Affiliate of such entity engaged in the Restricted Business and bearing indicative portion of its parent’s name described in Section 2 of Schedule M or using such parent’s trademark.

(kkkkkkk)“Time and Materials” or “T&M” means Services that will be performed for Charges based on the time and materials required to provide the Services.  T&M Services may be subject to the Baseline Service Charge or invoiced on the basis of actual efforts as provided in Section 19.2(a).

(lllllll)“Transition” has the meaning provided in Section 4.

(mmmmmmm)“Transition Acceptance Testing Plan” has the meaning provided in Section 4.5.

(nnnnnnn)“Transition Completion Date” has the meaning provided in Section 4.6.

(ooooooo)“Transition Manager” means an individual designated by either Party to oversee a Transition.

(ppppppp)“Transition Milestones” has the meaning provided in the applicable Statement of Work.

(qqqqqqq)“Transition Plan” has the meaning provided in Section 4.1.

(rrrrrrr)“Transition Services” has the meaning provided in Section 4.2.

(sssssss)“Transition Schedule” has the meaning provided in Section 4.1.

(ttttttt)“User” means Nielsen, Nielsen Clients and/or Nielsen Agents who Nielsen desires to use the Services provided by TCS under this Agreement in the performance of their duties on behalf of Nielsen or in connection with their relationship with Nielsen and who are authorized and enabled (e.g., valid user ID) by Nielsen to access and utilize the Services and have been identified by Nielsen to TCS, and any other individual or enterprise who is an approved person or customer to receive or use the Services provided by TCS.

(uuuuuuu)“Virus” means:

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(i)program code, programming instruction or set of instructions intentionally constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files or operations, including keystroke programs; or

(ii)other code typically designated to be a virus.

1.6Interpretation

(a)Terms other than those defined within this Agreement shall be given their plain English meaning, and those terms, acronyms and phrases known in the IT and BPO industries (or used in the business areas related to the Services involved) shall be interpreted in accordance with their generally known meanings.  Unless the context otherwise requires, words importing the singular include the plural and vice-versa, and words importing gender include both genders.  Unless the context otherwise requires to “persons” includes individual natural persons and juridical legal entities.

(b)Where there is similar, but not identical, construction of phrases, sentences, or clauses of this Agreement no implication is made that a “negative pregnant” is intended and they shall each be construed separately, in accordance with their plain meaning.

(c)The words “include”, “includes”, “including”, and “e.g.” when following a general statement or term, are not to be construed as limiting the general statement or term to any specific item or matter provided or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest scope.

(d)The word “may” (unless followed by “not”) shall be construed as meaning “shall have the right, but not the obligation, to”.

(e)The phrase “provided in” means the particular things or items listed in, described in, provided for or as provided in the referenced document, Section or article.

Section 2.TERM

2.1Term

Unless terminated earlier pursuant to the provisions of this Agreement, the term of this Agreement shall begin on the Original Effective Date and shall expire on December 31, 2025 (the “Initial Term”, as it may be extended pursuant to Section 2.2, the “Term”).  Notwithstanding the termination or expiration of the Term, any SOWs executed during the Term that are incomplete upon such termination or expiration shall, at Nielsen’s option, continue until performance under such SOWs is completed or terminated in accordance with the provisions of Section 28 of this Agreement.  The Charges for continued Services under any surviving SOWs on or after the expiration date of the Term, if applicable, shall be as mutually agreed by the Parties prior to the end of the Term.

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2.2Renewal Term; Extension Periods

(a)If Nielsen desires that this Agreement renew at the end of the Initial Term, Nielsen shall provide TCS with written notice of Nielsen’s intention to renew, such notice to be provided prior to the end of 2023.  The Parties shall negotiate in good faith the terms and conditions applicable to such renewal period (“Renewal Term”).  If no agreement on a Renewal Term is reached by the Parties by the end of 2024, Nielsen may request Termination-Expiration Assistance Services and TCS shall be obligated to provide such Services in accordance with Section 29 of this Agreement.

(b)In addition to Nielsen’s rights pursuant to Section 2.2(a), Nielsen may elect to extend the Term of this Agreement three (3) times for up to one (1) year (as designated by Nielsen) (“Extension Period(s)”) provided that Nielsen provides TCS at least six (6) months prior written notice.  The Charges for Extension Periods shall be as provided in Section 2 of Schedule C to this Agreement.

2.3Request to Review Terms

From September 1, 2023 through December 31, 2023, either Party may submit in writing to the other Party a request to review and revise one or more specific terms and conditions of the Agreement.  Upon receipt of such request, the Parties may, without being obligated to do so, enter into discussions regarding appropriate modifications to the terms.

Section 3.SERVICES

3.1Scope of Services

Commencing as of the Services Commencement Date, TCS shall perform the Services for Nielsen and Nielsen Affiliates identified in the applicable SOW in accordance with the terms of this Agreement, as such Services may evolve during the Term or be supplemented, enhanced, modified or replaced.

The Services to be provided by TCS hereunder include:

(a)the services described in this Agreement, including Schedule A to this Agreement or an SOW as described in Section 3.5 to this Agreement

(b)any services, functions or responsibilities not specifically described in this Agreement or an SOW but which are:

(i)an inherent, necessary or customary part of the Services, or

(ii)are required for proper performance or provision of the Services in accordance with the preceding Section 3.1(a) shall be deemed to be included within the scope of the Services to be delivered for the Charges, as if such services, functions or responsibilities were specifically described in this Agreement;

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(c)the services, functions and responsibilities per formed in the twelve (12) months prior to the SOW Effective Date of the Initial SOWs (and, if so specified in a Follow-On SOW, prior to its SOW Effective Date) by the employees and contractors of Nielsen with respect to the Services included in the applicable SOWs even if the service, function or responsibility is not specifically described in this Agreement; and

(d)all services within the scope of this Agreement which TCS is already providing to Nielsen under Pre-Existing SOWs.

3.2Off-Shore Services

(a)For the purposes of this Agreement, “Off-Shore” shall mean any facility designated, owned or leased by TCS in India and any other location outside the continental United States that is proposed by either Party and approved in writing by both Parties.  The initial agreed upon Service Locations are provided in Schedule F, which may be amended from time to time during the Term by the Parties.

(b)The Target Off-Shore Leverage Percentages are provided in Exhibit C-1 to Schedule C.  The Off-Shore Leverage Percentages for each Engagement Model shall be calculated as per the formula mentioned in Exhibit C-1 to Schedule C.

(c)If the Target Off-Shore Leverage Percentages for the given Engagement Model falls beyond (i.e., either above or below) the Leverage Threshold (as provided in Exhibit C-1 to Schedule C) for **

3.3Services Performed by Nielsen or Third Parties

(a)Notwithstanding any request made to TCS by Nielsen pursuant to Section 3.4(a), but without in any way limiting Nielsen’s obligations and commitments under this Agreement (including pursuant to Sections 1 and 2 of Schedule C), Nielsen shall have t the right to perform itself or contract with a third party to perform any services similar to the Services.  If Nielsen contracts with a third party to perform any services which would be Services if provided hereunder, TCS shall reasonably cooperate in good faith with Nielsen and any such third party, including:

(i)providing in writing, applicable requirements, standards and policies for the Services including all information required so that any enhancements or developments of such third party may be operated by TCS;

(ii)subject to compliance with TCS’ reasonable site and secbefurity rules, allowing reasonable access to the facilities being used by TCS to provide the Services as reasonably necessary for Nielsen or a third party to visit in connection with performing its work (where necessary and appropriate, with escort by TCS Personnel and subject to execution of confidentiality agreement by the applicable third party); and

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(iii)allowing access to the Hardware and Software (to the extent permitted under any underlying agreements with unaffiliated third parties), and making available such information regarding such Hardware and Software as reasonably necessary for Nielsen or a third party to perform its work (where necessary and appropriate, with escort by TCS Personnel and subject to execution of confidentiality agreement by applicable third party).

3.4Acquisition, Divestiture and Alliance Services

TCS shall provide the following Services related to businesses acquired or divested by Nielsen (regardless of the legal form of such transactions), such Services to be chargeable:

(a)Acquisition, Alliance and Other Transaction Support.  With respect to potential acquisitions, joint ventures, strategic alliances and other similar transactions contemplated or to be entered into by Nielsen, upon Nielsen’s request, TCS will provide support as requested by Nielsen (including assessments of the current technology environments to be acquired, used or combined, potential integration approaches, and the potential net economic impact of the acquisition in connection with the Services) as reasonably necessary to assist Nielsen’s assessment of the portion of the transaction to which the Services will relate.  Such support will be provided within the timeframe reasonably requested by Nielsen or as required by the timing of the transaction.

(b)Migration of Systems and Business Processes.  As requested by Nielsen and as they relate to the Services, TCS will migrate business processes, the systems, applications and data of the counterparty entity to the Nielsen services support environment.

(c)On-site Support.  As requested by Nielsen, TCS will provide personnel to staff vacancies and to provide management for the business process operations and information technology functions needed to support an acquisition, joint venture, strategic alliance, or other similar transaction, including on-site support at the location of the acquired entity.

(d)Divestitures.  From time to time, Nielsen may divest businesses, whether standalone units or product lines (regardless of the form of transaction), who at the time of such divestiture are receiving the Services.  In such cases, if requested by Nielsen and (as between Nielsen and TCS) at Nielsen’s expense TCS will provide Services to Nielsen, the divested business unit or product line and/or the acquirer at the then current Rates and Nielsen shall retain financial responsibility for such Services, the Charges for which shall be counted for purposes of the ACA and the MCA.

(e)Parties To SOWs.  SOWs may be executed by Nielsen Affiliates and (for Services to be received outside of the United States) by TCS’ Controlled Subsidiaries.  Provided that execution of the SOW has been approved by the Nielsen Global Relationship Manager as indicated on such SOW, Nielsen shall remain secondarily liable for payment of the Charges under such SOW if the party thereto fails to pay the amount in a timely manner.  TCS shall be secondarily liable for performance of each SOW to which any of its Affiliates is a party.  TCS shall not be obligated to execute such SOW with Nielsen Affiliates or provide Services to any such Nielsen Affiliates outside the United States if TCS requests approval of the SOW by the Nielsen Global Relationship Manager and the Nielsen Global Relationship Manager declines such approval.

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3.5Statements of Work

(a)The Services that Nielsen will obtain under this Agreement will be provided pursuant to separate SOWs issued under this Agreement.  Each SOW, as described further in Schedule A, will:

(i)be subject to the terms of, and become part of, this Agreement;

(ii)describe the Services covered by the SOW;

(iii)detail the maximum number of TCS Personnel Nielsen will be billed for under a T&M SOW;

(iv)to the extent not already addressed in this Agreement, contain provisions governing the terms for performance of the relevant Services including payment provisions, applicable Service Levels and performance requirements, and other provisions that are specific to such SOW; and

(v)include, if applicable, an SOW Transition Plan in the form provided in Exhibit A-10 to Schedule A.

(b)Agreement Modification.  SOWs shall not be used to amend the terms and conditions of this Agreement.  Any SOW that modifies, or purports to modify, the terms and conditions of this Agreement or Nielsen’s rights or responsibilities thereunder shall be subject to the review and approval of Nielsen’s legal department and Nielsen’s Vendor Management Organization as well as TCS’ legal and finance department.

(c)New SOWs; Amendments to SOWs.  The process to be followed with respect to new SOWs and amendments to existing SOWs requested by Nielsen is described in Schedule A.  Either party may propose an SOW and amendments to existing SOWs, but Nielsen shall have the sole right to accept or reject any such proposal made by TCS.  Failure of the Parties to reach agreement on an SOW or an amendment to an SOW shall be subject to Section1 of Schedule C and Section 28.3(i) of this Agreement.

3.6Additional Work, Reprioritization and Adjustments to Schedules or Service Levels

The Nielsen Global Relationship Manager or his or her designee may identify new or additional work activities to be performed by TCS Personnel or reprioritize or reset the schedule for existing work activities or Services to be performed by TCS Personnel.  Unless otherwise agreed, Nielsen shall incur no additional charges for the performance of such work activities by TCS Personnel to the extent such work activities can be performed with the same level of Resource support as is provided in the SOW.  TCS shall use Commercially Reasonable Efforts to perform such work activities without impacting the established schedule for other tasks or the performance of the Services in accordance with the Critical Service Levels and Tier One Quality of Service Metrics.  If it is not possible to avoid such an impact, TCS shall notify Nielsen of the anticipated impact and obtain Nielsen’s consent prior to proceeding with such work activities.

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Nielsen, in its sole discretion, may forego or delay such work activities or temporarily adjust the work to be performed by TCS, the schedules associated therewith or the Tier One Quality of Service Metrics or Critical Service Levels to permit the performance by TCS of such reprioritized work activities.  TCS shall not make any service performance adjustments that will affect Tier One Quality of Service Metrics or Critical Service Levels without obtaining Nielsen’s prior written approval.  TCS shall not make changes to any SOW that may affect the projected cost to Nielsen or the schedule for completion of the activities and Deliverables under such SOW without obtaining Nielsen’s prior written approval.

3.7TCS Briefing

At no additional charge to Nielsen, TCS shall meet with Nielsen at least semi-annually to brief Nielsen regarding technological developments and advances as well as new or enhanced services, Software, tools, products, processes or methodologies of possible interest or applicability to Nielsen.  Such briefing shall include TCS’ assessment of the business impact, performance improvements and cost savings associated with each if adopted by Nielsen.

3.8Nielsen Obligations to Purchase Services in Future

Section 1 of Schedule C provides the obligations of Nielsen to purchase certain minimum volume of Services during the Term and the consequences of Nielsen’s failure to meet its commitment to so purchase.  Except as provided in Section 1 of Schedule C, Nielsen shall be under no future obligation to acquire additional or future services from TCS.

3.9Pre-Approval Required

Any new Hardware or Software acquired by TCS which are paid for by Nielsen or for the cost of which Nielsen may be required to reimburse TCS shall be subject to Nielsen’s prior approval.

3.10Permitted Users of the Services

The Services may be used by Nielsen and, as permitted by Nielsen, its Affiliates and those third parties (such as customers, suppliers (subject to Section 21, as applicable), and joint venturers) solely in connection with their commercial relationship with Nielsen or any Affiliate which is broader than mere resale of the Services provided hereunder.  Services provided to such entities shall be deemed to be Services provided to Nielsen.  Nielsen shall be responsible for any breach of this Agreement caused by a party permitted by Nielsen to use the Services hereunder.

Section 4.TRANSITION

4.1Transition Plan

(a)For each SOW where TCS is taking over services or functions previously performed by Nielsen or restructuring to or from a Managed Service (as defined in Schedule A) (or other methodology) Services that were previously provided on a different basis (a “Transition”), the Parties shall develop and agree upon a detailed transition plan (“Transition Plan”) which shall be an Attachment to such SOW.  The Transition Plan shall include a schedule

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for the transition of the Services (the “Transition Schedule”).  TCS shall perform the Services described in such Transition Plan (the “Transition Services”) without causing a Material Disruption to Nielsen’s business or operations.  Except as otherwise provided in this Agreement or SOW, the applicable Transition Plan or as agreed to in advance by the Nielsen Global Relationship Manager, TCS shall not assume or plan on any significant level of Nielsen’s resources being dedicated to the Transition Services.  However, with respect to a Transition, Nielsen will provide TCS with a single point of contact and make executives reasonably available for meetings.

(b)Transition will occur in the following key scenarios:

(i)A process that is moving from Nielsen to TCS for service delivery.  The process is deemed to be "in transition" until it is declared as BAU as per agreed transition timelines in the SOW;

(ii)An existing BAU performance change due to underlying technology changes (application, product or environment), business rule changes, or engagement model changes that require re-skilling/re-training for service delivery; and

(iii)A new Service Level introduced or a target set without consideration of Historical Data. This may require a modification or refinement of underlying processes and/or operating models for service delivery.

4.2Transition/Transformation Services

TCS shall:

(a)perform all functions and services necessary to accomplish the Transition of the business process operations and related information technology operations as indicated within the specific Transition Plan for each SOW by the applicable Milestone dates provided in each applicable SOW transition plan (such functions and services, the “Transition Services”); and

(b)for a group of SOWs , designate a Transition Manager, who shall be responsible for managing and implementing the Transition Services with respect to that operational area.  With Nielsen’s approval from the Global Relationship Manager, which shall not be unreasonably withheld, TCS may use the same individual to manage Transition Services under more than one transitioning work area.  Until the completion of the Transition Plan, each such responsible individual shall review the status of the Transition Services for which they are responsible with the Nielsen Transition Manager on a weekly basis or as reasonably requested by the Nielsen Transition Manager.

4.3[Intentionally Omitted.]

4.4Additional Staffing

At Nielsen’s request, TCS will support Nielsen in filling staffing vacancies if there is attrition of key Nielsen Personnel before transition is completed.  In such cases, the Parties will

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discuss in good faith the impact on the Transition Schedule to determine whether existing resources will be used or whether additional personnel are to be acquired.  The services of additional personnel will be charged at the applicable Rate provided in Schedule C.

4.5Transition Acceptance Tests

As part of the Transition Services, the Parties shall perform Transition acceptance testing based on objective acceptance criteria and procedures to be provided in the Transition Plan (the “Transition Acceptance Testing Plan”).  TCS shall provide all cooperation and assistance reasonably required or requested by Nielsen in connection with Nielsen’s evaluation or testing of the Deliverables provided in the Transition Acceptance Testing Plan.  Knowledge Transfer entry and exit evaluation criteria shall be approved by Nielsen before transition activities begin and before actual work may be moved Off-Shore.  With respect to the transition of Services from one Engagement Model to a different Engagement Model, TCS may not reduce or reallocate TCS Resources then assigned to performing Services until the Nielsen business unit owner (a direct report to the Global CTO or Global Head of Operations, or their replacement positions) has agreed that Transition and Transformation for that aspect of the Services is satisfactory, such approval not to be unreasonably withheld.  After expiration of the agreed review or acceptance period, if Nielsen has not yet rejected the relevant Deliverables, Nielsen will be considered to have approved if Nielsen does not provide TCS with written notification of its objections with reasons after three (3) Business Days’ notice from TCS that a decision needs to be made.

4.6Transition Completion

When TCS demonstrates that all Transition Acceptance Testing Criteria have been met, Nielsen shall notify TCS in writing that Transition Acceptance Testing has been successfully completed (the “Transition Completion Date”).  After expiration of the agreed review or acceptance period Nielsen will be considered to have approved if Nielsen does not provide any written notification of its objections with reasons after three (3) Business Days’ notice from TCS that a decision needs to be made.

4.7Transition Risk Management and Mutual Cooperation

Prior to undertaking any transition activity:

(a)the Transition Plan shall be reviewed and approved in writing by both the Nielsen Transition Manager and the TCS Transition Manager;

(b)The Parties’ Transition Managers shall discuss with each other all known Nielsen-specific and TCS-specific material risks and shall not proceed with such activity until Nielsen is reasonably satisfied with the mitigation plans with regard to such risks (provided, however, that, neither TCS’ disclosure of any such risks to Nielsen, nor Nielsen’s acquiescence in TCS’ plans, shall operate or be construed as limiting either Party’s responsibilities under this Agreement); and

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(c)TCS shall identify and resolve, with Nielsen’s reasonable assistance, any problems that may impede or delay the timely completion of each task in the detailed Transition Plan that are TCS’ responsibility and shall use all Commercially Reasonable Efforts to assist Nielsen with the resolution of any problems that may impede or delay the timely completion of each task in the Transition Plan that are Nielsen’s responsibility.

Section 5.CROSS SERVICES

5.1Licenses and Permits

As part of the Services, TCS is responsible for obtaining, and has financial responsibility for, all necessary licenses, consents, approvals, permits and authorizations required by legislative enactments and regulations applicable to it that are legally required to be obtained in connection with the performance and delivery of the Services.

5.2Provision of Technology; Services Evolution

TCS shall work with Nielsen to improve the quality, efficiency and effectiveness of the Services to keep pace with technological advances and as part of the Services, support Nielsen’s evolving business needs by (i) identifying and applying (to the extent within TCS’ control) ‘best practices’, and TCS’ most current, techniques, methods and tools in performing and delivering the Services; and (ii) identify and maintain the currency of the tools, infrastructure and other resources used by TCS to render the Services.  The cost associated with upgrade, maintenance or replacement of Software, tools, equipment or other infrastructure items shall be borne by the Party that is financially responsible to provide such Software, tools, equipment or other infrastructure items.  In fulfilling these obligations, TCS shall, at a minimum:

(a)determine the least cost/highest benefit methods (with any tradeoffs being brought to Nielsen for its decision) to implement technology changes;

(b)maintain a level of technology that allows Nielsen to take advantage of technological advances in order to remain competitive in the markets which Nielsen serves;

(c)advise Nielsen on the latest information processing trends and directions; and

(d)meet with Nielsen’s Project Manager, at Nielsen’s request, to inform Nielsen of any new information processing technology TCS is developing or information processing trends and directions of which TCS is otherwise aware that could reasonably be expected to have an impact on Nielsen’s business.

5.3Knowledge Sharing

As part of the Services, up to twice every twelve (12) months during the Term, or on request after at least thirty (30) days’ notice from Nielsen, TCS shall meet with representatives of Nielsen in order to:

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(a)explain to Nielsen how the business processing of transactions is occurring, how the Systems work, and should be operated;

(b)explain to Nielsen how the Services are provided; and

(c)provide to Nielsen such training and documentation as may be necessary to enable Nielsen to understand and operate the Systems and understand and provide the Services after the expiration or termination of this Agreement.

5.4TCS Office Space

(a)General Applicability.  TCS shall provide to Nielsen without charge on an as needed basis, furnished office space at any TCS Service Location, including reasonable office supplies and access to photocopiers, fax machines, telephones, desktop computers and Internet access for the use of the Nielsen personnel when visiting such location.  Such Nielsen personnel shall comply with all reasonable and equally applied policies and procedures governing access to and use of such locations of which they have been notified, and shall leave such space in the same condition it was in immediately before they used the space, ordinary wear and tear excepted.

(b)India-Specific.  At all times during the Term, upon reasonable prior written notice, and subject to the approval of the relevant government authority (which TCS shall use Commercially Reasonable Efforts to obtain), TCS shall provide Nielsen with space for up to **          Nielsen personnel across TCS’ India locations, which in the case of members of Agile teams shall be collocated with the TCS Personnel constituting the related Agile team.

(c)With regard to Nielsen personnel whose proposed assignment to a TCS India location requires governmental approval and/or in accordance with TCS policies background checks, (i) Nielsen shall provide TCS the names and other information required for governmental approvals (which TCS shall only use for such purpose and which shall be considered Nielsen Confidential Information) and (ii) using TCS’ approved supplier and the criteria provided by TCS (that shall not be more restrictive than TCS applies to its own personnel), at Nielsen’s cost Nielsen shall have background check screening performed on such Nielsen personnel and (in accordance with protocols to be established by the Parties) the background check supplier shall inform both Nielsen and TCS of the names of Nielsen personnel who pass the background check, but shall inform only Nielsen of the names of Nielsen personnel who do not pass the background check.  Other than the names of the Nielsen personnel who pass the background check, the background check supplier shall not provide any other information regarding Nielsen personnel to TCS.

(d)TCS shall not require Nielsen personnel assigned to TCS locations to execute any forms of releases or confidentially agreements and shall not require such Nielsen personnel to sign any other forms or agreements that have not been approved in advance by Nielsen’s Global Project Executive (after consultation with Nielsen Human Resources and Legal departments).

(e)TCS shall have the right to request removal of any Nielsen personnel assigned to TCS locations who possess a security threat or who breaches any work place policies

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and procedures on the same basis as Nielsen may require removal of TCS personnel pursuant to Section 10.2(a).

5.5Quality Assurance

(a)TCS shall develop and implement quality assurance processes and procedures to ensure that the Services are performed in an accurate and timely manner.

(b)TCS shall submit such processes and procedures to Nielsen for its review, comment and approval within sixty (60) days after each Services Commencement Date.  Prior to the approval of such processes and procedures by Nielsen, TCS shall adhere to Nielsen’s then-current policies, procedures and/or standard business practices in effect at the time of Transition.

(c)The quality assurance processes and procedures shall conform to the best practices of the IT and BPO industries.

5.6Safety and Security Procedures

(a)TCS will maintain comprehensive physical security procedures to control access to any TCS facility where TCS performs the Services, including the Global Delivery Center and any Other Service Location, which shall include, at a minimum: (i) securing building perimeters and controlling and logging access to the facility; (ii) controlling and logging access to data floors and any areas from which the Services are performed; and (iii) 24x7 environmental (temperature and humidity) monitoring of all data centers used to provide the Services, including detection of water, smoke and fire.  Detailed security procedures and requirements are provided in Schedule G.

(b)If access to Nielsen’s computer systems, other equipment or personal property is required in order for TCS to fulfill its obligations to Nielsen, then Nielsen shall determine the nature and extent of such access.  At all TCS Service Locations TCS shall implement data security practices necessary and at all times maintain security consistent with best practices, defined to mean those security practices which are not less than highest of any one practice that is within either:

(i)the Nielsen security standards provided in Schedule G (“Nielsen Policies and Standards”) as reasonably upgraded and enhanced;

(ii)the security standards employed by TCS with respect to the protection of its similar property (for clarity, security for trade secrets at least equivalent to the security TCS employs to protect its own trade secrets) as they are upgraded and enhanced;

(iii)**

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and

(iv)compliance with ISO27001 and ISO 27002 on the schedule agreed to by the Parties with respect to the nature and scope of Nielsen’s businesses as upgraded and enhanced.

With regard to Nielsen Service Locations, TCS’ sole obligation under this Section 5.6(b) shall be to comply with the requirements of Section 5.6(b)(i).

(c)At any time that TCS is not in compliance with the obligations of this Section 5.6, TCS shall be liable for the costs, Losses and damages suffered by Nielsen as a result of each breach of security for which TCS is responsible under the terms of this Agreement, including this Section 5.6 and Section 15.3.  TCS shall be responsible for any security breaches caused by TCS, its subcontractors or TCS Personnel or otherwise resulting from TCS’ failure to comply with the requirements of Section 5.6 and Section 15.3 of this Agreement.

(d)Security Relating to Competitors.  Services may not be performed by TCS in a shared Resource model, facilities, Hardware or Software environment (“Shared Environment”) except as may be approved in writing by Nielsen pursuant to Section 6.3.  If Nielsen approves and TCS provides the Services to Nielsen from a Shared Environment and any part of the business of TCS or any such third party is now or in the future becomes competitive with Nielsen’s business, then TCS shall establish and comply with such security practices as are consistent with the obligations provided in Section 15.3, so that TCS or TCS Agents providing services to such competitive business shall have no access to Nielsen’s Confidential Information.

(e)Systems Testing.  Vulnerability assessment scanning shall be performed by TCS on any TCS owned and operated systems being used for the delivery of Services to Nielsen, using industry accepted toolsets.  Scanning shall occur no less frequently than on a quarterly basis.  Vulnerability assessments resulting in findings that are “critical” or “high” shall be reported to Nielsen within five (5) Business Days from the date of the report; such reports shall be e-mailed to **                                              .  Each such report shall include an explanation of the findings and the plan for mitigation of the findings.  Follow up reports on migration shall be provided at timeframes as mutually agreed upon by the Parties.

5.7Reporting

(a)General.  TCS shall provide Nielsen with reports pertaining to the performance of the Services and TCS’ other obligations under this Agreement sufficient to permit Nielsen to monitor and manage TCS’ performance (“Reports”).  Regardless of any transformation of the Services, without Nielsen’s consent, all reports provided as of the SARA

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Effective Date relating to Services under the Non-Managed Services Engagement Models shall continue to be provided.  The Reports to be provided by TCS shall include those described in this Section 5.7 and elsewhere in this Agreement, and those provided in any SOW(s).  In addition, from time to time, Nielsen may identify additional Reports to be generated by TCS and delivered to Nielsen on an ad hoc or periodic basis as part of the Services.  All Reports shall be deemed Nielsen Confidential Information.  To the extent reasonably applicable, all Reports shall be reviewed and approved by Nielsen regarding content, format and distribution methods and shall be provided to Nielsen:

(i)by secure on-line connection in an electronic format capable of being accessed by Microsoft Office components, with the information contained therein capable of being downloaded or displayed graphically and accessible from a web browser;

(ii)The content, format and distribution methods for all Reports shall be approved by Nielsen.

(b)Required Reports.  Reports required of TCS shall include the following:

(i)Off Shore Reports.  So long as an Off-Shore Leverage Percentage applies as part of an Engagement Model, TCS shall provide Nielsen with (A) monthly, (B) quarterly, (C) yearly, and (D) for any other period as may be reasonably designated by Nielsen from time to time, reports of the Off-Shore Leverage Percentages achieved for the relevant period by Nielsen.  Each Off-Shore Leverage Percentage report shall contain the Off-Shore Leverage calculation provided in Section 3.2 for the relevant period for each designated Nielsen Affiliate and the aggregate Off-Shore Leverage Percentages for Nielsen as a whole.

(ii)MCA and ACA Reports.  So long as there is any balance remaining in the MCA, reports on the amounts remaining under the MCA and the ACA, as provided in Section 1 of Schedule C.

(iii)SOW Reports.  TCS shall report monthly, or on such other timeframe as mutually agreed by the Parties on (A) Draft SOWs being evaluated, and (B) progress against existing SOWs, including on the charges, actual resources for T&M SOWs and expenses for each non-fixed price SOW for the applicable reporting period and Contract Year.  For non-T&M SOWs, TCS shall report monthly on charges and expenses at the appropriate unit of measure as specified in Schedule C.  TCS shall provide Nielsen with reports on a regular basis, as determined by Nielsen and agreed to by TCS.

(iv)Network Connections Reports.  TCS will provide reports to Nielsen at least quarterly detailing data, voice and video usage originating to and from each Global Delivery Center for Nielsen.  Nielsen may reasonably request and TCS shall provide additional reports from time to time.

(v)Services Performance Reports.  As part of the Services, TCS shall provide monthly Services performance reports to Nielsen in a form agreed upon by the Parties.  These reports shall detail TCS’ compliance under this Agreement with the (A) Critical Service Levels; and (B) any other Service Level metrics provided in each outstanding SOW.  Unless

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otherwise specified in the relevant SOW, each Critical Service Level shall be measured on a monthly basis.

(c)Back-Up Documentation.  TCS shall provide Nielsen with such documentation and other information available to TCS as may be reasonably requested by Nielsen from time to time in order to verify the accuracy of the Reports provided by TCS.  In addition, TCS shall provide Nielsen with all documentation and other information reasonably requested by Nielsen from time to time to verify that TCS’ performance of the Services is in compliance with the Critical Service Levels and this Agreement.

(d)Correction of Errors.  TCS shall promptly correct any errors or inaccuracies in or with respect to the Reports, the information or data contained in such Reports, or other contract deliverables caused by TCS or its agents, subcontractors, or third party product or service providers.  Nielsen shall not be charged any additional amounts for the cost of correcting any such errors.

(e)Security Reports.  TCS shall report to Nielsen monthly or on such other time frames as mutually agreed by the Parties on security performance indicators as provided in Schedule G.

(f)Security Incidents.  TCS shall report to Nielsen any violation of the security policies provided in Schedule G, or any reasonable belief on TCS’ part that an unauthorized individual has accessed, used or otherwise processed Nielsen Data inappropriately (a “Security Incident”).  TCS shall provide such report to Nielsen immediately upon discovery of the Security Incident, but not later than two (2) Business Days after TCS becomes aware of such Security Incident.  Such report shall include a detailed description of the Security Incident to the extent such information is available to TCS at such time and any other information that may be reasonably requested by Nielsen concerning the details of the Security Incident as soon as the information becomes available.  Regular status updates will occur at mutually agreed intervals for the duration of the Security Incident.  Security Incidents are to be reported to:         **.

5.8Financial, Forecasting and Budgeting Support

(a)Nielsen shall provide TCS a quarterly rolling forecast with respect to the Services to be provided during a quarter, based on which, TCS will provide:

(i)actual vs forecasted Resource Unit for every Engagement Model;

(ii)actual and budgeted Pass-Through Expenses; and

(iii)changes to the environment impacting Nielsen’s costs or utilization.

(b)Consistent with and to support Nielsen’s budgeting and planning cycle, TCS will develop annual and quarterly financial objectives and budgets and performance goals in connection with all SOWs.  Such objectives, budgets and goals will be subject to review and approval by Nielsen before incorporation into TCS’ working plans.  In addition, during Nielsen’s

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fiscal year budget planning cycle, TCS shall provide information to Nielsen regarding opportunities to modify or improve the Services, and reduce the total cost to Nielsen of receiving the Services.

(c)At least forty five (45) days before the beginning of each calendar quarter during the Term Nielsen will provide TCS with a forecast of demand for the upcoming quarter, which shall not be binding in any way, financially or operationally.

Section 6.GLOBAL DELIVERY CENTER

6.1General

(a)TCS has identified, and Nielsen has approved, the specific TCS’ facilities designated in Schedule F to be the Off-Shore facilities where TCS shall provide a dedicated secure area in which only Services for Nielsen will be performed (together with each other TCS facility offering dedicated secure area for performance of Service, proposed by TCS to serve as a global development center under this Agreement and approved by Nielsen, each a “Global Delivery Center” or “GDC”).  TCS shall obtain Nielsen’s prior written approval for using any other TCS facility (located in a building other than the building for which such approval was granted) in the same or any other geographic location from which TCS may propose to perform Services, whether or not such facility is to serve as a Global Delivery Center pursuant to this Section 6.1, an Other Service Location pursuant to Section 6.2, or Shared Environment pursuant to Section 5.6(d).

(b)TCS shall be responsible for providing and maintaining, at no additional cost to Nielsen, (i) the base facility infrastructure of each Global Delivery Center including standards in accordance Sections 5.1, 5.6, 6.4, and 17.1, and with Schedule G, and secure floor space for personnel and (ii) the Software and Hardware identified in Schedules K (“Software”) and L (“Hardware”).  Nielsen is financially responsible for providing or reimbursing on a Pass-Through Expense basis the cost of all other Software not identified on Schedule K which is either requested in writing by Nielsen or which the parties mutually agree in writing is necessary for the performance of Services.  All changes or additions to Hardware (except for items described in Schedule L) shall be made in accordance with mutual written agreement of the Parties.  TCS undertakes to maintain standards of services that the Parties will mutually agree as adequate for the conduct of work under this Agreement.  If any changes in the requirements of such standards are specified by Nielsen from time to time, TCS will use Commercially Reasonable Efforts to implement such requirements and the Parties will mutually agree on any reimbursement for additional or incremental cost of complying with such additional requirements (including the addition of any Hardware not provided in Schedule L) subject to the procedure provided below provided that the cost of any infrastructure adjustments requested by TCS and approved by Nielsen shall be borne by TCS.

(c)Except as otherwise provided in Section 6.1(b): (i) major infrastructure needs to support the delivery of Services will be identified and agreed upon by the Parties in writing ninety (90) days in advance to ensure adequate resources will be set aside by TCS to

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implement infrastructure improvements and changes in a timely manner; and (ii) implementation of major infrastructure adjustments require adequate notification (a minimum of ninety (90) days prior written notice) to TCS prior to commencement of the adjustments to ensure that there are no disruptions to service levels.  Such adjustments, including expansion of existing facilities or establishment of new facilities from which SOWs are to be executed, will only be undertaken by TCS upon receiving written approval from an authorized representative of Nielsen.

(d)TCS will maintain an inventory of all Hardware and Software purchased for servicing Nielsen’s and its Affiliates’ work that are paid for by Nielsen.  Upon expiration or termination of this Agreement or as provided in the applicable SOW, at the request of Nielsen TCS shall return such Hardware and Software to Nielsen, such Affiliate or their respective vendors or, if requested by TCS and agreed to by Nielsen, TCS may purchase such Hardware and Software at the lower of (i) the fair market value, as determined by an agreed-upon appraisal or (ii) book value, if applicable.  TCS acknowledges that, as between the Parties, Nielsen or such Affiliate has all right and title to such Hardware and Software.  TCS shall be responsible to exercise the same level of care to prevent damage or loss to such Hardware and Software as it exercises to prevent damage or loss to its own Hardware and Software, but in no event less than reasonable care, and TCS shall (in addition to maintaining the other required insurance amounts provided in Section 32) maintain sufficient property and casualty insurance to provide for replacement cost coverage for Nielsen’s Hardware or Software in TCS’ possession.  TCS shall use such Hardware and Software only for purposes of providing Services to Nielsen.

6.2Change of TCS Service Location

(a)TCS shall obtain Nielsen’s prior approval (which Nielsen may withhold in its sole discretion) of Other Service Locations from which TCS may propose to perform Services.  Both Parties agree to use Commercially Reasonable Efforts to work towards minimizing the disruption of services to Nielsen during the transition and to minimize the transition or additional costs associated with a TCS service location work transfer.  Prior to any such movement to Other Service Locations, TCS shall identify to Nielsen in writing all changes to the DRP and BCP required by such relocation.

(b)Except for (i) relocation to Other Service Locations required by this Agreement or an applicable SOW or (ii) relocation to Other Service Locations at the request of or due to the requirements of Nielsen, any incremental costs and expense incurred by Nielsen (including any incremental Service Taxes) as a result of a relocation to an Other Service Location shall be reimbursed to Nielsen by TCS.  Nielsen shall reimburse TCS for any initial and/or incremental costs and expenses (including any incremental Service Taxes) on a Pass-Through Expenses basis incurred by TCS as a result of any relocation to an Other Service Location required by this Agreement or an applicable SOW or made at the request of or due to the requirements of Nielsen.

(c)TCS shall obtain Nielsen’s prior written approval for any relocation of Services except for a transfer to another area of the same site or floor from which the Services are already being provided (i.e., moves to a new floor or new buildings must be approved by Nielsen).  Such approval shall not be unreasonably delayed or withheld by Nielsen.  Where TCS relocates

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Resources to another area of the same site or floor from which the Services are already being provided, TCS will give Nielsen reasonable advance notification of such move, but in no case shall such notification be provided less than one (1) week before such move.

6.3Shared Environment

Prior to migrating or relocating any of the Services to a Shared Environment, TCS shall provide to Nielsen, for Nielsen’s approval, a proposal for such migration or relocation, including cost and price benefits and savings or risks to Nielsen.  Without limiting the generality of the foregoing, without Nielsen’s prior approval, which may be arbitrary, under no circumstances shall TCS process Nielsen Data on any equipment or networks other than Nielsen’s.  Nielsen can withdraw the approval granted under this section at any time on thirty (30) days’ notice, but the relocation shall be ** .

6.4Network Connections; Nielsen Standards

(a)TCS shall be linked to one or more Nielsen location(s), as mutually agreed by the Parties, via high speed data link(s) with appropriate bandwidth as reasonably required in accordance with the requirements of this Section 6.4.  Notwithstanding anything to the contrary herein, the initial and recurring cost of the network and any additional link(s) will be borne by TCS.  The cost of any network demarc equipment (e.g., routers) that need to be installed at such premises and the “last mile” connectivity to Nielsen (up to Nielsen’s firewall) will be borne by TCS.  The cost of any equipment behind any such firewall will be borne by Nielsen, with the exception of productivity Hardware/Software that Nielsen or the Affiliate and TCS agree are required in order for TCS to perform Off-Shore Services in as efficient a manner as if the Services were performed on-shore.  The costs of any such productivity Hardware/Software, and the cost of installation and maintenance of such Hardware/Software, shall be borne by TCS.

(b)TCS shall ensure complete redundancy on the “last mile” circuits (no single point of failure) between TCS’ and Nielsen’s networks.  TCS shall provide sufficient capacity such that usage of links will not exceed an average of    **         of available bandwidth over any   **      time period over a **        day for normal use.  Occasional file transfer requirements are exempt from this seventy percent **     standard.  Nielsen will provide assistance in measuring the link utilization.  If in a calendar month **    or more of the samples show that the link utilization exceeds **  , TCS shall take necessary actions to either add capacity or increase efficiency to reduce future link utilization below the required threshold without adversely impacting Nielsen operations, in accordance with Section 6.4(c).

(c)TCS shall promptly, and in any event no later than thirty (30) days after the end of any month where the bandwidth standard provided in Section 6.4(b) above is not met, provide the upgrade plans for the non-conforming link with Nielsen and, upon mutual agreement of the Parties, TCS will initiate necessary actions to reduce future link utilization and shall complete the implementation of such plan within ninety (90) days.  If TCS reasonably determines that installation of additional Hardware/Software behind the firewall of Nielsen will increase the efficiency and productivity of the data links, Nielsen will consider the recommendation, and if acceptable in Nielsen’s reasonable discretion, Nielsen will work with TCS to effect the installation.

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The cost of acquiring, installing and maintaining any such Hardware/Software shall be borne by TCS.

(d)With Nielsen’s approval TCS may buy network lines and equipment at Nielsen’s internal costs, when possible.  Subject to Schedule G, all equipment connected to Nielsen’s system must adhere to Nielsen’s then current standards and technology stacks.  Nielsen will provide standards to TCS and update them regularly.  Nielsen shall be responsible to provide standards, and TCS shall have a reasonable amount of time for TCS to move to any new standards, subject to Schedule G.

(e)If any equipment provided or used by TCS or TCS Personnel is connected directly to the network(s) of Nielsen, TCS shall be responsible to ensure that such Hardware shall be:

(i)submitted for review and receive approval in advance by Nielsen;

(ii)in strict compliance with Nielsen’s then-current security policies, architectures, standards, rules and procedures provided in Schedule G; and

(iii)in strict compliance with Nielsen’s then-current Hardware and Software specifications.

(f)TCS shall not install or permit the installation of any other Software on such Hardware for use in providing the Services or connected to Nielsen’s network without Nielsen’s prior written approval.

(g)Nielsen will consider opportunities to sub-license or loan for appropriate portions of the Term and at no charge to TCS, appropriate portions of any Hardware, Software, case tools etc. that Nielsen uses to enhance productivity (to the extent permitted by the relevant product license) so as to ensure usage of common “best practices” among Personnel of the Parties.  Any such transaction will be as agreed upon in writing by the Parties.

(h)TCS shall comply with the Nielsen Standards provided in Schedule G, as the same may be modified at any time during the Term and any Termination Assistance Period.

Section 7.THIRD PARTY AGREEMENTS

7.1Assigned Agreements

Throughout the Term and as part of the Services, TCS shall assume financial, administrative and maintenance responsibility for the Assigned Agreements provided in Schedule I (“Third Party Contracts”) to the same extent as if TCS were directly obligated under such agreements, subject to the terms of such agreements. Nielsen shall, if requested by TCS, execute an appropriate Assignment Agreement making the assignment effective as of the date of assignment indicated in the Assignment Agreement or SOW and obtain the Required Consent as may be necessary for the assignment.  TCS and its Affiliates shall comply with the duties imposed on Nielsen by such Assigned Agreements.  Nielsen retains responsibility for all liabilities and  Claims under the Assigned Agreement as they relate to the period prior to the date of

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assignment indicated in the Assignment Agreement or SOW.  TCS or its Affiliates shall pay directly, or reimburse Nielsen if Nielsen or an Affiliate has paid, the charges and other amounts under such contracts that are attributable to periods from and after the date of assignment indicated in the Assignment Agreement or SOW.  TCS may, to the extent permitted by the Assigned Agreements, renew, modify, terminate or cancel any such Assigned Agreements.  Any modification, termination or cancellation fees or charges imposed upon Nielsen in connection with any modification, termination or cancellation of the Assigned Agreements shall be paid by TCS.

7.2Performance Under Assigned Agreements

The Parties shall abide by the terms of, and shall not breach or violate, any of the Assigned Agreements.  The Parties shall promptly inform the other Party of any breach of, or misuse or fraud in connection with, any of the Assigned Agreements of which the notifying Party becomes aware and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud.  Each Party shall pay all amounts due for any penalties or charges (including amounts due to a third party as a result of a Party’s failure to promptly notify the other Party pursuant to the preceding sentence), associated taxes, legal expenses and other incidental expenses incurred as a result of such Party’s nonperformance of its obligations with respect to the Assigned Agreements.

7.3Third Party Invoices for Assigned Agreements

TCS shall pay the invoices submitted by third parties in connection with the Assigned Agreements as they relate to the period on or after the date of assignment indicated in the Assignment Agreement or SOW and shall be responsible for any late fees in respect of sokay uch third party invoices.  Nielsen shall reimburse TCS for the amount of any such invoice and late fee as they relate to the period prior to the date of assignment indicated in the Assignment Agreement or SOW.

7.4Retained Agreements

TCS shall manage, administer and maintain the Retained Agreements provided in Schedule I.  TCS shall provide Nielsen with reasonable notice of any renewal, termination or cancellation dates and fees with respect to the Retained Agreements.  TCS shall not renew, modify, terminate or cancel any such Retained Agreements without Nielsen’s consent.  Any unauthorized modification, termination or cancellation fees or charges imposed upon Nielsen in connection with any such modification, termination or cancellation shall be paid by TCS.

7.5Retained Agreement Invoices

(a)TCS shall:

(i)receive all Retained Agreement Invoices;

(ii)review and correct any errors in any such Retained Agreement Invoices in a timely manner; and

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(iii)use Commercially Reasonable Efforts to submit such Retained Agreement Invoices to Nielsen for payment within a reasonable period of time prior to the due date or, if a discount for such payment is given, the date on which Nielsen may pay such Retained Agreement Invoice with a discount.

(b)Nielsen shall pay the Retained Agreement Invoices received and approved by TCS.  Nielsen shall only be responsible for payment of the Retained Agreement Invoices and shall not be responsible to TCS for any management, administration or maintenance fees of TCS in connection with the Retained Agreement Invoices.  Nielsen shall be responsible for any late fees in respect of the Retained Agreement Invoices unless TCS’ act or omission is the cause of such late fees.  If TCS fails to submit a Retained Agreement Invoice to Nielsen for payment in a timely manner due to its fault or the fault of a party under its control, TCS shall be responsible for any discount not received or any late fees in respect of such Retained Agreement Invoice.

Section 8.SERVICE LEVELS AND PERFORMANCE REQUIREMENTS

8.1Service Level Performance Methodology

As provided in Schedule B, Service Levels shall measure TCS’ performance of the Services.  The Service Level performance methodology shall be provided in Schedule B (“Service Levels”).  If certain Service Levels apply to the Services under an SOW, the applicable Service Levels shall be identified and provided in such SOW and the applicable metrics for each Service level shall be developed and agreed by the Parties in accordance with the Service Level methodology provided in Schedule B.

8.2On-Going Performance for Service Levels

(a)As of each Services Commencement Date, TCS shall perform the Services at the levels of accuracy, quality, completeness, timeliness, responsiveness and productivity that are equal to or higher than:

(i)**

(ii)**

(b)Without limiting the generality of the foregoing or the other obligations of TCS, where Service Levels apply, TCS shall perform the Services so as to meet or exceed the Service Levels as of the Services Commencement Date or such other date agreed in the applicable SOW or Attachments thereto in accordance with the Service Level methodology provided in Schedule B.  As part of the Services, TCS shall be responsible for meeting the applicable Service Levels even when doing so requires the provision of additional full-time or temporary TCS Personnel resources, temporary contract personnel resources, Services provided by Approved Subcontractors, or other unique service needs provided by non-TCS Personnel.

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8.3Failure to Perform

(a)Critical Service Level Failures.  TCS recognizes that its failure to meet Critical Service Levels may have a materially adverse impact on the business and operations of Nielsen.  Accordingly, Nielsen may wholly or partially terminate this Agreement or an SOW, as applicable, for failures of TCS to achieve Critical Service Levels as provided in this Section 8.3, Schedule B, or an SOW, as applicable.

(b) Critical Service Level Failures.  Effective     **    , if for reasons other than those exceptions provided in Section 8.7, TCS fails to meet any single Vested Critical Service Level (A) **    , or (B) in more than **      , or (C) fails to meet at least **         of Vested Critical Service Levels in any **   , then upon at least **     Nielsen may terminate this Agreement, in whole or in part, as provided in Section 28.3(ii).  If Nielsen exercises the termination right provided in this Section 8.3, then the MCA and the ACA shall be reduced in accordance with Section 1 of Schedule C.

(c)Use of Alternate Sources.  In addition to the termination rights provided in this Section 8.3, if TCS fails to meet the same Critical Service Level(s) for three (3) consecutive measurement periods, Nielsen may, **     , in addition to any other remedy it may have under this Agreement:

(i)require TCS to obtain, at TCS’ sole cost, expert assistance from a third party reasonably acceptable to Nielsen to assist TCS to comply with the applicable Service Level and TCS shall comply with such required Service Level; or

(ii)Nielsen acting reasonably may send Nielsen Personnel or have TCS Resources sent to Nielsen’s facility to assist in the resolution of the problem and the resumption of the affected Services, in which case TCS shall promptly reimburse Nielsen for the travel and out-of-pocket costs for such Nielsen Personnel.

8.4Self-Help

Without limiting the generality of the foregoing or the other obligations of TCS, if as a result of failure of TCS to provide the Services with the performance standards and Service Levels as required under this Agreement, any Material Disruption in the Services occurs, upon notification by Nielsen of such Material Disruption, TCS shall promptly use best efforts, with reasonable cooperation from Nielsen, to mitigate the impact of such Material Disruption and to rework and to restore the Services.  If TCS fails to correct and restore the Services within three (3) days after Nielsen notifies TCS of the Material Disruption, Nielsen shall be entitled, upon notice to TCS, to procure or correct the Services until TCS is able to restore and perform the Services as required under this Agreement.  “Material Disruption” as used in this Section 8.4 shall mean a failure of TCS to meet the Service Levels or to resolve a problem caused by TCS, and other applicable performance standards under this Agreement or otherwise fulfill its obligations under this Agreement that causes Nielsen’s failure to meet its contractual obligations to Nielsen clients.  Notwithstanding the foregoing, TCS obligations under this provision shall not apply to a

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Material Disruption caused by any exceptions described in Section 8.7 or due to reasons primarily attributable to Nielsen or to Nielsen Agents.  In the event of a disagreement between the Parties as to the primary cause of the Material Disruption, TCS shall, at Nielsen’s request, proceed with best efforts for rework or restoration of the Services as required by this Section 8.4, pending resolution of such disagreement between the Parties.  Any such amounts payable by Nielsen pursuant to this Section 8.4 shall count toward the MCA and the ACA.

8.5Adjustment of Critical Service Levels

(a)[Intentionally Omitted]

(b)The Critical Service Levels shall be adjusted in accordance with the following:

(i)Nielsen shall periodically review TCS Services performance in accordance with the methodology and process outlined in Schedule B and its applicable Attachments; and

(ii)with respect to any Critical Service Levels that require periodic adjustment pursuant to this Agreement or are no longer appropriate because of an increase, decrease or change to the Services, Nielsen shall adjust such Critical Service Levels accordingly.

8.6Failure to Meet Service Level.

(a)If TCS fails to meet any Service Level, TCS shall:

(i)investigate and report on the causes of the problem;

(ii)provide a root cause analysis of such failure as soon as practicable after such failure;

(iii)advise Nielsen, as and to the extent requested by Nielsen, of the status of remedial efforts being undertaken with respect to such problems; and

(iv)correct the problem and begin meeting the Service Levels.

(b)TCS shall use Commercially Reasonable Efforts to complete the root cause analysis within five (5) Business Days for Critical Service Levels after the occurrence of the failure, notice by Nielsen or the monthly reporting period that identified the deficiency; provided, however, that, if it is not capable of being completed within the specified timeframes, TCS shall complete such root cause analysis as quickly as possible and shall notify Nielsen prior to the end of the initial period as to the status of the root cause analysis and the estimated completion date.

(c)The Service Level provisions shall not be construed to provide that TCS shall be directly or indirectly responsible for any Nielsen Client penalties.

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8.7Exceptions to Service Level and other Performance Failure of TCS

TCS shall be relieved of failures to comply with the Critical Service Levels or any other performance measures or Milestones under this Agreement or SOW and TCS shall not be in breach nor shall not suffer any liability therefore, to the extent and only to the extent that such failure results from:

(a)a Force Majeure Event (including during implementation of the Business Continuity Plan and/or Disaster Recovery Plan in response to such Event);

(b)delay or failure of Nielsen or Nielsen representatives and agents to perform a Nielsen task or obligations identified under this Agreement or applicable SOW, including delay or failure of Nielsen to provide TCS with required review, approval, rejection or other actions in a timely manner and any other breach of this Agreement by Nielsen that materially adversely impacts TCS’ ability to perform or comply;

(c)prioritization of tasks, reallocation of resources among different Projects, reduction of resources for a Project requested by Nielsen to the extent that Nielsen agrees in writing for relief of TCS to achieve Critical Service Levels or any other performance measures or Milestones under this Agreement or SOW;

(d)Failures resulting from network, Hardware, Software, desktops, data centers, and facilities problems for which Nielsen or Nielsen’s other contractors have retained operational or administrative responsibility; or

(e)Any activities and/or outages mutually agreed upon by the Parties.

8.8Measurement and Monitoring Tools

As part of the Services, TCS shall implement the necessary measurement and monitoring tools and procedures required to measure and report TCS’ performance of the Services against the applicable Service Levels.  Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and shall be subject to audit by Nielsen.  TCS shall provide Nielsen with information and access to such tools and procedures upon request, for purposes of verification.

8.9Continuous Improvement and Best Practices

TCS shall identify ways to improve the Service Levels as provided in the applicable SOW or processing schedule, including:

(a)on a continuous basis, as part of its total quality management process, identify ways to improve the Service Levels; and

(b)identify and apply proven techniques and tools from other installations within its operations or other third party processes that would benefit Nielsen operationally.

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8.10Nielsen Satisfaction Surveys

(a)Nielsen Satisfaction Surveys shall:

(i)contain the content and scope provided in Schedule D;

(ii)be administered in accordance with Schedule D; and

(iii)be subject to Nielsen’s approval.

(b)Schedule and Requirements.  During the seventh (7th) month following the Services Commencement Date of each operational process area and yearly thereafter, TCS shall conduct and complete customer satisfaction surveys, as approved by Nielsen, of appropriate (either internal or external) users of the service approved by Nielsen.  The results of the initial Nielsen Satisfaction Survey shall be the baseline for the measurement of the performance improvements described in Section 26.1(n).  Each survey conducted according to the provisions of this Section 8.10, shall, at a minimum, cover a representative sampling of Nielsen users and senior management of Nielsen.  If the results of the Nielsen Customer Satisfaction Survey indicate that there has been a decrease in customer satisfaction, TCS shall, at its cost (unless the Parties otherwise agree):

(i)submit to Nielsen, for Nielsen’s approval, a plan to improve customer satisfaction (consistent with Nielsen’s cost reduction objectives); and

(ii)upon Nielsen’s approval of such plan, implement and adjust such plan.  If TCS fails to conduct a Nielsen Customer Satisfaction Survey in accordance with the provisions of this Section 8.10, then upon thirty (30) days’ notice, Nielsen may engage a third party to conduct the Nielsen Customer Satisfaction Survey pursuant to this Section 8.10, at TCS’ cost.  The results of such third party survey shall be binding on the Parties.

(c)Nielsen Conducted Surveys.  In addition to the satisfaction surveys to be conducted by TCS pursuant this Section 8.10, Nielsen may at its sole discretion survey selected Users and Nielsen Clients about satisfaction with TCS’ performance in connection with and as part of satisfaction surveys periodically conducted by TCS.  At Nielsen’s request, TCS shall cooperate and assist Nielsen with the formulation of the survey questions, protocols and procedures and the execution and review of such surveys.  Nielsen will share the results of said survey with TCS.  Internal Nielsen surveys are non-binding with respect to Critical Service Levels as identified in Schedule D and its applicable Attachments.

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Section 9.RESTRICTIVE COVENANT

9.1Additional Restrictions

**

(a)**

(b)**

(c)**

(i)**

(ii)**

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(iii)**

9.2Remedies For Breach of Sections 9.1(a) or 9.1(b)

(a)If Nielsen believes that TCS or a Controlled Subsidiary is in breach of the provisions of Sections 9.1(a) or 9.1(b), Nielsen may notify TCS who shall promptly investigate the matter and within ten (10) Business Days TCS shall report to Nielsen on whether TCS agrees or disagrees that TCS or a Controlled Subsidiary is in breach.  If TCS disagrees it shall provide reasonable detail about the activities it is engaged in with respect to Nielsen’s claim and state the basis for TCS’ belief that it or its Controlled Subsidiary is not in breach.  If TCS reports that it or its Controlled Subsidiary is not in breach, if Nielsen desires to further pursue the matter the dispute shall be submitted to binding arbitration in accordance with the provisions of Section 27, solely for determination of whether TCS is in breach of Sections 9.1(a) or 9.1(b), with hearings being held no later than ten (10) Business Days thereafter and the arbitrator instructed to issue a decision no later than ten (10) Business Days thereafter.

(b)If (i) TCS acknowledges that it or its Controlled Subsidiary is in breach of Sections 9.1(a) or 9.1(b) and does not immediately begin good faith efforts to cure the breach or does not actually cure the breach within sixty (60) days after TCS' notice to Nielsen, (ii) the arbitrator determines that TCS or its Controlled Subsidiary is in breach and TCS does not immediately begin good faith efforts to cure the breach or does not actually cure the breach within sixty (60) days after such decision, (iii) the arbitrator determines that due to insufficient cooperation or participation in the arbitration by TCS it cannot determine whether TCS or such Controlled Subsidiary is in breach, or (iv) TCS fails to respond to Nielsen's notice in the time period required by Section 9.2(a), then:

(i)Nielsen shall be entitled to seek and obtain injunctive relief which TCS agrees it will not oppose and TCS will waive Nielsen's posting of bond or proving irreparable injury; and

(ii)**

(A)**

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(B)**

(C)TCS shall transfer the portion of the Non-Compliant Business which is not to be retained by TCS under Section 9.2(b)(ii)(A) or sold to Nielsen under Section 9.2(b)(ii)(B) to an Affiliate of TCS that is not a Controlled Subsidiary; provided that (1) TCS does not exercise management control of such business and (2) TCS shall not transfer the employment of or permit any Domain Expert to directly or indirectly provide services to such Affiliate of TCS and, TCS shall as a condition of the transfer of the Non-Compliant Business to the Affiliate, include provision in the transfer agreement such Affiliate of TCS that prohibits such Affiliate from employing any such Domain Expert.

Nielsen may elect among (A), (B), and (C) in a way that different aspects of the Non-Compliant Business are treated differently.  In determining among options (A), (B), and (C) Nielsen shall give due consideration to TCS' view of what is the least injurious to TCS of such elections, but the final decision shall be solely up to Nielsen.

(iii)Provided that TCS complies with the remedies provided in (i) and (ii) of this Section 9.2(b) in a timely manner, such compliance shall be deemed a cure of the breach.

(c)The remedies provided in this Section 9.2 are the sole and exclusive remedies of Nielsen with respect to any breach of Sections 9.1(a) or 9.1(b) by TCS or any TCS Controlled Subsidiary.

9.3Remedies For Breach of Section 9.1(c)

If TCS is in breach of Section 9.1(c), Nielsen shall be entitled to seek and obtain injunctive relief which TCS agrees it will not oppose and TCS will waive Nielsen’s posting of bond or proving irreparable injury.  The time period of the restriction shall be extended for a period of time equal to the period of the breach.

9.4Advance Clearance

If during the period the above restrictions are in effect TCS or a Controlled Subsidiary desires to engage in a new line of business and TCS is in doubt about the

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applicability of the restriction of Section 9.1(a) to such new line of business, TCS may (without being obligated to do so) notify Nielsen that it intends to enter into such specific new line of business or agreement with a customer which might constitute a new line of business, fully describing the circumstances.  If Nielsen does not respond within ten (10) Business Days of receipt of the notice (or responds that it agrees that the restriction does not apply), TCS shall be free to undertake the described activity.  If Nielsen does object, the Parties shall attempt to resolve the disagreement expeditiously, but if it is not resolved within ten (10) days of Nielsen’s objection TCS may have the matter resolved pursuant to Section 27.

Section 10.TCS PERSONNEL

10.1Levels and Retention of Resources

(a)For Non-Managed Services and Fixed Capacity Agile Engagement Models TCS shall notify Nielsen as to the number of active, full time TCS Resources providing the Services within ten (10) Business Days of the end of each calendar quarter with regard to every calendar quarter beginning on SARA Execution Date.  For any other Engagement Models such resource details need not be shared.  For all Non-Managed Services Engagement Models SOWs, any changes in staffing requirements at (i) Nielsen Service Locations; (ii) TCS Service Locations; and (iii) Other Service Locations must be approved in advance by Nielsen. For Managed Services Engagement Models, TCS will keep Nielsen informed of any significant changes with respect to staffing at the Delivery Unit Level as applicable.

(b)TCS shall use Commercially Reasonable Efforts to keep the Resource turnover rate at a minimum across the Nielsen account.  Except as provided in Section 10.9, for Non-Managed Services Engagement Models TCS shall not voluntarily remove a Resource assigned to the Nielsen account without obtaining prior written approval of Nielsen prior to eighteen (18) months after assignment to such Non-Managed Services Engagement Model SOW.  Nielsen acknowledges that rotation of a Resource between on-site and Off-Shore shall not count as removal of Resources a pursuant to this Section 10.1.

10.2Replacement of Resources

(a)Nielsen may notify TCS if Nielsen determines that the continued assignment to the Nielsen account of any TCS Resource is not in the best interests of Nielsen.  Upon receipt of such notice, TCS shall have a reasonable time period, not to exceed five (5) days, to investigate the matters stated therein, discuss its findings with Nielsen and attempt to resolve such matters to Nielsen’s satisfaction, including the permanent removal of such Resource upon continued Nielsen objection.  To the maximum extent possible, the removal and replacement of any Resource under this Section 10.2(a) shall be conducted so as not to interrupt or adversely affect the Services.

(b)In addition to the removal rights provided in Section 10.2(a), under Non-Managed Services Engagement Models if Nielsen is not satisfied with the Services provided by any individual Resource at any time during the first four (4) weeks of such Resource’s assignment, TCS shall replace such Resource and re-perform such Services at no additional charge to Nielsen

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(including charges for the original or re-performed Services, or any costs incurred in replacing such Resource).

(c)Whenever any Resource providing Services under Non-Managed Services Engagement Model to Nielsen is replaced or transitioned (other than in the case of where a Resource is transitioned from on-site to Off-Shore or vice versa within a particular SOW), TCS will provide, at no charge to Nielsen, up to a maximum of six (6) weeks of Services by the replacement Resource to account for the training/transition period expected to be taken by the replacement Resource to begin performing the Services at the expected level, irrespective of when the replacement Resource is placed into a Project (whether at the Project’s inception or after the Project has begun); provided that TCS may begin to charge Nielsen for days actually worked by such a replacement Resource prior to such period of six (6) weeks, or as agreed in the respective SOW therein, if the Parties mutually agree that such Resource is able to perform his or her assignment to Nielsen’s satisfaction.

(d)If TCS fails to meet the Critical Service Levels for Non-Managed Services Engagement Models and if Nielsen reasonably believes such failure is attributable in whole or in part to TCS’ reassignment, movement, or other changes in the Resources allocated to Nielsen to the performance and delivery of the Services and/or to TCS Approved Subcontractors assigned to the Nielsen service team, Nielsen will notify TCS of such belief.  Upon receipt of such notice from Nielsen, TCS will:

(i)promptly provide to Nielsen a report setting forth TCS’ position regarding the matters raised by Nielsen in its notice;

(ii)meet with Nielsen to discuss the matters raised by Nielsen in its notice and TCS’ positions with regard to such matters; and

(iii)diligently work to eliminate with respect to the Services any such TCS human resource practices and/or processes identified and agreed to by the Parties as adversely impacting the performance and delivery of the Services by TCS.

(e)For Managed Services, TCS will manage TCS teams based on Critical Service Levels committed in each SOW.

(f)If TCS is having difficulty meeting Critical Service Levels or other requirements of an SOW, then Nielsen, at its sole discretion, may require that TCS promptly deploy a Six Sigma Black Belt (who may be the Delivery Unit leader) to analyze and make recommendations to improve any applicable processes or people deployment practices to eliminate TCS’ difficulty for TCS to meet such Critical Service Levels or other requirements of a SOW.

10.3Training

Unless otherwise agreed by the Parties, training of Resources in accordance with TCS’ standard training programs shall be at TCS’ cost.  If (i) a Deliverable or SOW involves technology or skills that the Parties mutually agree are unique to Nielsen, and (ii) TCS Personnel must be

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specifically trained in order to properly create the Deliverable or perform Services under such SOW, TCS will provide such training and, unless agreed otherwise in writing, Nielsen will reimburse any reasonable out-of-pocket cost of such training, provided that TCS obtained Nielsen’s prior written approval for such training (such approval not to be unreasonably withheld).  Training of Nielsen Personnel in the use of Deliverables shall be as agreed and provided in the applicable SOW.

10.4[INTENTIONALLY OMITTED]

10.5Domain Experts

Nielsen may (i) from time to time designate certain Resources performing Services **    as Domain Experts and (ii) with regard to **    , the individuals listed in Schedule S (the “Grandfathered Domain Experts”) are designated as Domain Experts, all of which Resources together are the “Domain Experts”.  The aggregate number of Resources designated as Domain Experts under ** may not exceed ** of the total TCS Resources providing Non-Managed Services.  Domain Experts shall be subject to the restrictions provided in Section 9.1.  Nielsen shall not have the right to change the list of the Grandfathered Domain Experts.  The **   Non-Managed Services Engagement Models Domain Experts shall be updated from time in accordance with the Governance Process, and shall not require a formal amendment to the relevant SOW.  **  .

10.6TCS Managers

(a)At its sole expense, TCS shall designate the following Personnel to service the Nielsen account (“TCS Managers”):

(i)a full-time global Account Executive empowered to make all staffing and execution decisions for the Nielsen account.  He/she shall have overall responsibility for managing and coordinating the performance of TCS under this Agreement and, unless otherwise specified herein, shall attempt to resolve disputes in accordance with this Agreement; and

(ii)** full-time TCS Client Partners, ** for Technology and Operations; they shall be authorized to act as primary contacts for TCS (for Technology or Operations, as the case may be) with respect to all matters relating to this Agreement and any related SOWs.  The TCS Client Partners shall devote his or her full time and effort to managing the Services provided to Nielsen and shall remain in this position for a minimum ** .

10.7Project Managers/Delivery Unit Leaders

(a)As part of the baseline level of Services TCS will have ** full time billable engagement managers, ** each for Technology and Operations (with Nielsen having the right to reduce either or both to **); and

(b)TCS shall designate a Project Manager/Delivery Unit leader for each SOW (or multiple SOWs), who shall be located at a mutually agreed site.  Each Project manager/Delivery Unit leader is a billable Resource and will interface on all day-to-day matters

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relating to Services to be delivered under the applicable SOW(s).  Each Project Manager/Delivery Unit Leader shall devote his or her full time and effort to overseeing the applicable SOW(s) (unless otherwise specified in such SOW(s)), and shall remain in this position for a minimum of two (2) years, unless the SOW(s) expire(s) or is terminated earlier.

10.8Approval of TCS Managers

TCS shall obtain Nielsen’s prior written approval for each TCS Manager, such approval not to be unreasonably withheld.  If vacated for any reason, a TCS Manager position must be backfilled within fifteen (15) days.  The appointment of any such replacement Resource shall be subject to Nielsen’s prior approval, such approval not to be unreasonably withheld.

10.9Replacement of TCS Managers

(a)Nielsen shall have the right to request replacement of any TCS Manager described in Section 10.6 at any time and TCS shall make such replacement within fifteen (15) days of such request.

(b)Notwithstanding the retention provisions related to TCS Managers, they may be replaced or reassigned upon consent of Nielsen or if such Manager:

(i)voluntarily resigns from TCS;

(ii)is dismissed by TCS for misconduct (e.g., fraud, drug abuse, theft);

(iii)materially fails to perform his or her duties and responsibilities regardless of the Engagement Model; or

(iv)is unable to work due to retirement, death or disability.

(c)To the maximum extent possible, the removal and replacement of any TCS Manager under this Section 10.9 shall be conducted so as not to interrupt or adversely affect the Services.

10.10Executive Steering Committee

Within sixty (60) days after the Original Effective Date, the Parties shall form an “Executive Steering Committee” consisting of a mutually agreed number of senior executives and technical leaders equally from each Party.  Upon agreement as to the total number of members, the Parties shall each notify the other of the name and contact details of the individuals designated to be the members of the Executive Steering Committee.  The Executive Steering Committee will meet on a regular basis, but at least twice a year, to review the operation of this Agreement.

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10.11Subcontracting

Nielsen acknowledges and agrees that in the performance of Services, TCS may subcontract, draw resources from and use the facilities of TCS affiliates (“TCS Group”) and business associates of TCS provided in Schedule H.  TCS shall obtain Nielsen’s prior written approval to subcontract, draw resources from or use the facilities of any entity not provided in Schedule H (together with any business associate listed in Schedule H, the “Approved Subcontractors”).  Nielsen shall have the right to review the list of Approved Subcontractors on an annual basis and to remove any entity from the list of Approved Subcontractors.  If Nielsen exercises its right to remove any entity from the list of Approved Subcontractors which results in TCS’ inability to use any TCS Personnel performing Services for Nielsen at that time, TCS shall have sixty (60) days to replace such TCS Personnel.  Any personnel of TCS Group assigned by TCS to perform the Services hereunder shall be considered TCS Personnel and not a subcontractor.  TCS shall remain responsible for the Services performed by, and be liable for the performance by, its Approved Subcontractors, TCS Group and any TCS Personnel under this Agreement on behalf of TCS.

10.12Coordination Role

TCS may be required to act in a coordination role for certain of Nielsen’s employees on such terms as the Parties may mutually agree.  In such event, TCS shall:

(a)follow Nielsen’s work rules, and

(b)cooperate with Nielsen in supervisory scheduling and disciplinary issues.

Nielsen acknowledges and agrees that Nielsen employees are, and will remain, the employees of Nielsen and under no circumstances shall TCS be considered the employer of such persons.

10.13Access to TCS Specialized Resources

As part of the Services, TCS shall provide Nielsen with access to TCS’ specialized technical personnel and resources at a level no less favorable than provided by TCS to its other similar commercial customers receiving substantially similar goods and services.

10.14[Intentionally Omitted]

10.15Personnel Procedures

(a)TCS shall maintain records relating to all personnel provided pursuant to this Agreement, which records shall include, at a minimum, verification of qualifications, licenses, certifications, and references, verifying that such personnel are qualified in light of applicable law, industry standards, and this Agreement, to perform the work contracted for herein.  TCS shall also maintain records of in service training and records of assignments.  Subject to any restrictions under applicable Law, upon Nielsen’s request, TCS shall promptly provide to Nielsen copies of the records described herein.

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(b)TCS shall advise personnel supplied hereunder of their obligation to comply with the rules, regulations, policies, and procedures of Nielsen and shall, without limitation on the generality of the foregoing, inform personnel of the confidentiality of Nielsen Data.

10.16Background Checks

(a)General. In connection with the performance of Services under this Agreement, all personnel supplied by TCS for Nielsen shall have completed the TCS standard background checks which include verification of education, employment, address and criminal records (where such checks are permitted by applicable Law of the respective country in which the individual is employed). Any additional checks (on a case to case basis) requested by Nielsen (beyond those required by Section 10.16(b)) will be billed to Nielsen as a Pass-Through Expense as provided in Schedule C.  TCS agrees to indemnify Nielsen against all liability and Claims arising from such checking or testing and the lawful use and reporting of the results thereof.

(b)Additional Requirements Regarding TCS Personnel.  Within two (2) months after a TCS Personnel is assigned to Nielsen account, TCS Personnel will be subject to the following screening activities in connection with their assignment to Nielsen account:

(i)a federal and state criminal background check for TCS Personnel assigned to work in the United States (except to the extent restricted by law) for the ten (10) years prior to such assignment;

(ii)a determination as to whether the person has been identified by the Department of Treasury Office of Foreign Assets Control (“OFAC”) as an individual that U.S.  persons are prohibited from engaging in transactions with; and

(iii)confirmation that the individual’s employment complies with relevant immigration law.

(c)Restrictions on Assignment.  Unless prohibited by applicable Law, TCS shall not assign any person to perform the Services who (i) has failed a drug screen required by Nielsen; (ii) has in the last ten years been convicted of a crime involving dishonesty or a felony; (iii) has been identified by OFAC as an individual that U.S. persons are prohibited from engaging in transactions with; or (iv) does not meet the requirements under immigration law to be employed.  TCS shall not provide Nielsen with the results of any of background checks or other employment verification processes that TCS performs or causes to be performed with respect to TCS Personnel.  The Parties shall work together to develop and implement improved screening and background checking processes in response to changing legal requirements and technological advancements over the course of the Term.

(d)Labor Harmony Obligation.  TCS shall conduct its activities in such a manner as to seek to avoid:

(i)any labor-related disruption of work or material non-compliance in the provision of any Services; and

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(ii)any interference with the work or activities of the Recipients or other persons.

Whenever TCS Managers have knowledge of any actual Labor Dispute involving the employees of TCS, TCS Agents, or others that may materially affect the provision of Services, TCS shall promptly so inform Nielsen and the Parties shall cooperate to minimize the effect of such dispute on the provision of Services, whether or not such Labor Dispute occurs at an TCS Service Location, Nielsen Service Location or Other Service Location.

10.17Non Solicitation of Nielsen Employees

(a)Except as provided in Section 10.17(b), TCS and the TCS Group will be prohibited from soliciting or hiring the employees of Nielsen or its Majority Owned Affiliates if **  .  Such restriction will remain effective for a period ** .

(b)TCS or a member of TCS Group may hire any employee or contractors of Nielsen or a Majority Owned Affiliate to the extent ** .

Section 11.[Intentionally omitted.]

Section 12.NIELSEN RESPONSIBILITIES

12.1General

(a)As required for TCS to perform the Services and upon request to Nielsen, Nielsen shall provide TCS, without charge and on reasonable advance notice and for reasonable periods, furnished office space at Nielsen Service Locations facilities, including reasonable office supplies and access to photocopiers, desktop computers, telephones and Internet access and resources reasonably necessary for TCS Personnel to perform work on-site.  Further, Nielsen shall provide to TCS Personnel with access and use of Nielsen systems and Nielsen Software for or in connection with which Services are required to be performed or as reasonably necessary for TCS Personnel to perform the Services.  TCS and all TCS Personnel and agents utilizing such resources shall comply with all Nielsen policies and procedures governing access to and use of such resources of which TCS has been notified, and shall leave all such resources in the same conditions they were in immediately before their use by TCS, ordinary wear and tear excepted.

(b)As required to perform the Services and upon request to Nielsen, Nielsen shall provide or reimburse any other reasonable on-site costs, expenses or charges incurred by TCS at Nielsen’s facilities in connection with the Services, at actual cost, including TCS’ cost for Hardware, Software and equipment necessary for servicing Nielsen (Software, laptops, cell phones, pagers etc. provided to Resources at Nielsen’s request, or deemed necessary to perform the Services or meet Service Levels described in a specific SOW where applicable), provided that in each case TCS must obtain Nielsen’s written approval prior to incurring any such expense.

(c)If Services under an SOW required to be performed at TCS Global Development Center or Other Service Location require any Hardware or Software not included in Schedule K and L respectively, Nielsen shall provide to TCS such Hardware and/or Software or

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reimburse TCS of the cost of such Hardware and Software acquired by TCS on Nielsen account, provided that in each case TCS must obtain Nielsen’s written approval prior to incurring any such cost and expense.

(d)Nielsen shall provide or reimburse TCS for costs and expenses incurred for the refresh or replacement of all Hardware and Software (other than described in Schedules K and L respectively).

12.2Use of Nielsen Service Locations

(a)Provision of Services to Nielsen Only; No Leasehold Granted.  Except as expressly provided in this Agreement, TCS shall use Nielsen Service Locations for the sole and exclusive purpose of providing the Services.  TCS and TCS Agents may not provide or market services to a third party from any Nielsen Service Location without Nielsen’s consent.  Nielsen’s allowing TCS to use a Nielsen Service Location does not constitute a leasehold, a usufruct, or other real property interest in favor of TCS.  Such resources shall be utilized by TCS solely for the purposes of providing Services to Nielsen.

(b)Procedures.  TCS, its employees and agents shall keep Nielsen Service Locations in good order, not commit or permit waste or damage to such facilities, not use such facilities for any unlawful purpose or act and comply with all of Nielsen’s standard policies and procedures regarding access to and use of the Nielsen Service Locations, including procedures for the physical security of the Nielsen Service Locations and procedures for the security of computer network.

(c)Access.  TCS shall permit Nielsen and their agents, employees, and representatives to enter into those portions of the Nielsen Service Locations occupied by TCS Personnel at any time.

(d)Structure.  TCS shall not make any improvements or changes involving structural, mechanical or electrical alterations to the Nielsen Service Locations without Nielsen’s prior approval.

(e)Condition.  When the Nielsen Service Locations are no longer required for performance of the Services, TCS shall return such locations to Nielsen in substantially the same condition as when TCS began use of such locations, ordinary wear and tear excepted.

(f)Employee Services.  Subject to applicable security and real estate lease requirements, Nielsen will permit TCS Personnel to use certain employee facilities (e.g., designated parking facilities, cafeteria, and common facilities) at the Nielsen Service Locations specified in an SOW that are generally made available to the employees and contractors of Nielsen.  The employee facilities in question and the extent of TCS Personnel’s permitted use shall be specified in writing by Nielsen and shall be subject to modification without advance notice in Nielsen’s sole discretion.  TCS Personnel will not be permitted to use employee facilities designated by Nielsen as being for the exclusive use of certain Nielsen employees and TCS will not be entitled to the provision or reimbursement of paid parking.

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12.3Nielsen Personnel

(a)Within fifteen (15) days after the Original Effective Date, Nielsen shall designate a full-time Global Relationship Manager who shall be authorized to act as the primary contact for Nielsen with respect to all matters relating to this Agreement and any related SOWs.  The Relationship Manager shall have overall responsibility for managing and coordinating the performance of Nielsen under this Agreement and, unless otherwise specified herein, shall attempt to resolve disputes in accordance with this Agreement.

(b)Nielsen shall designate a Project Manager for each SOW.  Each Project Manager will interface on all day-to-day matters relating to Services to be delivered under that SOW.

(c)Nielsen shall designate a global Relationship Manager who shall be authorized to act as the primary contact for TCS with respect to all matters relating to this Agreement and any related SOWs.

(d)Nielsen shall designate a full-time Transition Manager during the period of time required to complete a major transition activity,

(e)Nielsen shall designate members of the Executive Steering Committee as provided in Section 10.10.

12.4Policies, Rules, Standards and Process Instructions

Nielsen shall provide TCS with update copies of all Nielsen Policies, Rules, Standards and process instructions as well as any changes thereof made from time to time, to the extent TCS, Affiliates of TCS, Approved Subcontractors and Personnel are required to comply with such Nielsen Policies, Rules, Standards and process instructions and changes thereof.

12.5Review, Consents, Approvals

Nielsen shall promptly attend to and provide TCS on a timely basis any inputs, reviews, consents and approval (or rejection) upon TCS’ submission or request for such review, consent or approval in accordance with the requirements of this Agreement or an applicable SOW.

12.6Non Solicitation of TCS Employees

(a)Except as provided in Section 12.6(b) below, Nielsen and its Majority Owned Affiliates will be prohibited from soliciting or hiring the employees of TCS and the TCS Group if such employee is performing any Services under this Agreement.  Such restriction will remain effective for a period of  **  .

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(b)In Nielsen’s sole discretion, Nielsen may:

(i)hire up to  ** TCS personnel per ** .  This right shall not ** ;

(ii)upon termination or expiration of this Agreement, hire ** , provided that such employees are assigned to the Nielsen account at the time Nielsen makes the offer of employment;

(iii)within ** , Nielsen may offer to hire the applicable **;

(iv)[Intentionally Omitted]

(v)upon expiration of this Agreement or termination of this Agreement by Nielsen pursuant to Sections 28.2 or 28.3 Nielsen may hire up to (x) up to  **  of TCS Off-Shore personnel and (y) **  of TCS onsite personnel.  Nielsen’s rights to hire TCS personnel pursuant to the preceding sentence shall apply to any TCS personnel (whether Off-Shore or onsite) who were assigned to Nielsen’s account at any time during **     .The Parties will endeavor to agree on the ** and the Parties shall jointly communicate to such members of such group who Nielsen is interested in interviewing.  Thereafter Nielsen may deal directly with such individuals without the necessity of Nielsen informing TCS which TCS personnel are interested in discussions with Nielsen; and

(vi)Nielsen may hire any TCS personnel who **   provided that Nielsen will not ** .

(c)Additionally, notwithstanding anything in the Agreement to the contrary with respect only to **  may provide that Nielsen shall also have the right ** to hire (or have an Affiliate hire) ** of TCS personnel then assigned to provide specific Services under that SOW.

(d)TCS will not enforce any restrictions on TCS employees who choose to join Nielsen in compliance with this section.

Section 13.GOVERNANCE, MANAGEMENT AND CONTROL

13.1Governance Model

The Parties will comply with, and conduct themselves in accordance with, the Governance Model provided in Schedule J (the “Governance Model”).  The Governance Model defines the management structure, roles, responsibilities and membership of the governing entities.  The Parties shall periodically prepare and provide updates to such Governance Model to reflect any mutually agreed upon changes to the procedures as defined in Schedule J.

13.2Change Control Procedures

Nielsen or TCS may, upon written notice to the other Party, including via email, propose changes to the Services.  Any changes requested under a Statement of Work that vary the Baseline Resource Charges or result in any additional expenses for Nielsen may only be implemented by   an amendment of the applicable SOW made pursuant to Section 3.5(c) of this Agreement.  Upon

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receiving such notice, TCS shall confirm that the amendment request has been approved both by the Nielsen Global Relationship Manager and by any other required Nielsen Personnel (as specified in Schedule J).  Upon such confirmation, TCS shall review the proposed change and, at no additional charge to Nielsen, shall either (i) inform Nielsen directly, including via email, of its acceptance of the proposal or (ii), if necessary, submit a change proposal to Nielsen within ten (10) Business Days of TCS’ receipt of Nielsen’s written proposed changes (the “Change Proposal”) which shall outline in sufficient detail the tasks to be performed to accomplish such proposed changes to the Services.  Nielsen, at its sole discretion, may accept, modify with TCS’ consent, or reject any or all Change Proposals received from TCS.  If Nielsen does not accept TCS’ Change Proposal, neither Party shall have an obligation to the other under the Change Proposal and Nielsen shall have no obligation to pay for the proposed change.  Acceptance of a particular Change Proposal and authorization to begin work will be based upon Nielsen instructing TCS in writing, including via email, to commence work.  All modifications to the Services made pursuant to this Section 13.2 must be within the scope provided in the relevant SOW, including the allowed variations of the Baseline Service Charges.

13.3Procedures Manuals

Upon Nielsen’s request at no additional cost to Nielsen, TCS shall deliver to Nielsen for its review, comment and approval Procedures Manuals which may include the following:

(a)Details of calculating the Off-Shore Leverage Percentages;

(b)Details of all reporting requirements;

(c)Quality assurance processes and procedures;

(d)Procedures and matters to be brought to the Executive Steering Committee;

(e)Procedures for reconstruction of data; and

(f)Methodology for determining the difference between the Baseline and actual quarterly provision of Services.

Section 14.SOFTWARE AND PROPRIETARY RIGHTS

14.1TCS Software

Schedule K lists the TCS Software (including TCS Project Tools and TCS Productivity Tools), and TCS Third Party Software that TCS will provide in connection with the Services at no additional cost.  Any license or other fees associated with such Software shall be TCS’ sole responsibility.  Attachment A to Schedule K describes the optional TCS Productivity Tools along with applicable license fees and usage charges.  Attachment B to the Schedule K describes TCS Software which will be used by TCS only in providing the Services (e.g., Nielsen will not need to use the Software), and Nielsen will not be granted any license to use such TCS Software.

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14.2Nielsen Software

(a)Subject to Section 15, Nielsen hereby grants to TCS, solely to provide the Services, a non-exclusive, non-transferable, limited right to:

(i)access, use and operate the Nielsen Software;

(ii)access, use and operate, Nielsen Third Party Software, subject to Nielsen obtaining the Required Consent (it being agreed that Nielsen will obtain the Required Consent if applicable and notify TCS if such Required Consent is unavailable or any other restrictions applies); and

(iii)use any related Documentation in Nielsen’s possession on or after the Original Effective Date.

(b)To the extent permissible under the applicable third party agreement and reasonably necessary for the performance of Services and subject to Nielsen obtaining the Required Consent, TCS may sublicense to TCS Agents the right to access, use and operate Nielsen’s Software and Nielsen Third Party Software solely to provide those Services such TCS Agents are responsible for providing and as may otherwise be agreed to by the Parties (it being agreed that Nielsen will obtain the Required Consent if applicable and notify TCS if such Required Consent is unavailable or any other restrictions applies).

14.3TCS Background Technology

To the extent it is reasonably necessary for Nielsen to receive or use the Services, Deliverables and Developed Software, TCS grants to Nielsen a non-exclusive, transferable, perpetual worldwide, fully paid up license to use the TCS Background Technology used by TCS in the performance of Services or creation of Deliverables or Developed Software, in each case solely for the use of Services, Deliverables and Developed Software for the benefit of Nielsen (with a right to Nielsen to allow third parties to access and use such TCS Background Technology solely to provide services to Nielsen in connection with the Services, Deliverables and Developed Software (subject to TCS’ reasonable requirement for confidentiality requirements)).

14.4TCS Software (including TCS Productivity and TCS Project Tools)

(a)TCS shall not introduce any TCS Software, TCS Project Tools or TCS Productivity Tools other than as described in Schedule K and subject to the Change Control Procedure, without Nielsen's prior written approval, which approval Nielsen may withhold in its discretion and which must be signed by Nielsen’s Global Project Manager, without delegation.  If Nielsen provides its approval, TCS may use such TCS Software, TCS Project Tools or TCS Productivity Tools described in Schedule K and charge Nielsen the usage charges described in Schedule K in addition to the Charges and fees for Services.  For the avoidance of doubt, each time that Nielsen provides its approval for TCS to introduce any TCS Software, TCS Project Tools, or TCS Productivity Tools in accordance with this Section 14.4(a), such approved TCS Software, TCS Project Tools, or

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TCS Productivity Tools, and usage fees associated therewith, shall be added to Schedule K.

(b)To the extent it is reasonably necessary for Nielsen to receive or use the Services, Deliverables and Developed Software, TCS grants to Nielsen during the Term a non-exclusive, worldwide, fully paid up license to use such TCS Software and TCS Project Tools described in Schedule K, and any TCS-made improvements or derivative works thereof, (excluding TCS Productivity Tools described in Attachment A to Schedule K), **  solely for the receipt and use of Services, Deliverables and Developed Software for the benefit of Nielsen (with a right to Nielsen to allow Affiliates and contractors of Nielsen to access and use such TCS Software ,TCS Project Tools, and any such TCS-made improvements or derivative works thereof, solely to provide services to Nielsen in connection with the Services, Deliverables and Developed Software, subject to TCS’ reasonable requirement for confidentiality requirements).  The license granted pursuant to this Section 14.4(b) shall extend perpetually beyond the Term without charge if any such TCS Software and TCS Project Tools described in Schedule K, and any TCS-made improvements or derivative works thereof (excluding TCS Productivity Tools described in Schedule K), is a TCS product not commercially available to others.  If any such TCS Software and TCS Project Tools described in Schedule K, and any TCS-made improvements or derivative works thereof, (excluding TCS Productivity Tools described in Schedule K) is a TCS product commercially offered to others by TCS, subject to execution of the license agreement.  Nielsen shall have an option to obtain non-exclusive, perpetual, worldwide license (with a right to Nielsen to allow Affiliates and contractors of Nielsen to access and use such TCS Software and TCS Project Tools, and any TCS-made improvements or derivative works thereof, solely to provide services to Nielsen, subject to TCS’ reasonable requirement for confidentiality requirements) for a license fee determined at mutually agreed rates considering TCS’ market charges.

(c)If Nielsen approves TCS to use any optional TCS Software and Productivity Tools described in Schedule K, Nielsen shall have an option to obtain a non-exclusive, perpetual, worldwide license (with a right to Nielsen to allow Affiliates and contractors of Nielsen to access and use such TCS Software and TCS Productivity Tools solely to provide services to Nielsen, subject to TCS’ reasonable requirement for confidentiality requirements).  Nielsen shall execute a separate agreement for the aforesaid license rights and be subject to payment of the license fee described in Attachment A to Schedule K.

(d)Any usage or license fee for TCS Software, including Productivity Tools, will be applicable only if agreed to by Nielsen prior to Nielsen’s approving its use in delivery of the Services, or Nielsen Global Relationship Manager (without delegation) authorizes the use of such Software with the specific agreement that Nielsen will not have a license to use such Software following expiration of the Term.

14.5Developed Software

Developed Software shall include the following:  (i) modifications to, or upgrades or enhancements (derivative works) of, Nielsen Software; (ii) newly developed Software that does not modify or enhance then existing Software; and (iii) modifications to, or enhancements

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(derivative works) of, Nielsen Third Party Software.  Subject to Section 14.6 below, all Developed Software shall be owned by Nielsen.  Nielsen shall have all rights, title and interest (limited to the extent permitted by the terms of any governing Third Party Software licenses with respect to item (iii) above) in and to Developed Software and all copies made from them.  As requested by Nielsen TCS shall deliver to Nielsen one copy each in electronic “soft copy” format of any Developed Software (including source code) and related Documentation used to provide the Services which is not resident on Nielsen Hardware.

14.6Nielsen License

(a)TCS shall not incorporate or embed any TCS Software, TCS Background Technology, TCS Productivity Tools, TCS Project Tools or Third Party Software licensed by TCS or any improvement or enhancement of the forgoing into any Developed Software or Deliverable without the prior approval of Nielsen’s Global Project Executive.  Notwithstanding anything to the contrary contained in this Agreement, TCS shall retain unfettered title and ownership to any and all TCS Software, TCS Background Technology and TCS Project Tools, other TCS Intellectual Property Rights or TCS Third Party Software or any improvement or enhancement of the forgoing used in the performance of Services or incorporated in any Developed Software or Deliverables.  To the extent any TCS Software, TCS Background Technology, other TCS Intellectual Property Rights or Third Party Software licensed to TCS or any improvements or enhancement of the forgoing is incorporated or embedded in any Developed Software or Deliverables, TCS grants, or shall cause the applicable Third Party Software provider to grant, to Nielsen an irrevocable, non-exclusive, worldwide, royalty-free, perpetual, paid-up license to use, have access to, copy, modify, distribute, display, perform, import, manufacture, have made, sell, offer to sell, exploit, and sublicense such Intellectual Property Rights for the purpose of exercising Nielsen’s right, title, and interest in the Developed Software or Deliverable.  The foregoing license shall not authorize Nielsen to separate the TCS Software or other TCS Intellectual Property Rights from the Developed Software for enhancing or creating derivative works or to exploit or independently offer for sale such TCS Property in any way as standalone Software.

(b)This provision is in addition to, and not in diminution of, all other rights Nielsen has under this Agreement.  At least once per Contract Year or as otherwise required by an SOW, TCS shall provide updated information for the Parties to make appropriate changes to Schedule K to reflect all TCS Software, TCS Background Technology and TCS Project Tools and TCS-provided Third Party Software used to provide the Services as of the date of the update.

14.7Changes and Upgrades to Software

Except as may be approved by Nielsen, TCS shall not make any changes or modifications to the Nielsen Software or Developed Software that would alter the functionality of the Nielsen Software or Developed Software, degrade the performance of the Nielsen Software or Developed Software  or materially affect the day to day operations of Nielsen’s business, except as may be necessary on a temporary basis to maintain the continuity of the Services.  TCS shall be responsible,  at no charge to Nielsen, for any modification or enhancement to, or substitution for, the Nielsen Software, the Developed Software and any other equipment or Software used in connection with the Services necessitated by unauthorized changes to Nielsen Software or the

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Developed Software; regardless of whether TCS has obtained Nielsen’s approval for such changes or modifications to Nielsen Software or Developed Software pursuant to this Section  14.7, Nielsen shall own all rights in such changes or modifications.  TCS shall, at Nielsen’s option, and to the extent permitted by third party vendor, install for Nielsen in connection with, and as part of, the Services, any upgrade, modification or enhancement to the Systems at the then current level at the time such upgrade, modification or enhancement is available.

14.8Non Software Materials

With respect to literary works or other works of authorship generated or used pursuant to this Agreement, such as manuals, training materials, templates and other materials containing TCS' technical or operational procedures, including the Procedures Manual (“Non-Software Materials”), TCS and its Affiliates shall retain ownership of pre-existing materials included in the Non-Software Materials and owned by TCS or its Affiliates prior thereto (“TCS Non-Software Materials”).  TCS grants to Nielsen a perpetual, worldwide, fully paid up, non-exclusive license to use, copy, maintain, modify, enhance, distribute and create derivative works of TCS Non-Software Materials.  Nielsen shall own any Non-Software Materials which are not TCS Non-Software Materials (“Nielsen Non-Software Materials”).  Upon termination or expiration of this Agreement or upon completion of Termination-Expiration Assistance Services, whichever is later, TCS will destroy all Nielsen attributes and improvements in any copies of TCS Non-Software Materials retained by TCS.

14.9Work Product

Developed Software and Nielsen Non-Software Materials shall be deemed “works made for hire”.  To the extent any of the Developed Software or Nielsen Non-Software Materials are not deemed “works made for hire” by operation of law, TCS hereby irrevocably assigns, transfers and conveys, and shall cause TCS Agents to assign, transfer and convey, to Nielsen in consideration of fees paid by Nielsen for the Services, all of its right, title and interest in and to in such Developed Software and Nielsen Non-Software Materials, including all rights of patent, copyright, trade secret or other proprietary rights in such materials.  TCS acknowledges that Nielsen and the assigns of Nielsen shall have the right to obtain and hold in their own name the Intellectual Property Rights in and to such materials.  TCS agrees to execute any documents or take any other actions as may reasonably be necessary, or as Nielsen may reasonably request, to perfect Nielsen's ownership of any such Developed Software or Nielsen Non-Software Materials.  Nielsen hereby grants to TCS a nonexclusive, worldwide, paid-up, revocable license for the sole purpose of furnishing the Services to use, reproduce, display, perform, modify (including preparing derivative works based on), the Developed Software and Nielsen Non-Software Materials.  Notwithstanding anything to the contrary contained in this Agreement, including this Section 14.9, the assignment provided in this Section 14.9 shall not apply to any TCS Software, TCS Background Technology and TCS Project Tools, other TCS Intellectual Property Rights or TCS Third Party Software or any improvement or enhancement of the forgoing that are incorporated or embedded in Work Product.  The rights and licenses granted to Nielsen for such embedded TCS Software, TCS Background Technology and TCS Project Tools, other TCS Intellectual Property Rights or Third Party Software licensed by TCS or any improvement or enhancement of the forgoing are provided in Section 14.6(a).

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14.10Patents

(a)During the Term, other than modifications to TCS Software, TCS Project Tools, TCS Productivity Tools or other TCS pre-existing intellectual property, TCS shall promptly disclose to Nielsen any inventions or improvements made or conceived by TCS that result from work done under this Agreement or as a result of information supplied to TCS, directly or indirectly, by Nielsen.  At Nielsen’s request, TCS shall assign, and shall cause TCS Agents to assign, all right, title, and interest in and to any and all such inventions and improvements (other than modifications to the TCS Software, TCS Project Tools, TCS Productivity Tools or other TCS pre-existing intellectual property) and to execute such documents as may be required to file applications and to obtain patents in the name of Nielsen or its nominees, in any countries, covering such inventions or improvements.  TCS represents it does not have any commitments to any third party under which TCS is obligated to assign to such others inventions or improvements or rights therein in conflict with TCS’ obligations to Nielsen pursuant to this Agreement.

(b)If in performing the Services TCS is to use one or more specifically identified patented processes (or processes for which TCS has a patent application pending or a patentable process for which TCS has a right to file a patent application) owned or licensed by TCS or any TCS Affiliate, Nielsen and its Affiliates shall have a non-exclusive fully paid up royalty free perpetual worldwide right and license (with the right to sublicense to businesses divested by Nielsen or its Affiliates (regardless of the form of the transaction) and to successor suppliers solely in connection with their performance of Services for Nielsen or Nielsen Affiliates) to practice such patent for the scope of the use of the patent which TCS performed as part of the Services when it was providing the same, unless the Parties otherwise agree in writing executed by members of each Party’s legal department (any other agreement being void and of no effect).  Unless the SOW provides that in performing the Services TCS is to use one or more specifically identified patented processes (or processes for which TCS has a patent application pending or a patentable process for which TCS has a right to file a patent application) owned or licensed by TCS or any TCS Affiliate and such disclosure complies with the provisions of the following sentence, at the end of the term of the SOW Nielsen and its Affiliates shall have a non-exclusive fully paid up royalty free perpetual world wide right and license (with the right to sublicense to businesses divested by Nielsen or its Affiliates (regardless of the form of the transaction) and to successor suppliers solely in connection with their performance of Services for Nielsen or Nielsen Affiliates) to practice such patent for the scope of the use of the patent which TCS performed as part of the Services when it was providing the same.  Any SOW that identifies such patented process (or processes for which a patent application is pending or a patentable process for which TCS has a right to file a patent application) shall also provide the specific amount of the license fees, if any, which shall be payable if Nielsen desires to obtain a non-exclusive perpetual world wide right and license to Nielsen and its Affiliates (with the right to sublicense to businesses divested by Nielsen or its Affiliates (regardless of the form of the transaction) and to successor suppliers solely in connection with their performance of service for Nielsen or Nielsen Affiliates) to practice such patent (when issued in the case of patents not yet issued) for the scope of the use of the patent which TCS performed as part of the Services when it was providing the same (it being deemed non-compliant if the license fees payable are subject to conditions or future agreement by the Parties).

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(c)If (whether during or after the Term) TCS believes that Nielsen (or any Nielsen Affiliate or any supplier to Nielsen on behalf of Nielsen or any Nielsen Affiliate) is infringing a patent owned or licensed by TCS or a TCS Affiliate (beyond the scope of any license granted in the foregoing section), prior to bringing suit for such infringement TCS shall give Nielsen notice of infringement and Nielsen or its Affiliate (as the case may be) shall have two (2) years from the date of such notice to cure such infringement.  If the infringement is not cured within two (2) years from the date of such notice TCS (or the appropriate TCS Affiliate) may then bring suit and may seek damages which relate back to (i) the date of notice, if it is determined that the appropriate individuals at Nielsen did not have actual knowledge when the infringement began that Nielsen was infringing upon the TCS patent (constructive notice being insufficient); and (ii), in other cases, the date the infringement began.

14.11Residual Knowledge

Subject to patents owned by either Party and Section 9, nothing contained in this Agreement shall restrict a Party from the use of any general knowledge, experience and know-how, as well as any knowledge retained in unaided human memories including discoveries, methods, inventions, works, processes, ideas, concepts, tools and techniques learnt or developed by TCS in performing the Services hereunder (collectively, “Residual Knowledge”), provided that in doing so such party does not breach its obligations under Section 15 or infringe the Intellectual Property Rights of the other Party or third parties who have licensed or provided materials to the other party.

14.12Attorney-in-Fact

If after reasonable notice to TCS, Nielsen is unable to secure TCS’ or any TCS employee’s or subcontractor’s signature to any lawful and necessary document to which Nielsen is lawfully entitled under the terms of this Agreement, to apply for or execute any application with respect to the perfection of Nielsen’s Intellectual Property Rights, TCS hereby irrevocably designates and appoints Nielsen and its duly authorized officers and agents as TCS’ agents and attorneys-in-fact coupled with an interest to act for and in TCS’ or such TCS’ behalf and to execute and file any such documents to perfect Nielsen’s ownership in such Intellectual Property, and to do all other lawfully permitted acts to perfect such ownership with the same legal force and effect as if executed by TCS or such TCS employee or subcontractor.  Before exercising its authority under this Section 14.12, Nielsen shall provide TCS at least thirty (30) days prior written notice.

14.13Waiver of Moral Rights

TCS waives and agrees not to assert any “moral rights,” “rights of integrity,” “rights of paternity,” or similar rights to object to or prevent modification of any Intellectual Property, or to insist upon being identified as the creator or author of any Intellectual Property.

14.14TCS Third Party Software

TCS-provided Third Party Software that TCS has licensed and will be used by TCS to provide the Services (“TCS Third Party Software”) is provided in Schedule K.  Nielsen

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acknowledges and agrees that such licenses do not necessarily permit TCS to assign, transfer or sublicense such Third Party Software or allow TCS to grant any use or access rights to such Third Party Software to other parties.

14.15Nielsen Third Party Software

Subject to Nielsen’s prior written approval, any third party Software that is not TCS Third Party Software and required for the performance of Services as agreed by the Parties will be provided or made available by Nielsen or an Affiliate of Nielsen (or Nielsen may cause an Affiliate of Nielsen to provide or make available or direct TCS to obtain such Third Party Software, at Nielsen’s expense) to TCS to provide the Services (“Nielsen Third Party Software”).  TCS shall not be permitted to use Nielsen Third Party Software for the benefit of any entities other than Nielsen and its Affiliates or any other service recipients directed or permitted by Nielsen as provided in Section 3.10, without the prior consent of Nielsen, which may be withheld at Nielsen's discretion.  Subject to Nielsen having obtained any requisite consent (if applicable), TCS shall install, operate, and support Nielsen Third Party Software that Nielsen designates as Nielsen Third Party Software from time to time during the Term.  Except as otherwise requested or approved by Nielsen, TCS shall cease all use of Nielsen Third Party Software upon expiration or termination of this Agreement and any Termination/Expiration Assistance Services.

14.16Robotics Engine

In providing the Services TCS has used and expects to continue to use certain proprietary robotics engines (the “Robotics Engines”) for automated analytics and processing, as more fully described in Schedule K.  ** .  If Nielsen or its Affiliates uses the Robotics Engines for purposes other than the scope for which TCS used the Robotics Engines in providing Services to Nielsen or its Affiliates, ** .  The TCS Project Tools may require licenses to certain third party/open source software in order to operate, as designated in Schedule K, which shall be  ** .  The foregoing license from TCS to Nielsen does not provide Nielsen or its Affiliates any right to  ** .  This paragraph shall survive any termination or expiration of the Agreement.

14.17Section 365(n)

All rights and licenses granted under or pursuant to this Agreement by TCS to Nielsen are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses to rights to “intellectual property” as defined under the Code.  The Parties agree that Nielsen, as licensee of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the Bankruptcy Code.  The Parties further agree that, in the event of the commencement of any bankruptcy proceeding by or against TCS under the Bankruptcy Code is commenced, Nielsen shall be entitled to retain all of their rights under this Agreement.

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Section 14A.  DATA PRIVACY

In performing the services, TCS will comply with the requirements of this Section 14A.  Notwithstanding the SARA Effective Date, this Section 14A is effective as of October 31, 2007.

14A.1Data Privacy Rules, Generally

(a)"Data Privacy Rules" means the following:

(i)all Laws applicable to Nielsen and the Nielsen Regulatory Requirements regarding personal data privacy and data protection rights (including breach notification requirements) with respect to Personally Identifiable Information held and/or controlled by Nielsen and its Affiliates, including personal data relating to employees, customers, consumers, panelists, survey respondents, and other individuals.  Such Laws and Nielsen Regulatory Requirements include: (A) the Gramm-Leach Bliley Act and its effective implementing rules and regulations ("GLB Act"); (B) the Health Insurance Portability and Accountability Act of 1996 and its effective implementing rules and regulations ("HIPAA") and analogous state laws; (C) the Canadian Privacy Legislation and its effective implementing rules and regulations; and (D) legislation implementing the European Directive 95/46/EC on the protection of individuals with regard to the processing of personal data and on the free movement of such data (the "EU Data Protection Directive" or the "Directive"); and

(ii)the provisions of this Agreement that address TCS' obligations regarding data privacy and data protection, including Section 5.6, Section 14, this Section 14A, Section 15, Section 22, and Schedule G to this Agreement.

(b)General Requirements.

(i)TCS and Nielsen will comply, and will support the other Party in complying, with all relevant provisions of Data Privacy Rules.

(ii)TCS will observe, comply with, and perform the Services in a manner consistent with, the Data Privacy Rules.

(iii)TCS will cause those TCS Affiliates and Approved Subcontractors performing the Services to comply with the obligations of TCS provided in this Section 14A.

(iv)Except as provided in Section 14A.1(c), TCS will meet the requirements of this Section 14A at no additional charge to Nielsen.

(v)If TCS suspects or becomes aware of any breach of the Data Privacy Rules, TCS will promptly notify Nielsen and will cooperate with Nielsen to investigate, mitigate, rectify and respond to such breach.

(vi)Upon Nielsen's request, TCS will provide to Nielsen certifications (whether self-certifications or, on an Out-of-Pocket Expense basis, third party certifications, as Nielsen reasonably requests) that demonstrate TCS' compliance with the Data Privacy Rules.

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(vii)Nielsen will have the right to screen and approve all TCS Personnel who might have access to the Personally Identifiable Information that is the subject of the Data Privacy Rules.

(viii)Nothing in this Agreement will be deemed to prevent Nielsen from taking the steps it deems necessary to comply with the Data Privacy Rules.

(ix)The obligations provided in this Section 14A will survive the termination or expiration of this Agreement.

(c)Changes to the Data Privacy Rules.

(i)Statutory and Regulatory Changes.  If during the Term a change is made to any Laws or Nielsen Regulatory Requirements described in Section 14A.1(a), or a new Law or Nielsen Regulatory Requirement is implemented that affects any of the Parties' rights and obligations regarding data protection and data privacy in this Agreement, TCS will comply with such changed or new Law or Nielsen Regulatory Requirement in accordance with the provisions of Section 22.8.

(ii)Change Control Procedure.  TCS will perform the Services in compliance with any additional or revised Nielsen standards, policies and requirements disclosed to TCS from time to time relating to the Data Privacy Rules, whether or not additions or revisions arise from changed or new Laws or Nielsen Regulatory Requirements (such as those relating to information security, or instructions from Nielsen or any Nielsen Affiliate in connection with a signed EU Model Contract), subject to application of the Change Control Procedure to the extent TCS reasonably demonstrates that such standards, policies, requirements and instructions impose material incremental costs upon TCS in excess of those that would otherwise be necessary for TCS to comply with its obligations under this Agreement.

14A.2EU Privacy Laws.

Without limiting the generality of Section 14A.1, TCS will comply with the obligations provided in this Section 14A.2 regarding applicable EU Privacy Laws.

(a)Definitions.  The following non-capitalized terms used in Section 14A.2 will have the meanings given to them in the EU Privacy Laws: "controller"; "data exporter"; "data importer"; "data subject"; "personal data"; "processing" (and "processed" will be construed accordingly); and "processor".  In addition:

(i)"EU Model Contract" means a contract between the applicable data importer and the applicable data exporter, which contract will include standard contractual clauses provided or approved by the applicable European Union or implementing country authorities governing the transfer and processing of personal data outside of the European Union and

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(ii)"Nielsen Personal Data" means personal data that is processed by or on behalf of TCS in performing the Services, including personal data relating to the employees, customers, consumers, panelists, and survey respondents of Nielsen and its Affiliates, and/or which is made available directly or indirectly to TCS by Nielsen or Nielsen Affiliates.

(b)Compliance with EU Privacy Laws.  Nielsen and TCS will each comply, and will support the other Party in complying, with their respective obligations under the EU Privacy Laws, including maintaining all necessary notifications or registrations that may be required.

(c)The Parties' Roles.  The Parties agree that:

(i)Nielsen Solely Responsible.  Nielsen is solely responsible for determining the purposes for which and the manner in which Nielsen Personal Data are, or are to be, processed under this Agreement in the course of TCS performing the Services; TCS will only process Nielsen Personal Data in accordance with written instructions given by Nielsen and in accordance with this Agreement; and

(ii)Controller and Processor.  Nielsen will be the data "controller" with respect to all Nielsen Personal Data and TCS will be the data "processor" with respect to all Nielsen Personal Data.

(d)TCS' Obligations.

(i)General.  In a manner that conforms to any time limits provided in applicable EU Privacy Laws, and in any event as soon as reasonably practicable, TCS will comply with any written request to provide reasonable assistance to Nielsen as necessary to allow Nielsen to comply with EU Privacy Laws.

(ii)Nielsen Consent for Transfers.  Where TCS intends to transfer any Nielsen Personal Data either (A) to third parties (including TCS Affiliates and Approved Subcontractors), or (B) across any country's border (except to countries or territories within the European Union or to a country that the European Commission has found to ensure an adequate level of protection within the meaning of Article 25(2) of the Directive), TCS will obtain Nielsen's prior written consent, which Nielsen may withhold in its sole discretion.  Nielsen may grant such consent subject to any conditions Nielsen deems appropriate, and any such transfer of Nielsen Personal Data will in any event be subject to TCS' compliance with the applicable provisions of Section 14A.2(f).

(iii)Other TCS Obligations.

(A)TCS will promptly notify Nielsen in writing if TCS: (1) receives any complaints about the processing of Nielsen Personal Data from third parties (including data subjects); or (2) receives, or becomes aware of, any allegation by any relevant EU privacy or information commissioner (or any corresponding supervisory authority) that Nielsen or TCS is not complying with the EU Privacy Laws; and in each such case, TCS will not make any admissions, or take any action, which may be

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prejudicial to the defense or settlement of any such

complaint or allegation and will provide to Nielsen such reasonable assistance as it may require in connection with such complaint.

(B)Nielsen in any event will ensure that any Nielsen Personal Data it provides to TCS or requires TCS to obtain on Nielsen's behalf in relation to this Agreement can be lawfully processed in the manner contemplated by this Agreement.

(e)Article 17 of the Directive: TCS agrees that with respect to Nielsen Personal Data TCS is obligated to comply with applicable legislation implementing Article 17 of the Directive, including the following obligations:

(i)Technical and Organization Measures.  Take appropriate technical and organizational measures (including in accordance with the requirements of this Agreement) to safeguard against: (A) unauthorized accesses to, and unlawful processing of, Nielsen Personal Data; (B) accidental loss, misuse or destruction of, or damage to, Nielsen Personal Data; and (C) unauthorized disclosure of Nielsen Personal Data;

(ii)Written Instructions.  Only process Nielsen Personal Data in accordance with written instructions given by Nielsen, including as provided in this Agreement;

(iii)Reliability of Third Parties and of Personnel.  Take reasonable steps to ensure the reliability of those third parties (including TCS Affiliates and Approved Subcontractors) that, and those TCS Personnel who, have access to Nielsen Personal Data; and

(iv)Training.  Ensure that all TCS Personnel involved in processing Nielsen Personal Data have undergone (and on an ongoing basis continue to undergo) reasonably adequate training in the care and handling of personal data generally and Nielsen Personal Data in particular.

(f)Transfers to Third Parties.  Where TCS intends to transfer any Nielsen Personal Data to any third party (including TCS Affiliates and Approved Subcontractors), the following provisions will apply:

(i)Transfers to Third Parties Within the European Union and Certain Other Countries.  If such transfer is to a third party providing some portion of the Services within the European Union (or where a third party is providing some portion of the Services from a country that the European Commission has found to ensure an adequate level of protection within the meaning of Article 25(2) of the Directive ), TCS will ensure that no transfer takes place until such time as TCS has concluded a subcontract (or intra-group arrangement) with the relevant third party, which subcontract (or intra-group arrangement) includes provisions to protect such Nielsen Personal Data that are substantially equivalent to those set forth in this Section 14A; or

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(ii)Transfers to Third Parties Outside the European Union.  If such transfer is to a third party providing some portion of the Services from outside the European Union (except where such third party is providing some portion of the Services from a country that the European Commission has found to ensure an adequate level of protection within the meaning of EU Privacy Laws), TCS will ensure that no such transfer takes place until such time as TCS has:

(A)caused the relevant third party to enter into an EU Model Contract with Nielsen and/or with any Nielsen Affiliate(s) designated by Nielsen (pursuant to which the relevant third party will be the data importer and Nielsen and/or the applicable Nielsen Affiliate will be the data exporter); and

(B)concluded a subcontract (or intra-group arrangement) with the relevant third party, which subcontract (or intra-group arrangement) will include obligations for such third party with respect to (1) its ability to process Nielsen Personal Data; and (2) its obligations with regard to legislation implementing confidentiality and security requirements set forth in EU Privacy Laws, which will be substantially equivalent to those provided in Section 14A.2(e).

In addition, prior to the transfer of any Nielsen Personal Data outside the European Union (or a country that the European Commission has found to ensure an adequate level of protection within the meaning of EU Privacy Laws) for processing, the Parties will take such steps as may be necessary to comply with the requirements and time limits provided in applicable EU Privacy Laws of the relevant country or territory, including by lodging a copy of any EU Model Contract with, or seeking any permits or licenses from, the relevant privacy or information commissioner (or any corresponding government office or agency) in the applicable jurisdiction.

Section 15.DATA OWNERSHIP, PROTECTION AND RETURN OF DATA

15.1Ownership of Nielsen Data

(a)All of Nielsen Data is, or will be, and shall remain the property of Nielsen and shall be deemed Confidential Information of Nielsen.  Regardless of whether the Nielsen Data has been de-identified or depersonalized, Nielsen Data shall not be:

(i)used by TCS other than in connection with providing the Services;

(ii)disclosed, sold, assigned, leased or otherwise provided to third parties by TCS or TCS Agents;

(iii)commercially exploited by or on behalf of TCS or TCS Agents; or

(iv)removed from the Nielsen data processing environment without Nielsen’s prior written consent (which may be arbitrarily denied and if granted withdrawn, subject to the provisions of Section 6.3).

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(b)TCS shall bear the full and complete risk and liability for all loss, misuse, theft or destruction to any of Nielsen Data provided to TCS; except that TCS shall not be liable for loss, misuse, theft or destruction of such Nielsen Data to the extent resulting from the actions or omissions of Nielsen, or Nielsen Agents.

(c)TCS shall:

(i)adequately mark or otherwise identify Nielsen Data as Nielsen’s property;

(ii)store Nielsen Data separately from TCS’ property; and

(iii)promptly remove Nielsen Data at Nielsen’s request.

(d)Regardless of whether the Nielsen Data has been de-identified or de-personalized, Nielsen Data shall not be utilized by TCS for any purpose other than the performance of Services under this Agreement and the resolution of Disputes (consistent with Section 27).  TCS shall not possess or assert any lien or other right against or to Nielsen Data.

15.2Return of Data

(a)Upon expiration or termination of this Agreement, or upon request by Nielsen at any time, TCS shall:

(i)at Nielsen’s expense, promptly return to Nielsen, in the format and on the media requested by Nielsen, all of Nielsen Data; and

(ii)erase or destroy all of Nielsen Data in TCS’ possession.

(b)Any archival tapes containing Nielsen Data shall be used by TCS and TCS Agents solely for back up purposes.

15.3Safeguarding of Data

TCS shall, subject to Nielsen’s approval, establish and maintain environmental, safety and facility procedures, data security procedures and other safeguards against the destruction, misuse, loss, unauthorized access or alteration of Nielsen Data in the possession of TCS which are consistent with the obligations and standards provided at Section 5.6 and as are adequate to meet the requirements of Nielsen’s record retention policy and applicable Laws.

15.4Reconstruction of Data

As part of the Services, TCS shall be responsible for developing and maintaining procedures for the reconstruction of lost Nielsen Data which are:

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(a)no less rigorous than those maintained by Nielsen as of the Original Effective Date (or implemented by Nielsen in the future to the extent deemed necessary by Nielsen); and

(b)no less rigorous than those maintained by TCS for its own information of a similar nature.

Section 16.CONSENTS

16.1Nielsen Consents

All Nielsen Consents shall be obtained by Nielsen with TCS’ cooperation.  Nielsen shall pay any costs of obtaining the Nielsen Consents.  TCS agrees to use Commercially Reasonable Efforts to minimize the costs associated with obtaining Nielsen Consents, including utilizing TCS’ bargaining power with Software licensors when appropriate to obtain Software licenses to be used to provide the Services.

16.2TCS Consents

All TCS Consents shall be obtained by TCS.  TCS shall, with reasonable cooperation from Nielsen, pay all costs of obtaining TCS Consents.

16.3Process Until Consents Are Obtained

(a)If, despite using Commercially Reasonable Efforts, neither Nielsen or TCS is able to obtain a required third party consent, then, unless and until such third party consent is obtained, TCS shall use all Commercially Reasonable Efforts to determine and adopt, subject to Nielsen’s prior written approval, such alternative approaches as are necessary and sufficient to provide the Services without such third party required consent.  If such alternative approaches are required for a period longer than ** the Parties will review the matter to decide whether to implement a work-around or to reduce or eliminate the affected Services as provided in subsection (b) of this Section 16.3.  If the work-around is required as a result of TCS’ failure to obtain any consent required of TCS, ** .  If the work-around is required as a result of Nielsen’s failure to obtain any consent required of Nielsen, ** .  If Services are reduced or eliminated, the Parties shall ** .

(b)If TCS fails to obtain a TCS required consent from a specific third party within ** of the applicable SOW commencement date and such failure has a material adverse impact on the use or provision of the Services by Nielsen, Nielsen may terminate the SOW in accordance with Section 28.2(i).

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Section 17.DISASTER RECOVERY PLAN AND BUSINESS CONTINUITY PLAN

17.1General

(a)Schedule N contains Nielsen’s DRP and BCP requirements (“BCP and DRP Requirements”).  Nielsen will identify necessary changes to be made to each plan and TCS will revise each plan to address Nielsen’s desired changes by the delivery date set by Nielsen.  Unless agreed to by TCS, for any additional and incremental costs related to or arising from implementation of Nielsen-specified changes shall be a Pass-Through Expense to be reimbursed to TCS by Nielsen provided, however, that prior to incurring any such incremental costs, TCS shall provide Nielsen a detailed comparison of the costs of the DRP and BCP plans proposed by TCS and the DRP and BCP plans as modified by Nielsen and shall obtain written approval from Nielsen as to the changes it requires and the associated costs for which Nielsen shall be responsible.  All changes to the DRP and BCP shall be completed no later than thirty (30) days following completion of the transition of those applicable functions to TCS.

(b)For avoidance of doubt, the BCP shall include and precisely describe, at a minimum, the emergency response, crisis management and business recovery processes and activities that TCS will undertake after a disaster.  The final form of the DRP and BCP shall also address the recovery time for each of the categories of Services.  The DRP and the BCP shall be updated at least once every six (6) months during the Term.

(c)In addition, TCS shall:

(i)have an active DRP and BCP that is in compliance with the standards provided in Schedule N in place for each Global Delivery Center location;

(ii)annually confirm the operability of the DRP and BCP during every Contract Year, including performing periodic backup of all data related to this Agreement, in compliance with Schedule N, which backup shall be stored securely to facilitate disaster recovery;

(iii)certify to Nielsen at least once during each such Contract Year that the DRP and BCP are fully operational following an annual test of each of the DRP and the BCP, which tests shall be observed by a designated representative of Nielsen;

(iv)implement the DRP and/or BCP upon the occurrence of a disruption in the Services or a disaster (as such term is defined in the DRP and BCP).  In the event of a disruption or a disaster, TCS may not increase its Charges under this Agreement or charge Nielsen additional amounts (except as agreed by Nielsen in the DRP and BCP); and

(v)designate a crisis management leader with the responsibility for TCS’ compliance with this Section 17.1.

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17.2Disaster or Force Majeure Event

(a)So long as such failure to perform could not have been prevented by reasonable precautions, neither Party will be responsible for any failure to perform due to causes beyond its reasonable control (each a “Force Majeure Event”) including acts of God, war, riot, embargoes, acts of civil or military authorities, acts of terrorism, fire, floods, earthquakes, pestilence, or lightning; provided however, that such Party gives prompt written notice thereof to the other Party.  The time for performance will be extended for a period equal to the duration of the Force Majeure Event but in no event longer than thirty (30) days, after which the other Party affected by the Force Majeure Event may terminate this Agreement as provided in Section 28.2.

(b)In the event of a Force Majeure Event, TCS shall promptly notify Nielsen and submit a plan to Nielsen to restore the Services consistent with the DRP and BRP.  Upon Nielsen’s acceptance of the proposed plan, TCS shall reinstate the Critical Services within forty-eight (48) hours of the occurrence of the Force Majeure Event or shorter period provided in the applicable DRP or BCP.  If Nielsen rejects the proposed plan, or if TCS fails to submit a plan within twelve (12) hours after occurrence of the Force Majeure Event, and the event prevents, hinders, or delays performance of the Critical Services for more than seventy-two (72) hours and TCS is still unable to resume Services directly or through a TCS initiated alternative, then Nielsen may, upon written notice to TCS, procure the Services from an alternate source.

17.3Termination Due to Force Majeure Events

(a)If during a Force Majeure Event, Nielsen elects to obtain services from an alternate source, TCS shall reimburse Nielsen for the reasonable additional costs incurred by Nielsen in procuring such Services for up to sixty (60) days from the disaster or Force Majeure Event.  In addition, the amount that would have been spent with TCS but for such Force Majeure Event will count toward MCA and the ACA.

(b)For Force Majeure Events affecting TCS if after thirty (30) days TCS is unable to resume full Services, Nielsen may resource on a long term basis with another vendor and terminate the affected SOW and the amount that would have been spent with TCS but for such Force Majeure Event shall count against the MCA and the ACA.  As of the termination date, TCS shall no longer be required to reimburse Nielsen for the additional costs as described in Section 17.3.  If the Parties disagree on the amount Nielsen would have spent with TCS but for the Force Majeure Event, the amount shall be determined in accordance with the dispute resolution process described in Section 1 of Schedule C.

(c)If after one hundred and twenty (120) days from the Force Majeure Event, the Force Majeure Event is not ameliorated, then the impacted party may terminate the impacted Services and any remaining portion of the MCA and the ACA will be reduced in accordance with the dispute resolution process described in Section 1 of Schedule C.  If the Force Majeure Event is impacting Nielsen, then Nielsen shall pay for the Services until

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notice of termination by Nielsen and any remaining portion of the MCA and the ACA will be reduced in accordance with Section 1 of Schedule C.

17.4Allocation of Resources

Whenever a Force Majeure Event or a disaster causes TCS to allocate limited resources between or among TCS, TCS’ customers and Nielsen at the affected Service Locations, Nielsen shall receive no less priority in respect of such allocation than that provided by TCS to similar customers.

17.5No Charge for Unperformed Services

Nothing in this Section 17 shall limit a Party’s obligation to pay any amount due to the other Party under this Agreement; provided, however, that, if TCS fails to provide the Services in accordance with this Agreement due to a TCS Force Majeure Event, the Baseline Service Charges
shall be adjusted in a manner such that Nielsen is not responsible for the payment of any Baseline Service Charges or costs for Services that TCS has failed to provide.

Section 18.TCS REVENUE COMMITMENT

18.1Revenue Commitment.

TCS agrees that during each Calendar Year of the Initial Term beginning with ** TCS and its Affiliates (and those unaffiliated third parties specifically approved by Nielsen for this purpose, such approval to be at Nielsen's sole discretion) will purchase products and services in an amount (such amount, “Revenue”) from Nielsen and its Affiliates not less than the Commitment Target for such Calendar Year.  The “Commitment Target” for each Calendar Year is as follows:

(a)For Calendar Year 2013, **;

(b)For Calendar Year 2014, ** ; and

(c)For each Calendar Year thereafter:

(i)** ,

(ii)**

(iii)**

(d)Notwithstanding Section 18.1(c) for Calendar Year ** the calculated amount of  ** will be reduced by **  (e.g., **  ) to the extent the Charges for 2017 qualifying for the ACA are equal to or less than **.  If the Charges qualifying for 2017 ACA are higher than ** the Commitment Target will be increased proportionately but not greater than ** .

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18.2Measuring Revenues during a Calendar Year.

Revenue for a Calendar Year shall be measured based on products or services delivered during such Calendar Year, even if billing or payment is delayed until the following year.  If Nielsen is solely at fault for delay that prevents delivery of services or products for purchase orders with agreed delivery date in December (with the December delivery date formally signed off in writing by Nielsen), the value of such purchase orders will be deemed to count towards fulfilling the Revenue Commitment for that year, provided that the services or products are delivered by the January 31 of the following year.  Revenue shall not include taxes or pass thru expenses.

18.3Treatment of Shortfalls.

If in any Calendar Year beginning 2013 TCS has not achieved Revenue equal to the Commitment Target, then Nielsen shall be entitled (as its sole and exclusive remedy) to a Service Credit equal to ** .  At the end of each Calendar Year beginning with Calendar Year 2017 the Parties shall account for the Revenue in such Calendar Year and calculate the Service Credit, if any, accruing to Nielsen's benefit.

18.4Termination of Commitment Target By TCS.

Prior to the  ** , TCS may, upon written notice given to Nielsen prior to the beginning of the ** , end the Commitment Target and instead elect to provide Nielsen with Service Credit as follows:

(a)If the Commitment Target is to end for Calendar ** , a Service Credit equal to **  of the Commitment Target otherwise due for ** , the amount of such Service Credit to apply for ** and reoccur during each succeeding Calendar Year of the Initial Term;

(b)If the Commitment Target is to end for Calendar Year **, a Service Credit equal to ** of the Commitment Target otherwise due for 2020, the amount of such Service Credit to apply for **  and reoccur during each succeeding Calendar Year of the Initial Term; and

(c)If the Commitment Target is to end in ** or later, **.

Section 19.CHARGES; INVOICING AND PAYMENT TERMS

19.1Charges

(a)Rate Card.  The Rates described on the Rate Card provided in Schedule C shall be firm and fixed during the Term (including the Extension Periods) except as provided in Section 21, for all Personnel, regardless of inflation, changes in exchange rates, skill or level.  Unless otherwise provided in Schedule C, all prices are in U.S. dollars per person per hour and will be billed in accordance with Section 19.4.

(b)Exclusions from Rate Card.  Except for any fees payable for Services provided under a Fixed Price SOW, Services provided to suppliers of Nielsen and its Affiliates

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pursuant to Section 21, and Services provided to Nielsen divested businesses pursuant to Section 3.4(d), the Services will be based on the Rates provided in Schedule C and the provisions of this Section 19.

(c)Certain Credits and Reductions in the ACA and the MCA.  TCS shall provide Nielsen with certain credits described in Section 18 of the Agreement and reductions in the ACA and the MCA as provided in Section 1 of Schedule C.

19.2T&M

(a)General.  TCS shall invoice Nielsen monthly in arrears for T&M Projects for the agreed upon level of Resources assigned to each applicable SOW (“Baseline Service Charges”).  TCS may not invoice Nielsen for Resources in excess of the number provided in the applicable SOW as the maximum number of TCS Personnel and Baseline Service Charges used to provide the Services, except as provided below.  For those SOWs that are T&M Projects but are not subject to the Baseline Service Charges, then invoicing shall be based on actual efforts. For every ramp down request Nielsen will provide at least ** days’ prior notice for US, China or India and **  days’ prior notice for elsewhere.  If the MCA and/or the ACA have been reduced pursuant to Sections 1.4(h) or (i) of Schedule C, if requested by TCS Nielsen will inform TCS if the reason for changes in volumes is due to Nielsen customer volume variations to enable true up for purposes of Section 1.6(a) of Schedule C.

(b)Baselining.

(i)The Parties intend for there to be a 1:1 headcount ratio when work is transitioned from Nielsen or a third party to TCS such that work is transitioned at the same level of productivity.

(ii)Notwithstanding the foregoing, the Parties acknowledge and agree that given the nature of offshoring, there may be in exceptional cases, up to a maximum of fifteen percent (15%) higher resources in the end state compared to the pre-transition number.  If such higher resource utilization is necessary, it shall be identified and approved by the Parties in the Transition Plan and/or the relevant SOW.  Nielsen shall not be required to pay for loss of productivity in excess of fifteen percent (15%), attributable to outsourcing and offshoring the Services to TCS, unless specifically discussed and agreed to by the Parties in writing prior to the commencement of Services.  Except as set forth in this Section 19.2(b)(ii), TCS will be required to utilize its resources bench at TCS’ cost in order to meet Service Levels and productivity commitments to Nielsen.

(c)Rates Fully Loaded.

(i)Resources assigned to Nielsen’s account on a T&M basis will be charged at forty (40) hours a week up to a maximum of two thousand eighty (2,080) hours per year.  Any work performed outside of normal weekly or daily business hours by Resource is included in the Rates provided in Schedule C (i.e., there shall be no additional charge for overtime work).  If a Resource actually works for more than forty (40) hours during a week with

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prior approval of the TCS and Nielsen Project Managers, such additional work may be offset by compensatory time off, provided nothing provided herein shall be construed as an entitlement to compensatory time off.  Nielsen shall not be charged for time spent by a Resource while on vacation or for training days unless otherwise specified in this Agreement or otherwise agreed to in writing by Nielsen.

(ii)Except as expressly provided in this Agreement, an SOW or in Schedule C, any expenses relating to the Services are included in the Rate Card and shall not be reimbursed by Nielsen unless agreed to by Nielsen in writing in advance.  Unless otherwise expressly provided in Schedule C or approved by the Nielsen Global Relationship Manager in writing, travel time shall not be charged to Nielsen.  Unless otherwise expressly provided in Section 19.3, all such reimbursable travel related expenses incurred by TCS must be approved in writing by Nielsen in advance and shall be subject to Nielsen’s then-current corporate travel policies.

(iii)Except to the extent expressly stated in this Agreement or an SOW, costs incurred by TCS in connection with establishing and operating the Global Development Center (i.e., costs for floor space, facilities and standard computer Hardware and Software specified in Schedule K and L) are included in the Rates provided in the Rate Card.

19.3Expenses Reimbursement

(a)TCS will only be reimbursed for expenses (including Pass-Through Expenses) that are reasonable, warranted and cost effective, and have been approved in advance by Nielsen’s Project Manager.  For each item of expense for which reimbursement is requested, TCS will submit supporting documentation in accordance with Nielsen’s policies.  All approved business expenses and Pass-Through Expenses will be reimbursed at cost (as actually incurred), without mark-up.

(b)If Nielsen requests that a Resource undertake work related travel outside of such individual’s normal place of work or if Nielsen provides advance written authorization for such work related travel, Nielsen shall reimburse all reasonable, actual travel expenses for such requested or authorized travel.

(c)If any Resource is initially assigned to work outside the Global Delivery Center for a duration of less than six (6) months at Nielsen’s request or authorization, Nielsen shall be charged reasonable, actual living expenses and round trip air travel cost for such Resource to the extent relating to the Resource’s provision of such on-site work.  The provisions of this Section 19.3(c) shall not apply to those Resources temporarily assigned for the purpose of Knowledge Transfer, transition and on-site Off-Shore rotation.

(d)All reimbursable expenses shall be in accordance with the Nielsen’s Expense Management Policy provided in Schedule G.

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(e)Further, Nielsen shall provide or reimburse any other reasonable costs, expenses or charges incurred by TCS in connection with the Services as described in Sections 12.1(c) and 12.1(d).

(f)For any relocation of Resources requested by Nielsen, Nielsen shall reimburse TCS for all actual, documented, initial and incremental costs and expenses arising from any relocation of Resources, as may be required by Nielsen, and agreed to in writing by the Parties.

(g)Nielsen is responsible to reimburse the initial and incremental costs and expenses of relocation of Service Locations requested by Nielsen as described in Section 6.2(b).

(h)Subject to prior approval of Nielsen of the costs and expenses, Nielsen shall reimburse TCS of the reasonable costs and expenses incurred by TCS in implementing any changes in applicable Laws (excluding changes in laws applicable to the business of TCS as a service provider), Nielsen Policies or Standards to the extent TCS is required to implement or comply with such changes under the terms of this Agreement, including Section 22.8.

19.4Invoicing and Payment Terms.

(a)Payment of undisputed amounts shall be due ** days from the date of invoice (provided it is issued to Nielsen promptly, no later than then one ** after the date of the invoice).  Other invoices shall be measured from the date of receipt by Nielsen).  All invoices shall be monthly in arrears.  **   .

(b)Invoicing for any Fixed Price SOW shall be as provided in the applicable SOW.  Invoicing for T&M Projects shall be as provided in Section 19.2(a).

(c)At Nielsen’s request or as a result of applicable Law Nielsen may require TCS to present more than one invoice for Charges or amounts for Services received or performed for Nielsen service recipients in different geographic territories.  The mechanics of local country billing are described in Section 6 of Schedule C.  In such cases, subject to Section 6 of Schedule C, the Parties will mutually agree on the procedure for separate invoicing to conform to applicable Laws.

(d)TCS’ monthly invoices shall separately state the amount charged for each SOW along with service fees for approved, Scope Changes or new Projects within the SOW.  Without limiting the following, each invoice shall show details as to Charges as necessary to meet Nielsen requirements under accounting rules and regulations, validate volumes and fees, including:

(i)monthly Baseline Service Charges with Project level detail where Project work is performed within baseline Service Charges;

(ii)additional Project charges;

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(iii)identification of all reimbursable costs and expenses for the month to which the invoice corresponds;

(iv)identification of the amounts of any taxes TCS is collecting from Nielsen;

(v)such other details and billing information as is necessary to satisfy Nielsen’s internal accounting and chargeback requirements, including as necessary to allow Nielsen to accurately allocate charges (including reimbursable expenses) by Nielsen legal entity, business unit, product line, department, location, Project and unit of consumption;

(vi)the pricing calculations and related data utilized to establish the Charges; and

(vii)each invoice shall be provided electronically (in Adobe .pdf formats)  and shall be in the form and include the information specified in Schedule C.

19.5Rights of Set Off

With respect to any undisputed amount which (a) should be reimbursed to a Party; or (b) is otherwise payable to a Party pursuant to this Agreement, such Party may upon notice to the other Party set off any undisputed amount and deduct the entire amount owed to such Party against the Charges otherwise payable or expenses owed to the other Party under this Agreement.

19.6Refundable Items

If TCS receives any refund, credit or other rebate (including deposits) in connection with an Assigned Agreement that is attributable to periods prior to the effective date of the assignment, then TCS shall promptly notify Nielsen of such refund, credit or rebate and shall promptly pay to Nielsen the full amount of such refund, credit or rebate.  If TCS is required to pay any fees, late fees, penalties or other amount in connection with an Assigned Agreement that is attributable to periods prior to the date of assignment indicated in the Assignment Agreement or SOW, then TCS shall promptly notify Nielsen and Nielsen shall promptly pay or reimburse TCS of such amount.

19.7Unused Credits

Any unused credits against future payments owed to either Party by the other Party pursuant to this Agreement shall be paid to the applicable Party within thirty (30) days of the expiration or termination of this Agreement.

19.8Proration

Unless otherwise specified herein, all periodic fees or charges under this Agreement are to be computed on a calendar month basis and shall be prorated on a per diem basis for any partial month.

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19.9Disputed Payment

Nielsen may withhold payment of particular charges in an invoice that Nielsen disputes in good faith.  If charges cover both disputed and undisputed items, Nielsen shall pay all undisputed items in accordance with this Section 19.9.  If Nielsen withholds payment of particular charges in an invoice, then Nielsen shall make a good faith effort to notify TCS before the invoice due date of the reason for such withholding, and in any case, and regardless of whether Nielsen made such good faith effort, within seven (7) days of a request from TCS for explanation of the withholding, Nielsen shall notify TCS in writing, describing in reasonable detail the reason for such withholding.  The Parties shall diligently pursue an expedited resolution of such dispute.

19.10[Intentionally Omitted]

19.11[Intentionally Omitted]

19.12Most Favored Customer

TCS warrants that the terms (including Rates) of this Agreement are comparable to or better than the terms (including Rates) offered by TCS with respect to comparable or lesser engagements of any of its similarly situated commercial customers for comparable services.  It is agreed that similarity and comparison shall be based on essential commercial and economic terms of the engagement including minimum commitments, pricing and charging methodology, volume, geographic spread, nature of services, service level commitments, assets and resources transfer provisions and offshore leverages.  If TCS offers more favorable terms to any such commercial customers during the Term of this Agreement, such terms shall also be made available to Nielsen within thirty (30) days from the date of such offer.

Section 20.LOCAL AGREEMENTS

20.1General

(a)The Parties may implement this Agreement and its various SOWs in territories outside the United States or India by having their local Affiliates execute an agreement (each, a “Local Agreement”), substantially in the form of Exhibit Q-1 to Schedule Q, between TCSL or the TCS Affiliate that is TCS’ principal operating entity in the relevant country and one or more Nielsen Affiliates in such relevant country.  If either Party elects to have a Local Agreement with respect to a country, then, except as provided for in Schedule Q, such Local Agreement shall incorporate by reference all of the terms and conditions of this Agreement and its Schedules and Attachments.  Such Local Agreement shall vary such terms and conditions and Schedules and Attachments only if necessary to comply with the local law in the country concerned, to designate which of the Services described in Schedule A to this Agreement or in an SOW shall be provided under such Local Agreement, to designate the invoicing and payment currency for the applicable Local Agreement.

(b)Without the consent of both Parties, no Local Agreement shall alter the aggregate net amounts to be received by TCS (including TCS Affiliates).

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(c)The UN Convention on the International Sale of Goods shall not apply to any Local Agreement.

(d)Disputes that may arise between the parties to such Local Agreement will be resolved by the Parties to this Agreement pursuant to Section 27.

(e)If (i) a TCS Affiliate that is the party to a Local Agreement should breach such Local Agreement, TCS shall use Commercially Reasonable Efforts to take such action as necessary and appropriate to cause such TCS Affiliate to cure such breach and comply with such Local Agreement, or (ii) a Nielsen Affiliate that is a party to a Local Agreement should breach such Local Agreement, Nielsen shall use Commercially Reasonable Efforts to take such action as is necessary and appropriate to cause such Nielsen Affiliate to cure such breach and comply with such Local Agreement.

(f)Notwithstanding the primary obligation, if any, of the applicable Nielsen Affiliate to pay the Charges and other amount under the applicable Local Agreement to TCS or applicable TCS Affiliate, Nielsen retains the ultimate financial responsibility for the Charges and other amounts payable for the Services under the Local Agreement.

20.2Relationship between this Agreement and Local Agreements

This Agreement executed by the Parties and any Local Agreement(s) executed by TCSL or TCS Affiliate(s) and Nielsen Affiliate(s) are separate, but related agreements.  The following applies:

(a)all Local Agreement(s) shall expire upon termination (for any reason) or expiration of this Agreement;

(b)termination or expiration of a Local Agreement shall not constitute termination or expiration of this Agreement or any other Local Agreement;

(c)an act or omission under a Local Agreement that constitutes a breach of this Agreement or such Local Agreement shall not constitute a breach of any other Local Agreement, unless such act or omission independently breaches such Local Agreement; and

(d)an act or omission that constitutes a breach of a Local Agreement shall constitute a breach of this Agreement, and such breach may be material to this Agreement.

Section 21.EXTENSION TO SUPPLIERS

(a)TCS will cooperate with Nielsen to identify opportunities for Nielsen and its Affiliates to reduce the cost of obtaining technology from their suppliers through the use by such suppliers of TCS.  At Nielsen’s request, TCS will perform services in connection with Nielsen’s procurement of Software/systems from Nielsen’s suppliers, and related integration, implementation or customization Services.

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(b)Any amounts paid by Nielsen, its Affiliates, or its or their respective suppliers for services provided by TCS pursuant to a statement of work or other agreement entered into between any such supplier and TCS in connection with such supplier’s engagement with Nielsen shall count towards satisfaction of the ACA and the MCA.

Section 22.COMPLIANCE WITH LAWS

22.1Compliance with Laws

The Parties are each responsible to comply with all Laws applicable to their respective businesses and cooperate with each other to ensure that all Service contemplated under this Agreement complies with all applicable Laws.  During the Term, TCS shall comply with all Laws applicable to the performance and delivery of Services, and shall cooperate and reasonably assist and support Nielsen in complying with, all Laws applicable to the receipt and use of Services and other obligations of Nielsen.

22.2Equal Employment Opportunity/Affirmative Action

TCS represents that it is, and during the Term shall remain, an equal opportunity affirmative action employer.  TCS represents and warrants that TCS does not, and shall not, discriminate against its employees or applicants for employment on any legally impermissible basis and is and shall remain in compliance with all applicable Laws against discrimination, including Executive Orders 11141, 11246, 11375, 11458, 11625, 11701, and 11758 in each jurisdiction where such orders are in force.  TCS warrants in accordance with 41 CFR Chapter 60-1.8 that its facilities are not segregated based on any prohibited grounds and that TCS complies with the Equal Opportunity Clause (41 CFR §60-1.4), the Affirmative Action Clause for Handicapped Workers (41 CFR §60-250.4) and the Affirmative Action Clause for Disabled Veterans and Veterans of the Vietnam Era (41 CFR §60-741.4) which are incorporated herein by reference.

22.3Occupational Safety And Health Act

TCS agrees that all work performed under this Agreement will fully comply with the provisions of the Federal Occupational Safety and Health Act of 1970 and with any rules and regulations promulgated pursuant to the Act and any similar state or local laws.

22.4Gramm-Leach-Bliley Act and Similar Laws

TCS shall comply with all applicable national, federal, state or local Laws, and rules and regulations of regulatory agencies, protecting the confidential material and privacy rights of Nielsen, its Affiliates, and/or their customers and consumers, including Title V, Subtitle A of the GLB Act and the Economic Espionage Act, 18 USC §1831 et.  seq.

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22.5Immigration Laws

TCS shall ensure that all TCS Personnel in the United States possess valid work authorizations in accordance with the Immigration Reform and Control Act and the Immigration and Nationality Act.

22.6Hazardous Products or Components

TCS agrees to notify Nielsen in writing and to supply an appropriate and complete Material Safety Data Sheet to Nielsen’s Project Manager as well as to the ship-to point, if any materials to be brought onto Nielsen’s premises are toxic or hazardous under applicable Law or if the material is capable of constituting a hazard.  TCS shall be responsible to ensure that all materials display all reasonable notices and warnings of foreseeable hazards.  If the material is classified under the requirements of the OSHA Hazard Communication Standard, 29 CFR §1910.1200, the name and address of the chemical manufacturer or importer or other responsible parties must be marked on the label.  Appropriate hazard warnings specifying target organs must be on the label.  If any materials or containers would be or could be classified as hazardous or otherwise regulated waste at the end of its useful life, TCS shall advise Nielsen in writing and provide Nielsen with proper disposal instructions, although TCS shall be responsible for the disposal thereof in compliance with all applicable laws and regulations.

22.7Labor Disputes

With respect to all labor disputes, jurisdictional or other shutdowns, slowdowns, strikes, or other work stoppages or actions (collectively “Labor Disputes”) of which TCS or a union with which it has a collective bargaining agreement (“CBA”) is a party, TCS shall promptly take all necessary action toward elimination and or settlement of all Labor Disputes.  Each Party shall bear the cost of any Labor Dispute where it or a union with which it has a CBA is the target, and the other Party will use Commercially Reasonable Efforts to continue to meet its obligations under this Agreement during such dispute.  If TCS, despite such efforts, is unable to meet its obligations under this Agreement due to a Labor Dispute in which Nielsen or one of their unions is a target, TCS shall promptly notify Nielsen in writing.  Whether or not Nielsen receives such notice, if such a dispute renders TCS unable to perform in all respects as required by this Agreement, Nielsen may suspend payment to TCS during the period of such non-performance.  Notwithstanding the foregoing and for avoidance of doubt, all material changes to TCS’ labor methods and policies shall be subject to Nielsen’s prior review and approval, and TCS shall be responsible for all Labor Disputes in which Nielsen is a target as a result of those TCS methods and policies for which Nielsen has not provided such approval.

22.8Statutory and Regulatory Changes

TCS shall identify and notify Nielsen of any changes in Laws applicable to performance and delivery of Services.  To the extent TCS becomes aware of, TCS will apprise Nielsen of any changes in the Nielsen Regulatory Requirements and any such changes that may relate to

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Nielsen’s use of the Services.  Nielsen agrees to notify TCS of any changes in Laws and the Nielsen Regulatory Requirements that may relate to Nielsen’s use of the Services.  To the extent appropriate personnel in Nielsen become aware of the same, Nielsen will inform TCS of any changes in Laws applicable to performance and delivery of Services.  As part of the Services, TCS shall be responsible for implementing all of the Nielsen Regulatory Requirements on a timely basis, subject to, as applicable, Section 19.3(h).  TCS shall be responsible for any fines and penalties arising from any noncompliance with TCS obligations under this Section 22.8.  TCS shall use Commercially Reasonable Efforts to perform the Services regardless of changes in legislative enactments or regulatory requirements, including the Nielsen Regulatory Requirements.  If changes to the Nielsen Regulatory Requirements specific to Nielsen prevent TCS from performing its obligations under this Agreement, TCS shall develop and, upon Nielsen’s approval, implement a suitable work around until such time as TCS can perform its obligations under this Agreement without such work around, subject to, as applicable, Section 19.3(h).

Section 23.TAXES

23.1Responsibilities for Taxes

The Parties’ respective responsibilities for taxes shall be as follows:

(a)TCS will be responsible for any personal property taxes on property it owns or leases.  TCS shall also be responsible for taxes based on its net income or gross receipts.

(b)Any sales, use, value added, service taxes or similar taxes and duties on goods and services procured by TCS as Pass-Through Expenses, shall be the responsibility of Nielsen.  Except as aforesaid, TCS will be responsible for any sales, use, excise, value-added, services, consumption, and other similar taxes and duties payable by TCS on any goods or services, that are used or consumed by TCS in providing the Services where the tax is imposed on TCS’ acquisition or use of such goods or services and the amount of tax is measured by TCS’ costs in acquiring such goods or services.

(c)Nielsen acknowledges and agrees that the pricing of Services herein is exclusive of any sales, use, value added, service tax or other similar taxes and duties imposed by any taxing authority based on the Services, Deliverables or goods provided under this Agreement or the Charges thereon, whether such taxes are imposed on Nielsen or TCS (“Service Taxes”).  To the extent any Service Taxes are applicable, TCS shall include the applicable Service Taxes in the invoice for Charges as a separate line item and Nielsen shall pay or reimburse TCS the amount of such Service Taxes.  TCS is responsible to remit the amount of Service Taxes collected by it from Nielsen to appropriate taxing authority.  If Nielsen has obtained exemption with respect to Services or goods or any portion thereof, Nielsen shall provide the applicable exemption certificate to TCS.

23.2Cooperation

The following tax provisions apply to all Services provided under this Agreement:

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(a)Nielsen may withhold any withholding taxes on cross-border payments to the extent such taxes are lawfully required to be withheld under applicable Law and are attributable to TCS performing (or billing and receiving payment for) Services unless TCS provides appropriate documentation for exemption from such withholding.  Where Nielsen withholds the applicable withholding taxes, Nielsen shall provide to TCS the applicable withholding certificates.  In no event shall Nielsen be required to “gross-up” or increase any payment to TCS for Services due to such payment being subject to a lawfully levied withholding tax.

(b)The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible.  TCS’ invoices shall separately state the amounts of any taxes TCS is collecting from Nielsen.  Each Party will provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by either Party.

(c)Each Party represents, warrants and covenants that it will file appropriate tax returns, and pay applicable taxes owed arising from or related to the provision of the Services in applicable jurisdictions.  TCS represents, warrants and covenants that it is registered to (or will be registered) and will collect and remit applicable Service Taxes in all applicable jurisdictions.

(d)TCS will promptly notify Nielsen of, and coordinate with Nielsen the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which Nielsen may be responsible hereunder, it being understood that with respect to any claim arising out of a form or return signed by a Party, such Party will have the right to elect to control the response to and settlement of the claim, but the other Party will have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities.  If Nielsen requests TCS to challenge the imposition of any tax, Nielsen will reimburse TCS for the reasonable legal fees and pre-approved expenses related to the challenge.  Nielsen will be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by Nielsen.  If TCS requests Nielsen to challenge the imposition of any tax, TCS will reimburse Nielsen for reasonable legal fees and pre-approved expenses related to such challenge.  TCS will be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by TCS.

Section 24.AUDITS

24.1Process

(a)Upon notice from Nielsen, TCS and TCS Agents shall provide such auditors and inspectors as Nielsen, its Affiliates or any regulatory authority may, from time to time, designate in writing with reasonable access:

(i)during normal Business Days and hours to the TCS Service Locations and the Software and Hardware; and

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(ii)any time to the Nielsen Service Locations, for the purpose of performing audits or inspections of the Services and the business of Nielsen.

(b)In the performance of the audits or inspections provided in Section 24.1(a), such auditors or inspectors may:

(i)verify the integrity of Nielsen Data;

(ii)examine the Systems that process, store, support and transmit that data;

(iii)examine the controls (e.g., organizational controls, input/output controls, System modification controls, processing controls, System design controls, and access controls) and the security, disaster recovery and back-up practices and procedures;

(iv)examine TCS’ performance of the Services;

(v)verify TCS’ reported performance against the applicable Critical Service Levels;

(vi)examine TCS’ measurement, monitoring and management tools;

(vii)verify TCS’ compliance with physical and logical security requirements;

(viii)examine TCS’ audit systems, accounting and administrative processes and procedures for compliance with Nielsen Standards, including Nielsen Standards of Internal Control and applicable data security policies and government regulations; and

(ix)enable Nielsen to meet applicable legal, regulatory and contractual requirements.  TCS shall provide, and shall cause TCS Agents to provide, such auditors and inspectors any reasonable assistance that they may require.

24.2Financial Responsibility for Audit

(a)Nielsen shall bear the expense of audits:

(i)requested by Nielsen or required by a regulatory authority acting to enforce requirements related to Nielsen’s business; and

(ii)necessary due to Nielsen’s noncompliance with any Law or audit requirement imposed on Nielsen.

(b)TCS shall bear the expense of audits:

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(i)TCS internal audits initiated by TCS in compliance with any audit requirements under applicable Laws relating to TCS’ business;

(ii)performed by TCS as part of the Services; or

(iii)necessary due to TCS’ noncompliance with any Law.

As part of the Services, upon request from Nielsen and subject to restrictions, if any, under applicable Law or regulations, TCS shall provide to Nielsen the summary of portions of TCS’ and TCS Agents’ internal audit, if any, relating to the Services provided to Nielsen under this Agreement.

24.3Financial Audit

Upon reasonable notice from Nielsen during the Term and for a period of three (3) years after termination or expiration of the Term, TCS shall, and shall cause its Approved Subcontractors to, provide Nielsen and Nielsen Agents, at TCS’ expense, with access to such financial records and supporting documentation relating to the provision of the Services as may be reasonably requested by Nielsen and Nielsen may audit the Charges charged to Nielsen to determine that such Charges are accurate and in accordance with this Agreement.  If, as a result of such audit, Nielsen determines that TCS has overcharged Nielsen, Nielsen shall notify TCS with a copy of the audit report for TCS review of the amount of such alleged overcharge.  Unless TCS disputes accuracy of findings of such audit in good faith, TCS shall promptly pay to Nielsen the amount of the overcharge, and, if the overcharge was more than five percent (5%), TCS shall also pay interest at the then-current bank rate calculated from the date of receipt by TCS of the overcharged amount until the date of payment to Nielsen.  Additionally, if any such audit reveals an overcharge of more than five percent (5%) of the audited Charges TCS shall promptly reimburse Nielsen in the form of a credit to Nielsen for the actual fees paid to Nielsen’s auditors to be applied against any Charges due from Nielsen to TCS.

24.4Record Retention

As part of the Services, TCS shall:

(a)retain records and supporting documentation sufficient to document the Services and Charges paid or payable by Nielsen under this Agreement during the Term and for a period of time following the expiration or termination of this Agreement, consistent with Nielsen’s record retention policy but in no event more than three (3) years; and

(b)upon written notice from Nielsen, provide Nielsen and Nielsen Agents with reasonable access to such records and documentation.

24.5SSAE 18 Type II Audit

(a)General.  TCS will cause a Statement on Standards for Attestation Engagements Number 18 SOC 2 Type II Audit (“SSAE 18 Audit”) to be conducted annually by a third party acceptable to both the Parties for each Global Development Center at or from which

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Services are provided.  Nielsen will define what SSAE 18 Audits are required and what subjects the Audits should address from each facility (including, where possible, a shared services facility) on an annual basis.  Nielsen shall share the cost of the SSAE 18 Audits with TCS’ other customers receiving the results of such Audits if there are any other such customers.  If there are no other customers to aggregate the cost amongst, then subject to Nielsen’s prior written approval, Nielsen shall pay for the cost of the SSAE 18 Audit, provided, however, that if Nielsen does not agree to pay such cost, TCS will not be obligated to deliver the Audit report .  TCS’ management will provide all management representations and certifications required by the auditor.

(b)Global Delivery Centers.  TCS will furnish Nielsen with an annual report based on the SSAE 18 Audit provided in Section 24.5(a) above, with respect to Services performed at each Global Delivery Center, prepared in accordance with TCS’ standard certification processes (“SSAE 18 Report”).  Nielsen will define the time periods to be covered by the SSAE 18 Reports upon reasonable notice to TCS.  Each SSAE 18 Report will be furnished to Nielsen no later than fifteen (15) days after the end of the period covered by such Report.  The SSAE 18 Reports will set forth the findings of the SSAE 18 Audit as a result of its review of the processes and internal controls in the handling of the Services.

(c)Control Objectives.  Nielsen will define the control objectives to be reviewed in each SSAE 18 Report, including (i) security, (ii) availability, (iii) integrity, (iv) confidentiality, and (v) privacy.  Such objectives will address IT application hosting outsourcing, including: (i) application security, (ii) business continuity planning (including backup and recovery procedures), (iii) application change management, (iv) physical security of Hardware and facilities, and (v) problem & incident management.  Regarding BPO, such Reports may include: (i) completeness, accuracy and validity of payroll, contracts, orders, billing, credit notes, (ii) appropriate revenue recognition, (iii) completeness, accuracy and validity of fixed assets, accounts receivable, accounts payable, accounting estimates, other assets & liabilities, and (iv) appropriate segregation of duties.

(d)Discovered Deficiencies.  During the course of the third party’s work, should a control deficiency be found that could potentially rise to the level of a significant deficiency or material weakness (as defined by PCAOB Auditing Standard No. 5), TCS shall immediately notify Nielsen in order that remediation plans can be implemented.  TCS will not wait until the presentation of the SSAE 18 Report to report on such items.

(e)Report Recommendations.  If Nielsen or the third party provides recommendations for enhancing TCS’ processes, then TCS will give due consideration to any such recommendations.  Nielsen acknowledges that the implementation of such recommendations may have a commercial impact and any additional cost incurred by TCS as a result of implementing such recommendations, once such cost is approved by Nielsen, shall be reimbursed by Nielsen on an actual cost basis if Nielsen is the only customer of TCS that benefits from such implementation; provided, however, that Nielsen shall only be responsible for Nielsen’s proportionate share if such implementation also benefits other customers of TCS and TCS was able to recover proportionate cost from other customers.  At Nielsen’s request and subject to restrictions, if any, under applicable Laws or regulations, TCS will make available to

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Nielsen internal and/or external audit reports pertaining to TCS’ operations and business records relating to this Agreement and the Services hereunder provided to Nielsen or its Affiliates.

24.6Audit Software

As part of the Services, TCS shall, to the extent permitted under the applicable third party agreements, operate and maintain such audit software as Nielsen or Nielsen Agents may provide to TCS from time to time during the Term if and to the extent that:

(a)such audit software is compatible with the Hardware and Software; and

(b)TCS can perform such activities without adversely affecting the Services or the Critical Service Levels.

24.7Facilities

TCS shall provide to Nielsen and such auditors and inspectors as Nielsen may designate in writing, on TCS’ premises (or if the audit is being performed of a TCS Agent, the TCS Agent’s premises, if necessary) space, office furnishings (including lockable cabinets), telephone and facsimile service, utilities and office related equipment and duplicating services as Nielsen or such auditors and inspectors may reasonably require to perform the audits described in this Section 24.

24.8Audit Assistance

Nielsen is subject to regulation and audit by governmental bodies, standards organizations, other regulatory authorities, customers or other parties to contracts with Nielsen under applicable Laws and contract provisions.  If required to perform such an audit requiring records and information from TCS, with reasonable notice from Nielsen, TCS shall provide all reasonable assistance requested by Nielsen in responding to such audits or requests for information.

24.9Confidentiality and other Provisions

Nielsen is responsible to ensure that the Nielsen representatives and Agents performing the audit are bound by confidentiality agreements.  All audits conducted under this Section shall occur on reasonable advance notice to TCS, be designed to minimize the impact on TCS’ ongoing operations and be designed to occur during TCS’ normal business hours.  Audit personnel shall comply with all reasonable TCS safety and security rules and regulations conveyed in writing at a reasonable time prior to the start of each audit

24.10Audit Reviews and Responses

The Parties shall meet to review each audit report within ten (10) days after its issuance.  TCS will respond to each audit report point or exception in writing within thirty (30) days from receipt of such report, unless a shorter response time is specified in such report.  TCS shall develop and Nielsen agree upon an action plan to address and resolve any

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deficiencies, concerns and/or recommendations in such audit report within ninety (90) days from receipt of such report, or such other period as the Parties may agree, and TCS (to the extent arising from TCS’ non-compliance with the requirements of this Agreement, at its own expense) shall undertake remedial action in accordance with such action plan and the dates specified therein.

24.11Regulatory and Client Audits

Subject to Section 24.8, TCS acknowledges and agrees that Nielsen may be required to allow its regulators or Nielsen Clients to audit Nielsen services provided to Nielsen Clients and, as part of Nielsen’s obligations to Nielsen Clients, Nielsen may designate in writing any Nielsen Client or such Nielsen Client’s designee to perform an audit relative to the services received by such Nielsen Client.  TCS shall reasonably cooperate and assist Nielsen in complying with Nielsen’s obligations to its regulators and Nielsen Clients.  Subject to the provisions of Section 24.2, the Parties shall negotiate in good faith an apportionment of TCS’ costs for cooperating in the performance of audits occurring during the Term.

Section 25.CONFIDENTIALITY

25.1Confidential Information

The Parties each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other Party which such Party considers to be confidential, proprietary, a trade secret or otherwise restricted.  As used in this Agreement, “Confidential Information” shall mean all information, in any form, furnished or made available, directly or indirectly, by one Party to the other which is marked confidential, restricted, proprietary, or with a similar designation, or which a reasonably prudent business person would deem to be as confidential information considering the nature of the information and the circumstances of its disclosure.  The terms and conditions of this Agreement shall be deemed Confidential Information.  In the case of TCS, subject to Section 25.3, the TCS Software, TCS Project Tools, TCS Productivity Tools, TCS Intellectual Property material and the TCS Background Technology (whether or not embedded in any Developed Software or Deliverables) shall be deemed TCS Confidential Information whether or not designated “Confidential Information”.  Further, any Personally Identifiable Information of TCS Personnel and other Resources shall be deemed TCS Confidential Information whether or not designated “Confidential Information”.  In the case of Nielsen, Confidential Information also shall include, whether or not designated “Confidential Information”:

(a)all specifications, designs, documents, correspondence, Nielsen Software, documentation, data and other materials, Developed Software, and Deliverable produced by either TCS or its Approved Subcontractors in the course of performing the Services and any documents, correspondence, documentation, data and other materials that a reasonably prudent business person would deem as confidential considering the nature of the information and circumstances of its disclosure;

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(b)all information concerning:

(i)the operations, affairs and businesses of Nielsen, its Affiliates, Nielsen Clients or suppliers (including data suppliers) of Nielsen;

(ii)the financial affairs of Nielsen, its Affiliates, Nielsen Clients or suppliers (including data suppliers) of Nielsen; and

(iii)the relations of Nielsen with Nielsen Clients, employees and service providers (including customer lists, customer information, account information and consumer markets);

(c)Nielsen Software and Nielsen Data;

(d)Personally Identifiable Information of Nielsen employees, customers, consumers, panelists and survey respondents; and

(e)other information or data stored on magnetic media or otherwise or communicated orally, and obtained, received, transmitted, processed, stored, archived, or maintained by TCS under this Agreement that a reasonably prudent business person would deem as confidential considering the nature of the information and circumstances of its disclosure.

All information described in Section 25.1(a) through 25.1(e) is collectively the “Nielsen Confidential Information” (even if de-identified or de-personalized).

25.2Obligations

(a)Each Party’s Confidential Information shall remain the property of that Party except as expressly provided otherwise by the other provisions of this Agreement.  The Parties shall each use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature; provided that the Parties may disclose such information to entities performing services required hereunder where:

(i)use of such entity is authorized under this Agreement;

(ii)such disclosure is necessary or otherwise naturally occurs in that entity’s scope of responsibility; and

(iii)the entity agrees in writing to assume the obligations described in this Section 25.  Any disclosure to such entity shall be under the terms and conditions as provided herein.

(b)Except as provided in Section 25.3(d), as required by law or to satisfy any legal requirement of a competent government body, neither Party will release the other Party’s Confidential Information to any third party without the express written consent of the disclosing

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Party.  In the case of such mandated disclosure, the disclosing Party will take all steps available to it to minimize the release of the other Party’s Confidential Information, including the filing of Confidential Treatment Requests with the Securities and Exchange Commission, if applicable.  A disclosing Party’s Confidential Information shall not be utilized by the receiving Party for any purpose other than the purpose for which it was disclosed or received and in the case of TCS for any purpose other than that of rendering the Services under this Agreement.  TCS shall not possess or assert any lien or other right against or to Nielsen Confidential Information.  No Confidential Information of the disclosing Party, or any part thereof, shall be sold, assigned, leased, or otherwise disposed of to third parties by the receiving Party or commercially exploited by or on behalf of the receiving Party, its employees or agents, other than is required or permitted hereunder for the receiving Party’s exercise of its rights and the performance of its obligations hereunder.

(c)As requested by Nielsen during the Term, or upon expiration or any termination of this Agreement (in whole or in part) and completion of TCS’ obligations under this Agreement, TCS shall return or destroy, as Nielsen may direct, all material (including all copies) in any medium that contains, refers to, or relates to Nielsen Confidential Information, so certifying in a writing signed by TCS.  Except as necessary for the exercise of its license rights and the use of the Services hereunder, upon the termination or expiration of this Agreement or any Termination-Expiration Period, Nielsen shall return any material containing TCS Confidential Information to TCS.

(d)Each Party shall take reasonable steps to ensure that its employees comply with these confidentiality provisions, including having them execute such Party’s customary employee confidentiality/non-disclosure agreements which includes confidential information of third parties.

(e)TCS will comply with applicable privacy Laws and data protection regulations with respect to the processing of all Personally Identifiable Information provided to it under this Agreement or collected as part of the Services.  TCS shall be Nielsen’s single point of contact regarding the Services, including with respect to payment.  TCS shall not disclose Nielsen Confidential Information and Personally Identifiable Information to an Approved Subcontractor unless and until such Approved Subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of TCS under this Agreement.

25.3Exclusions

(a)Excluding Personally Identifiable Information, Confidential Information shall not include any particular information which TCS or Nielsen can demonstrate:

(i)was, at the time of disclosure to it, in the public domain;

(ii)after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party;

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(iii)was rightfully in the possession of the receiving Party at the time of disclosure to it without any obligation to restrict its further use or disclosure;

(iv)was received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or

(v)was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party.

(b)In addition, a Party shall not be considered to have breached its obligations by disclosing Confidential Information of the other Party as required to satisfy any legal requirement of a competent government body provided that, immediately upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party promptly and prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

(c)Under applicable Law the fact that the Parties have entered into this Agreement, and all or portions of the provisions hereof, may be required to be filed as part of required public disclosure documents of either Party with the Securities and Exchange Commission (or equivalent authority or agency regulating the listing of publicly traded securities).  A party required to file a description of this Agreement or all or any such portion of its provisions shall provide prior written notice to the other Party and shall seek approval from the applicable regulatory authority for the confidential treatment of certain Confidential Information identified by the Parties, including all pricing information of TCS.  Prior to such filing, such portions of this Agreement that the other Party reasonably requests to be redacted, shall be redacted unless, in the disclosing Party’s judgment based on the advice of internal or external counsel, the disclosing Party concludes that such redaction request is inconsistent with the disclosing Party’s obligations under applicable Laws.

(d)Potential and actual acquirers, investors, underwriters, lenders, outsourcers, consultants and third parties of each Party may have access to the Confidential Information of the other Party on a need to know basis, provided that such third parties first agree in writing to confidentiality requirements with respect to such Confidential Information at least as restrictive as those included in this Agreement.  In addition, Nielsen may disclose this Agreement and information related to TCS’ performance under this Agreement to owners, managers, directors, non-directors and investors as such information relates to the management of Nielsen.

25.4Loss of Confidential Information

If there is any disclosure or loss of, or inability to account for, any Confidential Information of the disclosing Party, upon becoming aware of such event the receiving Party shall promptly, at its own expense:

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(a)notify the disclosing Party in writing;

(b)take such actions as may be necessary or reasonably requested by the disclosing Party; and

(c)otherwise cooperate with the disclosing Party, to minimize the adverse effects to the disclosing Party of such event and any damage resulting from such event.

The foregoing does not relieve TCS of its obligations under Section 14A.

25.5No Implied Rights

Nothing contained in this Agreement shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party.

25.6Injunctive Relief

Each Party acknowledges that the other believes that its Confidential Information is unique property of extreme value to the other Party, and the unauthorized use or disclosure thereof would cause the other Party irreparable harm that could not be compensated by monetary damages.  Accordingly, each Party agrees that the other may seek, from any court of competent jurisdiction, injunctive and preliminary relief to remedy any actual or threatened unauthorized use or disclosure of the other Party’s Confidential Information.

25.7Survival

The Parties’ obligations of non-disclosure and confidentiality shall survive the expiration or termination of this Agreement.

Section 26.REPRESENTATIONS AND WARRANTIES

26.1By TCS

(a)Deliverables.  With respect to Deliverables to be prepared and provided by TCS where TCS is responsible for the management of the Project or such Deliverable, TCS represents and warrants that for a period of ninety (90) days after delivery (unless a different warranty period is provided in the applicable SOW) each such Deliverable, when properly used in accordance with documentation provided by TCS, shall not deviate from the specifications and requirements for such Deliverable provided in the SOW.  For the avoidance of doubt, the warranty provided by TCS pursuant to this Section 26.1(a) is not in lieu of any ongoing maintenance that may separately be required for the Project or such Deliverable.

(b)Work Standards.  TCS represents and warrants that the Services will be rendered with promptness and diligence and will be executed in a workmanlike manner, in accordance with the practices and professional standards used in well-managed operations

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performing services similar to the Services and the requirements of this Agreement.  TCS represents and warrants that it will use adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the Services.

(c)Maintenance.  TCS represents and warrants that to the extent the maintenance responsibility with respect to any Software or Hardware is included within the scope of the Services, it will maintain the Software and the Hardware so that they operate in accordance with their specifications, including:

(i)maintaining the Software and the Hardware in good operating condition;

(ii)undertaking repairs and preventive maintenance on the Hardware, including, at a minimum, in accordance with applicable manufacturer’s recommendations; and

(iii)performing reasonable maintenance with respect to the Software, including, at a minimum, in accordance with applicable documentation and Third Party Software vendor’s recommendations.

(d)Efficiency and Cost Effectiveness.  TCS represents and warrants that it will use Commercially Reasonable Efforts to use efficiently the resources or services necessary to provide the Services.  TCS represents and warrants that it will use Commercially Reasonable Efforts to perform the Services in the most cost-effective manner consistent with the required level of quality and performance.

(e)Technology.  TCS represents and warrants that it will provide the Services using proven, state of the art technology that will enable Nielsen to take advantage of technological advancements in its industry and support Nielsen’s efforts to maintain competitiveness in the markets in which it competes.

(f)Non-Infringement.  TCS represents and warrants that it will perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret, license or other proprietary rights of any third party; provided that TCS shall have no obligation or liability to Nielsen under this warranty to the extent that infringement or misappropriation results from:

(i)use of the Deliverable or Developed Software in a manner materially inconsistent with the specifications and instructions of TCS;

(ii)Nielsen’s failure to use, within a reasonable period of time following their provision by TCS to Nielsen, corrections or enhancements made available by TCS at no additional cost to Nielsen;

(iii)Nielsen’s use of the Deliverable or Developed Software in combination with any product, service or material not provided by TCS and not reasonably necessary for the use of or reasonably anticipated given the nature of such Deliverable or Developed Software;

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(iv)modifications to the Deliverable or Developed Software not made, authorized or approved by TCS or TCS Agents; or

(v)Nielsen Software or other material provided by Nielsen.

(g)Software Ownership or Use.  TCS represents and warrants that it is either the owner of, or authorized to use, the Software that is utilized or will be utilized in connection with the Services.

(h)Compliance With Laws and Regulations.  TCS warrants, represents, and covenants to Nielsen that it will comply with all Laws and regulations of the United States and those of the countries in which Global Delivery Centers and Other Service Locations are located (including Laws relating to health and safety, labor, personal information privacy, law enforcement cooperation and environmental protection) to the extent such Laws and regulations are applicable to TCS’ performance of its obligations under this Agreement.  Without limiting the generality of the foregoing, TCS agrees:

(i)Not to knowingly use child labor in providing Services; provided that the term “child” will refer to an individual younger than the age of completing compulsory education, and provided further that in no case will any child younger than 16 years of age be employed in providing Services;

(ii)To provide employees with a safe and healthy workplace in compliance with all applicable Laws and to provide Nielsen with all information Nielsen may request about the facilities from which Services are provided;

(iii)Only to employ individuals whose presence is voluntary and not to use prison labor, or to use corporal punishment or other forms of mental or physical coercion as a form of discipline of employees;

(iv)To comply with all applicable wage and hour Laws, including those pertaining to minimum wage, overtime or maximum hours; and to utilize fair employment practices as provided in applicable Law;

(v)Not to discriminate in hiring or employment practices on grounds of race, religion, national origin, political affiliation, social status, age, sex, or disability;

(vi)To obtain all governmental licenses, approvals, authorizations and permits regulating TCS as a services provider as required from time to time and to pay all fees and Taxes associated with obtaining and maintaining such licenses, approvals, permits and authorizations throughout the Term;

(vii)To take all necessary steps to obtain any approval or registration of this Agreement (the “Required Registrations”) that may be required, either initially or at any time during the Term, in order to give this Agreement legal effect in the countries from which TCS provides Services.  Nielsen will reimburse all costs and expenses incurred by TCS in

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connection with procuring and maintaining such Required Registration, immediately and prior to commencing any activities which are subject to such Required Registration;

(viii) Not to, directly or indirectly, export or re-export, or knowingly permit the export or re-export of any Software or Nielsen Information or any component thereof, or any other items, to any country for which the United States Export Administration Act or any regulation thereunder, or any other similar United States law or regulation, including the United States Arms Export Control Act, requires an export license or other United States governmental notification or approval, unless the appropriate export license, notification or approval has first been obtained (excluding Nielsen Software whereby the appropriate export licenses, notifications and approvals will be acquired by Nielsen);

(ix)Not to, directly or indirectly, make, offer or agree to make, or offer on behalf of Nielsen or any of its Affiliates, any loan, gift, donation or other payment, directly or indirectly, whether in cash or in kind, for the benefit of or at the direction of any candidate, committee, political party, political function, government or government subdivision, or any individual elected, appointed or otherwise designated as an employee or officer thereof, for the purposes of influencing any act or decision of such entity or individual or inducing such entity or individual to do or omit to do anything in order to obtain or retain business or other benefits in violation of the United States Foreign Corrupt Practices Act;

(x)Not to, directly or indirectly, take any action that would cause Nielsen or any of its Affiliates or TCS to be in violation of United States anti-boycott Laws under the United States Export Administration Act or the United States Internal Revenue Code, or any regulation thereunder; and

(xi)To comply with the United States Immigration Reform and Control Act and the Fair Labor Standards Act.

(i)Viruses.  TCS represents and warrants that it will not introduce any Viruses or similar items or code or introduce into Nielsen’s systems or into the Systems used to provide the Services any Virus TCS shall use up-to-date virus detection software and apply industry best practice standards to detect the presence of any Viruses and eradicate the same prior to the provision of affected Services to Nielsen.  If TCS incorporates into Nielsen’s systems or  into the Systems used to provide the Services programs or routines supplied by other vendors, licensors consultants or contactors, TCS shall obtain comparable warranties from such providers or TCS shall take appropriate action to ensure such programs and routines are free of Viruses.  TCS agrees to notify Nielsen immediately upon discovery of any Virus that is or may be incorporated into Nielsen’s systems or into the Systems used to provide the Services and, if Nielsen discovers or reasonably suspects any Virus to be present in such Systems TCS agrees to take action immediately, at its own expense, to identify and eradicate such Virus and to carry out any recovery necessary to remedy the impact of such Virus.

(i)If a Virus is found to have been introduced into Nielsen’s systems, other than by virtue of TCS’ breach of the foregoing representation and warranty, TCS will, subject to the provisions of Section 3.6 and 13.2:

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(A)assist Nielsen in eradicating the Virus and reducing the effects of the Virus; and

(B)if the Virus causes a loss of operational efficiency or loss of data, assist Nielsen to the same extent to mitigate and restore such losses.

(ii)If a Virus is found to have been introduced into Nielsen’s systems by virtue of TCS’ breach of the foregoing representation or warranty, TCS will indemnify Nielsen for Losses incurred as a result of such breach.

(j)Disabling Code.  TCS represents and warrants that, without the prior written consent of Nielsen, the TCS Software or Developed Software do not and will not contain any program, routine, device, code, undisclosed features or instructions (including any such items provided by third parties) that is capable of accessing, modifying, deleting, damaging, disabling, deactivating, interfering with or otherwise harming or otherwise shutting down all or any portion of the Software, Developed Software and/or the Services utilizing them (collectively, “Disabling Code”).  If TCS incorporates programs or routines supplied by other vendors, licensors consultants or contactors, TCS shall obtain comparable warranties from such providers or TCS shall take appropriate action to ensure such programs and routines are free of Disabling Code.  TCS further represents and warrants that, with respect to any Disabling Code that may be part of the Software and/or Developed Software used to provide the Services, TCS will not invoke such Disabling Code at any time without Nielsen’s prior written consent.  TCS agrees to notify Nielsen immediately upon discovery of any Disabling Code that is or may be included in the Software or the Developed Software and, if Nielsen discovers or reasonably suspects any Disabling Code to be present in the Software and/or Developed Software, TCS agrees to take action immediately, at its own expense, to identify and eradicate such Disabling Code and to carry out any recovery necessary to remedy the impact of such Disabling Code.  In addition to the foregoing, if any Disabling Code is found to have been included in Nielsen’s system by virtue of TCS’ breach of the foregoing representation of warranty, TCS will indemnify Nielsen for Losses incurred as a result of such breach.

(k)Date-Related Functionality.  TCS represents and warrants that, with respect to all date-related data and functions, the Deliverable and the Services will accept input, perform processes, and provide output in a manner that:

(i)is consistent with all applicable specifications;

(ii)prevents ambiguous or erroneous results; and

(iii)does not result in any adverse effect on date related functionality or date related performance of the Deliverable or the Services or other Hardware or Software.

(l)ISO 9001 Certification.  TCS represents and warrants that TCS shall perform the Services in such a manner so as to ensure that Nielsen, at all times during the Term, maintain or exceed the level of ISO 9001 certification as applicable to the Services prior to the Transition.

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(m)Certification Authority.  TCS represents and warrants that TCS shall perform the Services in such a manner so as to ensure that Nielsen, at all times during the Term, maintains or exceeds any requirements of any certification authority as applicable to Nielsen, or to the Services prior to the Transition.

(n)Improved Productivity.   **

(o)Pass-Through Warranties and Indemnities.  With respect to any Hardware purchased by TCS on Nielsen’s behalf, at Nielsen’s sole option:

(i)TCS shall pass through to Nielsen all available warranties and indemnities and provide all available, including extended, applicable original equipment manufacturer and additional warranties for such Hardware;

(ii)TCS is responsible for the maintenance of all information required to make Claims on such warranties;

(iii)new original equipment, parts and consumables shall be utilized by TCS for warranty repair or replacement throughout the life of the warranty; and

(iv)TCS shall file all warranty Claims.

(p)Interoperability.  TCS represents and warrants that the Network Connection and Systems used to provide the Services and the Applications developed and/or maintained pursuant to the Services will be fully interoperable with the Software and Hardware listed in the applicable SOW used by Nielsen or its Clients which may deliver records to, receive records from, or otherwise interact with such Systems or Applications.

(q)TCS Personnel.  TCS represents and warrants that the TCS Personnel or its Approved Subcontractors are authorized to work in each of the locations where such personnel are providing Services, and that TCS and its Approved Subcontractors have complied with all obligations under applicable Laws, including those regarding immigration.  TCS shall bear all financial responsibility for all matters relating to TCS obtaining any visa, immigration, naturalization or other similar authorizations and requirements under the Laws applicable to visa, immigration, naturalization and other similar authorizations.

(r)Acts and Omissions.  TCS represents and warrants that it will be solely responsible for the acts and omissions of TCS, its employees, agents and subcontractors.

26.2Mutual Representations and Warranties

(a)No Violation.  The Parties represent and warrant to each other that that its execution, delivery, and performance of this Agreement will not constitute:

(i)a violation of any judgment, order, or decree;

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(ii)a material default under any material contract by which it or any of its material assets are bound; or

(iii)an event that would, with notice or lapse of time, or both, constitute such a default as described in (ii).

(b)Authorization.  Each Party represents and warrants that:

(i)it has the requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement; and

(ii)the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite action on the part of such Party.

26.3Disclaimer

EXCEPT AS SET FORTH IN THIS AGREEMENT, NIELSEN AND TCS DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE AND ALL SUCH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

Section 27.DISPUTE RESOLUTION

27.1Mutual Discussion

(a)Except as provided in Section 1 of Schedule C, if any dispute, controversy or Claim of any kind whatsoever shall arise between Nielsen, on the one hand, and TCS, on the other hand, in connection with, or arising out of, this Agreement, or the breach, termination or validity hereof (a “Dispute”), the Parties shall attempt, for a period of thirty (30) days (or such other period of time as the Designated Representatives may agree) after receipt by Nielsen or TCS, as applicable, from the other party of a written notice of the existence of a Dispute, to settle the Dispute by mutual discussion.  Two senior executives of the Parties (collectively, the “Designated Representatives”) will negotiate in good faith in an effort to resolve the Dispute over the thirty (30) day period (or such other period of time as the Designated Representatives may agree), unless they conclude earlier that amicable resolution of the Dispute through such efforts does not appear likely.  The specific format for such discussions will be left to the discretion of the Designated Representatives.

(b)Section 27.1(a) shall not apply in cases where a Party is seeking an injunction or other equitable relief to prevent an immediate harm, as necessary to prevent the expiration of an applicable statute of limitations period, or to preserve its superior position compared to other creditors.

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27.2Non-binding Mediation

With respect to Disputes not resolved in accordance with this Section 27, either Party may, upon notice, submit any such Disputes to non-binding mediation in accordance with the following:

(a)Either Nielsen or TCS may, by notice to the other Party, demand non-binding mediation, by serving on the other Party a statement of the Dispute, controversy or Claim, and the facts relating or giving rise thereto, in reasonable detail.

(b)Within fifteen (15) days after receipt of such notice, the Parties shall initiate mediation of the dispute by submitting to the arbitration entity JAMS (“JAMS”) and to the other Party a written request for mediation, setting forth the subject of the Dispute and the relief requested.

(c)The non-binding mediation shall be held in the New York office of JAMS before a mutually agreed to mediator and be conducted in accordance with JAMS’ comprehensive practices and procedures.  Upon commencement of litigation as permitted under Section 27.4, either Party, upon notice to JAMS and to the other Party, may terminate the mediation process.  Each Party shall bear its own expenses in the mediation process and shall share equally the charges of JAMS.

(d)Any Dispute that is not resolved in accordance with the provisions provided in this Section 27 may be instituted before a court of competent jurisdiction in accordance with Sections 27.3 and 34.12.

27.3Expedited Dispute Resolution

Where there is a dispute that arises out of breaches of Section 9, a party may submit a dispute for expedited dispute resolution in accordance with the following (“Expedited Dispute Resolution”) process:

(a)The party initiating the Expedited Dispute Resolution will:

(i)provide the other Party with notice of the dispute and its intent to initiate the Expedited Dispute Resolution process (“Expedited Dispute Notice”); and

(ii)initiate binding arbitration in JAMS’ New York office.

(b)The arbitration shall be administered using the JAMS Streamlined Arbitration Rules and Procedures, modified as follows:

(i)Each Party will have five (5) days following the issuance of the Expedited Dispute Notice to provide JAMS with a written brief explaining its position on the dispute.  If the Parties agree, a hearing shall be held expeditiously, no more than five (5) days following when briefs were due.

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(ii)The JAMS arbitrator shall have ten (10) days to arbitrate the dispute and make an initial determination.  Thereafter, each Party will have three (3) days to file reply briefs.  The JAMS arbitrator will then issue a final, binding decision within two (2) days of receiving the Parties’ reply briefs.

27.4Adjudication of Disputes

Subject to the terms of Sections 27.1, 27.2, 27.5 and 27.6, each Party shall have the right to commence legal proceedings for the resolution of all Disputes, controversies or Claims between the Parties hereto arising out of or relating to this Agreement (including Disputes as to the validity, interpretation, performance, breach, or with respect to damages upon termination of this Agreement) which are not settled pursuant to the issue resolution procedures provided in this Section 27.

27.5Continuity of Services

Except as otherwise directed by the other Party, each Party shall continue performing its obligations under this Agreement while a Dispute is being resolved except (and then only) to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance) and without limiting either party’s right to terminate this Agreement as provided in Section 28.  TCS acknowledges that the performance of its obligations pursuant to this Agreement is critical to the business and operations of Nielsen.  Accordingly, if there is a Dispute between the Parties, TCS shall continue to perform its obligations under this Agreement in good faith during the resolution of such Dispute unless and until this Agreement is terminated in accordance with the provisions hereof.  For clarity, it is agreed that nothing contained in this Section 27.5 shall be construed as requiring TCS to continue to provide the Services other than those Termination-Expiration Assistance Services that may be requested by Nielsen after the effective date of termination of an SOW or this Agreement pursuant to Section 28 and in accordance with Section 29.

27.6Additional Dispute Resolution Terms

(a)The Parties agree that written or oral statements or offers of settlement made in the course of the Dispute Resolution Process provided in this Section will:

(i)be Confidential Information;

(ii)not be offered into evidence, disclosed, or used for any purpose in any formal proceeding; and

(iii)not constitute an admission or waiver of rights.

(b)The Parties will promptly return to the other, upon request, any such written statements or offers of settlement, including all copies thereof.

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27.7Consolidation of Disputes

(a)Notwithstanding anything in any Local Agreement to the contrary, in order that Disputes between the Parties or between the Parties to any Local Agreement that are similar in nature are resolved in a consistent manner, if either Party determines that a Dispute under a Local Agreement is sufficiently similar to a Dispute that is pending, or which it believes is likely to occur, under this Agreement, such Party may elect to cause the Dispute under the Local Agreement to be resolved under this Section 27.

(b)Such right to elect to consolidate any dispute resolution must be exercised as soon as reasonably practical after the Parties agree to submit the matter to mediation in accordance with this Section 27.

(c)If any such election is made, all Disputes pending under the applicable Local Agreement shall be consolidated with all Disputes pending or raised under this Agreement.  The party that initiated the proceeding under the Local Agreement shall in no way be procedurally prejudiced by such consolidation and the adverse party shall not assert any procedural defense to the consolidated Disputes pending under the Local Agreement (such as expiration of any statute of limitations) which would not have been available to it under the proceeding initiated under this Agreement.

Section 28.TERMINATION

28.1Termination of Agreement for Nielsen’s Convenience

Nielsen may terminate this Agreement at any time for any reason by giving TCS at least ninety (90) days prior written notice designating the effective date of such termination.  There shall be no termination for convenience fees.  If Nielsen exercises the right to terminate for convenience in accordance with this Section 28.1, then Nielsen shall pay any remaining portions of the MCA and the ACA owed in accordance with the provisions of Section 1.7 of Schedule C.

28.2Termination With TCS’ Right to Cure

Nielsen may terminate this Agreement by giving at least ninety (90) days prior written notice of termination to TCS of the occurrence of any of the following events described in Sections 28.2(i) to 28.2(iv) designating the effective date of such termination.  TCS shall have the right to cure such an event, and if such event is cured prior to the effective date of termination, TCS shall so notify Nielsen in writing.  If Nielsen is satisfied that the breach has been cured to its reasonable satisfaction, Nielsen shall give TCS written notice that such event has been cured, and this Agreement shall not terminate and will continue in full force and effect; provided that if Nielsen is not satisfied that the breach has been cured to its reasonable satisfaction, Nielsen shall provide TCS with written reasons for such determination of Nielsen.  If the Parties disagree on TCS having cured the event such Dispute shall be resolved in accordance with Section 27.  The events for which Nielsen may terminate subject to TCS’ right to cure are as follows:

(i)TCS commits a material breach or defaults in the performance of this Agreement which is capable of being cured within thirty (30) days, Nielsen provides

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written notice of such material breach or default and is not cured in such thirty (30) day period; or

(ii)TCS commits a material breach of this Agreement which is not capable of being cured within thirty (30) days after notice of breach from Nielsen to TCS but is capable of being cured within ninety (90) days after such notice and TCS fails to cure the breach within ninety (90) days after such notice; or

(iii)TCS is in such adverse financial condition as to endanger its ability to perform its obligations under this Agreement; or

(iv)TCS fails to meet the Total TCS Target Headcount required in Schedule F for any quarter, less up to a maximum of thirty percent (30%) grace each quarter; provided that TCS has received SOWs requesting Services that necessitate at least the minimum volume of staff required to meet such targets, or specifies at least the minimum volume of staff required to meet such targets, with at least thirty (30) days lead time for TCS to fill Off-Shore requests and ninety (90) days lead time for TCS to fill on-site requests.

28.3Termination Without any Right to Cure

Nielsen may terminate this Agreement at any time within ** days of Nielsen’s discovery of the occurrence of any of the following events (with each continuing or recurring occurrence being measured from the date of the most recent occurrence or reoccurrence), upon ** days written notice to TCS, designating the effective date of such termination, without TCS having the right to cure:

(i)TCS unreasonably refuses to negotiate, or fails to reach agreement with Nielsen on, one or more SOWs requested by Nielsen in accordance with the terms and conditions of this Agreement, and the aggregate amount to be paid for Services pursuant to such SOW would have equaled or exceeded (A) ** ; or (B) ** .  For the avoidance of doubt, amounts that would have been paid under any SOW that TCS refuses to negotiate or agree to with any supplier of Nielsen based on the results of a credit worthiness of such supplier performed by TCS shall not be included in the calculation of the amounts provided in clause (A) and (B) of this Section; or

(ii)TCS fails to meet (A) any one or more Critical Service Levels (X) for ** or (Y) in more than any ** in a ** period, or (B) at ** of Critical Service Levels in any ** in any rolling ** period; or

(iii)(a) a Tier One Restricted Company acquires more than **  percent of TCSL’s outstanding stock or (b) any entity other than a Controlled Subsidiary or a majority owned direct or indirect subsidiary of Tata Sons Ltd acquires more **  of TCSL’s outstanding stock; or

(iv)Either TCSL or TCS America files a petition of any type to seek protection against its creditors, is declared bankrupt, becomes insolvent, makes an assignment

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for the benefit of creditors, goes into liquidation or receivership, has an involuntary petition in bankruptcy filed against it which is not challenged within twenty (20) days after service of notice to TCS or not dismissed within sixty (60) days after service of notice to TCS in the United States or one hundred twenty (120) days outside of United States; or

(v)TCS’ performance of Services under this Agreement at some point is entirely prevented or delayed by a Force Majeure Event or events (other than due to a Force Majeure Event impacting Nielsen), which delay or prevention continues for more than ** .

Except for Force Majeure Events whose termination and corresponding impact to the MCA and the ACA shall be determined in accordance with Section 1 of Schedule C, termination of this Agreement pursuant to this Section 28.3 shall relieve Nielsen of its obligations with respect to the MCA and the ACA.

28.4Termination of this Agreement Due to Legal Prohibition

(a)If Nielsen or TCS is prohibited by a regulatory or legal change, or new interpretation of applicable Law or regulation, from continuing to perform under this Agreement in whole, Nielsen if it is prohibited, or TCS if it is prohibited, may terminate this Agreement upon written notice of termination to the other party; provided that:

(i)if TCS is prohibited, Nielsen shall be relieved of any obligation with respect to any unpaid portion of the MCA and the ACA;

(ii)if Nielsen is prohibited, and the MCA and the ACA has not been satisfied as of such termination, the Parties shall enter into good faith negotiations with respect to a reasonable amount, if any, that Nielsen shall be required to pay towards fulfillment of the MCA and the ACA as a result of such termination; provided further that in the event the Parties are unable to reach agreement to their mutual satisfaction, then the ultimate decision as to such reasonable amount payable by Nielsen, if any, as a result of such a termination shall be determined in accordance with the dispute resolution process provided in Section 27.

(iii)The effective date of any such termination shall be designated by the terminating Party in the termination notice, provided that where TCS is the terminating Party, the effective date may not be less than eighteen (18) months after Nielsen’s receipt of such notice, unless continued performance of Services involves violation of law or applicable regulation or otherwise agreed by Nielsen.

28.5Termination by TCS

(a)TCS may, upon prior written notice to Nielsen given no less than thirty (30) days prior to the effective date of such termination, terminate an SOW for Nielsen’s failure to pay invoice(s) issued under the SOW that are not disputed in good faith.  If any such failure is cured prior to the effective date of termination, then the applicable SOW shall not terminate and will continue in full force and effect.  Notwithstanding the foregoing, if Nielsen has not cured its failure to pay any invoice(s) that are not disputed in good faith during the thirty (30) day notice

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period, such failure to pay shall be escalated to senior executives of the Parties for resolution.  If, after such escalation, the Parties are not able to mutually agree to a resolution within thirty (30) days of such escalation, then the applicable SOW shall terminate.  Any such termination of an SOW shall not affect this Agreement or any other SOW hereunder except as otherwise provided in Section 28.5(b) below.

(b)TCS may, upon prior written notice to Nielsen given no less than thirty (30) days prior to the effective date of such termination, terminate this Agreement for Nielsen’s failure to pay invoice(s) that are not disputed in good faith; provided that no such written notice may be given unless and until the total amount that is undisputed and unpaid equals or exceeds fifty million dollars ($50,000,000) for more than six (6) months.  If any such failure is cured prior to the effective date of termination, then this Agreement shall not terminate and will continue in full force and effect.  Notwithstanding the foregoing, if Nielsen has not cured such failure to pay during the thirty (30) day notice period, such failure to pay shall be escalated to senior executives of the Parties for resolution.  If such senior executives of the Parties are not able to mutually agree to a resolution within thirty (30) days of such escalation, TCS shall provide Nielsen with a second written notice of default of payment and Nielsen shall have thirty (30) days from receipt of such second notice to cure such failure to pay.  If Nielsen has not cured such failure to pay by the end of such second notice period, then this Agreement shall terminate.  For clarity, nothing contained in this Section 28.5(b) will restrict TCS’ rights under Section 28.5(a).

(c)Due to the impact any termination of this Agreement would have on Nielsen’s business, other than as provided in Sections 28.4 and 28.5, Nielsen’s failure to perform its responsibilities under this Agreement shall not be deemed to be grounds for termination or suspension of performance by TCS.

28.6Nielsen’s Payment Obligation Upon Termination or Expiration

Nielsen’s payment obligations upon termination or expiration of the Agreement are provided in Section 1.7 of Schedule C.

28.7 Effects of Termination

(a)After receipt of a notice of termination and except as otherwise directed by Nielsen, TCS shall:

(i)If no further Services (including Termination-Expiration Assistance) are required by Nielsen, TCS shall transfer title or license to Nielsen (to the extent that title or license is required to be transferred under this Agreement) and deliver in the manner, at the times, and to the extent directed thereby Deliverables, work in progress, completed work, Nielsen paid supplies and other materials produced as a part of, or acquired in respect to the performance of, the Services terminated by the notice of termination; and

(ii)To the extent not required in connection with any Termination-Expiration Assistance, deliver to Nielsen, and cause its employees, agents, or contractors to

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deliver to Nielsen, all materials relating to Nielsen and Nielsen’s Affiliates, or developed for Nielsen or Nielsen’s Affiliates in the course of performance of this Agreement, or containing or derived from Nielsen Confidential Information (a certificate evidencing compliance with this provision shall, if requested by Nielsen, accompany such material).

(b)Nielsen shall pay the Baseline Service Charges and other Charges provided in Section 19.1 through the effective date of termination (and charges for the Termination – Expiration Assistance if applicable) and any amount due with respect to MCA and ACA pursuant to Section 1 of Schedule C.

28.8Termination of Statements of Work

Nielsen may terminate any SOW in whole or in part, with or without cause, at any time in its sole discretion, upon at ** prior written notice to TCS for the work done in US, India or China and at least ** prior written notice to TCS for the work done elsewhere.  Nielsen shall pay all undisputed fees due or owed pursuant to the SOW through the effective date of termination.  If an SOW is terminated for TCS’ failure to comply with a staffing or other requirement provided in a specific SOW, Section 1 of Schedule C shall apply with respect to such SOW.  For the avoidance of doubt, termination of any SOW shall not be a termination of any other SOWs or this Agreement.

28.9Savings Clause

(a)Due to the material adverse impact termination of this Agreement or suspension of performance of the Services would have on Nielsen’s business, Nielsen's failure to perform its responsibilities set forth in this Agreement (other than as provided in Section 28.5) shall not be grounds for termination by TCS or suspension of all or any portion of the Services.

(b)TCS acknowledges that Nielsen would not be willing to enter into this Agreement without assurance that this Agreement may not be terminated by TCS and that TCS may not suspend performance of the Services or terminate this Agreement except, and only to the extent, explicitly provided herein.

(c)TCS' nonperformance of its obligations under this Agreement shall be excused if (i) TCS’ nonperformance results from Nielsen's failure to perform the Nielsen responsibilities; (ii) TCS provides Nielsen with reasonable notice of such nonperformance; and (iii) (if requested by Nielsen) uses Commercially Reasonable Efforts to perform notwithstanding Nielsen's failure to perform (with Nielsen being responsible to reimburse TCS for its additional Out-of-Pocket Expenses for such efforts).

Section 29.TERMINATION-EXPIRATION ASSISTANCE

29.1Termination-Expiration Assistance

(a)Beginning eighteen (18) months prior to expiration of this Agreement, or such earlier date as Nielsen may request (and continuing for a period of up to eighteen (18) months in Nielsen’s sole discretion), or commencing upon a notice of termination (including

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notice of termination based upon default by Nielsen), and, if applicable, continuing through the effective date of such termination or expiration (“Termination-Expiration Assistance Period”), TCS shall provide to Nielsen, or at Nielsen's request to Nielsen's designee, the reasonable termination-expiration assistance requested by Nielsen to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services to Nielsen or its designee (including a competitor of TCS) (“Termination-Expiration Assistance”).

(b)Charges for Termination–Expiration Assistance Services provided during the Term are provided in Schedule C and Charges for Termination-Expiration Assistance Services and Services under any surviving SOWs performed after the expiration of the Term will be as provided in Section 2.1.

(c)Termination-Expiration Assistance shall include the assistance described in Schedule O (“Termination-Expiration Assistance Services”) and the following:

(i)TCS will, at Nielsen’s cost and expense, make Commercially Reasonable Efforts to obtain any necessary rights and thereafter make available to Nielsen or its designee, pursuant to reasonable terms and conditions, any Third Party Services then being utilized by TCS primarily in the performance of the Services including services being provided through third party service or maintenance contracts.  Upon Nielsen’s request, TCS shall:

(A)sell to Nielsen or their designee, the TCS-owned Hardware then being used by TCS to provide the Services, free and clear of all liens, security interests or other encumbrances at the greater of:

(a)the fair market value, as shall be determined by an agreed-upon appraisal; and

(b)the net book value; and

(B)assign all leases to TCS-leased Hardware primarily used to provide the Services to Nielsen.

(ii)If, at Nielsen’s request, subject to the willingness of the applicable TCS Personnel and the availability of work authorizations, TCS agrees to assign TCS Personnel who are currently performing the Services then performing the roles of subject matter expert, technical lead or other critical positions in the Nielsen account, by way of staff augmentation on a time and materials basis for up to twelve (12) months after the completion of the Termination-Expiration Assistance Period.  The rates that TCS shall be entitled to charge in such cases to Nielsen shall be no less favorable to Nielsen than offered by TCS to its other similar customers.

(d)If this Agreement is terminated by TCS pursuant to Section 28.5, prior to requiring TCS to perform any Termination-Expiration Assistance, Nielsen shall pay all

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undisputed amounts then due in addition to paying fees for Termination-Expiration Assistance in advance during each month.

Section 30.LIMITATION OF LIABILITY

30.1NO CONSEQUENTIAL DAMAGES

EXCEPT AS PROVIDED IN SECTION 30.3 (BUT SUBJECT TO THE PROVISIONS OF SECTION 30.3(d)), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL (INCLUDING LOSS OF PROFIT), INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

30.2DIRECT DAMAGES

EXCEPT AS PROVIDED IN SECTION 30.3, IN NO EVENT SHALL EITHER PARTY’S AGGREGATE AND CUMULATIVE LIABILITY TO THE OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEED **

.

30.3EXCLUSIONS

THE LIMITATIONS SET FORTH IN SECTIONS 30.1 AND 30.2 SHALL NOT APPLY TO:

(a)CLAIMS THAT ARE THE SUBJECT OF A PARTY’S INDEMNIFICATION OBLIGATIONS;

(b)CLAIMS THAT ARE OCCASIONED BY A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT;

(c)DAMAGES OCCASIONED BY A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS; AND

(d)DAMAGES OCCASIONED BY THE IMPROPER OR WRONGFUL SUSPENSION OR TERMINATION OF THIS AGREEMENT BY A PARTY OR WRONGFUL TERMINATION OF THIS AGREEMENT OR ABANDONMENT OF THIS AGREEMENT BY TCS; PROVIDED THAT IF TCS PROVIDES OR IS WILLING TO PROVIDE TERMINATION - EXPIRATION ASSISTANCE AS PROVIDED IN AND SUBJECT TO SECTION 29 THEN THIS SECTION 30.3(d) SHALL ONLY BE AN EXCEPTION TO SECTION 30.2 AND NOT TO SECTION 30.1.

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Section 31.INDEMNIFICATION

31.1Indemnity by TCS

TCS agrees to indemnify, defend and hold harmless Nielsen and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from third party Claims of any of the following:

(a)TCS’ alleged failure to observe or perform any duties or obligations to be observed or performed on or after the Original Effective Date (or, with respect to agreements assigned thereafter, the date of assignment) by TCS under any of the contracts assigned to TCS or for which TCS has assumed financial, administrative, or operational responsibility;

(b)TCS’ failure to comply with Process Norms relating to a BPO Service required under an SOW, including failures to report wages, taxes and benefits to the government or failures to make required governmental filings;

(c)TCS’ breach of its obligations with respect to Nielsen Confidential Information;

(d)Nielsen’s use in accordance with this Agreement of any Deliverables or Developed Software that infringes any Intellectual Property Right of a third party, provided that TCS shall have no obligation or liability with respect to any infringement Claims to the extent they arise from:

(i)use of the Deliverable or Developed Software in a manner materially inconsistent with the specifications and instructions of TCS provided in the Documentation;

(ii)Nielsen’s failure to use, within a reasonable period of time following their provision by TCS to Nielsen, corrections or enhancements made available by TCS at no additional cost to Nielsen to the extent that the alleged Loss or threatened Loss would not have occurred if Nielsen had used such corrections or enhancements;

(iii)Nielsen’s use of the Deliverable or Developed Software in combination with any product, service or material not provided or authorized by TCS and not reasonably necessary for the use of, or reasonably anticipated by, given the nature of such Deliverable or Developed Software;

(iv)Nielsen or Nielsen’s Agents modifications to the Deliverable or Developed Software not made, authorized or approved by TCS or TCS Agents;

(v)Nielsen Software or other material provided by Nielsen; or

(vi)TCS compliance with any design, written instruction, Process Norms relating to Services provided by Nielsen (except that this Section 31.1(d)(vi) shall not

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apply if TCS knew or should have known that compliance would likely violate any Intellectual Property Rights of a third party).

(e)The death or bodily injury of any agent, employee, Nielsen business invitee, or business visitor or other person caused by the negligence or wrongful acts or omissions of TCS, TCS Agents or its employees or subcontractors;

(f)Any Losses resulting from the introduction of Disabling Code in Nielsen’s system by virtue of TCS’ breach of Section 26.1(j);

(g)The damage, loss or destruction of any real or tangible personal property caused by the wrongful acts or omissions of TCS or its employees or agents; and

(h)Any liability for premiums, contributions, or taxes payable under any workers’ compensation, unemployment compensation, disability benefit, old age benefit, or payroll tax withholding or failure to withhold payroll taxes for which Nielsen may be adjudged liable as an employer with respect to any TCS Personnel.

31.2Additional Obligations for Infringement Claims.

In addition to the requirements provided in Section 31.1(d) above, if any item used by TCS (other than items provided by or on behalf of Nielsen) to provide the Services becomes, or in TCS’ reasonable opinion is likely to become, the subject of an infringement or misappropriation Claim, TCS will, as directed by Nielsen:

(i)promptly at TCS’ expense secure the right to continue using the item, or

(ii)if the obligation of clause (i) cannot be accomplished with Commercially Reasonable Efforts, then at TCS’ expense, replace or modify the item to make it non-infringing or without misappropriation; provided, however, that any such replacement or modification may not degrade the performance or quality of the affected components of the Services or disrupt Nielsen’s business operations, or

(iii)if items 31.2(i) or 31.2(ii) cannot be accomplished with Commercially Reasonable Efforts, remove the infringing item from the scope of Services and reduce the MCA by the amount that the scope of Services has been reduced because of the infringing item.

31.3Indemnity by Nielsen

Nielsen agrees to indemnify, defend and hold harmless TCS, TCS Group and Approved Subcontractors and their respective officers, directors, employees, agents, successors and assigns from any and all Losses and threatened Losses arising from third party Claims relating to:

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(a)Access, use or operation by TCS of any Nielsen Software, Nielsen Third Party Software or other material provided or permitted by Nielsen in connection with the Services which infringes upon or misappropriates any Intellectual Property Rights of any third parties, except to the extent arising from:

(i)use of Nielsen Software, Nielsen Third Party Software or other material provided or permitted by Nielsen by TCS in a manner materially inconsistent with the specifications and instructions of Nielsen;

(ii)TCS’ use of Nielsen Software, Nielsen Third Party Software or other material provided or permitted by Nielsen by TCS in combination with any product, service or material not provided or authorized by Nielsen and not reasonably necessary for the use of, or reasonably anticipated by, given the nature of such Nielsen Software, Nielsen Third Party Software or other material provided or permitted by Nielsen;

(iii)TCS or TCS’ Agents modifications to Nielsen Software, Nielsen Third Party Software or other material provided or permitted by Nielsen not made, authorized or approved by Nielsen or Nielsen Agents;

(iv)TCS Software or other material provided by TCS; or

(v)Nielsen’s compliance with any design, written instruction or Process Norms provided by TCS (except that this Section 31.3(a)(v) shall not apply if Nielsen knew or should have known that compliance would likely violate any Intellectual Property Rights of a third party);

(b)The death or bodily injury of any agent, employee, TCS business invitee, or business visitor or other person caused by the negligence or wrongful acts or omissions of Nielsen, Nielsen Agents or its employees or subcontractors;

(c)TCS’ compliance with any design, written instruction or Process Norms relating to Services provided by Nielsen (except that this Section 31.3(c) shall not apply if TCS knew or should have known that compliance would likely violate any Intellectual Property Rights of a third party) and

(d)Any liability for premiums, contributions, or taxes payable under any workers’ compensation, unemployment compensation, disability benefit, old age benefit, or payroll tax withholding or failure to withhold payroll taxes for which TCS may be adjudged liable as an employer with respect to any employee or contractors of Nielsen or Affiliates of Nielsen other than any such employees of Nielsen or Nielsen Affiliates who TCS actually offered employment or who it was required to offer employment by TCS under the applicable SOW.

31.4Additional Obligations for Infringement Claims

In addition to the requirements provided in 31.3(a) above, if any Nielsen Software, Nielsen Third Party Software or other material used by TCS to provide the Services becomes, or

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in TCS’ reasonable opinion is likely to become, the subject of an infringement or misappropriation Claim, Nielsen will, **:

(i)promptly at Nielsen’s expense secure the right to continue using the item, or

(ii)if the obligation of clause (i) cannot be accomplished with Commercially Reasonable Efforts, then at Nielsen’s expense, replace or modify the item to make it non-infringing or without misappropriation; provided, however, that any such replacement or modification may not degrade the performance or quality of the affected components of TCS’ delivery of the Services, or

(iii)if items 31.4(i) or 31.4(ii) cannot be accomplished with Commercially Reasonable Efforts, remove the infringing item from the scope of Services with no effect on the MCA.

31.5Indemnification Procedures

With respect to any indemnification Claims, the following procedures shall apply:

(a)Notice.  Promptly after receipt by any entity entitled to indemnification under this Section of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a Claim in respect of which the indemnified Party will seek indemnification pursuant to this Section, the indemnified Party shall notify the indemnifying Party of such Claim in writing.  No failure to so notify indemnifying Party shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate that it was materially prejudiced by such failure.  Within fifteen (15) days following receipt of written notice from the indemnified Party relating to any Claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnifying Party shall notify the indemnified Party, in writing, if the indemnifying Party elects to assume control of the defense and settlement of that Claim (a “Notice of Election”).

(b)Procedure Following Notice of Election.  If the indemnifying Party delivers a Notice of Election relating to any Claim within the required notice period, the indemnifying Party shall be entitled to have sole control over the defense and settlement of such Claim; provided that:

(i)the indemnified Party shall be entitled to participate in the defense of such Claim and to employ counsel at their own expense to assist in the handling of such Claim; and

(ii)the indemnifying Party shall obtain the prior written approval of the indemnified Party before entering into any settlement of such Claim or ceasing to defend against such Claim, unless the proposed settlement releases indemnified Party from any and all liability under such Claim.

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After the indemnifying Party has delivered a Notice of Election relating to any Claim in accordance with the preceding paragraph, the indemnifying Party shall not be liable to the indemnified Party for any legal expenses incurred by the indemnified Party in connection with the defense of that
Claim.  In addition, the indemnifying Party shall not be required to indemnify the indemnified Party for any amount paid or payable by the indemnified Party in the settlement of any Claim for which the indemnifying Party has delivered a timely Notice of Election, unless, having delivered such Notice of Election, the indemnifying Party fails to defend, if such amount was agreed to without the written consent of the indemnifying Party.

(c)Procedure Where No Notice of Election Is Delivered.  If the indemnifying Party does not deliver a Notice of Election relating to any Claim within the required notice period (or, having delivered such a notice, fails to defend), the indemnified Party shall have the right to defend the Claim in such manner as it may deem appropriate, at the cost, expense, and risk of the indemnifying Party.  The Indemnifying Party shall promptly reimburse the indemnified Party for all such costs and expenses.

31.6Subrogation

If the indemnifying Party shall be obligated to indemnify the indemnified Party pursuant to this Section 31, the indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnified Party with respect to the Claims to which such indemnification relates.

Section 32.INSURANCE, FIDELITY BOND

32.1Insurance Coverage

During the Term, TCS shall maintain at its own expense, and require TCS Agents to maintain at their own expense or TCS’ expense, insurance of the type and at least the amounts provided below from insurers which are acceptable to Nielsen and which are rated A / XII or better in the then most recent edition of Best’s Insurance Reports:

(a)Worker’s Compensation & Employer’s Liability Insurance: Maximum statutory limits for and with respect to the personnel performing services for Nielsen, including Employer’s Liability with a $5,000,000 limit including occupational disease;

(b)Commercial General Liability Insurance, including Contractual Liability, Completed Operations, Personal Injury Coverage, Broad Form Property Damage with a combined single limit of at least $5,000,000 on an occurrence basis and $5,000,000 on an aggregate basis;

(c)Comprehensive Automobile Liability Insurance, including non-ownership and hired car coverage as well as owned vehicles, with a combined single limit of at least $1,000,000 and at least $1,000,000 on an aggregate basis;

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(d)Professional Liability and Errors and Omissions Insurance in an amount of $5,000,000 per claim, with an aggregate limit of at least $10,000,000; and

(e)Umbrella coverage for (b) and (c) above of $25,000,000.

32.2Insurance Documentation

Upon Nielsen’s request, TCS shall furnish to Nielsen certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing all coverages required by in Section 32.1 and, if and to the extent applicable, naming Nielsen as additional insureds.  Such certificates or other documentation will include a provision whereby thirty (30) days’ notice must be received by Nielsen prior to coverage, cancellation or material alteration of the coverage by either TCS or TCS Agents or the applicable insurer.  Such cancellation or material alteration shall not relieve TCS of its continuing obligation to maintain insurance coverage in accordance with this Section 32.

32.3Insurance Provisions

(a)The insurance coverages under Section 32.2 shall be primary, and all coverage shall be non-contributing with respect to any other insurance or self-insurance that may be maintained by Nielsen.  All coverage required by Section 32.2 shall include a waiver of subrogation and a waiver of any insured-versus-insured exclusion regarding Nielsen.  If any coverage is written on a claims-made basis, it shall have a retroactive date no earlier than the Original Effective Date and, notwithstanding the termination of this Agreement, either directly or through ‘tail’ coverage shall allow for reporting of claims until the period of the applicable limitations of actions has expired.

(b)In the case of loss or damage or other event that requires notice or other action under the terms of any insurance coverage specified in Section 32.1, TCS shall be solely responsible to take such action.  TCS shall provide Nielsen with contemporaneous notice and with such other information as Nielsen may request regarding the event.

(c)TCS’ obligation to maintain insurance coverage shall be in addition to, and not in substitution for, TCS’ other obligations hereunder and TCS’ liability to Nielsen for any breach of an obligation under this Agreement which is subject to insurance hereunder shall not be limited to the amount of coverage required hereunder.

32.4Fidelity Insurance

During the Term TCS shall carry a fidelity bond or insurance (the “Fidelity Bond”) covering its and its Affiliates’ officers, employees, and subcontractors, with a limit of not less than ten million dollars ($10,000,000) underwritten by an insurer acceptable to Nielsen and licensed to do business in the United States.  The Fidelity Bond shall cover theft, fraud, dishonest acts, and computer crime and shall name Nielsen as a loss payee with respect to any loss involving Nielsen.  TCS shall provide to Nielsen a certificate evidencing such insurance upon execution of this Agreement.  Said certificate shall include a provision whereby thirty (30) days’

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notice must be received by Nielsen prior to coverage cancellation or material alteration of the coverage by TCS or by the applicable insurer.

32.5Claims Procedures

In the event of any:

(a)loss, theft, damage, destruction, confiscation or other casualty occurrence with respect to any real, personal, tangible or intangible property of Nielsen covered by the above insurance or Fidelity Bond, or

(b)any claim made by, or on behalf of, any third party, including any employee, agent or representative of TCS (and including any party covered by the provisions of any applicable workers compensation law) against Nielsen related to or arising out of the performance or non-performance by TCS hereto of its obligations hereunder (each of the events referred to in the preceding clauses (a) and (b) being hereinafter referred to as an “Insured Event”), in addition to any and all rights and remedies which Nielsen may have under this Agreement or as an additional insured under the foregoing policies or Fidelity Bond, Nielsen shall notify TCS promptly in writing of the occurrence of such Insured Event, setting forth in detail the nature of the occurrence giving rise thereto, and the amount of Nielsen’s estimated loss or liability in respect thereof (such estimated loss or liability being referred to as a “Insurance Claim”).  Nielsen may update the Insurance Claim from time to time as factual circumstances dictate.  In connection with any Insured Event, TCS shall not accept payment under any insurance policy described above or under the Fidelity Bond, or settle any payment or claim thereunder, in an amount less than the amount of the Insurance Claim without Nielsen’s prior written consent, and TCS hereby assigns to Nielsen, and agrees to pay to Nielsen immediately upon receipt, including by endorsing to Nielsen any instrument representing such proceeds, the amount of any payment received by TCS under such insurance policies or Fidelity Bond in respect of an Insured Event, and further agrees to receive and to hold the same in trust for the benefit of Nielsen until payment in full thereof to Nielsen in accordance herewith and satisfaction of the Insurance Claim.

Section 33.TREATMENT OF PRIOR AGREEMENTS

33.1Global Infrastructure Services Agreement.

The GISA is terminated as of the SARA Effective Date, except as provided in Schedule K.  Simultaneously with the execution and delivery of this SARA the Parties are executing SARA SOW #1 to replace the services that were previously provided under the GISA.  TCS shall not have any further obligations with regard to **  under the GISA and Nielsen shall not have any further obligations with regard to any ** .  Each Party releases the other Party of any liability under the GISA other than (i) breaches of Section 22 (Confidentiality), (ii) matters which would be indemnified against both under the GISA and, had they occurred hereunder, as of the SARA Execution Date, and (iii) matters covered by Section 28, required insurance, for which there is an actual claim pending as of the SARA Execution Date.

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33.2Pre-Existing SOWs

Pre-Existing SOWs shall continue in effect in accordance with their terms until such Pre-Existing SOW is replaced by the parties with a new SOW (which shall be considered and Initial SOW; provided that to the extent this Agreement offers Nielsen ** .

33.3True Up Of Interim Payments

Prior to the execution and delivery of this SARA Nielsen has made payments to TCS for Services rendered after the SARA Effective Date.  Within **  of execution and delivery of this SARA TCS shall calculate the Charges that should have been due under the terms of the SARA and if such Charges are less than the amount that Nielsen actually paid for such period TCS shall promptly either refund the overpayment to Nielsen or credit such amount against future payments, as Nielsen may elect.

Section 34.MISCELLANEOUS PROVISIONS

34.1Assignment

This Agreement may not be assigned by TCS without the prior written consent of Nielsen.  Nielsen shall have the right to assign this Agreement, or any portion hereof, without TCS’ consent, to an Affiliate or pursuant to an acquisition, merger or the sale of all or substantially all of the assets of Nielsen.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the Parties.  Assignment of this Agreement by Nielsen shall not relieve Nielsen from the obligations with respect to MCA and the ACA.

34.2Notices

All notices, requests, claims, demands, and other communications (collectively, “Notice”) under this Agreement shall be in writing and shall be given or made by delivery in person (against a signed receipt), by courier service, or by certified mail (postage prepaid, return receipt requested) to the respective Party at the address provided below or at such other address as such Party may hereafter notify the other Party in accordance with this Section 34.2.  Because notices by facsimile and email may not be given the appropriate degree of attention and because facsimile numbers and email addresses change regularly, such notices shall not be effective unless responded to by the intended recipient.  Each such Notice will be effective when actually received at the respective addresses specified below:

If to TCS:

**	with a copy to: **

If to Nielsen:

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**	with a copy to: **

34.3Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the Parties.

34.4Relationship

The Parties intend to create an independent contractor relationship and nothing contained in this Agreement shall be construed to make either Nielsen or TCS partners, joint ventures, principals, agents or employees of the other.  No officer, director, employee, agent, affiliate or contractor retained by TCS to perform work on Nielsen’s behalf under this Agreement shall be deemed to be an employee, agent or contractor of Nielsen.  Neither Party shall have any right, power or authority, express or implied, to bind, or make representations on behalf of the other.

34.5Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then such provision will be deemed restated, in accordance with applicable Law, to reflect as nearly as possible the original intentions of the Parties, and the remaining provisions of this Agreement, if capable of substantial performance, shall remain in full force and effect.

34.6Waiver; Approvals

No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power.  A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant.  All waivers must be in writing and signed by the Party waiving its rights.  All approvals required hereunder shall be in writing.  For the convenience of the Parties a number (but not all) of the places in this Agreement specify that a Party’s approval must be in writing, the absence of such a requirement in any other provision shall not be construed as not requiring such approval as being in writing.

34.7Publicity

TCS may quote Nielsen as a customer.  TCS may publish a Nielsen case study in the TCS brand campaign, including advertisements in leadings newspapers, magazines, and other media.  Notwithstanding the foregoing, under no circumstances will TCS use Nielsen’s name or mark without Nielsen’s prior written approval on the content, media and timing of such use.  Nielsen will be reasonably available to serve as a reference to prospective TCS Customers.  If TCS desires

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to seek such approval it may go through normal channels or direct its request to Nielsen’s Chief Technology & Operating Officer.

34.8Headings

The headings of the Sections used in this Agreement are included for reference only and are not to be used in construing or interpreting this Agreement.

34.9Survival

The following Sections shall survive termination or expiration of this Agreement for any reason: Section 1 (Background, Objectives and Definitions), Section 12.6 (Non-Solicitation), Section 14 (Software and Proprietary Rights), Section 15 (Data Ownership, Protection and Return of Data), Section 14A (Data Privacy), Section 19.5 (Rights of Set Off), Section 19.6 (Refundable Items); Section 19.7 (Unused Credits), Section 23 (Taxes, to the extent a tax liability is incurred by a Party prior to the later of the termination or expiration of this Agreement or the expiration of any Termination-Expiration Assistance Period), Section 24 (Audits), Section 25 (Confidentiality), Section 26 (Representations and Warranties), Section 27 (Dispute Resolution), Section 28.6 (Nielsen’s Payment Obligation Upon Termination or Expiration), Section 29 (Termination-Expiration Assistance), Section 30 (Limitation of Liability), Section 31 (Indemnification), Section 32 (Insurance, Fidelity Bond) and Section 34 (Miscellaneous Provisions).

34.10Covenant of Further Assurance

The Parties covenant and agree that, subsequent to the execution and delivery of this Agreement and, without any additional consideration, each of the Parties shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

34.11Negotiated Terms

The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

34.12Governing Law and Jurisdiction

This Agreement shall be governed exclusively by and construed in accordance with the laws of the State of New York and the Federal laws of the United States of America, excluding conflict of laws provisions.  The Parties consent and agree that all legal proceedings arising out of or relating to this Agreement shall be exclusively maintained in either the federal or state courts located in New York County, New York.  TCS hereby designates its office at 101 Park Avenue, New York, New York 10178 as the location for service of process in any action or proceeding arising under this Agreement and waives any international treaty provisions with respect to such service of process.

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Service of process in any action or proceeding arising hereunder shall be by certified U.S. mail only.  The Parties agree that all Disputes, controversies or claims arising out of or related to this Agreement will be settled only in accordance with Section 27 hereof; provided, however, that either Party shall not be precluded by the foregoing from seeking equitable relief where appropriate in such court of competent jurisdiction.  Further, TCS hereby agrees and covenants not to challenge or dispute the applicability or enforceability of any order, injunction, judgment or other action taken by such court, regardless of the location where such application, enforcement or award is sought and any such relief granted would be considered conclusive and binding between the Parties.

34.13Permits

The Parties acknowledge that certain Services to be provided under this Agreement may be subject to export controls under the laws and regulations of the United States, India and other countries to the extent such Services are provided from Service Locations outside of the United States and India.  TCS will be responsible, as part of the Services, for securing, with Nielsen’s reasonable cooperation, all permits, licenses, regulatory approvals and authorizations, whether domestic or international, and including all applicable import/export control approvals (collectively, “Permits”) required for TCS to provide the Services to Nielsen and will take all lawful steps necessary to maintain such Permits during the term of this Agreement.  TCS will have financial responsibility for, and will pay, all fees and taxes associated with obtaining such Permits.  TCS shall be solely responsible for compliance with all Laws relating to data protection and privacy and/or trans-border data flow.  TCS will pay for and be solely responsible for obtaining and maintaining such visa as may be required for its employees to enter and remain in the country in which Services are rendered in connection with this Agreement.

34.14Changes In and Relationship of Various Parties

(a)The Parties acknowledge that Tata Sons Limited, which was a party to the Original MSA, transferred its Tata Consultancy Services division to TCSL on August 9, 2004, which assumed Tata Sons Limited’s rights and obligations under the Original MSA.  ACNielsen Corporation, which was a party to the Original MSA, has assigned its rights and obligations to AC Nielsen (US), Inc. as of Original Effective Date, which later assigned its rights to Nielsen.

(b)TCS America and TCSL shall have joint and several liability with respect to all of the rights and obligations of TCS under this Agreement.  Any amendments, notices, consents, approvals, SOWs, Change Orders and any other operative documents pursuant to or under this Agreement may be signed by TCS America, or TCSL, or both on behalf of TCS and any such document executed only by TCS America or TCSL shall be binding on both TCSL and TCS America.

34.15Entire Agreement

This Agreement represents the entire agreement between the Parties with respect to its subject matter, and supersedes any prior representations, proposals, understandings, agreements,

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or contemporaneous discussions, whether oral or written, between the Parties relative to such subject matter.

34.16Amendment; No Electronic Signatures; Waiver

This Agreement may be amended or supplemented only by means of a physical writing manually signed by the Parties.  This Agreement may only be modified by a written agreement duly signed by the persons authorized to sign agreements on behalf of the Parties.  No terms and conditions contained in any “click-wrap” license or similar electronic notification shall be of force or effect, nor shall any terms and conditions contained in any invoice or similar transactional document used by TCS be deemed to amend or supplement this Agreement.  Nielsen does not agree to the use of electronic signatures with respect to this Agreement or any amendment, modification or transactional document relating to hereto.  No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

[Signature Pages follow]

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IN WITNESS WHEREOF, the Parties have each caused this Agreement to be signed and delivered by its duly authorized representative.

THE NIELSEN COMPANY (US), LLC	TATA AMERICA INTERNATIONAL CORPORATION
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________
TATA CONSULTANCY SERVICES LIMITED
By: ______________________________ Name: ____________________________ Title: _____________________________

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PARENT GUARANTEE

As and by way of material inducement for TCS to enter into this Agreement, The Nielsen Company B.V. (“Guarantor”), a Dutch company and the indirect parent company of The Nielsen Company (US), LLC (“Nielsen”), for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, hereby unconditionally guarantees Nielsen’s (or its permitted assignee’s and successor’s) performance of its payment obligations as and when become due and payable under this Agreement for a maximum amount of thirty percent (30%) of the MCA.

1.This guarantee shall be irrevocable continuing guarantee and enforceable against Guarantor notwithstanding the insolvency of Nielsen or assignment of this Agreement by Nielsen.

2.Guarantor hereby waives any notice or consent requirements with respect to any modification or amendment of this Agreement or any extension of time to perform and Guarantor’s consent shall not be required for, and this guaranty shall continue to apply to, any such modification or amendment to this Agreement made by the Parties in accordance with the terms of this Agreement; provided that if at any time Nielsen (or the assignee or successor) and Guarantor cease to be Affiliates of one another Guarantor may notify TCS in writing of such change in affiliation and thereafter no amendment or any modification or amendment to this Agreement that increases Guarantor’s financial obligations hereunder (including any increase in the MCA, as it may have been reduced) shall not be binding or enforceable against the Guarantor unless such modification or amendment was made with the written consent of the Guarantor.  For clarity, it is agreed that a notification of disaffiliation shall not relieve Guarantor of the liability for any MCA owed as of the date of the receipt of such notification by TCS.

3.TCS shall not unreasonably refuse to discharge Guarantor of the obligations hereunder if Nielsen or its assignee or successor provides alternative financial assurances reasonably acceptable to TCS.

4.This guarantee replaces and supersedes all prior guarantees given under the Original MSA and the FARA MSA by Guarantor.

THE NIELSEN COMPANY B.V.

By:

Accepted and Agreed to: TATA AMERICA INTERNATIONAL CORPORATION
By:

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TATA CONSULTANCY SERVICES LIMITED
By:

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SCHEDULE A

SERVICES

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SCHEDULE A

SERVICES

Section 1.	Introduction

1.1General

This Schedule A describes the general scope of Services contemplated by the Agreement, including the different Engagement Models as set forth in Section 5 to this Schedule A.  Particular Services (and their related scope) will be described in SOWs in a format substantially similar to Exhibits A-2 through A-8, as applicable.  Each SOW shall be effective, incorporated into, and form a part of the Agreement when executed as provided in Section 3.5of the Agreement.

(a)The Engagement Models for Services contemplated under the Agreement shall consist of Managed Serviced Fixed Price (“MS Fixed”), Managed Service Volume (“MS Volume”), Managed Service Support (“MS Support’),      **                             (“MS Agile”), Time and Materials (“T&M”), Strategic Programs T&M (“SP T&M”), and Infrastructure Agile Pod T&M (“IAP T&M”), as further described in Section 5 below.

(b)Examples of the types of Services that may fall into each Engagement Model are included in Exhibit A-1 to this Schedule A.  For the avoidance of doubt, the Services described in Exhibit A-1 are not intended to be an all-inclusive description of the Services to be provided by TCS pursuant to the Agreement, but instead provide a mere sampling of the types of Services that may be categorized under each particular Engagement Model.  Nielsen may move Services among different Engagement Models unless, with respect to any particular move request, TCS can demonstrate to Nielsen that such movement of a particular Service to a particular Engagement Model would be impracticable for TCS  . Notwithstanding the preceding sentence, if Nielsen does not agree that it would be impracticable for TCS to move a particular Service from one Engagement Model to another Engagement Model, such issue will be escalated in writing to the Parties’ Account Executives who will work together to remediate the issue.

(c)TCS shall perform the Services in accordance with this Schedule A and each applicable SOW.  The Parties will mutually agree to the retained responsibilities and the percentages of retained personnel of the Nielsen subject matter experts on a SOW basis. TCS shall perform all tasks necessary to complete the Services in a timely and efficient manner, using its methodology and tools as tailored to Nielsen.

(d)All capitalized terms used and not defined in this Schedule A shall have the meanings given them in the Agreement or other Schedules.

1.2Services Overview

(a)TCS shall perform all Services in such a way that all Resources are utilized to a high degree of efficiency without compromising the timely completion of such activities or implicated Service Levels.  If any services, functions or responsibilities not specifically described in this Schedule A or an SOW are either (i) an inherent, necessary or customary part of the Services or (ii)

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are required or appropriate for the performance and provision of the Services described in this Schedule A or an SOW, then they will be deemed to be within the scope of the Services as if specified in this Schedule A or an SOW, and shall not be subject to any fees, expenses or reimbursements except as specified in Schedule C, or unless such Services are specifically excluded in the applicable SOW (as such exclusion may be mutually agreed to by the Parties).  TCS’ general responsibilities with respect to the Services include the following:

(i)Providing Nielsen with reports on a monthly basis (or as frequently as requested by Nielsen) tracking the progress of TCS’ performance of all currently active SOWs as provided in Section 5.7 of the Agreement.  In addition, TCS shall provide timely responses to Nielsen’s requests for information and reports necessary to provide updates to business units and provide Nielsen with a soft copy database extract from the database that tracks progress of TCS’ performance of the Services.

(ii)Performing the Services in accordance with Nielsen’s strategies, best practices, principles, and standards relating to Operations, technical, data and applications architectures and designs as communicated to TCS.  TCS shall contribute to the ongoing development and improvement of such strategies, principles and standards.

(iii)Acting as a resource with respect to knowledge and information regarding the Services, as required by Nielsen authorized personnel, entities and Users.  This shall include providing information and consulting support with respect to system functionality, providing assistance with interface file testing, designing appropriate test environments, performing system demonstrations and training, and maintaining system documentation.

(iv)Using technologically current tools and languages, as appropriate and in accordance with Nielsen’s architectural decisions to improve the Services.

(v)Investigating problems, providing support as requested by Nielsen, responding to User requests and inquiries, and assisting with the prioritization and maintenance of outstanding work logs.

(vi)Integrating into Nielsen’s environment all work performed for Nielsen by third Parties, including third Parties contracting directly with Nielsen.

(vii)Providing a pool of experienced, high-quality TCS personnel that will be dedicated to the Nielsen account throughout the Term of this Agreement.

(b)Notwithstanding anything to the contrary contained herein, nothing in this Section 1.2 shall be interpreted as giving TCS responsibility for Nielsen strategic, governance or architectural decisions.  Nielsen shall retain the ultimate responsibility in these areas, while TCS will, upon Nielsen’s request, provide insight and advice, either informally or under specific SOWs for consulting Services.

(c)**

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Section 2.	STATEMENT OF WORK RFP Process; proposed STATEMENTS OF WORK; DEVELOPMENT, TESTING and payment

2.1General

(a)As provided in Section 3.5(c) of the Agreement, Nielsen may at any time initiate a request for services by providing to TCS a request for a proposal for a Statement of Work (a “Statement of Work RFP”) containing the information described in Section 2.1(b) of this Schedule A.  TCS’ rejection of a request for services made by Nielsen shall be subject to the provisions of Section 28.3(i) of the Agreement and Section 1.4(a) of Schedule C, provided that the services that Nielsen requests are:  (i) the same as or similar to the types of Services already being performed for Nielsen by TCS, or (ii) the type of services that Nielsen provides or offers to others in the market place. TCS may propose a new Service by submitting a proposal to Nielsen containing the information described in Section 2.1(b) of this Schedule A, which Nielsen may accept or reject at its sole option.

(b)Each Statement of Work RFP prepared by Nielsen shall include, to the extent Nielsen is able to provide such information and as applicable: (i) the SOW scope/specifications, including any related services; (ii) an overall timetable for completing the work requested; (iii) the schedules for critical Milestones and Deliverables; (iv) acceptance tests and criteria for confirming that the Deliverables satisfy the applicable functional specifications; (v) a description of training required by Nielsen; (vi) other provisions, if any, intended to modify or supplement the terms and conditions of the Agreement as such are to be applied to the SOW; and (viii) Service Levels (and Critical Service Levels, as applicable) to be applied.  The foregoing list is not intended as a list of minimum requirements.  Nielsen’s failure to provide any of the above-listed information shall not excuse TCS from its obligation to respond to a Statement of Work RFP in the timeframes described in Section 2.1(d) of this Schedule A, unless such information is material in order to prepare the response to such Statement of Work RFP.

(c)If requested by Nielsen, TCS will promptly assist Nielsen in collecting and refining the functional User and/or system requirements for any potential Project.

(d)TCS will, within the timeframe specified in the applicable Statement of Work RFP (and in any event, in no less than thirty (30) days after receipt of the Statement of Work RFP from Nielsen), prepare and deliver to the Nielsen Project Manager a proposed Statement of Work in the appropriate form specified in Exhibits A-2 through A-8 and containing the information described in Section 2.1(b) of this Schedule A.

2.2Format of Proposed Statements of Work

(a)TCS’ proposed Statement of Work shall provide all information requested in the Statement of Work RFP or otherwise reasonably necessary for Nielsen to make an informed decision regarding the proposed Statement of Work, including:

(i)Engagement Model.  The Engagement Model under which TCS will provide the Services to Nielsen, including the information described in Section 5.2 below.

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(ii)Project Plan.  For each proposed Statement of Work, TCS will prepare, for Nielsen review and approval, a schedule (the “Project Plan”) for the completion of each Project to be performed under that Statement of Work.  Each Project Plan prepared by TCS shall include (as applicable) Milestones, associated Deliverables and proposed specifications and other standards which must be met before Nielsen will accept the Deliverable (“Acceptance Criteria”), including applicable review periods, for each Deliverable described in the Project Plan;

(iii)Methodology.  TCS will include as part of the proposed Statement of Work its proposed methodology (including project methodology and development methodology, if appropriate) for each Project, including designating points of contact and interfaces between the Parties, for Nielsen’s approval.  Nielsen will notify TCS of any objections it has to such methodology.  If Nielsen notifies TCS of any objections to the methodology, TCS will promptly revise the methodology to satisfy Nielsen’s objections;

(iv)Charges.  The proposed Statement of Work will specify TCS’  Engagement Model(s) to complete all Projects under such SOW with  associated Charges as sufficient to enable Nielsen to understand and assess the proposal.  TCS will also include as part of the proposed Statement of Work any additional costs to Nielsen (i.e., Pass Through Expenses) and an estimated total cost of the SOW;

(v)SOW Termination Date.  TCS will include as part of proposed Statement of Work the date that all work under the SOW should be completed;

(vi)Staffing and Resource Plan.  TCS will include as part of the proposed Statement of Work the staffing of TCS Resources, if applicable, as well as any Nielsen resource commitments and responsibilities in addition to those provided in the Agreement.  For Non-Managed Services, as specified in Schedule C, this staffing plan must identify the labor categories and location (on-site/Off-Shore) on a monthly basis sufficient for Nielsen to determine unit labor rates for each categories and detail how the labor location shall affect the Off-Shore Leverage Percentages under the Agreement;

(vii)Acceptance Criteria and Testing Plans.  TCS will include as part of the proposed Statement of Work the Acceptance Criteria and testing plans if applicable, which must be consistent with the requirements of the Agreement and any processes or procedures agreed upon by the Parties or otherwise applicable to such Services; and

(viii)Any other Pertinent Information.  TCS will include as part of the proposed Statement of Work any other information that is pertinent to completion of the Statement of Work in a timely and efficient manner.

(b)Except with the signed approval of the Nielsen's legal department and Global Business Services division as well as TCS’ Legal and Finance departments . the Statement of Work shall not contain or propose to contain any terms and conditions that are contrary to those contained in the Agreement; provided, however, that TCS may propose in the Statement of Work to perform the Services on terms that are more favorable to Nielsen (in Nielsen’s discretion) than those contained in the Agreement or the Statement of Work RFP.

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(c)Other reductions, changes, and additions to the scope of Services in any Statement of Work beyond those allowed as provided in Section 13.2 of the Agreement shall be made pursuant to the Services Revision Process provided in Section 2.5 of this Schedule A.

2.3Nielsen Review and Acceptance of Proposed Statements of Work

(a)Once submitted to Nielsen, a proposed Statement of Work shall constitute an offer by TCS to implement the Services described therein on the terms provided therein, and shall be irrevocable for a period of   **              from the date of submission,

**                                                If no changes are made to the proposed Statement of Work it will become effective as a Statement of Work when accepted and executed by Nielsen

(b)Nielsen shall review and may provide TCS with comments regarding a proposed Statement of Work.  If and as necessary, the Parties will meet to review, discuss and agree on any amendments to the proposed Statement of Work.  Such amended proposed Statement of Work will become effective when signed by both Parties and TCS shall begin to provide the Services under such Statement of Work only upon the execution and delivery by both Parties of such Statement of Work.

(c)Once accepted by Nielsen or executed by the Parties, the Statement of Work shall be attached to and incorporate by reference the terms and conditions of the Agreement.

2.4Statement of Work Service Levels

As provided in Section 8.1 of the Agreement, each Statement of Work may include Service Levels and Critical Service Levels applicable to certain specified Services under the Statement of Work.  The general terms relating to such Service Levels and Critical Service Levels are included in Section 8 of the Agreement and Schedule B.

2.5Changes to Statements of Work and the Services Revision Process

(a)Any change to a Statement of Work shall be made pursuant to the Services Revision Process provided below and in coordination with the Change Control Procedure provided in Section 13.2 of the Agreement.

(b)The “Services Revision Process” shall be the process by which the Parties shall amend a Statement of Work, including increasing or decreasing the amount of work thereunder, and re-pricing the Services to be provided under the Statement of Work.  This process may be initiated by either Parties’ Project Manager or their designees in the manner described below:

(i)The requester of the amendment shall document in detail the amendment(s) sought and the reason for the change.  The requester shall use the Project Change Request (“PCR”) form to request the amendment.  The PCR form is attached to this Schedule A

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as Exhibit A-9.  If the request is made by TCS, Nielsen must approve the request prior to TCS’ undertaking the analysis provided for in Section 2.5(b)(ii);

(ii)Following receipt of the PCR, TCS shall promptly conduct the required analysis of the PCR and report to Nielsen in writing the following:

(A)The amount of effort required to accommodate the changes (including addition or reduction of TCS Resources, if applicable);

(B)The modification(s), to the relevant Project Plan(s) needed to accommodate such amendment (if any), and the reasons for such modifications;

(C)The impact of such amendment on the relevant Charges (assuming that the pricing for such Project does not already accommodate such amendment); and

(D)Any other relevant information;

(iii)Nielsen will review the PCR response and if necessary, discuss the same with TCS.  Nielsen shall notify TCS of the PCR-related changes it accepts, and TCS shall prepare and submit to Nielsen an amendment to the Statement of Work (the “Statement of Work Amendment”) substantially similar in form to the Statement of Work setting out such changes to the existing Statement of Work for the Project.  If no changes are made to the proposed Statement of Work Amendment it will become effective when executed by Nielsen;

(iv)Nielsen may provide TCS with comments regarding the proposed Statement of Work Amendment, and TCS shall respond to such comments, if any, including by revising the Statement of Work Amendment as appropriate and resubmitting it to Nielsen.  The proposed Statement of Work Amendment (as so revised) shall become effective when executed by Nielsen; and

(v)As provided in Section 3.5(c) of the Agreement, Nielsen shall have the sole right to accept or reject any proposal for changes to a Statement of Work made by TCS and TCS’ failure to agree to an amendment to an SOW shall be subject to Section 28.3(i) of the Agreement and Section 1.4(a) of Schedule C.  TCS shall establish an expedited process by which time-sensitive (urgent) changes to Statements of Work that may not be sufficiently accommodated in the forgoing process may be approved and implemented.

2.6Other Adjustments to Statements of Work

(a)Acceptable Alterations to Statements of Work by TCS.  TCS’ obligation to follow the Project Plan specified in a Statement of Work and meet all of the Milestones specified therein may be adjusted only due to a Nielsen delay described in Section 2.6(b) of this Schedule A.

(b)Delay by Nielsen - Extension of Milestone Dates or Project Completion Date.

(i)If TCS is reasonably of the view that Nielsen has, other than for reasons of a Force Majeure Event (as described in Section 17.2 of the Agreement) or default by TCS of its

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obligations under the Agreement, failed to perform an activity identified in the Statement of Work by the applicable date specified in the Statement of Work, and that such failure may significantly hinder or delay TCS’ performance in accordance with the Statement of Work, TCS shall notify the Nielsen Project Manager in writing of the following:

(A)which Deliverable (or subpart thereof) that TCS may not be able to completed in accordance with the applicable Milestone due to Nielsen’s failure to complete its assigned activity;

(B)the nature of the activity that Nielsen has not completed; and

(C)the date from which Nielsen’s failure to complete its tasks will have a material effect on TCS’ ability complete and deliver all or any subpart of the affected Deliverable.

(ii)The Parties will promptly meet and attempt to agree on whether and to what extent Nielsen has failed to perform such activity, the steps necessary for Nielsen to complete the activity and the date by which Nielsen must complete the activity before the Statement of Work or any Milestones thereunder will be significantly impacted.  If Nielsen does not, in TCS’ reasonable view, complete the activity on or before the agreed date, then TCS will give Nielsen notice of such view and the Parties will agree on whether the activity is not complete, the steps necessary to complete the activity, an estimate of when Nielsen will complete the activity, the impact, if any, of such delay on the Statement of Work, and an appropriate adjustment to the Statement of Work (including to any Milestones thereunder) to take account of the impact of the delay activity.

(iii)If the Parties cannot agree on:  (1) whether or to what extent Nielsen has not completed an activity, (2) the steps necessary to complete the activity, (3) the date for the completion of the activity, (4) the impact, if any, of the delay in completion of the activity on the Statement of Work, or (5) the adjustments which are appropriate to account for the delay in completion of such activity, then the issue shall be treated as a dispute pursuant to Section 27 of the Agreement.

(c)Delay by TCS – Acceleration.  At all times during the course of performing Services for Nielsen, TCS shall promptly notify Nielsen upon becoming aware of any circumstances that may reasonably be expected to jeopardize the timely and successful completion of any Deliverables or tasks on the scheduled due dates provided in the latest Nielsen-approved delivery schedule and, in such event, shall inform Nielsen of the projected actual delivery date.  If, other than because of a reason specified in Section 2.6(b) of this Schedule A, TCS fails to provide a Deliverable by the relevant Milestone (as such Milestone may be adjusted pursuant to Sections 2.5 or 2.6 of this Schedule A), TCS will accelerate work under the Statement of Work at no additional charge to Nielsen (including through the provision of additional Resources if necessary) in order to ensure the completion of such delayed Deliverable and to avoid any consequential impact to the timing of any other Deliverables or Milestones, whether or not any such other Deliverable or Milestone is dependent on the delayed Deliverable.

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Section 3.	Deliverables

3.1Acceptance and Testing

(a)Provision of Deliverables.

(i)TCS shall provide to Nielsen, and Nielsen shall acquire from TCS, the software, Documentation, goods, services, materials or other agreed upon Deliverables specified in the applicable Statement of Work.

(ii)TCS shall deliver each Deliverable in accordance with the delivery date, if any, specified for such Deliverable (each a “Milestone” and collectively, the “Milestones”) in the applicable Statement of Work.

(b)Acceptance Criteria.

(i)Unless otherwise specified in the applicable Statement of Work, each Deliverable shall be subject to testing, review and acceptance by Nielsen, as provided in this Section 3.1, to verify that the Deliverable satisfies the applicable Acceptance Criteria for each such Deliverable.  The Acceptance Criteria so established shall, to the maximum extent practicable, require the demonstration of results that are objective, measurable and repeatable.  Nielsen reserves the right at any time to suggest modifications to the Acceptance Criteria, which will not be unreasonably rejected by TCS.

(ii)As part of the design specifications for each Deliverable, TCS will propose Acceptance Criteria and an acceptance testing methodology (“Acceptance Testing”) designed to test all possible interactions with the Deliverable to determine if the Deliverable (i) has been fully and properly installed, (ii) operates in conformity with the applicable Documentation, (iii) performs in accordance with the Acceptance Criteria, and (iv) complies with specified performance levels and Service Levels.

(iii)Except for Statements of Work under which the Parties agree do not require any Acceptance Criteria, the Acceptance Criteria shall be included in the applicable Statement of Work.  To the extent that TCS is unable to develop Acceptance Criteria at the time the proposed Statement of Work is drafted, the Acceptance Criteria shall be developed and agreed to in writing by Nielsen and TCS before TCS commences work for such Deliverable, but in no event later than a reasonable period prior to the initial Milestone for such Deliverable.

(c)Acceptance Testing.  Except as otherwise specified by Nielsen, Nielsen shall conduct the Acceptance Testing of Deliverables with the participation and cooperation of TCS at no additional cost to Nielsen.  If Nielsen requests that TCS conduct such Acceptance Testing, TCS shall conduct such Acceptance Testing only after providing Nielsen with reasonable advance notice and the opportunity to observe or participate in such Acceptance Testing.  TCS shall promptly provide Nielsen with any documentation or other record of the results of such Acceptance Testing in a format that permits Nielsen to assess compliance with the Acceptance Criteria.  In conducting Acceptance Testing, TCS will use testing tools as requested by Nielsen.

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(d)Acceptance of Document Deliverables.  In the case of components of a Deliverable consisting of print products or Documentation, Nielsen shall review the Deliverable to confirm that the Deliverable conforms with applicable Acceptance Criteria (if any) and Nielsen shall make any comments, objections or responses relating to such Deliverable prior to the expiration of the applicable review period (“Review Period”) for such Deliverable.  If no Review Period has been specified in the applicable Statement of Work, Nielsen shall have thirty (30) days to provide such comments, objections or responses.  If Nielsen fails to affirmatively accept or reject each such Deliverable and its subparts within the Review Period, then TCS shall promptly notify Nielsen of such failure and the need for Nielsen to complete its review as required.  TCS shall, within ten (10) Business Days of receiving any comments, objections or responses from Nielsen with respect to a Deliverable, address each such comment, objection or response by modifying such Deliverable as appropriate and resubmitting such Deliverable to Nielsen for review in accordance with this Section 3.1.  After expiration of the agreed Review Period Nielsen will be considered to have accepted the Deliverable if Nielsen does not provide TCS with any written notification of its objections with reasons after three (3) Business Days’ notice that a decision needs to be made.

(e)Acceptance Testing of Deliverables.

(i)Each Deliverable provided to Nielsen for acceptance shall be accompanied by an acceptance request that will require Nielsen to affirmatively accept or reject the Deliverable (and to the extent that a Deliverable is divided into discrete subparts, to accept or reject each subpart individually).  Further, prior to delivering any Deliverable to Nielsen, TCS will first perform all required quality assurance activities, and System Testing as described in Section 3.1(e) of this Schedule A to verify that the Deliverable is complete and in conformance with its specifications, and TCS shall also provide Nielsen with all testing results and associated testing data.  When delivering a Deliverable to Nielsen, TCS shall certify in writing to Nielsen that (1) it has performed such quality assurance activities; (2) it has performed all applicable testing (including System Testing); (3) it has corrected all material deficiencies discovered during such quality assurance activities and testing; (4) it has assured that all material deficiencies no longer exist and has re-tested for all similar defects; and (5) the Deliverable is in a suitable state of readiness for Nielsen’s review and approval.  After expiration of the agreed Review Period Nielsen will be considered to have accepted the Deliverable if Nielsen does not provide TCS with any written notification of its objections with reasons after three (3) Business Days’ notice that a decision needs to be made.  In discharging its obligations under this Section 3.1(e)(i), TCS shall at all times implement quality assurance processes and procedures conforming to the best practices of the IT and BPO industries.

(ii)TCS will be responsible for System Testing each Deliverable in TCS’ development environment prior to turning over the Deliverable to Nielsen for User Acceptance Testing and approval and will provide Nielsen with all documented test results.  TCS’ System Testing shall include the following, at a minimum, plus any other testing required by TCS’ system development methodology:

(A)TCS will be responsible for performing unit testing (“Unit Testing”) and incremental integration testing (“Integration Testing”) of the interoperability of the components of each Deliverable.  As applicable, all code developed by TCS shall be

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accompanied by associated Unit Testing procedures, and such unit tests developed by TCS will be delivered to Nielsen concurrently with the target application code.  The process of defect resolution within such Unit Testing procedures will include the testing procedures that exercise the fix and detect any regressions in the Deliverable;

(B)TCS’ testing of the entire system or application (“System Testing”) will also include Integration Testing of each Deliverable to ensure proper inter-operation with all prior Deliverables, interfaces and other components that are intended to inter-operate with such Deliverable, and will include regression testing (“Regression Testing”), volume and stress testing to ensure that the Deliverables are able to meet Nielsen’s projected growth in the number and size of transactions to be processed by the application and number of users, as such projections are provided in the applicable Statement of Work;

(C)TCS’ System Testing will also include Business Function Testing and Technical Testing of each application in a simulated production environment with TCS being responsible for building any necessary external interface emulators to accomplish such testing in a simulated production environment.  “Business Function Testing” will include testing of full work streams that flow through the application as the application will be incorporated within Nielsen’s computing environment. “Technical Testing” will also include scale tests and failure handling tests.  Nielsen shall participate in and provide support for the Business Function Testing and Technical Testing to the extent reasonably requested by TCS.  Within ten (10) days prior to the commencement of Business Function Testing or Technical Testing pursuant to this Section 3.1(e)(ii), TCS shall provide Nielsen for Nielsen’s review and written approval TCS’ test plan for such Business Function Testing or Technical Testing; and

(D)Within five (5) Business Days following the completion of System Testing pursuant to this Section 3.1(e)(ii), TCS shall provide to Nielsen a testing matrix establishing that testing for each condition identified in the System Testing plans has been conducted and successfully concluded.  To the extent that testing occurs on Nielsen’s premises, Nielsen shall be entitled to observe or otherwise participate in testing under this Section 3.1(e)(ii) as Nielsen may elect.

(iii)Prior to commencement of its review or testing of a Deliverable, Nielsen may inspect the Deliverable to confirm that all components of the Deliverable (e.g., software, associated documentation, and other materials) have been delivered.  If Nielsen determines that the Deliverable is incomplete, Nielsen may refuse delivery of the Deliverable without performing any further inspection or testing of the Deliverable.

(iv)The Nielsen Project Manager, or his or her designee, shall accept or reject Deliverables in accordance with this Section 3.1(e).  The Review Period for a Deliverable shall commence upon the later of the date upon which: (i) such Deliverable is delivered to Nielsen and certified by TCS as being “ready for Acceptance Testing” (for Deliverables for which Nielsen will conduct Acceptance Testing); (ii) such Deliverable has successfully performed its standard installation tests (if any such tests are described in the Statement of Work); or (iii) such Deliverable is delivered to Nielsen along with the records and certifications of Acceptance Testing conducted by TCS (for Deliverables for which TCS will conduct Acceptance Testing).  Notwithstanding anything to the contrary in this Section 3.1(e), TCS understands and agrees that

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Nielsen’s Review Period will not commence until a Deliverable or application is successfully deployed in Nielsen’s testing environment.  Notwithstanding anything to the contrary, if Nielsen defers installation or testing without any fault of TCS after TCS has delivered the Deliverable, the Review Period shall be treated as having commenced on the date of delivery by TCS of the applicable Deliverable.

(v)Nielsen’s user acceptance testing (“User Acceptance Testing” or “UAT”) will consist of executing test scripts from the proposed testing submitted by TCS, but may also include any additional testing deemed appropriate by Nielsen.  If Nielsen determines during the User Acceptance Testing that the Deliverable contains any deficiencies, Nielsen will notify TCS of the deficiency by making an entry in an incident reporting system available to both TCS and Nielsen.  TCS will promptly modify the Deliverable to correct the reported deficiencies, conduct appropriate System Testing (including, where applicable, Regression Testing) to confirm the proper correction of the deficiencies and re-deliver the corrected version (including new test cases) to Nielsen for re-testing in User Acceptance Testing.  TCS will coordinate the re-delivery of corrected versions of Deliverables with Nielsen so as not to disrupt the Nielsen User Acceptance Testing process.  Nielsen will promptly re-test the corrected version of the Deliverable after receiving it from TCS.  Nielsen shall complete its User Acceptance Testing on each Deliverable within the applicable Review Period; provided, however, if the applicable Review Period expires without Nielsen taking action as required by this Section 3.1(e)(v), then acceptance will not be deemed to occur and Nielsen shall be able to reserve its right to reject a Deliverable following the expiration of such applicable Review Period.  In such an event, TCS shall promptly notify Nielsen of such failure and the need for Nielsen to complete its review as required.  Prior to the expiration of the applicable Review Period for such Deliverable, Nielsen shall deliver to TCS either (1) Nielsen’s written acceptance of the entire Deliverable; (2) Nielsen’s notification of rejection of the entire Deliverable (with an appropriately detailed explanation of the Deliverable’s failure to meet the Acceptance Criteria); or (3) Nielsen’s written acceptance or notification of rejection of the subparts of the Deliverable, indicating required corrections for the rejected subparts, if such corrections are known to Nielsen.  After expiration of the agreed Review Period Nielsen will be considered to have accepted the Deliverable if Nielsen does not provide TCS with any written notification of its objections with reasons after three (3) Business Days’ notice that a decision needs to be made.

(vi)Approval in writing of a Deliverable by Nielsen shall not preclude Nielsen from later identifying deficiencies in, and declining to accept, a subsequent Deliverable based on or which incorporates or inter-operates with an approved Deliverable so long as any applicable warranty period has not expired with respect to such subsequent Deliverable, to the extent that the results of subsequent review or testing indicate the existence of deficiencies in the subsequent or approved Deliverable, or if the application of which the subsequent Deliverable is a component otherwise fails to be accepted pursuant to this Section 3.1(e).

(f)Rejection of Deliverables.  Acceptance will be facilitated by ongoing consultation between the Parties, visibility of interim and intermediate Deliverables and collaboration on key decisions.  Nielsen, at any time and in its own discretion, may halt the User Acceptance Testing or approval process if such process reveals deficiencies in or problems with a Deliverable in a sufficient quantity or of a sufficient severity as to make the continuation of such process unproductive or unworkable.  In such case, Nielsen may return the applicable Deliverable to TCS

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for correction and re-delivery prior to resuming the review or User Acceptance Testing process and, in that event, TCS will correct the deficiencies in such Deliverable in accordance with this Section 3.1(f).  If Nielsen rejects the entire Deliverable or any of its subparts because of deficiencies or errors within the control of TCS or reasonably related to TCS’ performance of the Services, then TCS shall timely remedy the entire Deliverable or the rejected subparts and return it (including any documentation or other records of the results of additional Acceptance Testing, if applicable) to Nielsen for its review in accordance with this Section 3.1(f).  If and to the extent any unacceptable portions or deficiencies remain, the procedure described in this Section 3.1(f) shall be repeated as necessary until such Deliverable and its subparts, as applicable, meet the applicable Acceptance Criteria; provided, however, that after a period of thirty (30) days from TCS’ receipt of Nielsen’s rejection of the Deliverable (or any subpart thereof) or two (2) attempts by TCS to correct a particular non-conformity in a Documentation or Deliverable in accordance with this Section, Nielsen shall be entitled to:

(i)Extend the period of time for TCS to correct the Deliverable;

(ii)After reasonable consultation with TCS, direct TCS to use a third party to make the necessary corrections, at TCS’ sole cost and expense;

(iii)After reasonable consultation with TCS, directly or by use of a third party make the necessary corrections to the Deliverable and charge to TCS an amount equal to the costs incurred by Nielsen in making such corrections (and TCS will, at no additional charge to Nielsen, provide all necessary cooperation and assistance with Nielsen or any third party contractor engaged by Nielsen to make such corrections), in which case any amounts spent by Nielsen either internally or to a third party shall be credited to the Minimum Commitment Amount;

(iv)After reasonable consultation with TCS, accept the Deliverable in its non-conforming condition and reduce TCS’ Charges by an amount which Nielsen, in its reasonable judgment, determines reflects the reduced value of the Project; or

(v)If Nielsen decides not to exercise its options under subsections (i) and (iv) above, and determines that its options under subsections (ii) and (iii) above are impracticable, Nielsen may terminate the applicable Statement of Work for cause, in whole or in part, as of a date specified in the notice of termination, in accordance with Section 28 of the Agreement, except that Nielsen shall have no obligation to provide TCS with an opportunity to cure pursuant to such Section 28.

3.2Final Acceptance

“Final Acceptance” of a project or system shall be considered to occur when each Deliverable to be delivered during the project or as part of the system has been approved by Nielsen in accordance with Section 3.1 of this Schedule A.  After expiration of the agreed Review Period Nielsen will be considered to have accepted the Deliverable if Nielsen does not provide TCS with any written notification of its objections with reasons after three (3) Business Days’ notice that a decision needs to be made.  If Nielsen, for any reason, decides to delay moving into production all Deliverables produced during the project or as part of the system,

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then any applicable warranty period shall commence thirty (30) days after delivery of the applicable Deliverable or system.  During the warranty period, if any, TCS will ensure that it is able to seek and receive the assistance of any TCS Resource that provided Services with respect to the Deliverables or system under warranty, so long as such TCS Resource remains employed by TCS as a bona fide employee or independent contractor.  Where applicable, final Deliverables provided to Nielsen shall include built-in testing capabilities.  Notwithstanding anything to the contrary in this Schedule A, TCS understands and agrees that the acceptance testing process is not complete until the particular Deliverable or application is correctly installed, deployed and operating in both Nielsen’s testing and production environments.

3.3Documentation; Delivery of Code

(a)The technical Documentation will be written by TCS (with appropriate assistance from Nielsen) and provided to Nielsen in a form understandable by and in all material respects sufficient for reasonable IT personnel to maintain and support the Software and applications provided by TCS.  Such technical Documentation shall include, with respect to ADM, all necessary instructions and documentation for the operation and maintenance of the Software and applications in a production environment, including documentation related to job scheduling, back-up and recovery, restart procedures, print routines, and the like.

(b)The User Documentation (including training materials) will be written by TCS and will accurately describe, in all material respects and in terms understandable by a typical User, the functions and features of the Software and the procedures for exercising such functions and features.

(c)As directed by Nielsen, TCS will either submit to Nielsen (or provide Nielsen with access via a knowledge management portal):  (i) the most current version of all code (including fully commented source code) with automatic build procedures suitable for test and production system deployment, which is developed or otherwise acquired by TCS in the performance of the Services; and (ii) the current drafts of all Documentation.  The code that is delivered to Nielsen on such basis shall be sufficient to enable Nielsen to build and test iterations or finished components of the application in Nielsen’s designated configuration management tool (including Microsoft SourceSafe, Code Saver and PVCS).  TCS acknowledges that the primary objective of such delivery of code is for Nielsen to verify the proper incremental operation of the application throughout the course of the Term.  The TCS Project Manager shall be responsible for coordinating the delivery and review by Nielsen of all code and Documentation updates.

Section 4.	PROJECT MANAGEMENT SERVICES

4.1Overview

As more fully described herein, TCS will provide project management Services, including for Assigned Agreements.  The actual processes and procedures for conducting these activities will be revised or developed, as applicable, during the Transition period as specified in the applicable SOW and Transition Plan.  TCS shall perform the project management Services in accordance with this Schedule A and the Agreement and relevant Schedules attached thereto.

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4.2Services Development, Maintenance and Enhancement

(a)Services Planning

(i)In order to efficiently manage the TCS Resources, if applicable, the TCS Global Relationship Manager in coordination with the Nielsen Global Relationship Manager shall develop and update on a monthly basis, a rolling twelve (12) month program plan, planning all work to be performed under the Agreement.  The TCS Global Relationship Manager will assist the Nielsen Global Relationship Manager in the management of work prioritization, communications, status, service objectives (including adherence to delivery schedules and costs) and risk strategies.

(b)As of the SOW Effective Date, the TCS Global Relationship Manager will be responsible for balancing all assigned TCS resources involved in the provision of the Services in order to deliver on all approved work and optimize the deployment of TCS Resources.

(c)Services Tracking Reporting.

(i)Each TCS Project Manager shall be responsible for the day-to-day delivery of the Services under the applicable SOW, including work requests, support, TCS staffing, budgets, work plans, and raising and managing issues and risks.

(ii)Each TCS Project Manager or his or her delegates shall perform tracking and reporting tasks under the applicable SOW as specified by Nielsen including:

(A)Tracking and reporting to Nielsen on a monthly basis or such other frequency as agreed to in a particular SOW actual and forecasted utilization (in terms of both person-hours and charges, as applicable) of all resources and reporting such information to Nielsen;

(B)Tracking and reporting to Nielsen on a monthly basis or such other frequency as agreed to in a particular SOW the status of all Projects, including hours expended against plan and percent completed against plan;

(C)Resolving deviations from Milestones or schedules with the Nielsen Project Manager;

(D)Preparing and maintaining issues logs;

(E)Conducting regularly scheduled Services status meetings with TCS Resources at the Global Delivery Centers and Other Service Locations, as applicable;

(F)Communicating with TCS Resources located at the Global Delivery Centers or Other Service Locations daily or as needed via the phone, email, Internet and meetings; and

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(G)Reviewing Services progress and performance with the Nielsen Project Manager on a regularly scheduled basis.

(d)Quality Assurance.  As of the SARA Effective Date,  the TCS Global Relationship Manager shall be responsible for the successful delivery of the Services, including the review of all Deliverables for quality, completeness and adherence to Nielsen requirements, Statement of Work specifications, Service Levels and provisions of the Agreement.

(e)Code and Documentation.  As of the SARA Effective Date TCS shall assume responsibility for managing and maintaining existing Documentation, including performing any preliminary work reasonably necessary to permit TCS to effectively and efficiently use such Documentation in providing the Services.  Prior to deployment of any correction or Deliverable, TCS shall update existing or create new Documentation to reflect such correction, as necessary.  TCS shall also provide any required training at no additional cost to TCS and Nielsen staff with regard to such corrections.

Section 5.	engagement models

5.1Description of Engagement Models

There will be four Engagement Models within “Managed Services” and three Engagement Models of Time & Materials within “Non-Managed Services,” as described in the table immediately below.

#	Engagement Model Type	Short Name	Service Type	Example Engagement Areas
* *	**	**	**	**
* *	**	**	**	**
* *	**	**	**	**

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* *	**	**	**	**
* *	**	**	**	**
* *	**	**	**	**
* *	**	**	**	**

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EXHIBIT A-1

EXAMPLES OF SERVICES WITHIN THE SEVEN ENGAGEMENT MODELS

#	Service Type	Engagement Model	Additional Details
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**

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**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**

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**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**

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**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**
**	**	**	**

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**

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EXHIBIT A-2

STATEMENT OF WORK No. ___

This Statement of Work No. xxxx (“Statement of Work”) is entered into pursuant to the Second Amended and Restated Master Services Agreement (the “Agreement”), effective January 1. 2017 dated as of <Date, Month>, 2017, by and between The Nielsen Company (US), LLC (“Nielsen”) and Tata America International Corporation and Tata Consultancy Services Limited (collectively, “TCS”). The terms and conditions of the Agreement and the Schedules and Appendix attached thereto are incorporated herein by reference. Except as expressly provided in Section 10 of this Statement of Work, the terms and conditions provided in the Agreement and its accompanying Schedules and Appendix shall govern performance of Services described in this Statement of Work.  Any capitalized terms used but not defined in this Statement of Work shall have the definitions given in the Agreement.

Section 1.	General Project information

1.1Contracting Parties:	<If the parties to this SOW are not Nielsen and TCS, please indicate their legal names and conform their signature lines.>
1.2Short Description of SOW:	<Describe the broad scope and high-level requirements for the Services to be performed.>
1.3Requesting Center of Excellence:	<Designate which Nielsen COE will be responsible for this SOW.>
1.4SOW Requestor:	<Designate who is requesting the SOW (and to whom TCS should address its response, if different).>
1.5Nielsen Project Manager	The Nielsen Project Manager for this SOW is: <Designate the Nielsen Project Manager.>
a)Nielsen Project Manager Contact Information:	Phone: Fax: Email:
1.6TCS Project Manager	The TCS Project Manager for this SOW is: <Designate the TCS Project Manager.>
a)TCS Project Manager Contact Information:	Phone: Fax: Email:

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Section 2.	Term:

2.1SOW Start Date:	<Date work should begin.>
2.2SOW End Date:	<Date work should be completed. >
2.3 Renewal:	<Describe the conditions under which this SOW may renew here and the terms of such renewal, if applicable.>

Section 3.	BASIS FOR CHARGES

3.1Engagement Type

•Managed Services Fixed Price  (MS Fixed)□

•Managed Services Volume (MS Volume)□

•Managed Services Support (MS Support)□

•Fixed Capacity Agile (FC Agile)□

•Time and Material (T&M)

•Strategic Programs T&M□

•Infrastructure Agile Pod T&M□

3.2Service Type

•Business Process Outsourcing (BPO) Services   □

•Client Service Knowledge Process Outsourcing ( CS-KPO ) Services□

•Finance Operations□

•GMO Analytics Services □

•HRO Payroll□

•Information Technology (IT) Services□

•Infrastructure Services             □

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•STAT OPS Services □

Section 4.	Scope

4.1General

TCS shall provide the Services described in this Section.  Except as expressly provided in the Attachments to this Statement of Work, the Services provided shall be performed in accordance with the requirements provided in the Agreement and Schedule A.

4.2Project Detail

<Describe the Services to be performed by TCS, including, as applicable, those specific items addressed below.  If appropriate, a separate attachment can be used to describe the operating mechanics and structure of the Engagement Model and the responsibilities of the Parties, but this attachment should cover the topic headings described in this Section>

a)	Scope of services

<Detail the in-scope, out-scope, assumptions that will help in detailing and bringing clarity of scope of work.>

b)	TCS Responsibilities.

(i)Project Requirements:

<Detail what TCS will be expected to produce/perform, including what degree of responsibility TCS will assume with respect to management, oversight of personnel, strategic decision making, etc.>

(ii)Implementation Strategy:

<Detail the methods which will be used to complete the Services to be performed, as applicable and known.>

c)	RACI Description.

< TCS, with Nielsen’s support, shall provide a comprehensive RACI diagram showing the allocation of responsibility and communication for the project.>

4.3TRANSITION

<In this section, clearly articulate the transition timelines, the plan, acceptance & sign off criteria for the 3 scenarios listed in Section 4,1(b) of Agreement.  Any exceptions to the above scenarios if applicable, may also be listed, discussed and agreed with Nielsen as part of the SOW>

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Section 5.	Service Levels

<Detail the service level expectations for work to be performed by TCS, including, as applicable, those specific items addressed below.  If appropriate, a separate attachment can be used to describe the service level specifics, but this attachment should cover the topic headings described in this Section>

5.1Service Levels

    <Define Service levels, Service Level Measurement and Service Level Change Management Process, as applicable>

<The following table shall be used to specify the Service Levels to be measured, Grace Period, Thresholds and Credit Percentage Points for the Engagement Model. Fill in table, if applicable, based on Engagement Model.>

Delivery Unit **	Service	Service Level	Metric	Critical? (Yes or No)	Grace Period	Expected Threshold	Exceed Threshold	Credit **	Comments

5.2Critical Service Levels

<Define Critical Service levels, SLA outcome and operating mechanics of the SLAs, as applicable>

5.3Service Credit / Earn Back Computation

<Provide details on how to calculate service credit and earn back, if applicable>

5.4Milestones.

<Designate what Milestones must be met in performing the Services, including specifying the method of determining such Milestones, if applicable.>

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5.5Reports and Meetings

a.	Reports. TCS shall provide the Nielsen Project Manager with the following reports:

<Fill in table, if applicable.>

Report Name	Purpose/Description	Frequency

b.

Meetings.  In addition to the meeting requirements provided in Schedule J of the Agreement, the Parties agree to participate in the following meetings to ensure that the Services are delivered correctly:

<Fill in table, if applicable.>

Meeting Name	Purpose	Frequency	TCS Attendees	Nielsen Attendees

Section 6.	Nielsen Responsibilities

Nielsen shall be responsible for the following.

<Fill out whichever sections are applicable.>

6.1Nielsen Facilities and Locations

Services shall be performed at the following Nielsen facilities and/or locations:

Facility/Location	Number of TCS Resources Assigned	Work Description	Special Requirements (access restrictions, etc.)

6.2Nielsen Hardware

Nielsen shall provide the following hardware to be used in performing the Services:

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Facility/Location	Hardware Description	Comments

6.3Nielsen Software and Nielsen Third Party Software

Nielsen shall provide the following software to be used in performing the Services:

Nielsen Software (Software owned by Nielsen but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS use restrictions, required non-disclosure agreements, etc.)

Nielsen Third Party Software (Software licensed by Nielsen from third Parties but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS access restrictions, required non-disclosure agreements, etc.)

6.4Additional Responsibilities

In addition to the Nielsen responsibilities provided in the Agreement, Nielsen shall be responsible for the following:

<If applicable, detail what other areas Nielsen shall be responsible for and any associated deadline.>

Nielsen Responsibility	Deadline (if applicable)

Section 7.	TCS responsibilities

TCS shall be responsible for the following.

<Fill out whichever sections are applicable to the project.>

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7.1TCS Global Delivery Centers and Other Service Locations

Services shall be performed at the following Global Delivery Centers and/or Other Service Locations:

GDS / OSL	Work Description

7.2TCS Hardware

TCS shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

7.3Other Items

<TCS must list any software, documentation, item, form, process, methodology or the like TCS proposes to use to deliver the Services that Nielsen will not obtain a license to pursuant to Section 14.6 of the Agreement in the table below.  For any additions to this table, Schedule K of the Agreement shall be updated as appropriate. The Nielsen Project Manager must approve the use of the same by signing below.  IF NIELSEN DOES NOT APPROVE THE POST TERM LICENSE FEE, OR IF ITEMS ARE USED WHICH ARE NOT LISTED HERE, NIELSEN SHALL BE GRANTED A LICENSE TO USE SUCH ITEMS AT NO CHARGE. >

Other Items
Item	Function / Description	Alternatives	Post-Term License Fee

Acknowledgement by Nielsen Project Manager:_______________________________

NOTE:  If TCS uses such item(s) without the signature of the Nielsen Project Manager above, TCS will be deemed to have given Nielsen a perpetual, royalty-free worldwide right to use such item.

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Section 8.	Deliverables

8.1Description

<Describe in full the Deliverable(s) to be produced.>

8.2Documentation Requirements

<List all Documentation (user’s guides, technical guides, test plans, etc.) that TCS is required to provide along with the Deliverable(s).>

8.3Acceptance Criteria

<Specify the criteria for acceptance of each Deliverable, any Milestone to which such Deliverable is linked (if applicable) and the time period that Nielsen will have to review the Deliverable before accepting or rejecting.>

8.4Post-Acceptance

a)	Ongoing Management.

<Specify whether Nielsen, TCS or both will be responsible for implementing and overseeing the Deliverable once it has been accepted.  If TCS is to be involved, detail their exact role and responsibilities here.>

b)	Transition.

<If the Deliverable is to be handed over from TCS to Nielsen after acceptance, in full or in part, detail exactly how the transition will occur here, or, if needed, in a separate Transition Plan developed and approved by both Parties.>

8.5Warranty Support.

<Detail any Deliverable warranty support requirements.>

Section 9.	Charges

9.1Fixed Price Charges

a)	Total Charges. The total amount due under this SOW shall be $<specify>. This excludes any applicable taxes. <<Specify milestone details and charges associated >>

(i)Additional Charges:  The following expenses are not included in the Total Fee above:

<Designate any approved categories of additional expenses beyond the Total Fee in the appropriate table below.>

(ii)Pass-Through Expenses:

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Category	Not to Exceed

(iii)Incidental Expenses

Category	Not to Exceed

Signature of Nielsen Project Manager: _____________________________

b)	Invoicing & Payment Term:

This shall be as per terms agreed in the Agreement.

9.2Local Country Billing and Exchange rate

<<This section will cover the currency billing requirements and other terms like exchange rate as per terms agreed in the Section 6 (a) of the Schedule C.>>

9.3Taxes

<<This section will cover the local taxes requirements>

Section 10.	Provisions varying from agreement

The following provisions shall either supersede or supplement, as indicated below, those provided in the Agreement.  These provisions shall not be valid unless signed by authorized representatives of the Nielsen and TCS departments indicated in the “Approvals” section below, as provided in Section 3.5(b) of the Agreement:

<Use the middle column to add new language which either supersedes or supplements language in the Agreement.  Indicate which Agreement provision is affected in the left hand column.  Indicate whether the Agreement provision is superseded or supplemented by the new provision in the right hand column.>

Agreement Section # and Title or Description	New Provision	Supersedes or Supplements Agreement Provision

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Agreement Section # and Title or Description	New Provision	Supersedes or Supplements Agreement Provision

Approvals:

NIELSEN LEGAL	TCS LEGAL
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________
NIELSEN GLOBAL TECHNOLOGY & OPERATIONS	TCS FINANCE
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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In Witness Whereof, the Parties have each caused this Statement of Work to be signed and delivered by its duly authorized representative as of _____________________, 20__.

<Insert legal name of contracting Nielsen entity>	<Insert legal name of contracting Tata entity>
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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EXHIBIT A-3

STATEMENT OF WORK No. ___

This Statement of Work No. xxxx (“Statement of Work”) is entered into pursuant to the Second Amended and Restated Master Services Agreement (the “Agreement”), effective January 1, 2017 dated as of xxxx, 2017, by and between The Nielsen Company (US), LLC (“Nielsen”) and Tata America International Corporation and Tata Consultancy Services Limited  (collectively, “TCS”). The terms and conditions of the Agreement and the Schedules and Appendix attached thereto are incorporated herein by reference. Except as expressly provided in Section 10 of this Statement of Work, the terms and conditions provided in the Agreement and its accompanying Schedules and Appendix shall govern performance of Services described in this Statement of Work.  Any capitalized terms used but not defined in this Statement of Work shall have the definitions given in the Agreement.

Section 1.	General Project information

1.1Contracting Parties:	<If the parties to this SOW are not Nielsen and TCS, please indicate their legal names and conform their signature lines.>
1.2Short Description of SOW:	<Describe the broad scope and high-level requirements for the Services to be performed.>
1.3Requesting Center of Excellence:	<Designate which Nielsen COE will be responsible for this SOW.>
1.4SOW Requestor:	<Designate who is requesting the SOW (and to whom TCS should address its response, if different).>
1.5Nielsen Project Manager	The Nielsen Project Manager for this SOW is: <Designate the Nielsen Project Manager.>
a)Nielsen Project Manager Contact Information:	Phone: Fax: Email:
1.6TCS Project Manager	The TCS Project Manager for this SOW is: <Designate the TCS Project Manager.>
a)TCS Project Manager Contact Information:	Phone: Fax: Email:

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Section 2.	Term:

2.1SOW Start Date:	<Date work should begin.>
2.2SOW End Date:	<Date work should be completed. >
2.3 Renewal:	<Describe the conditions under which this SOW may renew here and the terms of such renewal, if applicable.>

Section 3.	BASIS FOR CHARGES

3.1Engagement Type

•Managed Services Fixed Price  (MS Fixed)□

•Managed Services Volume (MS Volume)□

•Managed Services Support (MS Support)□

•Fixed Capacity Agile (FC Agile)□

•Time and Material (T&M)□

•Strategic Programs T&M□

•Infrastructure Agile Pod T&M□

3.2Service Type

•Business Process Outsourcing (BPO) Services   □

•Client Service Knowledge Process Outsourcing ( CS-KPO ) Services□

•Finance Operations□

•GMO Analytics Services □

•HRO Payroll□

•Information Technology (IT) Services□

•Infrastructure Services

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□

•STAT OPS Services □

Section 4.	Scope

4.1General

TCS shall provide the Services described in this Section.  Except as expressly provided in the Attachments to this Statement of Work, the Services provided shall be performed in accordance with the requirements provided in the Agreement and Schedule A.

4.2Project Detail

<Describe the Services to be performed by TCS, including, as applicable, those specific items addressed below.  If appropriate, a separate attachment can be used to describe the operating mechanics and structure of the Engagement Model and the responsibilities of the Parties, but this attachment should cover the topic headings described in this Section>

a)	Scope of services

(i)<Detail the in-scope, out-scope, assumptions that will help in detailing and bringing clarity of scope of work.>

b)	TCS Responsibilities.

(ii)Project Requirements:

(iii)<Detail what TCS will be expected to produce/perform, including what degree of responsibility TCS will assume with respect to management, oversight of personnel, strategic decision making, etc.>

(iv)Implementation Strategy:

(v)<Detail the methods which will be used to complete the Services to be performed, as applicable and known.>

c)	RACI Description.

<TCS, with Nielsen’s support, shall provide a comprehensive RACI diagram showing the allocation of responsibility and communication for the project.>

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4.3Change Management

<This section includes the change control procedures to be followed for any scope changes>

4.4Transition

<In this section, clearly articulate the transition timelines, the plan, acceptance & sign off criteria for the 3 scenarios listed in Section 4,1(b) of Agreement.  Any exceptions to the above scenarios if applicable, may also be listed, discussed and agreed with Nielsen as part of the SOW>

Section 5.	Service Levels

<Detail the service level expectations for work to be performed by TCS, including, as applicable, those specific items addressed below.  If appropriate, a separate attachment can be used to describe the service level specifics, but this attachment should cover the topic headings described in this Section>

5.1Service Levels

    <Define Service levels, Service Level Measurement and Service Level Change Management Process, as applicable>

<The following table shall be used to specify the Service Levels to be measured, Grace Period, Thresholds and Credit Percentage Points for the Engagement Model. Fill in table, if applicable, based on Engagement Model.>

Delivery Unit **	Service	Service Level	Metric	Critical? (Yes or No)	Grace Period	Expected Threshold	Exceed Threshold	Credit **	Comments

5.2Critical Service Levels

<Define Critical Service levels, SLA outcome and operating mechanics of the SLAs, as applicable>

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5.3Service Credit / Earn Back Computation

<Provide details on how to calculate service credit and earn back, if applicable>

5.4Milestones.

<Designate what Milestones must be met in performing the Services, including specifying the method of determining such Milestones, if applicable.>

5.5Reports and Meetings

a.	Reports. TCS shall provide the Nielsen Project Manager with the following reports:

<Fill in table, if applicable.>

Report Name	Purpose/Description	Frequency

b.

Meetings.  In addition to the meeting requirements provided in Schedule J of the Agreement, the Parties agree to participate in the following meetings to ensure that the Services are delivered correctly:

<Fill in table, if applicable.>

Meeting Name	Purpose	Frequency	TCS Attendees	Nielsen Attendees

Section 6.	Nielsen Responsibilities

Nielsen shall be responsible for the following.

<Fill out whichever sections are applicable.>

6.1Nielsen Facilities and Locations

Services shall be performed at the following Nielsen facilities and/or locations:

Facility/Location	Number of TCS Resources Assigned	Work Description	Special Requirements (access restrictions, etc.)

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Facility/Location	Number of TCS Resources Assigned	Work Description	Special Requirements (access restrictions, etc.)

6.2Nielsen Hardware

Nielsen shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

6.3Nielsen Software and Nielsen Third Party Software

Nielsen shall provide the following software to be used in performing the Services:

Nielsen Software (Software owned by Nielsen but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS use restrictions, required non-disclosure agreements, etc.)

Nielsen Third Party Software (Software licensed by Nielsen from third Parties but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS access restrictions, required non-disclosure agreements, etc.)

6.4Additional Responsibilities

In addition to the Nielsen responsibilities provided in the Agreement, Nielsen shall be responsible for the following:

<If applicable, detail what other areas Nielsen shall be responsible for and any associated deadline.>

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Nielsen Responsibility	Deadline (if applicable)

Section 7.	TCS responsibilities

TCS shall be responsible for the following.

<Fill out whichever sections are applicable to the project.>

7.1TCS Global Delivery Centers and Other Service Locations

Services shall be performed at the following Global Delivery Centers and/or Other Service Locations:

GDS / OSL	Work Description

7.2TCS Hardware

TCS shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

7.3Other Items

<TCS must list any software, documentation, item, form, process, methodology or the like TCS proposes to use to deliver the Services that Nielsen will not obtain a license to pursuant to Section 14.6 of the Agreement in the table below. For any additions to this table, Schedule K of the Agreement shall be updated as appropriate. The Nielsen Project Manager must approve the use of the same by signing below.  IF NIELSEN DOES NOT APPROVE THE POST TERM LICENSE FEE, OR IF ITEMS ARE USED WHICH ARE NOT LISTED HERE, NIELSEN SHALL BE GRANTED A LICENSE TO USE SUCH ITEMS AT NO CHARGE. >

Other Items
Item	Function / Description	Alternatives	Post-Term License Fee

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NIELSEN & TCS CONFIDENTIAL INFORMATION

Other Items

Acknowledgement by Nielsen Project Manager:_______________________________

NOTE:  If TCS uses such item(s) without the signature of the Nielsen Project Manager above, TCS will be deemed to have given Nielsen a perpetual, royalty-free worldwide right to use such item.

Section 8.	Volume

8.1Volume Units Assigned to this SOW

<< As part of this Statement of Work, specify the total Volume of Units >

Section 9.	CHARGES

9.1Total Charges

<Provide details of charges as required and agreed by parties>

(a)Charge Details:

The maximum amount due under this SOW shall be $<specify>. This excludes any applicable taxes.

< Provide distribution of the monthly charges as applicable. Volume, Unit Rates and Annual Charge to be covered in this section >.

A summary of the estimated annual charges as part of this SOW is illustrated below.

Year	2017	2018	2019	2020	Total
Amount	$$$$$$	$$$$$$	$$$$$$	$$$$$$	$$$$$$

The actual charges will be based on the Volume delivered for the period.

(i)Additional Fees:  <Specify, if any>.

(ii)Pass-Through Expenses: <Specify, if any>..

(iii)Incidental Expenses:  <Specify, if any>..

Incidental expenses are not included in the Total Fee above. Incidental expenses would be charged on actuals based on the approval of Nielsen N+2 manager.

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Category	Not to Exceed
Travel, lodging, food expenses (other than the TCS deputing person at delivery center/onsite location)	As provided in Section 19.3 of the Agreement

Any changes will be covered under change management process.

(b)Invoicing & Payment Term

This shall be as per terms agreed in the Agreement.

9.2Local Country Billing and Exchange rate

<<This section will cover the currency billing requirements and other terms like exchange rate as per terms agreed in the Section 6 (a) of the Schedule C.>>

9.3Taxes

<<This section will cover the local taxes requirements>

Section 10.	Provisions varying from agreement

The following provisions shall either supersede or supplement, as indicated below, those provided in the Agreement.  These provisions shall not be valid unless signed by authorized representatives of the Nielsen and TCS departments indicated in the “Approvals” section below, as provided in Section 3.5(b) of the Agreement:

<Use the middle column to add new language which either supersedes or supplements language in the Agreement.  Indicate which Agreement provision is affected in the left hand column.  Indicate whether the Agreement provision is superseded or supplemented by the new provision in the right hand column.>

Agreement Section # and Title or Description	New Provision	Supersedes or Supplements Agreement Provision

Approvals:

NIELSEN LEGAL	TCS LEGAL

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NIELSEN & TCS CONFIDENTIAL INFORMATION

By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________
NIELSEN GLOBAL TECHNOLOGY & OPEARTIONS	TCS FINANCE
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

In Witness Whereof, the Parties have each caused this Statement of Work to be signed and delivered by its duly authorized representative as of _____________________, 20__.

<Insert legal name of contracting Nielsen entity>	<Insert legal name of contracting Tata entity>
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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NIELSEN & TCS CONFIDENTIAL INFORMATION

Exhibit A-4

STATEMENT OF WORK No. ____

This Statement of Work No. xxxx (“Statement of Work”) is entered into pursuant to the Second Amended and Restated Master Services Agreement (the “Agreement”), effective January 1, 2017 dated as of <Date, Month>, 2017, by and between The Nielsen Company (US), LLC (“Nielsen”) and Tata America International Corporation and Tata Consultancy Services Limited  (collectively, “TCS”). The terms and conditions of the Agreement and the Schedules and Appendix attached thereto are incorporated herein by reference. Except as expressly provided in Section 10 of this Statement of Work, the terms and conditions provided in the Agreement and its accompanying Schedules and Appendix shall govern performance of Services described in this Statement of Work.  Any capitalized terms used but not defined in this Statement of Work shall have the definitions given in the Agreement.

Section 1.	GENERAL PROJECT INFORMATION

1.1Contracting Parties	<If the parties to this SOW are not Nielsen and TCS, please indicate their legal names and conform their signature lines.>
1.2Short Description of SOW:	<Describe the broad scope and high-level requirements for the Services to be performed.>
1.3Requesting Center of Excellence:	<Designate which Nielsen COE will be responsible for this SOW.>
1.4SOW Requestor:	<Designate who is requesting the SOW (and to whom TCS should address its response, if different).>
1.5Nielsen Project Manager	The Nielsen Project Manager for this SOW is: <Designate the Nielsen Project Manager.>
(a)Nielsen Project Manager Contact Information:	Phone: Fax: Email:

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1.6TCS Project Manager	The TCS Project Manager for this SOW is: <Designate the TCS Project Manager.>
(a)TCS Project Manager Contact Information:	Phone: Fax: Email:

Section 2.	Term:

2.1SOW Start Date:	<Date work should begin.>
2.2SOW End Date:	<Date work should be completed.>
2.3 Renewal	<Describe the conditions under which this SOW may renew here and the terms of such renewal, if applicable.>

Section 3.	BASIS FOR CHARGES

3.1Engagement Type

•Managed Services Fixed Price  (MS Fixed)□

•Managed Services Volume (MS Volume)□

•Managed Services Support (MS Support)

•Managed Services Agile (FC Agile)□

•Time and Material (T&M)□

•Strategic Programs T&M□

•Infrastructure Agile Pod T&M□

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3.2Service Type

•Business Process Outsourcing (BPO) Services   □

•Client Service Knowledge Process Outsourcing ( CS-KPO ) Services□

•Finance Operations□

•GMO Analytics Services □

•HRO Payroll□

•Information Technology (IT) Services□

•Infrastructure Services             □

•STAT OPS Services □

Section 4.	SCOPE

4.1General

TCS shall provide the Services described in this Section.  Except as expressly provided in the Attachments to this Statement of Work, the Services provided shall be performed in accordance with the requirements provided in the Agreement and Schedule A.

4.2Project Detail

<Describe the Services to be performed by TCS, including, as applicable, those specific items addressed below.  If appropriate, a separate attachment can be used to describe the operating mechanics and structure of the Engagement Model and the responsibilities of the Parties, but this attachment should cover the topic headings described in this Section>

(a)Scope of services

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<Detail the in-scope, out-scope, assumptions that will help in detailing and bringing clarity of scope of work. Appendix C will include more details of the scope of the work>

(b)TCS Responsibilities.

(i)Project Requirements:

<Detail what TCS will be expected to produce/perform, including what degree of responsibility TCS will assume with respect to management, oversight of personnel, strategic decision making, etc.>

(ii)Implementation Strategy:

<Detail the methods which will be used to complete the Services to be performed, as applicable and known.>

(c)RACI Description.

<TCS, with Nielsen’s support, shall provide a comprehensive RACI diagram showing the allocation of responsibility and communication for the project.>

4.3Call Tree Procedure

< Specify Call Tree procedures for the Supported applications>

4.4Change Management

<This section includes the change control procedures such as changes to Delivery units, applications to be supported and associated function points>

4.5Transition

<In this section, clearly articulate the transition timelines, the plan, acceptance & sign off criteria for the 3 scenarios listed in Section 4,1(b) of Agreement.  Any exceptions to the above scenarios if applicable, may also be listed, discussed and agreed with Nielsen as part of the SOW>

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Section 5Service Levels

<Detail the service level expectations for work to be performed by TCS, including, as applicable, those specific items addressed below.  If appropriate, a separate attachment can be used to describe the service level specifics, but this attachment should cover the topic headings described in this Section>

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5.1Service Levels

     <Define Service levels, Service Level Measurement and Service Level Change Management Process, as applicable>

<The following table shall be used to specify the Service Levels to be measured, Grace Period, Thresholds and Credit Percentage Points for the Engagement Model. Fill in table, if applicable, based on Engagement Model.>

Delivery Unit **	Service	Service Level	Metric	Critical? (Yes or No)	Grace Period	Expected Threshold	Exceed Threshold	Credit **	Comments

5.2Critical Service Levels

<Define Critical Service levels, SLA outcome and operating mechanics of the SLAs, as applicable>

5.3Service Credit / Earn Back Computation

<Provide details on how to calculate service credit and earn back, if applicable>

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5.4Milestones.

<Designate what Milestones must be met in performing the Services, including specifying the method of determining such Milestones, if applicable.>

5.5Reports and Meetings

a.	Reports. TCS shall provide the Nielsen Project Manager with the following reports:

<Fill in table, if applicable.>

Report Name	Purpose/Description	Frequency

b.

Meetings.  In addition to the meeting requirements provided in Schedule J of the Agreement, the Parties agree to participate in the following meetings to ensure that the Services are delivered correctly:

<Fill in table, if applicable.>

Meeting Name	Purpose	Frequency	TCS Attendees	Nielsen Attendees

Section 6.Nielsen Responsibilities

Nielsen shall be responsible for the following.

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<Fill out whichever sections are applicable.>

6.1Nielsen Facilities and Locations

Services shall be performed at the following Nielsen facilities and/or locations:

Facility/Location	Number of TCS Resources Assigned	Work Description	Special Requirements (access restrictions, etc.)

6.2Nielsen Hardware

Nielsen shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

6.3Nielsen Software and Nielsen Third Party Software

Nielsen shall provide the following software to be used in performing the Services:

Nielsen Software (Software owned by Nielsen but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS use restrictions, required non-disclosure agreements, etc.)

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Nielsen Software (Software owned by Nielsen but used/accessed by TCS in providing the Services.)

Nielsen Third Party Software (Software licensed by Nielsen from third Parties but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS access restrictions, required non-disclosure agreements, etc.)

6.4Additional Responsibilities

In addition to the Nielsen responsibilities provided in the Agreement, Nielsen shall be responsible for the following:

<If applicable, detail what other areas Nielsen shall be responsible for and any associated deadline.>

Nielsen Responsibility	Deadline (if applicable)

Section 7.	TCS responsibilities

TCS shall be responsible for the following.

<Fill out whichever sections are applicable to the project.>

7.1TCS Global Delivery Centers and Other Service Locations

Services shall be performed at the following Global Delivery Centers and/or Other Service Locations:

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GDS / OSL	Work Description

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7.2TCS Hardware

TCS shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

7.3Other Items

<TCS must list any software, documentation, item, form, process, methodology or the like TCS proposes to use to deliver the Services that Nielsen will not obtain a license to pursuant to Section 14.6 of the Agreement in the table below.  For any additions to this table, Schedule K of the Agreement shall be updated as appropriate. The Nielsen Project Manager must approve the use of the same by signing below.  IF NIELSEN DOES NOT APPROVE THE POST TERM LICENSE FEE, OR IF ITEMS ARE USED WHICH ARE NOT LISTED HERE, NIELSEN SHALL BE GRANTED A LICENSE TO USE SUCH ITEMS AT NO CHARGE. >

Other Items
Item	Function / Description	Alternatives	Post-Term License Fee

Acknowledgement by Nielsen Project Manager:_______________________________

NOTE:  If TCS uses such item(s) without the signature of the Nielsen Project Manager above, TCS will be deemed to have given Nielsen a perpetual, royalty-free worldwide right to use such item.

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Section 8.	TCS STAFFING MODEL

<< This section describe the staffing model based on engagement type , For example FCA model will specify the Scrum Units and Offshore leverage, For T&M model will specify the resource count and offshore leverage, MS Support  will specify the Application Support function Points  >>

8.1Total Support Function points Assigned to this SOW

(a)Support Function Points:

< Specify the Support Function Points by Line of Business, by Delivery Unit, by Application and enhancements hours allocated at Line of Business>

8.2Offshore Leverage

In performing the Services, specify the offshore leverage as mentioned in Exhibit C1 of Schedule C

Section 9.	CHARGES

9.1Fixed Price Charges

(a)Charge Details:

The Total amount due under this SOW shall be $$$$$$. The distribution of the monthly charges at a Line of Business and Delivery Unit level are illustrated in Appendix B. A summary of the annual charges as part of this SOW is illustrated below.

Year	2017	2018	2019	2020	Total
Amount Charged USD	$$$$$$	$$$$$$	$$$$$$	$$$$$$	$$$$$$

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(i)Support Period: xxx months (<from Date> to < To Date>

(ii)Additional Fees:  <Specify, if any>.

(iii)Pass-Through Expenses: <Specify, if any>

(iv)Incidental Expenses:  <Specify, if any>

Incidental expenses are not included in the Total Fee above. Incidental expenses would be charged on actuals based on the approval of Nielsen N+2 manager.

Category	Not to Exceed
Travel, lodging, food expenses (other than the TCS deputing person at delivery center/onsite location)	As provided in Section 19.3 of the Agreement

(b)Adjustment to Charges:

This section will explain the impact to the cost of the engagement model based on the following changes.

Applications and functions can be added / modified / removed to the set of Services as mutually agreed by TCS and Nielsen in conformance with the change control procedures. Specify the procedures for handling the changes to Charges due to function point changes, expansion and reduction in service scope.

(c)Invoicing and Payment Term:

This shall be as per terms agreed in the Agreement.

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9.2Local Country Billing and Exchange Rate

This section will cover the currency billing requirements and other terms like exchange rate as per terms agreed in the Section 6 (a) of the Schedule C.

9.3Taxes

<<This section will cover the local taxes requirements>

Section 10.	PROVISIONS VARYING FROM AGREEMENT

The following provisions shall either supersede or supplement, as indicated below, those provided in the Agreement.  These provisions shall not be valid unless signed by authorized representatives of the Nielsen and TCS departments indicated in the “Approvals” section below, as provided in Section 3.5(b) of the Agreement:

Agreement Section # and Title or Description	New Provision	Supersedes or Supplements Agreement Provision

Approvals:

NIELSEN LEGAL	TCS LEGAL
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________
NIELSEN GLOBAL TECHNOLOGY & OPERATIONS	TCS FINANCE

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By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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NIELSEN & TCS CONFIDENTIAL INFORMATION

In Witness Whereof, the Parties have each caused this Statement of Work to be signed and delivered by its duly authorized representative as of _____________________, 2017.

NIELSEN	TCSL
By: ___________________________ Name: ________________________ Title: _________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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Appendix A: Application Baseline Function Point Volume

Appendix B: Charge Schedule and Weightage allocation

Appendix C: In Scope & Out of Scope

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Exhibit A-5

STATEMENT OF WORK No. ____

This Statement of Work No. xxxx (“Statement of Work”) is entered into pursuant to the Second Amended and Restated Master Services Agreement (the “Agreement”), effective January 1, 2017 dated as of <Date, Month>, 2017, by and between The Nielsen Company (US), LLC (“Nielsen”) and Tata America International Corporation and Tata Consultancy Services Limited  (collectively, “TCS”). The terms and conditions of the Agreement and the Schedules and Appendix attached thereto are incorporated herein by reference. Except as expressly provided in Section 10 of this Statement of Work, the terms and conditions provided in the Agreement and its accompanying Schedules and Appendix shall govern performance of Services described in this Statement of Work.  Any capitalized terms used but not defined in this Statement of Work shall have the definitions given in the Agreement.

Section 1.	GENERAL PROJECT INFORMATION

10.1Contracting Parties	5.2<If the parties to this SOW are not Nielsen and TCS, please indicate their legal names and conform their signature lines.>
10.2Short Description of SOW:	<Describe the broad scope and high-level requirements for the Services to be performed.>
10.3Requesting Center of Excellence:	5.3<Designate which Nielsen COE will be responsible for this SOW.>
10.4SOW Requestor:	5.4<Designate who is requesting the SOW (and to whom TCS should address its response, if different).>
10.5Nielsen Project Manager	The Nielsen Project Manager for this SOW is: <Designate the Nielsen Project Manager.>

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(a)Nielsen Project Manager Contact Information:	Phone: Fax: Email:
10.6TCS Project Manager	The TCS Project Manager for this SOW is: <Designate the TCS Project Manager.>
(a)TCS Project Manager Contact Information:	Phone: Fax: Email:

Section 6.

Section 2.	Term:

2.1SOW Start Date:	6.1<Date work should begin.>
2.2SOW End Date:	6.2 <Date work should be completed.>
2.3 Renewal	<Describe the conditions under which this SOW may renew here and the terms of such renewal, if applicable.>

Section 3.	BASIS FOR CHARGES

3.1Engagement Model

•Managed Services Fixed Price  (MS Fixed)□

•Managed Services Volume (MS Volume)□

•Managed Services Support (MS Support)□

•Fixed Capacity Agile (FC Agile)

•Time and Material (T&M)□

•Strategic Programs T&M□

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•Infrastructure Agile Pod T&M□

3.2Service Type

•Business Process Outsourcing (BPO) Services   □

•Client Service Knowledge Process Outsourcing ( CS-KPO ) Services□

•Finance Operations□

•GMO Analytics Services □

•HRO Payroll□

•Information Technology (IT) Services□

•Infrastructure Services             □

•STAT OPS Services □

Section 4.	SCOPE

4.1General

TCS shall provide the Services described in this Section.  Except as expressly provided in the Attachments to this Statement of Work, the Services provided shall be performed in accordance with the requirements provided in the Agreement and Schedule A.

4.2Project Detail

<Describe the Services to be performed by TCS, including, as applicable, those specific items addressed below.  If appropriate, a separate attachment can be used to describe the operating mechanics and structure of the Engagement

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Model and the responsibilities of the Parties, but this attachment should cover the topic headings described in this Section>

(a)Scope of services

(i)<Detail the in-scope, out-scope, assumptions that will help in detailing and bringing clarity of scope of work.>

(b)TCS Responsibilities.

(i)Project Requirements:

(ii)<Detail what TCS will be expected to produce/perform, including what degree of responsibility TCS will assume with respect to management, oversight of personnel, strategic decision making, etc.>

(ii)Implementation Strategy:

(iii)<Detail the methods which will be used to complete the Services to be performed, as applicable and known.>

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(c)RACI Description.

(b)<TCS, with Nielsen’s support, shall provide a comprehensive RACI diagram showing the allocation of responsibility and communication for the project.>

4.3Change Management

<This section includes the change control procedures such as changes to Delivery units, scrum units, capacity changes due to project ramp up / ramp down>

4.4Transition

<In this section, clearly articulate the transition timelines, the plan, acceptance & sign off criteria for the 3 scenarios listed in Section 4,1(b) of Agreement.  Any exceptions to the above scenarios if applicable, may also be listed, discussed and agreed with Nielsen as part of the SOW>

Section 5.	Service Levels

<Detail the service level expectations for work to be performed by TCS, including, as applicable, those specific items addressed below.  If appropriate, a separate attachment can be used to describe the service level specifics, but this attachment should cover the topic headings described in this Section>

5.1Service Levels

<Define Service levels, Service Level Measurement and Service Level Change Management Process, as applicable>

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<The following table shall be used to specify the Service Levels to be measured, Grace Period, Thresholds and Credit Percentage Points for the Engagement Model. Fill in table, if applicable, based on Engagement Model.>

Delivery Unit **	Service	Service Level	Metric	Critical? (Yes or No)	Grace Period	Expected Threshold	Exceed Threshold	Credit **	Comments

5.2Critical Service Levels

<Define Critical Service levels, SLA outcome and operating mechanics of the SLAs, as applicable>

5.3Service Credit / Earn Back Computation

<Provide details on how to calculate service credit and earn back, if applicable>

5.4Milestones.

<Designate what Milestones must be met in performing the Services, including specifying the method of determining such Milestones, if applicable.>

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5.5Reports and Meetings

a.	Reports. TCS shall provide the Nielsen Project Manager with the following reports:

<Fill in table, if applicable.>

Report Name	Purpose/Description	Frequency

b.

Meetings.  In addition to the meeting requirements provided in Schedule J of the Agreement, the Parties agree to participate in the following meetings to ensure that the Services are delivered correctly:

<Fill in table, if applicable.>

Meeting Name	Purpose	Frequency	TCS Attendees	Nielsen Attendees

Section 6.	Nielsen Responsibilities

Nielsen shall be responsible for the following.

<Fill out whichever sections are applicable.>

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6.1Nielsen Facilities and Locations

Services shall be performed at the following Nielsen facilities and/or locations:

Facility/Location	Number of TCS Resources Assigned	Work Description	Special Requirements (access restrictions, etc.)

6.2Nielsen Hardware

Nielsen shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

6.3Nielsen Software and Nielsen Third Party Software

Nielsen shall provide the following software to be used in performing the Services:

Nielsen Software (Software owned by Nielsen but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS use restrictions, required non-disclosure agreements, etc.)

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Nielsen Software (Software owned by Nielsen but used/accessed by TCS in providing the Services.)
Nielsen Third Party Software (Software licensed by Nielsen from third Parties but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS access restrictions, required non-disclosure agreements, etc.)

6.4Additional Responsibilities

In addition to the Nielsen responsibilities provided in the Agreement, Nielsen shall be responsible for the following:

<If applicable, detail what other areas Nielsen shall be responsible for and any associated deadline.>

Nielsen Responsibility	Deadline (if applicable)

SECTION 7.TCS RESPONSIBILITIES

TCS shall be responsible for the following.

<Fill out whichever sections are applicable to the project.>

7.1	TCS Global Delivery Centers and Other Service Locations

Services shall be performed at the following Global Delivery Centers and/or Other Service Locations:

GDS / OSL	Work Description

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GDS / OSL	Work Description

7.2	TCS Hardware

TCS shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

7.3Other Items

<TCS must list any software, documentation, item, form, process, methodology or the like TCS proposes to use to deliver the Services that Nielsen will not obtain a license to pursuant to Section 14.6 of the Agreement in the table below. For any additions to this table, Schedule K of the Agreement shall be updated as appropriate.  The Nielsen Project Manager must approve the use of the same by signing below.  IF NIELSEN DOES NOT APPROVE THE POST TERM LICENSE FEE, OR IF ITEMS ARE USED WHICH ARE NOT LISTED HERE, NIELSEN SHALL BE GRANTED A LICENSE TO USE SUCH ITEMS AT NO CHARGE. >

Other Items
Item	Function / Description	Alternatives	Post-Term License Fee

Acknowledgement by Nielsen Project Manager:_______________________________

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NOTE:  If TCS uses such item(s) without the signature of the Nielsen Project Manager above, TCS will be deemed to have given Nielsen a perpetual, royalty-free worldwide right to use such item.

SECTION 8.	TCS STAFFING MODEL

<< This section describe the staffing model based on engagement type , For example FCA model will specify the

Scrum Units and Offshore leverage, For T&M model will specify the resource count and offshore leverage, MS Support  will specify the Application Support function Points  >>

8.1Number of Scrum Units Assigned to this SOW

<< As part of this Statement of Work, specify the total Scrum Units Delivery Units across Line of Business >

8.2Offshore Leverage

In performing the Services, specify the offshore leverage as mentioned in Exhibit C1 of Schedule C

SECTION 9.	CHARGES

9.1Total  Charges

(a)Charge details:

(c)The maximum amount due under this SOW shall be $$$$$$$. The distribution of the monthly charges at a Line of Business and Delivery Unit level are illustrated in Appendix A. A summary of the annual charges as part of this SOW is illustrated below.

Year	2017	2018	2019	2020	Total

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Scrum Unit Charge USD	$$$$$$$	$$$$$$$	$$$$$$$	$$$$$$$
Total Scrum Units	###	###	###	###
Total Amount USD	$$$$$$$	$$$$$$$	$$$$$$$	$$$$$$$	$$$$$$$

(i)Additional Fees:  <Specify, if any>.

(ii)Pass-Through Expenses: <Specify, if any>

(iii)Incidental Expenses:  <Specify, if any>

(ii)Incidental expenses are not included in the Total Fee above. Incidental expenses would be charged on actuals based on the approval of Nielsen N+2 manager.

Category	Not to Exceed
Travel, lodging, food expenses (other than the TCS deputing person at delivery center/onsite location)	As provided in Section 19.3 of the Agreement

(b)Adjustment to Charges:

(d)This section will explain the impact to the cost of the engagement model based on the following changes.

(i)	Changes (Add, Remove and Modify) to Delivery Units / Scrum Units

This section will explain the process for adding additional scrum / delivery units within and above the allowed cap of        **       .

(ii)	Procedures:

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(A)<This section contains the procedures for handling the changes to Charges due to addition, movement and removal of Delivery Units / Scrum Units (including the calculation of scrum capacity for monthly charge summary, and all ceiling procedures)>

(c)Invoicing & Payment Term:

This shall be as per terms agreed in the Agreement.

9.2Local Country Billing and Exchange rate

<<This section will cover the currency billing requirements and other terms like exchange rate as per terms agreed in the Section 6 (a) of the Schedule C.>>

9.3Taxes

<<This section will cover the local taxes requirements>

SECTION 10.	PROVISIONS VARYING FROM AGREEMENT

The following provisions shall either supersede or supplement, as indicated below, those provided in the Agreement.  These provisions shall not be valid unless signed by authorized representatives of the Nielsen and TCS departments indicated in the “Approvals” section below, as provided in Section 3.5(b) of the Agreement:

Agreement Section # and Title or Description	New Provision	Supersedes or Supplements Agreement Provision

Approvals:

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NIELSEN LEGAL	TCS LEGAL
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________
NIELSEN GLOBAL TECHNOLOGY & OPERATIONS	TCS FINANCE
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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In Witness Whereof, the Parties have each caused this Statement of Work to be signed and delivered by its duly authorized representative as of _____________________, 2017.

NIELSEN	TCSL
By: ___________________________ Name: ________________________ Title: _________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

Section 7.
Section 8.	Appendix A: Charge Schedule and Weightage allocation

Section 9.
Section 10.

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EXHIBIT A-6

STATEMENT OF WORK No. ___

This Statement of Work No. xxxx (“Statement of Work”) is entered into pursuant to the Second Amended and Restated Master Services Agreement (the “Agreement”), effective January 1, 2017 dated as of xxxx, 2017, by and between The Nielsen Company (US), LLC (“Nielsen”) and Tata America International Corporation and Tata Consultancy Services Limited  (collectively, “TCS”). The terms and conditions of the Agreement and the Schedules and Appendix attached thereto are incorporated herein by reference. Except as expressly provided in Section 10 of this Statement of Work, the terms and conditions provided in the Agreement and its accompanying Schedules and Appendix shall govern performance of Services described in this Statement of Work.  Any capitalized terms used but not defined in this Statement of Work shall have the definitions given in the Agreement.

Section 11.	General Project information

11.1Contracting Parties	<If the parties to this SOW are not Nielsen and TCS, please indicate their legal names and conform their signature lines.>
11.2Short Description of SOW:	<Describe the broad scope and high-level requirements for the Services to be performed.>
11.3Requesting Center of Excellence:	<Designate which Nielsen COE will be responsible for this SOW.>
11.4SOW Requestor:	<Designate who is requesting the SOW (and to whom TCS should address its response, if different).>
11.5Nielsen Project Manager	The Nielsen Project Manager for this SOW is: <Designate the Nielsen Project Manager.>
a)Nielsen Project Manager Contact Information:	Phone: Fax: Email:
11.6TCS Project Manager	The TCS Project Manager for this SOW is: <Designate the TCS Project Manager.>
a)TCS Project Manager Contact Information:	Phone: Fax: Email:

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Section 12.	Term:

12.1SOW Start Date:	<Date work should begin.>
12.2SOW End Date:	<Date work should be completed.>
2.3Renewal	<Describe the conditions under which this SOW may renew here and the terms of such renewal, if applicable.>

Section 13.	BASIS FOR CHARGES

13.1Engagement Type

•Managed Services Fixed Price  (MS Fixed)     □

•Managed Services Volume (MS Volume)       □

•Managed Services Support (MS Support)     □

•Managed Services Agile (FC Agile)               □

•Time and Material (T&M)         □

•Strategic Programs T&M□

•Infrastructure Agile Pod T&M□

13.2Service Type

•Business Process Outsourcing (BPO) Services   □

•Client Service Knowledge Process Outsourcing ( CS-KPO ) Services□

•Finance Operations□

•GMO Analytics Services □

•HRO Payroll□

•Information Technology (IT) Services□

•Infrastructure Services             □

•STAT OPS Services □

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Section 14.	Scope

14.1General

TCS shall provide the Services described in this Section 4.  Except as expressly provided in any Attachments to this SOW, the Services provided shall be performed in accordance with the requirements provided in the Agreement and Schedule A.

14.2Job Detail

<Describe the Services to be performed by TCS, including, as applicable, those specific items addressed below.  If appropriate, a separate attachment can be used to describe the job and the responsibilities of the Parties, but this attachment should cover the topic headings described in this Section>

a)	Job Description.

(i)Business Objectives:

<Detail the goals of the job for which Nielsen is requesting the Resources from TCS.>

(ii)Background Information:

<Provide any background information which will be useful in understanding the work the Resources will be performing, if applicable.>

b)	Scope of Effort.

(iii)Job Requirements:

<Detail what the Resources will be expected to produce/perform.>

(iv)Implementation Strategy:

<Detail the methods which will be used to complete the work the Resources will produce/perform, as applicable and known.>

14.3TRANSITION

<In this section, clearly articulate the transition timelines, the plan, acceptance & sign off criteria for the 3 scenarios listed in Section 4,1(b) of Agreement.  Any exceptions to the above scenarios if applicable, may also be listed, discussed and agreed with Nielsen as part of the SOW>

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Section 15.	Service Levels

<Define Service levels, Service Level Measurement and Service Level Change Management Process, as applicable>

<The following table shall be used to specify the Service Levels to be measured, Grace Period, Thresholds and Credit Percentage Points for the Engagement Model. Fill in table, if applicable, based on Engagement Model.>

Delivery Unit **	Service	Service Level	Metric	Critical? (Yes or No)	Grace Period	Expected Threshold	Exceed Threshold	Credit **	Comments

15.1Critical Service Levels

<Define Critical Service levels, SLA outcome and operating mechanics of the SLAs, as applicable>

15.2Service Credit / Earn Back Computation

<Provide details on how to calculate service credit and earn back, if applicable>

15.3Milestones.

<Designate what Milestones must be met in performing the Services, including specifying the method of determining such Milestones, if applicable.>

Section 16.	Nielsen responsibilities

Nielsen shall be responsible for the following.

<Fill out whichever sections are applicable.>

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16.1Nielsen Facilities and Locations

Services shall be performed at the following Nielsen facilities and/or locations:

Facility/Location	Number of TCS Resources Assigned	Work Description	Special Requirements (access restrictions, etc.)

16.2Nielsen Hardware

Nielsen shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

16.3Nielsen Software and Nielsen Third Party Software

Nielsen shall provide the following software to be used in performing the Services:

Nielsen Software (Software owned by Nielsen but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS use restrictions, required non-disclosure agreements, etc.)

Nielsen Third Party Software (Software licensed by Nielsen from third Parties but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS access restrictions, required non-disclosure agreements, etc.)

16.4Additional Responsibilities

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In addition to the Nielsen responsibilities provided in the Agreement, Nielsen shall be responsible for the following:

<Detail what other areas Nielsen shall be responsible for and any associated deadline, if applicable.>

Nielsen Responsibility	Deadline (If applicable)

Section 17.	TCS responsibilities

TCS shall be responsible for the following.

<Fill out whichever sections are applicable to the job.>

17.1TCS Global Delivery Centers and Other Service Locations

Services shall be performed at the following Global Delivery Centers and/or Other Service Locations:

GDS / OSL	Number of TCS Resources Assigned	Work Description

17.2TCS Hardware

TCS shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

17.3Other Items

<TCS must list any software, documentation, item, form, process, methodology or the like TCS proposes to use to deliver the Services that Nielsen will not obtain a license to pursuant to Section 14.6 of the Agreement in the table below. For any additions to this table, Schedule K of the Agreement shall be updated as appropriate. The Nielsen Project Manager must approve the use of the same by signing below. IF NIELSEN DOES NOT APPROVE THE POST-TERM LICENSE FEE, OR IF ITEMS ARE USED

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WHICH ARE NOT LISTED HERE, NIELSEN SHALL BE GRANTED A LICENSE TO USE SUCH ITEMS AT NO CHARGE.>

Other Items
Item	Function / Description	Alternatives	Post-Term License Fee

Acknowledgement by Nielsen Project Manager:_______________________________

NOTE:  If TCS uses such item(s) without the signature of the Nielsen Project Manager above, TCS will be deemed to have given Nielsen a perpetual, royalty-free worldwide right to use such item.

Section 18.	TCS Staffing

<< This section describe the staffing model based on engagement type , For example FCA model will specify the Scrum Units and Offshore leverage, For T&M model will specify the resource count and offshore leverage, MS Support  will specify the Application Support function Points  >>

18.1Number of TCS Resources Assigned to SOW

<Indicate number of TCS Resources assigned to the SOW.>

18.2Off-Shore Leverage

In performing the Services, specify the offshore leverage as mentioned in Exhibit C1 of Schedule C

Section 19.	Charges

19.1Total Charges

a)	Charge Details: Fees for Services based on Service Charges shall be as provided in Section 19.2 of the Agreement and Schedule C (Charges).

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(i)Monthly Service Charge:	<This section provides the Monthly changes excluding applicable taxes> $__________________

(ii)Estimated Total Charges Due Under SOW:	<This section provides the total charges to be billed under this SOW excluding applicable taxes> $___________________

(iv)Additional Fees:  <Specify, if any>.

(v)Pass-Through Expenses: <Specify, if any>

(vi)Incidental Expenses:  <Specify, if any>

Incidental expenses are not included in the Total Charges above. Incidental expenses would be charged on actuals based on the approval of Nielsen N+2 manager.

Category	Not to Exceed
Travel, lodging, food expenses (other than the TCS deputing person at delivery center/onsite location)	As provided in Section 19.3 of the Agreement

Approval of Nielsen Project Manager: _____________________________

b)	Invoicing & Payment Term:

This shall be as per terms agreed in the Agreement.

19.2Local Country Billing and Exchange rate

<<This section will cover the currency billing requirements and other terms like exchange rate as per terms agreed in the Section 6 (a) of the Schedule C.>>

19.3Taxes

<<This section will cover the local taxes requirements>

Section 20.	Provisions varying from agreement

The following provisions shall either supersede or supplement, as indicated below, those provided in the Agreement.  These provisions shall not be valid unless signed by authorized representatives of the Nielsen and TCS departments indicated in the “Approvals” section below, as provided in Section 3.5(b) of the Agreement:

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<Use the middle column to add new language which either supersedes or supplements language in the Agreement.  Indicate which Agreement provision is affected in the left hand column.  Indicate whether the Agreement provision is superseded or supplemented by the new provision in the right hand column.>

Agreement Section # and Title or Description	New Provision	Supersedes or Supplements Agreement Provision

Approvals:

NIELSEN LEGAL	TCS LEGAL
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________
NIELSEN GLOBAL TECHNOLOGY & OPERATIONS	TCS FINANCE
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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In Witness Whereof, the Parties have each caused this Statement of Work to be signed and delivered by its duly authorized representative as of _____________________, 20__.

<Insert legal name of contracting Nielsen entity>	<Insert legal name of contracting Tata entity>
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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APPENDIX A: CHARGE SCHEDULE

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EXHIBIT A-7

STATEMENT OF WORK No. ___

This Statement of Work No. xxxx (“Statement of Work”) is entered into pursuant to the Second Amended and Restated Master Services Agreement (the “Agreement”), effective January 1, 2017 dated as of xxxx, 2017, by and between The Nielsen Company (US), LLC (“Nielsen”) and Tata America International Corporation and Tata Consultancy Services Limited  (collectively, “TCS”). The terms and conditions of the Agreement and the Schedules and Appendix attached thereto are incorporated herein by reference. Except as expressly provided in Section 10 of this Statement of Work, the terms and conditions provided in the Agreement and its accompanying Schedules and Appendix shall govern performance of Services described in this Statement of Work.  Any capitalized terms used but not defined in this Statement of Work shall have the definitions given in the Agreement.

Section 21.	General Project information

21.1Contracting Parties	<If the parties to this SOW are not Nielsen and TCS, please indicate their legal names and conform their signature lines.>
21.2Short Description of SOW:	<Describe the broad scope and high-level requirements for the Services to be performed.>
21.3Requesting Center of Excellence:	<Designate which Nielsen COE will be responsible for this SOW.>
21.4SOW Requestor:	<Designate who is requesting the SOW (and to whom TCS should address its response, if different).>

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21.5Nielsen Project Manager	The Nielsen Project Manager for this SOW is: <Designate the Nielsen Project Manager.>
a)Nielsen Project Manager Contact Information:	Phone: Fax: Email:
21.6TCS Project Manager	The TCS Project Manager for this SOW is: <Designate the TCS Project Manager.>
a)TCS Project Manager Contact Information:	Phone: Fax: Email:

Section 22.	Term:

22.1SOW Start Date:	<Date work should begin.>
22.2SOW End Date:	<Date work should be completed.>
2.3 Renewal	<Describe the conditions under which this SOW may renew here and the terms of such renewal, if applicable.>

Section 23.	BASIS FOR CHARGES

23.1Engagement Type

•Managed Services Fixed Price  (MS Fixed)     □

•Managed Services Volume (MS Volume)       □

•Managed Services Support (MS Support)     □

•Managed Services Agile (FC Agile)               □

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•Strategic Programs T&M         □

•Time and Material (T&M)□

•Infrastructure Agile Pod T&M□

23.2Service Type

•Business Process Outsourcing (BPO) Services   □

•Client Service Knowledge Process Outsourcing ( CS-KPO ) Services□

•Finance Operations□

•GMO Analytics Services □

•HRO Payroll□

•Information Technology (IT) Services□

•Infrastructure Services             □

•STAT OPS Services □

Section 24.	Scope

24.1General

TCS shall provide the Services described in this Section 4.  Except as expressly provided in any Attachments to this SOW, the Services provided shall be performed in accordance with the requirements provided in the Agreement and Schedule A.

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24.2Job Detail

<Describe the Services to be performed by TCS, including, as applicable, those specific items addressed below.  If appropriate, a separate attachment can be used to describe the job and the responsibilities of the Parties, but this attachment should cover the topic headings described in this Section>

a)	Job Description.

(i)Business Objectives:

<Detail the goals of the job for which Nielsen is requesting the Resources from TCS.>

(ii)Background Information:

<Provide any background information which will be useful in understanding the work the Resources will be performing, if applicable.>

b)	Scope of Effort.

(iii)Job Requirements:

<Detail what the Resources will be expected to produce/perform.>

(iv)Implementation Strategy:

<Detail the methods which will be used to complete the work the Resources will produce/perform, as applicable and known.>

24.3Transition

<In this section, clearly articulate the transition timelines, the plan, acceptance & sign off criteria for the 3 scenarios listed in Section 4,1(b) of Agreement.  Any exceptions to the above scenarios if applicable, may also be listed, discussed and agreed with Nielsen as part of the SOW>

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Section 25.	Service Levels

<Define Service levels, Service Level Measurement and Service Level Change Management Process, as applicable>

<The following table shall be used to specify the Service Levels to be measured, Grace Period, Thresholds and Credit Percentage Points for the Engagement Model. Fill in table, if applicable, based on Engagement Model.>

Delivery Unit **	Service	Service Level	Metric	Critical? (Yes or No)	Grace Period	Expected Threshold	Exceed Threshold	Credit **	Comments

25.1Critical Service Levels

<Define Critical Service levels, SLA outcome and operating mechanics of the SLAs, as applicable>

25.2Service Credit / Earn Back Computation

<Provide details on how to calculate service credit and earn back, if applicable>

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25.3Milestones.

<Designate what Milestones must be met in performing the Services, including specifying the method of determining such Milestones, if applicable.>

Section 26.	Nielsen responsibilities

Nielsen shall be responsible for the following.

<Fill out whichever sections are applicable.>

26.1Nielsen Facilities and Locations

Services shall be performed at the following Nielsen facilities and/or locations:

Facility/Location	Number of TCS Resources Assigned	Work Description	Special Requirements (access restrictions, etc.)

26.2Nielsen Hardware

Nielsen shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

26.3Nielsen Software and Nielsen Third Party Software

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Nielsen shall provide the following software to be used in performing the Services:

Nielsen Software (Software owned by Nielsen but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS use restrictions, required non-disclosure agreements, etc.)

Nielsen Third Party Software (Software licensed by Nielsen from third Parties but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS access restrictions, required non-disclosure agreements, etc.)

26.4Additional Responsibilities

In addition to the Nielsen responsibilities provided in the Agreement, Nielsen shall be responsible for the following:

<Detail what other areas Nielsen shall be responsible for and any associated deadline, if applicable.>

Nielsen Responsibility	Deadline (If applicable)

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Section 27.	TCS responsibilities

TCS shall be responsible for the following.

<Fill out whichever sections are applicable to the job.>

27.1TCS Global Delivery Centers and Other Service Locations

Services shall be performed at the following Global Delivery Centers and/or Other Service Locations:

GDS / OSL	Number of TCS Resources Assigned	Work Description

27.2TCS Hardware

TCS shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

27.3Other Items

<TCS must list any software, documentation, item, form, process, methodology or the like TCS proposes to use to deliver the Services that Nielsen will not obtain a license to pursuant to Section 14.6 of the Agreement in the table below. For any additions to this table, Schedule K of the Agreement shall be updated as appropriate. The Nielsen Project Manager must approve the use of the same by

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signing below. IF NIELSEN DOES NOT APPROVE THE POST-TERM LICENSE FEE, OR IF ITEMS ARE USED WHICH ARE NOT LISTED HERE, NIELSEN SHALL BE GRANTED A LICENSE TO USE SUCH ITEMS AT NO CHARGE.>

Other Items
Item	Function / Description	Alternatives	Post-Term License Fee

Acknowledgement by Nielsen Project Manager:_______________________________

NOTE:  If TCS uses such item(s) without the signature of the Nielsen Project Manager above, TCS will be deemed to have given Nielsen a perpetual, royalty-free worldwide right to use such item.

Section 28.	TCS Staffing

<< This section describe the staffing model based on engagement type , For example FCA model will specify the Scrum Units and Offshore leverage, For T&M model will specify the resource count and offshore leverage, MS Support  will specify the Application Support function Points  >>

28.1Number of TCS Resources Assigned to SOW

<Indicate number of TCS Resources assigned to the SOW.>

28.2Off-Shore Leverage

In performing the Services, specify the offshore leverage as mentioned in Exhibit C1 of Schedule C.

Section 29.	Charges

29.1Total Charges

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a)	Charge Details: Fees for Services based on Service Charges shall be as provided in Section 19.2 of the Agreement and Schedule C (Charges).

(i)Monthly Service Charge:	< This section provides the Monthly changes excluding applicable taxes > $__________________

(ii)Estimated Total Charges Due Under SOW:	< This section provides the total charges to be billed under this SOW excluding applicable taxes > $___________________

(vii)Additional Fees:  <Specify, if any>.

(viii)Pass-Through Expenses: <Specify, if any>

(ix)Incidental Expenses:  <Specify, if any>

Incidental expenses are not included in the Total Charges above. Incidental expenses would be charged on actuals based on the approval of Nielsen N+2 manager.

Category	Not to Exceed
Travel, lodging, food expenses (other than the TCS deputing person at delivery center/onsite location)	As provided in Section 19.3 of the Agreement

Approval of Nielsen Project Manager: _____________________________

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b)	Invoicing & Payment Term:

This shall be as per terms agreed in the Agreement.

29.2Local Country Billing and Exchange rate

<<This section will cover the currency billing requirements and other terms like exchange rate as per terms agreed in the Section 6 (a) of the Schedule C>>

29.3Taxes

<<This section will cover the local taxes requirements>

Section 30.	Provisions varying from agreement

The following provisions shall either supersede or supplement, as indicated below, those provided in the Agreement.  These provisions shall not be valid unless signed by authorized representatives of the Nielsen and TCS departments indicated in the “Approvals” section below, as provided in Section 3.5(b) of the Agreement:

<Use the middle column to add new language which either supersedes or supplements language in the Agreement.  Indicate which Agreement provision is affected in the left hand column.  Indicate whether the Agreement provision is superseded or supplemented by the new provision in the right hand column.>

Agreement Section # and Title or Description	New Provision	Supersedes or Supplements Agreement Provision

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Approvals:

NIELSEN LEGAL	TCS LEGAL
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________
NIELSEN GLOBAL TECHNOLOGY & OPERATIONS	TCS FINANCE
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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In Witness Whereof, the Parties have each caused this Statement of Work to be signed and delivered by its duly authorized representative as of _____________________, 20__.

<Insert legal name of contracting Nielsen entity>	<Insert legal name of contracting Tata entity>
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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APPENDIX A: CHARGE SCHEDULE

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EXHIBIT A-8

STATEMENT OF WORK No. ___

This Statement of Work No. xxxx (“Statement of Work”) is entered into pursuant to the Second Amended and Restated Master Services Agreement (the “Agreement”), effective January 1, 2017 dated as of xxxx, 2017, by and between The Nielsen Company (US), LLC (“Nielsen”) and Tata America International Corporation and Tata Consultancy Services Limited  (collectively, “TCS”). The terms and conditions of the Agreement and the Schedules and Appendix attached thereto are incorporated herein by reference. Except as expressly provided in Section 10 of this Statement of Work, the terms and conditions provided in the Agreement and its accompanying Schedules and Appendix shall govern performance of Services described in this Statement of Work.  Any capitalized terms used but not defined in this Statement of Work shall have the definitions given in the Agreement.

Section 31.	General Project information

31.1Contracting Parties	<If the parties to this SOW are not Nielsen and TCS, please indicate their legal names and conform their signature lines.>
31.2Short Description of SOW:	<Describe the broad scope and high-level requirements for the Services to be performed.>
31.3Requesting Center of Excellence:	<Designate which Nielsen COE will be responsible for this SOW.>
31.4SOW Requestor:	<Designate who is requesting the SOW (and to whom TCS should address its response, if different).>
31.5Nielsen Project Manager	The Nielsen Project Manager for this SOW is: <Designate the Nielsen Project Manager.>

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a)Nielsen Project Manager Contact Information:	Phone: Fax: Email:
31.6TCS Project Manager	The TCS Project Manager for this SOW is: <Designate the TCS Project Manager.>
a)TCS Project Manager Contact Information:	Phone: Fax: Email:

Section 32.	Term:

32.1SOW Start Date:	<Date work should begin.>
32.2SOW End Date:	<Date work should be completed.>
2.3 Renewal	<Describe the conditions under which this SOW may renew here and the terms of such renewal, if applicable.>

Section 33.	BASIS FOR CHARGES

33.1Engagement Type

•Managed Services Fixed Price  (MS Fixed)     □

•Managed Services Volume (MS Volume)       □

•Managed Services Support (MS Support)     □

•Managed Services Agile (FC Agile)               □

•Time and Material (T&M)         □

•Strategic Programs T&M□

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•Infrastructure Agile Pod T&M□

33.2Service Type

•Business Process Outsourcing (BPO) Services   □

•Client Service Knowledge Process Outsourcing ( CS-KPO ) Services□

•Finance Operations□

•GMO Analytics Services □

•HRO Payroll□

•Information Technology (IT) Services□

•Infrastructure Services             □

•STAT OPS Services □

Section 34.	Scope

34.1General

TCS shall provide the Services described in this Section 4.  Except as expressly provided in any Attachments to this SOW, the Services provided shall be performed in accordance with the requirements provided in the Agreement and Schedule A.

34.2Job Detail

<Describe the Services to be performed by TCS, including, as applicable, those specific items addressed below.  If appropriate, a separate attachment can be used to describe the job and the responsibilities of the Parties, but this attachment should cover the topic headings described in this Section>

a)	Job Description.

(i)Business Objectives:

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<Detail the goals of the job for which Nielsen is requesting the Resources from TCS.>

(ii)Background Information:

<Provide any background information which will be useful in understanding the work the Resources will be performing, if applicable.>

b)	Scope of Effort.

(iii)Job Requirements:

<Detail what the Resources will be expected to produce/perform.>

(iv)Implementation Strategy:

<Detail the methods which will be used to complete the work the Resources will produce/perform, as applicable and known.>

34.3TRANSITION

<In this section, clearly articulate the transition timelines, the plan, acceptance & sign off criteria for the 3 scenarios listed in Section 4,1(b) of Agreement.  Any exceptions to the above scenarios if applicable, may also be listed, discussed and agreed with Nielsen as part of the SOW>

Section 35.	Service Levels

<Define Service levels, Service Level Measurement and Service Level Change Management Process, as applicable>

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<The following table shall be used to specify the Service Levels to be measured, Grace Period, Thresholds and Credit Percentage Points for the Engagement Model. Fill in table, if applicable, based on Engagement Model.>

Delivery Unit **	Service	Service Level	Metric	Critical? (Yes or No)	Grace Period	Expected Threshold	Exceed Threshold	Credit **	Comments

35.1Critical Service Levels

<Define Critical Service levels, SLA outcome and operating mechanics of the SLAs, as applicable>

35.2Service Credit / Earn Back Computation

<Provide details on how to calculate service credit and earn back, if applicable>

35.3Milestones.

<Designate what Milestones must be met in performing the Services, including specifying the method of determining such Milestones, if applicable.>

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Section 36.	Nielsen responsibilities

Nielsen shall be responsible for the following.

<Fill out whichever sections are applicable.>

36.1Nielsen Facilities and Locations

Services shall be performed at the following Nielsen facilities and/or locations:

Facility/Location	Number of TCS Resources Assigned	Work Description	Special Requirements (access restrictions, etc.)

36.2Nielsen Hardware

Nielsen shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

36.3Nielsen Software and Nielsen Third Party Software

Nielsen shall provide the following software to be used in performing the Services:

Nielsen Software (Software owned by Nielsen but used/accessed by TCS in providing the Services.)

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Software	Platform	Special Provisions (TCS use restrictions, required non-disclosure agreements, etc.)

Nielsen Third Party Software (Software licensed by Nielsen from third Parties but used/accessed by TCS in providing the Services.)
Software	Platform	Special Provisions (TCS access restrictions, required non-disclosure agreements, etc.)

36.4Additional Responsibilities

In addition to the Nielsen responsibilities provided in the Agreement, Nielsen shall be responsible for the following:

<Detail what other areas Nielsen shall be responsible for and any associated deadline, if applicable.>

Nielsen Responsibility	Deadline (If applicable)

Section 37.	TCS responsibilities

TCS shall be responsible for the following.

<Fill out whichever sections are applicable to the job.>

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37.1TCS Global Delivery Centers and Other Service Locations

Services shall be performed at the following Global Delivery Centers and/or Other Service Locations:

GDS / OSL	Number of TCS Resources Assigned	Work Description

37.2TCS Hardware

TCS shall provide the following hardware to be used in performing the Services:

Facility/Location	Hardware Description	Comments

37.3Other Items

<TCS must list any software, documentation, item, form, process, methodology or the like TCS proposes to use to deliver the Services that Nielsen will not obtain a license to pursuant to Section 14.6 of the Agreement in the table below. For any additions to this table, Schedule K of the Agreement shall be updated as appropriate. The Nielsen Project Manager must approve the use of the same by signing below. IF NIELSEN DOES NOT APPROVE THE POST-TERM LICENSE FEE, OR IF ITEMS ARE USED WHICH ARE NOT LISTED HERE, NIELSEN SHALL BE GRANTED A LICENSE TO USE SUCH ITEMS AT NO CHARGE.>

Other Items
Item	Function / Description	Alternatives	Post-Term License Fee

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Other Items

Acknowledgement by Nielsen Project Manager:_______________________________

NOTE:  If TCS uses such item(s) without the signature of the Nielsen Project Manager above, TCS will be deemed to have given Nielsen a perpetual, royalty-free worldwide right to use such item.

Section 38.	TCS Staffing

<< This section describe the staffing model based on engagement type , For example FCA model will specify the Scrum Units and Offshore leverage, For T&M model will specify the resource count and offshore leverage, MS Support  will specify the Application Support function Points  >>

38.1Number of TCS Resources Assigned to SOW

<Indicate number of TCS Resources assigned to the SOW.>

38.2Off-Shore Leverage

In performing the Services, specify the offshore leverage as mentioned in Exhibit C1 of Schedule C

Section 39.	Charges

39.1Total Charges

a)	Charge Details: Fees for Services based on Service Charges shall be as provided in Section 19.2 of the Agreement and Schedule C (Charges).

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(i)Monthly Service Charge:	< This section provides the Monthly changes excluding applicable taxes > $__________________

(ii)Estimated Total Charges Due Under SOW:	< This section provides the total charges to be billed under this SOW excluding applicable taxes > $___________________

(x)Additional Fees:  <Specify, if any>.

(xi)Pass-Through Expenses: <Specify, if any>

(xii)Incidental Expenses:  <Specify, if any>

Incidental expenses are not included in the Total Charges above. Incidental expenses would be charged on actuals based on the approval of Nielsen N+2 manager.

Category	Not to Exceed
Travel, lodging, food expenses (other than the TCS deputing person at delivery center/onsite location)	As provided in Section 19.3 of the Agreement

Approval of Nielsen Project Manager: _____________________________

b)	Invoicing & Payment Term:

This shall be as per terms agreed in the Agreement.

39.2Local Country Billing and Exchange rate

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<<This section will cover the currency billing requirements and other terms like exchange rate as per terms agreed in the Section 6 (a) of the Schedule C>>

39.3Taxes

<<This section will cover the local taxes requirements>

Section 40.	Provisions varying from agreement

The following provisions shall either supersede or supplement, as indicated below, those provided in the Agreement.  These provisions shall not be valid unless signed by authorized representatives of the Nielsen and TCS departments indicated in the “Approvals” section below, as provided in Section 3.5(b) of the Agreement:

<Use the middle column to add new language which either supersedes or supplements language in the Agreement.  Indicate which Agreement provision is affected in the left hand column.  Indicate whether the Agreement provision is superseded or supplemented by the new provision in the right hand column.>

Agreement Section # and Title or Description	New Provision	Supersedes or Supplements Agreement Provision

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Approvals:

NIELSEN LEGAL	TCS LEGAL
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________
NIELSEN GLOBAL TECHNOLOGY & OPERATIONS	TCS FINANCE
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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In Witness Whereof, the Parties have each caused this Statement of Work to be signed and delivered by its duly authorized representative as of _____________________, 20__.

<Insert legal name of contracting Nielsen entity>	<Insert legal name of contracting Tata entity>
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________

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APPENDIX A: CHARGE SCHEDULE

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EXHIBIT A-9

PROJECT CHANGE REQUEST FORM

NIELSEN PROJECT CHANGE REQUEST
PROJECT DETAILS
Project Name	Product/Build Version
Requested By	Date of Request
Project Name	Change Control No.
Module Name	Priority (H/M/L)
Program Manager Program PM	Design Project Leader
SUMMARY DESCRIPTION / CLASSIFICATION OF PROPOSED CHANGE
Reason

›  Change In Business Requirements  ›  New Feature

›  Change in System Specifications  ›  Requirement missing from Baseline

›  Oversight  ›  Question

›  Environment Problem  ›  Discrepancy

›  Dependency on External Systems  ›  Database Change

›  Change in Nielsen Standards  ›  Other

Detailed Description of Proposed Change

Proposed by (name / signature)	Date

CHANGE IMPACT ANALYSIS
Description of the impact (Attach annexure if required)

Programs / Documents Affected (attach List if necessary)

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› Project Requirements › Technology Architecture / Design › Functional Design › User Interface › Database Scripts › Documentation › Others
ESTIMATES (Hours)
Design	Development
Quality	Others
Estimates made by (name / signature)	Date
Verified by (name / signature)	Date
DECISION ON CHANGE
Approved Enhancement Will be Considered in Next Iteration Abandoned
Description of Change Actions Performed

Change Request Closed by (name / signature)	Date

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EXHIBIT A-10

form of transition plan

NOTE:  The form on the following pages is intended for illustrative purposes only, and contains information typically contained in a Transition Plan for services similar to the Services to be provided under the Agreement.  The Parties may use any Transition Plan which Nielsen approves.

***Remainder of Page Intentionally Left Blank***

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BPO-DM

ID	WBS	Task Name	Duration	Start	Finish	Predeces	Completion Date	Primary Responsibility
1	1	**Pre-work for Solution Definition**	**25 days**	**Mon 4/16/07**	**Fri 5/18/07**		**NA**	
2	1.1	**Process mapping**	**10 days**	**Mon 4/16/07**	**Fri 4/27/07**		**Mon 5/21/07**	
3	1.1.1	Obtain and review existing process maps (including I/p, o/p, activity flows, quality	5 days	Mon 4/16/07	Fri 4/20/07		Mon 5/21/07	Nielsen, TCS
4	1.1.2	Modify to reflect current state or map un-mapped processes	5 days	Mon 4/23/07	Fri 4/27/07	3	Mon 5/21/07	Nielsen, TCS
5	1.2	**Infrastructure Mapping**	**20 days**	**Mon 4/23/07**	**Fri 5/18/07**		**Mon 5/21/07**	
6	1.2.1	Identify hardware, software components required (including locally managed s/w)	10 days	Mon 4/23/07	Fri 5/4/07	3	Mon 5/21/07	Nielsen, TCS
7	1.2.2	Identify n/w requirements- b/w capacity, connectivity to servers	10 days	Mon 5/7/07	Fri 5/18/07	6	Mon 5/21/07	Nielsen, TCS
8	2	**Solution Definition**	**75 days**	**Mon 6/4/07**	**Fri 9/14/07**		**NA**	
9	2.1	Prepare SOW (Statement of Work)	15 days	Mon 6/4/07	Fri 6/22/07	3	Mon 6/25/07	Nielsen, TCS
10	2.2	Prepare SLA (Service Level Agreement)	40 days	Mon 7/23/07	Fri 9/14/07	3	NA	Nielsen, TCS
11	3	**Infrastructure Solution**	**25 days**	**Mon 5/7/07**	**Fri 6/8/07**		**Tue 8/21/07**	
12	3.1	Create Infrastructure Solution	10 days	Mon 5/7/07	Fri 5/18/07	6	Mon 6/11/07	Nielsen,Aude,Venacci
13	3.2	Any Bandwidth requirements for this transition?	5 days	Mon 5/21/07	Fri 5/25/07	12	Fri 5/25/07	Nielsen,Aude,Alexand
14	3.3	Verify Infrastructure Solution	5 days	Mon 5/28/07	Fri 6/1/07	13	Tue 8/21/07	Nielsen,Aude,Venacci
15	3.4	Finalize Infrastructure Solution	5 days	Mon 6/4/07	Fri 6/8/07	14	Tue 8/21/07	Nielsen,Aude,Venacci
16	4	**Transition Plan**	**40 days**	**Mon 4/23/07**	**Fri 6/15/07**		**Thu 6/21/07**	
17	4.1	**Identify transition requirements**	**20 days**	**Mon 4/23/07**	**Fri 5/18/07**		**Thu 6/21/07**	
18	4.1.1	Components- knowledge transition, primary/secondary support, infrastructure enal	20 days	Mon 4/23/07	Fri 5/18/07	3	Mon 6/11/07	Nielsen,TCS
19	4.1.2	Resources- Trainer/SME involvement, training plan, training material, infrastructur	20 days	Mon 4/23/07	Fri 5/18/07	3	Mon 6/11/07	Nielsen,TCS
20	4.2	Determine transition schedule (sequence, onsite/offshore, duration)	20 days	Mon 4/23/07	Fri 5/18/07	3	Mon 6/11/07	Nielsen,TCS
21	4.3	Determine organization structure for transition (skills, resources required, roles & respo	20 days	Mon 4/23/07	Fri 5/18/07	3	Mon 6/11/07	Nielsen,TCS
22	4.4	Risks & mitigation plan	40 days	Mon 4/23/07	Fri 6/15/07	3	Thu 6/21/07	Nielsen,TCS
23	4.5	Commercials- (baseline charges, transition charges, infrastructure charges)	30 days	Mon 4/23/07	Fri 6/1/07	3	Mon 6/11/07	TCS,Stanton,Burt
24	4.6	Business case - (include ramp-up costs, per diem and travel costs)	30 days	Mon 4/23/07	Fri 6/1/07	3	Mon 6/11/07	TCS,Stanton,Burt
25	5	**Due-diligence**	**15 days**	**Mon 4/30/07**	**Fri 5/18/07**		**Mon 6/11/07**	
26	5.1	Review process & requirements document \ Floor Walk-through	10 days	Mon 4/30/07	Fri 5/11/07	4	Mon 6/11/07	Nielsen,TCS
27	5.2	Discussions with key stakeholders (Manager, supervisor, trainer, Infrastructure support	5 days	Mon 5/14/07	Fri 5/18/07	26	Mon 6/11/07	Nielsen,TCS
28	6	**Work-order (SOW, Transition plan, Baseline charges, transition charges, etc.)**	**50 days**	**Mon 4/23/07**	**Fri 6/29/07**		**NA**	
29	6.1	Prepare Draft	30 days	Mon 4/23/07	Fri 6/1/07	3	NA	TCS
30	6.2	Revise & Update	10 days	Mon 6/4/07	Fri 6/15/07	29	NA	TCS
31	6.3	Finalize	5 days	Mon 6/18/07	Fri 6/22/07	30	NA	TCS,Brand,Burt
32	6.4	Sign-off	5 days	Mon 6/25/07	Fri 6/29/07	31	NA	TCS,Brand,Burt
33	7	**Recruitment & Visa for Associates Traveling On or Offshore**	**39 days**	**Mon 4/30/07**	**Thu 6/21/07**		**Wed 7/18/07**	
34	7.1	Recruitment / Identification of associates required to travel On or Offshore	10 days	Mon 4/30/07	Fri 5/11/07		Wed 7/18/07	Nielsen,TCS
35	7.2	Provide invitation letters (HR) - NOT Required	12 days	Mon 5/14/07	Tue 5/29/07	34	Mon 6/11/07	Nielsen,TCS
36	7.3	Verify Passport & Visa processing (CIBT) - NOT Required	17 days	Wed 5/30/07	Thu 6/21/07	35	Mon 6/11/07	Nielsen,TCS

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SCHEDULE B

SERVICE LEVELS

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i

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SCHEDULE B

SERVICE LEVELS

Section 11.	GENERAL

(a)As of the Services Commencement Date (or as otherwise specified in an SOW or this Schedule, or any attachments thereto), TCS will provide the Services in accordance with the Service Levels described in this Schedule, an SOW, and any attachments thereto.

(b)Each Service under the Agreement shall have an associated Service Level that shall be defined at the   **                        and, subject to Section 8.1(c), measured and enforced at  **

(c)Service Levels will be broken into two categories:  (1) Critical Service Levels (also known as “Tier One” Service Levels) to which Service Level Credits and Earnbacks (as applicable, and as defined below) may apply, and (2) all other Service Levels (also known as “Tier Two” Service Levels or “KPIs”), to which Service Level Credits and Earnbacks (as applicable, and as defined below) will not apply.

(d)Critical Service Levels.

(i)Nielsen may designate any Service Level as a Critical Service Level in consultation with TCS.

(ii)Failure by TCS to meet a Critical Service Level will result in Nielsen being entitled to a Service Level Credit in accordance with Section 8 below.

(iii)Except as provided in the following sentence, each Service Level Credit will be in addition to and not in replacement for Nielsen’s other remedies available under the Agreement, this Schedule, or any particular SOW.  If Nielsen elects to receive a Service Level Credit, such Service Level Credit shall be offset against other monetary damages that Nielsen may claim.

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(iv)Any aspect of a Service that is contingent upon third parties (who are not TCS subcontractors), or which is not fully attributable to TCS,   **
**

(v)In order to achieve a fair, accurate and consistent measurement of TCS’ performance of the Services in SOWs that have Critical Service Levels, additional Critical Service Levels may be added or substituted by Nielsen as specified in this Schedule, in SOWs, in compliance with Section 1 (d) (i) and 3 of this Schedule B.  For example, such additions or substitutions may occur in conjunction with changes to the environment and the introduction of new Hardware or Software or means of Service delivery; provided, however, that where such Hardware or Software or such means of Service delivery is introduced by TCS and a replacement or upgrade of existing technology, there shall be a presumption of equivalent or improved performance.

Section 12.	Reporting

(a)Unless otherwise specified in an SOW, each Service Level shall be measured on a monthly basis (the “Measurement Period”).  TCS shall provide to Nielsen, as part of TCS’ monthly performance reports, a set of electronic reports to verify TCS’ performance and compliance with the Service Levels.

(b)In accordance with Section 5.7 of the Agreement, TCS shall provide detailed supporting information for each report to Nielsen in the format reasonably specified by Nielsen at a level of detail sufficient to verify compliance with the Service Levels.  Such supporting information shall be subject to audit by Nielsen.  TCS shall provide Nielsen with information and access to such tools and procedures upon request for purposes of verification.  The data and detailed supporting information shall be Nielsen’s Confidential Information, and shall be maintained by TCS such that Nielsen may access such information online and in real-time, where feasible, at any time during the Term.

(c)The Parties shall agree, at the Delivery Unit level, upon the systems of record for measuring each Critical Service Level.

(d)If TCS fails to properly monitor and measure its performance, or report on its performance for the Services, each relative to any Service Level, then TCS will be deemed to have committed a Service Level Default (and Critical Service Level Default, as applicable) with respect to each affected Service Level for the corresponding Measurement Period.

Section 13.	DEFINING, ADDING, MODIFYING, AND DELETING SERVICE LEVELS

13.1Methodology for Defining Service Levels

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(a)Prior to a particular Services Commencement Date, the Parties shall  **
**                     define the metrics underlying the Service Levels for the particular Services at issue (each resulting Service Level shall be deemed an “Expected Service Level,” or, with respect to a Critical Service Level, an “Expected Critical Service Level”).

(b)Where historical data regarding TCS’ course of performance involving a particular Service is available (“Historical Data”),  **

(c)Where no Historical Data is available for the Parties to reference in defining the metrics for a particular Expected Service Level (or Expected Critical Service Level, as applicable), or  **

13.2Grace Period and Vesting of Critical Service Levels

(a) Subject to any Transition period, if applicable (wherein such Transition period will be mutually agreed upon by the Parties in the applicable SOW), upon each Services Commencement Date, TCS shall have a period of no more than    **               to achieve the Expected Critical Service Level (the “Grace Period”), except as otherwise provided in Sections 3.2(d) and 3.2(e) or the relevant SOW.  During such Grace Period, neither Service Level Credits nor Earnbacks, each as described in Section 8, shall apply to any Critical Service Level, however all other rights and obligations of the Parties pursuant to the Agreement, this Schedule, and an SOW shall continue to apply with respect to Critical Service Levels during the Grace Period

(b)**

                                                                                            Upon TCS’ written confirmation that the particular Expected Critical Service Level is deemed achievable, such Service Level will become subject to Service Level Credits and Earnbacks, each described in Section 8, as applicable, upon the conclusion of the Grace Period (at such time, the Expected Critical Service Level shall be deemed “Vested”).  Notwithstanding the preceding two sentences or any provision of this Schedule B to the contrary, in all instances in which TCS has:  (1) met the Expected Critical Service Level during at least   **                or more of the Grace Period      **

  **                                the particular Expected Critical Service Level shall automatically become Vested immediately upon conclusion of the Grace Period and TCS may not withhold its consent.

(c)In circumstances in which a Critical Service Level does not become Vested in accordance with Section 3.2(b), in addition to any other rights that the Parties may have pursuant to the Agreement, this Schedule, or an SOW, the Parties shall have no more than   **
 **                                                       to define an achievable Expected Critical Service Level for that Service (the “Grace Period Extension”).  During the Grace Period Extension, neither Service Level Credits nor Earnbacks, each as described in Section 8, as applicable, shall apply with

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respect to the Critical Service Level that is subject to review during such Grace Period Extension.  If the Parties are able to   **        define an acceptable Expected Critical Service Level for the particular Critical Service Level under review, then that Expected Critical Service Level shall be deemed Vested upon conclusion of the Grace Period Extension.  If the Parties are not able to   **
agree upon an acceptable Expected Critical Service Level during the Grace Period Extension, the Parties may avail themselves of any other available rights and/or dispute resolution mechanisms arising under or contemplated by the Agreement, this Schedule, or an SOW.

(d)If the Parties elect to rely upon Historical Data in defining a particular Critical Service Level, and subject to any Transition requirements (as mutually agreed upon by the Parties as provided in Section 3.2(a)), the Grace Period shall be    **

(e)**

13.3Additions of Critical Service Levels

Nielsen may add Critical Service Levels by providing written notice in accordance with Section 3.5 of the Agreement and Sections 1(d)(i) and 3.2 of this Schedule.

13.4Deletions of Critical Service Levels

Nielsen may delete Critical Service Levels by sending written to TCS in accordance with Section 3.5 of this Schedule.

13.5Notice Requirements

Nielsen will send written to TCS at least    **               prior to the date that subsequent additions, modifications, or deletions to the initially defined Critical Service Levels are to become effective, provided that Nielsen may send only **      such     **
   **                      during    **

Section 14.	NO DEGRADATION OF CRITICAL SERVICE LEVELS DURING NEGOTIATION

For the avoidance of doubt, there shall be no degradation of Critical Service Levels   **
  **                                                                  during the period of time before which Critical Service Levels become Vested.

Section 15.	COOPERATION

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The achievement of the Service Levels by TCS may require the coordinated, collaborative effort of TCS with third parties.  TCS will provide a single point of contact for the prompt resolution of any failure on the part of TCS to meet a Service Level other than due to exceptional circumstances described in Section 8.7 of the Agreement (“Service Level Defaults”) and all failures to provide high quality Services to Nielsen, regardless of whether the reason for such Service Level Defaults, or failure to provide high quality Services to Nielsen, was caused by TCS.

Section 16.	CONTINUOUS IMPROVEMENT – CRITICAL SERVICE LEVELS

The Parties agree to the concept of continuous improvement and that the Critical Service Levels should be modified during this Agreement to reflect this concept.  To accomplish this, Critical Service Levels will be modified    **                                     to reflect continuous improvement       **                                                     following the commencement of obligations date specific to each Critical Service Level.      **

Section 17.	EXCLUSIONS

TCS shall be relieved of failures to comply with Critical Service Levels to the extent and only to the extent that such failure is due to the breaches of Section 8.7 of the Agreement.

Section 18.	SERVICE LEVEL CREDIT METHODOLOGY

18.1Service Level Credits

(a)TCS recognizes that its failure to meet a Critical Service Level may have a material adverse impact on the business and operations of Nielsen and that the damage from TCS’ failure to meet a Critical Service Level is not susceptible of precise determination.  Each Service Level Default during any Measurement Period with respect to a Critical Service Level will be deemed a “Critical Service Level Default.”  For each Critical Service Level Default, in addition to any non-monetary remedies available to Nielsen under the Agreement, at law or in equity, Nielsen may elect to recover as liquidated damages for such default a corresponding credit (“Service Level Credit”) calculated in accordance with this Section 8.1, which, if recovered, will be its sole and exclusive monetary remedy for such Critical Service Level Default.  Without limiting the generality of the foregoing, this Section 8.1 will not limit Nielsen’s rights with respect to the events upon which Nielsen may rely as a basis for Nielsen’s termination of the Agreement or any Services for cause, which are in addition to, and not in substitution for, such provision.

(b)Subject to Section 8.1(c), the Service Level Credit for a Critical Service Level Default will be computed using the following formula:

**

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(i)The “Credit Percentage” for a Critical Service Level will mean the corresponding percentage of the Amount at Risk assigned to such Critical Service Level     **                                    by Nielsen.  Nielsen may allocate **

**                for the purpose of calculating Service Level Credits; provided, however, the total Service Level Credits payable in any    **                will not exceed the Amount at Risk for the corresponding   *            *.        ***

(ii)The Amount at Risk shall be computed as follows:

(A)**

(B)**

(c)**

18.2Notification and Payment of Service Level Credits

(a)TCS will identify each Critical Service Level Default occurring in a month in the monthly report, as required by Section 2, issued during the following month.

(b)For each Service Level Credit that Nielsen elects to receive pursuant to this Schedule B, TCS will provide such Service Level Credit to Nielsen on the invoice for the calendar month immediately following the end of the Measurement Period in which such Service Level Credit is incurred.  If there will be no further invoices, TCS will pay the amount of the Service Level Credit to Nielsen within thirty (30) calendar days after the date of the last invoice.

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18.3Changes to Criticality / Service Level Percentages

Nielsen will have the right, upon     **                     written notice to TCS, to request from time to time to change, in Nielsen’s sole discretion, for any Critical Service Level, the applicable Credit Percentage for a Critical Service Level,   **

18.4Earnback Credits

(a)TCS shall earn back a Service Level Credit for a given Critical Service Level Default when TCS’ Service Level performance meets or exceeds the designated “Exceed Threshold” (as specified for    **                                      )

  **                                     immediately following the Measurement Period in which the Critical Service Level Default occurred (“Earnback”).

(b)Whenever TCS is entitled to an Earnback, TCS shall include such Earnback as a Charge to Nielsen (indicated as an Earnback) on the next invoice after the invoice that contains Charges for the Measurement Period giving rise to such Earnback and include such information in TCS’ monthly performance reports as described in Section 2 of this Schedule.

(c)In no event may TCS earn back a Service Level Credit related to a Critical Service Level Default when Nielsen has incurred a client penalty related to or arising from the Critical Service Level Default.  Nielsen shall provide prompt written notice to TCS upon Nielsen incurring any such client penalty.  For the avoidance of doubt, TCS shall not directly assume payment for Nielsen’s client penalties.

18.5Service Level Credits and Earnbacks excluded from the MCA and ACA

Except as otherwise provided in the Agreement or Schedule C, Service Level Credits and Earnbacks shall be excluded for purposes of calculating the MCA and ACA as set forth in Schedule C.

Section 19.	NOTICES

Notwithstanding Section 34.2 of the Agreement or any provision of this Schedule B to the contrary, any notices required by this Schedule B may be provided by either Party by e-mail.

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Schedule B-1

Definition of Watch-Ops

The following is the list of processes under Watch Ops

**

B-1-1

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**

B-1-2

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SCHEDULE C

CHARGES
(as of the SARA Effective Date)

1.MINIMUM & ANNUAL COMMITMENT AMOUNTS

1.1Establishing MCA and ACA.

(a)Nielsen agrees that during the Initial Term Nielsen and its Affiliates will purchase Services from TCS in an aggregate amount not less than the Minimum Commitment Amount provided in Section 1.1(b) of this Schedule C.  Additionally, for each Calendar Year of the Initial Term, Nielsen agrees that it and its Affiliates will purchase Services from TCS in an aggregate amount not less than the Annual Commitment Amount for such year provided in Section 1.1(c) of this Schedule C.  All Services shall count against both the Minimum Commitment Amount and the Annual Commitment Amount.  There will be no Minimum Commitment Amount or Annual Commitment Amount after the Initial Term, including during any Extension Term(s) or Renewal Periods.

(b)The “Minimum Commitment Amount” (also known as the “MCA”) shall be   **                                           Million Dollars ($  **                   ).  If Nielsen has provided the notice required by Section 2.2(a) of the Agreement but if for whatever reason the Parties do not agree prior to the end of the Initial Term on a Renewal Term in accordance with Section 2.2(a) of the Agreement, the MCA will be reduced by   **

(c)The “Annual Commitment Amount” (also known as the “ACA”) shall be Three Hundred Twenty Million Dollars ($320,000,000) per year (the “Part I ACA”) for 2017, 2018, 2019, and 2020.  For 2021, 2022, 2023, and 2024, the ACA shall be One Hundred Eighty Six Million Dollars ($186,000,000) per year (the “Part II ACA”).  For 2025 the ACA shall be One Hundred Thirty Nine Million Five Hundred Thousand Dollars ($139,500,000) per year (the “Part III ACA”).  Notwithstanding the foregoing, the ACA shall be eliminated at such point, if any, that the MCA has been fully satisfied.  No ACA shall apply in the Calendar Year in which the MCA is fully satisfied.

(d)Although Nielsen’s obligations shall not actually be satisfied until Nielsen pays the relevant Charges, the MCA and the ACA provided shall be calculated on the basis of amounts invoiced or accrued by TCS, even if billing or payment for such Services falls into the next Calendar Year.  By way of example, Services delivered by TCS to Nielsen in December of a given year shall count against that year’s ACA even though they will not be billed or paid until the following year.

1.2Charges Which Count Against the Minimum Commitment Amount and Annual Commitment Amount.

The following amounts shall count toward Nielsen’s fulfillment of the MCA and the ACA:

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(a)**

(b)**

(c)**

(d)**

(e)**

(f)**

(g)**

(h)**

1.3Exclusions from MCA and ACA.

The following payments made by Nielsen shall not count toward fulfillment of the MCA or the ACA:

(a)**

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(b)**

(c)**

(d)**

(e)**

(f)**

1.4Reductions to Minimum Commitment Amount and Annual Commitment Amount.

The MCA and the ACA shall each be reduced if (each of the following conditions to be applied separately, recognizing more than one condition may be applicable to the same event, however the same dollar impact shall only be counted once):

(a)**

(b)**

(c)**

(d)**

(e)**

(f)**

(g)**

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(h)**

(i)**

(j)**

1.5Process to Determine Reductions to the Minimum Commitment Amount and the Annual Commitment Amount.

If Nielsen believes a circumstance described in Section 1.4 has occurred, the process provided in this Section 1.5 shall be used to determine how much the Minimum Commitment Amount and the Annual Commitment Amount shall be reduced.  Any such reduction which takes effect prior to the end of 2020 shall be subject to Section 1.6(b) in 2021 and any such reduction which takes effect prior to the end of 2024 shall be subject to Section 1.6(c) in 2025.  The process is as follows:

(a)The parties will form a review committee (the “Review Committee”) comprised of an equal number of representatives of the Parties;

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(b)If the issue is the circumstance provided in Section 1.4(a) or 1.4(b), Nielsen will provide written information on the requirements for the assignment covered by the respective SOW to the Review Committee, TCS may demonstrate whether TCS’ failure was excused pursuant to Section 8.7 of the Agreement and will provide written information on why TCS failed to negotiate or agree to such SOW or comply with requirements contained in such SOW;

(c)The Review Committee shall adjust the ACA and the MCA based on the annual impact in the case of the ACA and the remainder of the Initial Term in the case of the MCA of the Services which Nielsen would have been expected to purchase from TCS had the event not happened.    **

(d)If the Review Committee cannot resolve the dispute within   **               , the dispute will be jointly escalated to a direct discussion between senior executives of the Parties; and

(e)If such senior executives of the Parties are unable to resolve the dispute to the mutual satisfaction of such senior executives, then the ultimate decision as to whether the MCA and/or the ACA shall be reduced and, if so, the amount by which the MCA and/or the ACA shall be reduced, shall be made in good faith by the Nielsen Global CTO or Global Head of Operations or their respective nominees.  Such determination by Nielsen shall be final and binding upon the Parties and shall not be subject to further dispute resolution; except that if (and only if) the reduction was due to Section 1.4(a) or (b) TCS may challenge such determination in accordance with the dispute resolution process provided in Section 27.3 of the Agreement, provided that it does so within   **                      of notice of such decision.  If either of the Nielsen Global CTO or Global Head of Operations positions ceases to exist, then the CEO of Nielsen shall designate a successor for such role.

(f)**

1.6Normalization of MCA and ACA Reductions.

(a)If the MCA and/or the ACA has been reduced as a result of a circumstance described in Section 1.4(h) or 1.4(i),   **

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(b)If prior to   **                       the ACA has been reduced as a result of a circumstance described in Section 1.4(g), (h), or (i), then   **                                     the Part II ACA shall not be reduced as a result thereof unless, and then only to the extent, the aggregate amount of such reductions is   **
**                .

(c)If   **                                    the ACA has been reduced as a result of a circumstance described in Section 1.4(g), (h), or (i), then   **             the Part III ACA shall not be reduced as a result thereof unless, and then only to the extent, the aggregate amount of such reductions is in excess of   **

(d)**

1.7Payment of Shortfalls of the MCA and ACA.

(a)If at the end of any year of the Initial Term    **              (other than a year in which this Agreement has terminated, which is covered by Section 1.7(b)) there is an ACA Shortfall, then Nielsen shall pay to TCS
  Such payment shall be due   **                             following receipt of TCS’ invoice therefore, but not earlier than   **                                                                                                                       .  The amount paid toward the ACA Shortfall shall be credited against the MCA.

(b)If at the end of    **                                                        there is an MCA Shortfall or an ACA Shortfall (or there is a termination of the Agreement pursuant to Sections 28.1 or 28.5(b)) TCS shall invoice Nielsen in one consolidated invoice for:

(i)the Unpaid Invoices Balance;

(ii)the Unbilled Services Balance; and

(iii)**
   **                    ,

(the sum of such amounts, the “End of Term Close Out Amount”).

Such consolidated invoice shall replace and supersede all other outstanding invoices.  Payment of the End of Term Close Out Amount shall be due   **                              following receipt of TCS’ invoice therefore; which shall constitute full and complete satisfaction of all Nielsen

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payment obligations to TCS with respect to Charges for Services, ACA and MCA.  Nielsen may reduce the amount paid toward the End of Term Close Out Amount for any payments for invoices included in the Unpaid Invoice Balance (x) which were paid after calculation of the Unpaid Invoices Balance or (y) which were paid prior to calculation of the Unpaid Invoices Balance and were not properly credited to Nielsen’s account by TCS in such calculation.

(c)For the purposes of this Section, the following definitions apply:

(i)“ACA Shortfall” for any year means the ACA less the aggregate amount counted toward fulfillment of the ACA for such year (including any Unpaid Invoices Balance for Services performed in such year and any Unbilled Services Balance for services performed in such year) (but in no event less than zero);

(ii)“MCA Shortfall” means the MCA less the aggregate amount counted toward fulfillment of the MCA (including any Unpaid Invoices Balance, any Unbilled Services Balance) (but in no event less than zero);

(iii)“Unpaid Invoices Balance” is equal to the sum of all invoices issued by TCS to Nielsen under this Agreement (including Pass-Through Expenses) and outstanding as of the effective date of termination of this Agreement; and

(iv)“Unbilled Services Balance” is equal to the charges for Services delivered by TCS to Nielsen under this Agreement on or before the effective date of termination of this Agreement but not invoiced as of such date.

1.8MCA and ACA Reports.  In accordance with Section 5.7 of the Agreement, within   **         of the end of   **                                  until the MCA has been fully satisfied TCS shall provide Nielsen with a detailed reconciliation of the amount remaining in the MCA and the ACA, showing the amount remaining from the prior calculation and all events occurring during the quarter reported upon (or which should have been reflected in prior statements), which have reduced the MCA and the ACA and the amount of each such reduction, including all adjustments pursuant to Section 1 of Schedule C.

1.9Treatment of MCA and ACA In Case of Certain Terminations of the Agreement Pursuant to Section 28.

If Nielsen terminates the Agreement pursuant to Sections 28.2 or 28.3 of the Agreement, then Nielsen shall be relieved of any obligation with respect to any remaining portion of the MCA and the ACA.

2.	CHARGES FOR SERVICES

2.1Rates

The rates (the “Rates”) provided in Table C-2A apply for all Services performed by TCS under this Agreement, except for Fixed Fee SOWs, Managed Services, and Projects (i.e., all Services will be billed at the applicable Rates) and are firm and fixed during the Term and

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Extension Period.  There will be no charge for overtime.  Section 6 provides the basis for determining and converting currency.

2.2Delivery Model Pricing

Schedule C-2B describes the pricing by Engagement Model.

2.3Transition Charges

There will be a mutually agreed upon Transition/Transformation plan. See Schedule C Exhibit C-2C.  TCS has shared a list of associates with Nielsen and will execute the plan based on this list. **
                                                                                                                                                           .  TCS may not reduce or reallocate the resources applicable to any portion of the Services until the Nielsen business unit owner (a direct report to Global CTO or the Global Head of Operations) has agreed that Transition/Transformation for that aspect of the Services is satisfactory, not to be unreasonably withheld.

3.CHARGES GENERALLY

3.1COLA

     **

3.2Managed Services

An SOW may provide that all or a portion of the Services under such SOW is to be performed on a Managed Services basis using Billing Units, where the Charges are based on inputs (such as the number of servers) or outputs (such as the number of pages printed) rather than the amount of Resources used.  In such case the Managed Services Charges provided therein shall apply and not the Rates herein.

3.3Billing Units Subsume All of TCS’ Expenses

If a portion of the Service (other than a portion provided on a T&M basis) is not measured by a specific Billing Unit, the cost to TCS of providing that portion of the Service is subsumed in the charging methodology hereunder and there shall be no separate charge for variations in volumes of portions of the Services not measured by a Billing Unit.

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3.4New Services

(a)A “New Service” is work which is in addition to and materially different from the then existing in-scope Services (including Services that are optional, but for which a price is provided in this Agreement).  A New Service may require a new Engagement Model.  In determining whether particular work is a New Service, the following work is included within the definition of in-scope Services (and therefore are not New Services):

(i)Evolution, supplements, modifications, enhancements, and replacements of the Services to improve the quality, efficiency and effectiveness of the Services to keep pace with technological advancements.

(ii)If the performance of the additional work requested by Nielsen would be reflected in a change in the volume of chargeable resource usage, and the net change in the resources and expenses required to perform the additional work would not be disproportionately different from the corresponding change in the volume or composition of such chargeable resource usage from performing such additional functions, then such additional work shall be considered in-scope Services and the charge, if any, for such additional work shall be determined pursuant to the Rates.

(b)Charges for New Services

If Nielsen requests TCS to perform work that is not then in-scope Services and TCS has notified Nielsen that TCS considers such work to be a New Service (which notice may be given by email in accordance with the Governance Process) (provided that if TCS has failed to notify Nielsen that TCS considers a particular work to be a New Service and begins providing such work as a Service, if Nielsen’s demand for the work later increases TCS may at any time notify Nielsen that TCS considers the work to be a New Service and the foregoing shall apply prospectively from the date of TCS’ notice), the following shall apply:

(i)Promptly after receiving Nielsen’s request for New Services, TCS will provide Nielsen a written proposal and price quote for such New Services containing at least the following information (unless TCS determines (and notifies Nielsen) that the New Services are wholly unrelated to the scope of this Agreement and that TCS is incapable of delivering the New Services):

(1)A brief description of the services to be provided;

(2)If relevant, a projection of the net increases and decreases in Nielsen’s Billing Unit utilization, if any, that will be attributable to such New Services;

(3)A description of the new or modified resources and expenses not reflected in clause (2) above that would be required for TCS to provide the New Services;

(4)A description of the resources, if any, that would no longer be required to be provided by TCS if it provided the New Services;

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(5)A brief description of the ramifications and impacts of such New Services on the existing Services (including the Service Levels); and

(6)Where the nature of the proposed Services are such that TCS, as the incumbent for the other Services has a competitive advantage over other potential suppliers, the charges proposed by TCS shall be no greater than TCS’ charges to any other similar TCS customer for similar services.

(ii)TCS’ price quote for the New Services

(1)Charges for New Services shall be determined pursuant to this Section 3.4 and shall be provided on a most favored customer basis.

(2)At Nielsen’s request, TCS’ price quote shall be at a reasonable level of detail such that Nielsen can properly evaluate and understand the components of TCS’ offer.  For example, if the New Services involves the provision of Equipment, Software, and personnel resources, and the charges for each category can be reasonably identified and separated (for analysis purposes), TCS will provide a proposed line item charge for each category.  In addition, TCS will break out its proposed charges for any Third Party Equipment, Software or services, if applicable to the New Service.

(3)TCS’ price quote shall be based upon the required proportional increase in personnel, systems and other resources applicable to the New Services relative to the then-existing TCS Charges and shall take into account any resources and expenses of TCS for then-existing Services that would no longer be required once TCS begins performing the New Services.

(c)Nielsen may elect to have TCS perform the work as a New Service in accordance with the proposal by TCS described in Section 3.4(b)(i).  If Nielsen so elects, the parties shall execute an SOW documenting the New Services and the Charges for them.

(d)Subject to Section 3.4(e), TCS shall not begin performing any New Services until Nielsen has accepted TCS’ proposed SOW.

(e)If the parties cannot agree upon whether work requested by Nielsen is a part of the then-existing Services or would be a New Service or what the appropriate charge for the New Service should be, TCS shall nevertheless begin to perform the disputed work if Nielsen so requests.  In this event, Nielsen shall pay TCS **        percent (**%) of the Charges proposed by TCS until the matter is resolved in accordance with the dispute resolution procedures provided in Section 27.3 of the Agreement; provided that TCS shall not be required to perform pursuant to this provision for more than      **                  for any particular New Service.

3.5TCS Software

(a)If TCS (or its Affiliate acting in conjunction with TCS) desires to license to Nielsen computer software that (i) is part of TCS’ (or such Affiliate’s) commercial offerings, (ii) has not previously been used by TCS to provide the Services to Nielsen, and (iii) is not then licensed to Nielsen (e.g., a renewal or expansion is being considered, licenses that have lapsed

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for more than an insubstantial period of time shall not qualify) (or at the time it was first licensed to Nielsen it was deemed TCS Commercially Available Software), TCS (or such Affiliate) may suggest to Nielsen that such computer software be licensed to Nielsen provided that (x) TCS assist Nielsen in completing a formal software selection process to identify and evaluate competitive offerings provided by unaffiliated third parties, (y) Nielsen concludes that such software selection process establishes that there is at least one bona fide competitive alternatives available to meet Nielsen’s requirements, and (z) if Nielsen selects the TCS software and executes a license agreement therefor before TCS has introduced such software into Nielsen’s environment, then such TCS software shall be deemed “TCS Commercially Available Software”.

(b)All software of TCS and its Affiliates that is not TCS Commercially Available Software shall be deemed “TCS Non-Commercially Available Software”.

4.NIELSEN OBLIGATION TO PROVIDE REPLACEMENT SERVICES WHERE TCS HAS MADE AGREED UPON INVESTMENTS; GAIN SHARE

4.1Nielsen Obligation To Provide Replacement Services Where TCS Has Made Agreed Upon Investments

(a)The Parties shall collaboratively establish a list of areas (“Investment Areas”) where TCS will make investments that will improve the efficiency of the methods of delivery of the Services to Nielsen’s Operations group in order to support the charges that will apply hereunder from those previously provided between the Parties, other than those where Nielsen desires to make the investment directly.  Where Nielsen makes the investment directly, as between Nielsen and TCS, Nielsen shall be the sole beneficiary of such investment.  The first such list was agreed upon    **                      and the second list shall be agreed upon by    **
**     .  As part of such process Nielsen may inform TCS of areas where it recommends that TCS not make investments due to anticipated changes in Nielsen’s priorities.

(b)With regard to each Investment Area, provided that TCS actually makes the investment described in the list, for   **               after the date of each Investment Areas list (but not beyond    **                 ) Nielsen may not reduce demand (measured by inputs) for the associated Services below   **

                                                                                 without providing substitute demand for similar Services.

4.2Gain Share

**

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5.	PASS-THROUGH EXPENSES

(a)Nielsen will reimburse TCS for all Pass-Through Expenses mutually agreed by the Parties, as provided in the Agreement.  Pass-Through Expenses must be reasonable, warranted and cost effective, and have been approved in advance by Nielsen’s Project Manager.  Pass-Through Expenses are to be billed to Nielsen at TCS’ cost (without mark up of any kind, including administrative fees, and net of all rebates and credits).

(b)TCS shall use Commercially Reasonable Efforts to minimize the amount of Pass-Through Expenses.  With respect to services or materials paid for on a Pass-Through Expense basis, Nielsen may:

(i)obtain such services or materials directly from one or more third parties;

(ii)designate the third party source for such services or materials;

(iii)designate the particular services or materials (e.g., equipment make and model) TCS shall obtain (although if TCS demonstrates to Nielsen that such designation will have an adverse impact on TCS’ ability to meet the Service Levels, such designation shall be subject to TCS’ approval);

(iv)designate the terms for obtaining such services or materials (e.g., purchase or lease and lump sum payment or payment over time);

(v)require TCS to identify and consider multiple sources for such services or materials or to conduct a competitive procurement; and

(vi)review and approve the applicable Pass-Through Expenses before entering into a contract for particular services or materials.

(c)The Parties may agree in an SOW that Nielsen’s payment to TCS of certain Pass-Through Expense associated with such SOW shall be subject to different payment terms than otherwise provided herein.

6.	LOCAL COUNTRY BILLING; EXCHANGE RATES

(a)Except as provided herein, the Charges shall be denominated and paid in the currencies specified in Schedule C-2A, and if no currency is specified therein then in United States Dollars.  If requested by Nielsen, TCS shall invoice Nielsen Affiliates outside of the United States for charges in the currency specified for local billing in the applicable SOW.  The exchange rates to be used to convert from the U.S. Dollar based charges in this Agreement to the relevant local currency shall be based on the average of the exchange rates shown in the Wall Street Journal for each Business Day in the December prior to the year in which the Services are to be provided (e.g., January’s bill for December’s services will use the prior year’s exchange rate but February’s bill for January’s services will use the new rates.  If the actual exchange rate of any applicable local currency varies more than twenty percent (20%) against the U.S. Dollar

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in the course of any Calendar Year, upon the request of either Party, the Parties shall reset the exchange rates for the remainder of such Calendar Year based on the average exchange rates for the calendar month prior to such readjustment date.  Such readjustment may occur only once per year.  An SOW may provide for different terms but in order for such SOW to be effective it must be approved by the Nielsen Global Relationship Manager and the TCS’ Global Relationship Manager, with such approval indicated on the SOW.

(b)For purposes of calculating credits against the MCA and the ACA for Charges that are billed in currencies other than United States Dollars, the parties shall use the same exchange rates as provided in Section 6(a) of this Schedule C.

7.	CHARGES FOR TERMINATION-EXPIRATION SERVICES

Termination-Expiration Services provided during the Term (including the Extension Period) shall be invoiced at the Rates provided in Table C-2A.  If any such Services extend beyond the Term (including the Extension Period), the Charges shall be as mutually agreed, but shall not be increased beyond the Extension Period Rates by more than 10% per Calendar Year after the Extension Period.

8.	TRUE UP OF CHARGES FOR 2017

This Schedule C confirms, replaces and supersedes the letter agreements between the Parties dated as of March 17, 2017 and as of June 29, 2017.

9.	CLIENT SERVICE KPO ROTATIONAL ASSIGNMENTS

**

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Exhibit C-1
Offshore Leverage Commitments

**

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Exhibit C-2A

All amounts are in US Dollars unless otherwise noted.

Rate Card

**

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**

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Exhibit C-2B

Engagement Models

**

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**

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**

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**

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**

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**

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Exhibit C-2C
Transition Areas & Resource Movement

TCS proposes to have the following projects be transitioned immediately to Managed Services Model.

**

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**

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SCHEDULE D

NIELSEN SATISFACTION SURVEYS

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SCHEDULE D

NIELSEN SATISFACTION SURVEYS

Section 20.	introduction

This Schedule identifies the customer satisfaction strategy that TCS will use to determine the level of the Users’ satisfaction with the Services and to help TCS identify performance areas that can be improved to achieve a “satisfied customer” status.  The targets for the Customer Satisfaction Surveys may include the internal Users of Nielsen designated by Nielsen and the Nielsen management team.  TCS shall not be required to include any external users of Nielsen services such as Nielsen Clients.

The customer satisfaction process will provide Nielsen management with an objective view of the Service Levels achieved by TCS and the processes being used to manage and provide Services to Nielsen.  This process enables the identification, documentation and reporting of processes that can be targeted for improvement of the provision of the services.  The overriding aim of the customer satisfaction process is to ensure consistent levels of quality Service across Nielsen’s entire User base.

Customer satisfaction may be measured in BPO and IT by using different surveys; however the overall approach to the survey development, approval and execution will be similar. Nielsen will have overall review and approval of the Customer Satisfaction Surveys, to include input and approval of the survey recipients, the survey methodology, and the survey questions.

Several different approaches may be used to gauge customer satisfaction. These approaches may include web-based and paper surveys, meetings with key personnel, and open forums. By using different techniques, personnel at different levels and across a variety of business areas will be surveyed. The frequency and breadth of the surveying will allow Nielsen and TCS to recognize and proactively improve service/satisfaction issues before they become major problems.

Section 21.	general requirements

TCS’ responsibilities include:

(a)Conducting two (2) types of Customer Satisfaction Surveys:

(i)Annual Customer Satisfaction Surveys; and

(ii)Project Customer Satisfaction Surveys.

(b)Measuring customer satisfaction in all surveys for the following general attributes:

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(i)Responsiveness;

(ii)Performance;

(iii)Service-related Knowledge; and

(iv)Overall Satisfaction.

(c)Measuring customer satisfaction for each unique Service provided.

(d)Measuring customer satisfaction with the value of the Services.

(e)Developing the materials and methodology for each survey.

(f)Submitting the materials and methodology to Nielsen for approval at least thirty (30) working days prior to the scheduled start date for each survey.

(g)Tracking survey response rates.

(h)Communicating with Users on a proactive basis to achieve or exceed the minimum response rate specified for each survey.

(i)Receiving completed surveys from Users and tabulating results from the surveys.

(j)Reporting the results to:

(i)The Nielsen Relationship Manager and the applicable Project Manager.

(ii)The User group that was asked to respond to the survey.

(iii)Other Users of the Services as directed by the Nielsen Global Relationship Manager or the applicable Project Manager.

(k)Using the survey results to propose for Nielsen review and approval measurable improvement programs for areas requiring attention.

Section 22.	annual AND PROJECT customer satisfaction surveys – BPO & IT

TCS will describe in appropriate detail how it will meet the annual and SOW Customer Satisfaction Survey requirements contained in this Schedule, including a proposed methodology, typical staff participating in each survey, and sample survey questions.

22.1TCS Responsibilities

TCS’ responsibilities include:

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(a)Conducting an annual survey sent to all Users of the Services designated by Nielsen. The actual list of Users for each Service will be determined by Nielsen.

(b)Initiating the first Annual Customer Satisfaction Survey within seven (7) months after the Agreement Effective Date, or at a later time if approved by the Nielsen Global Relationship Manager.

(c)Conducting ongoing Annual Customer Satisfaction Surveys annually thereafter.

(d)Reporting the results of the annual and SOW surveys to the Nielsen Global Relationship Manager and relevant Project Managers within four (4) weeks after survey completion.

(e)Reporting the results to the survey respondents and Nielsen executives as requested by the Nielsen Global Relationship Manager.

(f)Developing and implementing action plans as warranted to improve delivery and Users’ perception of Services.

Section 23.	Survey Instrument

TCS will use the survey attached to this Schedule as Exhibit D-1 or similar surveys as agreed by Nielsen as the basis for conducting annual and Project point of service satisfaction measurements.   Customer satisfaction may be measured in BPO and IT by using different surveys; however the overall approach to the survey development, approval and execution will be similar.  Nielsen will have overall review and approval of the customer satisfaction surveys, to include input and approval of the survey recipients, the survey methodology, and the survey questions.

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Exhibit D-1

Form of Survey

****See following page***

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D-1-1

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D-1-1

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SCHEDULE E

HUMAN RESOURCES

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SCHEDULE E

HUMAN RESOURCES

Section 41.	INTRODUCTION

41.1The Parties contemplate that the treatment of human resources matters will differ from SOW to SOW.  This Schedule E describes the implications of the various options to be elected by the Parties in each SOW.  Each SOW shall indicate which provisions of this Schedule E are applicable to that SOW.  The form of SOW contained in Exhibit A-3 provides a sample format which can be inserted in other forms of SOW if appropriate.

41.2This Schedule E provides the provision regarding the transfer and hiring of the In-Scope Employees by TCS.  Certain provisions provided in this Schedule E are applicable only to those In-Scope Employees to whom the Acquired Rights Directive does not apply (the “Non-ARD In-Scope Employees”), certain provisions are applicable only to those In-Scope Employees to whom the Acquired Rights Directive does apply (the “ARD In-Scope Employees”), and certain provisions are applicable to all In-Scope Employees.  Provisions specific to In-Scope Employees in a particular country shall be provided in the relevant SOW.

Section 42.	DEFINITIONS.

(a)“ARD In-Scope Employees” means those In-Scope Employees to whom the ARD applies.

(b)“Core Personnel” means those TCS Personnel who are engaged wholly or in part in providing the Services on the date that notice to terminate the relevant SOW is given by either Party, or during the six (6) months prior to expiration of the Term, and who if not engaged wholly in providing the Services are, in Nielsen’s opinion, involved sufficiently in the provision of the Services or have detailed knowledge of the Services and Nielsen’s business.

(c)“Employment Effective Date” shall have the meaning provided in Section 3.2.

(d)“In-Scope Employee” means an employee of Nielsen or its Affiliates whose employment with Nielsen or Nielsen Affiliate(s) is displaced as result of the transaction contemplated by the relevant SOW (and, in the case of jurisdictions where ARD applies, any individual whose employment is subject to transfer to TCS pursuant to ARD).

(e)“Key Transitioned Employee” means a Transitioned Employee who is assigned to perform a role/function designated in the SOW as critical to TCS in providing the Services.

(f)“Non-ARD In-Scope Employees” means an In-Scope Employee to whom the ARD does not apply.

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(g)“Non-ARD Transitioned Employee” means a Non-ARD In-Scope Employee who becomes a TCS Personnel upon acceptance of the offer of employment from TCS made pursuant to Section 3.1 of this Schedule.

(h)“Successor Supplier” means a third party designated by Nielsen to provide any of the Services in lieu of TCS following the termination, expiration, or reduction in scope of the relevant SOW.

(i)“Transitioned Employee” means (i) an In-Scope Employee who upon acceptance of TCS’ offer of employment becomes an employee of TCS, its Affiliate, or Approved Subcontractor and (ii) an Unintended ARD Employee.

(j)“Unintended ARD Employee” has the meaning provided in Section 4.3.

Section 43.	NON-ARD IN-SCOPE EMPLOYEES

43.1SOW Specific Provisions

Each SOW shall designate whether TCS is required to offer employment to Non-ARD In-Scope Employees and, if so, whether TCS’ obligation is as to specific indicated individuals or as to a specific number of individuals or some combination of the two.  If an SOW does not indicate whether TCS is required to hire In-Scope Employees then TCS shall not be obligated to offer employment to any In-Scope Employees.

43.2Offers of Employment

At such time as the Parties provide in the relevant SOW, TCS will offer employment, in writing, to each Non-ARD In-Scope Employee, such employment to commence on the date specified in the offer letter subject to acceptance of the offer by the applicable Non-ARD In-Scope Employee (the “Employment Effective Date”).  If a Non-ARD In-Scope Employee is on leave that qualifies under the United States Family and Medical Leave Act (“FMLA”) or applicable state or local family and/or medical leave law, or any other applicable federal, state or local leave law, including military leave law, is on disability leave (short or long term), or is otherwise on a leave of absence approved by Nielsen (collectively, “LOA Leave”), on or before the date TCS makes employment offers to other eligible Non-ARD In-Scope Employees at such employee’s work location, such employee shall receive an employment offer from TCS at or about the same time as such other Non-ARD In-Scope Employees.  If a Non-ARD In-Scope Employee is on LOA Leave, or if a Non-ARD In-Scope Employee takes LOA Leave after TCS offers employment but before the Employment Effective Date, TCS shall honor the employment offer made to such Non-ARD In-Scope Employee provided that the Non-ARD In-Scope Employee returns to active service prior to the earlier of the end of the Term of this Agreement and the expiration of his or her LOA Leave.  A Non-ARD In-Scope Employee who is on LOA Leave who accepts an offer from TCS will remain a Nielsen employee until he or she becomes a TCS employee upon joining TCS employment at the end of his or her leave, at which time TCS will hire such Non-ARD In-Scope Employee.

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43.3Comparable Positions

TCS’ offer shall be for a position that is comparable to the type of position held by the applicable Non-ARD In-Scope Employee prior to the date of the SOW (except that unless otherwise provided in the relevant SOW if in the twelve (12) months prior to the date of the SOW if Nielsen has made any changes in the individual’s terms and conditions of employment outside of the ordinary course TCS need only meet the terms and conditions prior to the non-ordinary course change).  Unless otherwise consented to by the Non-ARD In-Scope Employee TCS shall keep the Non-ARD In-Scope Employee in such comparable position for a period of at least twelve (12) months from the Employment Effective Date.  For purposes hereof, a “comparable position” shall mean a position (a) commensurate with the Non-ARD In-Scope Employee’s education, skill and relevant experience; (b) (unless otherwise provided in the SOW) with a work location of less than thirty five (35) miles from the Non-ARD In-Scope Employee’s then current work location; and (c) providing a level of compensation and benefits which, when taken as a whole, are at least as favorable as those enjoyed by the Non-ARD In-Scope Employee immediately prior to the date of the SOW (with base salary no lower than previously provided).  If the SOW provides that the offer may be contingent on relocation and at the time of the offer TCS contemplates that the applicable Non-ARD In-Scope Employee is likely to be required to relocate within twelve (12) months after the Employment Effective Date to a location which is more than thirty five (35) miles from the Non-ARD In-Scope Employee’s then current work location, TCS shall clearly inform such Non-ARD In-Scope Employee of the possibility of relocation as part of the offer process so that the Non-ARD In-Scope Employee is able to make an informed decision about whether to accept TCS’ offer of employment.

43.4Pre-Employment Screening

TCS offer of employment may require that the offer is subject to the applicable Non-ARD In-Scope Employee successfully completing TCS’ normal and customary pre-employment background screening processes, including drug testing, background checks, or any other pre-background employment screening not prohibited by law.  If a Non-ARD In-Scope Employee was previously employed or contracted by TCS, TCS may not consider such In-Scope Employee’s prior performance with TCS as part of TCS’ screening process.  Except as expressly provided in this Schedule E, the terms and conditions of TCS employment offer extended to In-Scope Employees will be in accordance with TCS’ normal and customary practices and policies with respect to requirements for recruitment of full time staff.

43.5Retention of Certain Employees

TCS will not hinder Nielsen in Nielsen retaining in Nielsen’s employment such employees (other than ARD In-Scope Employees) as Nielsen shall have notified TCS prior to execution of the SOW that Nielsen wishes to retain.

43.6Disclosure of Relevant Information by Nielsen

(a)With respect to each Non-ARD In-Scope Employee to whom TCS may be required to make an offer of employment in accordance with this Schedule E, if the applicable SOW provides that TCS shall have access to employee files and to the extent not restricted by

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applicable law, Nielsen shall provide TCS with access to copies of all relevant employment records of the Non-ARD In-Scope Employee available with Nielsen or its Affiliates and all relevant information relating to such individual’s employment with Nielsen or Nielsen Affiliates, including position and role, length of service in such position and role, compensation details, performance evaluations.  All such information shall be deemed Nielsen Confidential Information.

(b)Nielsen agrees that when delivered to TCS in accordance with this Schedule E, all Data disclosed pursuant to Section 4.5(b) below will be, to the best of Nielsen’s knowledge, compliant with the requirements of this Schedule E,  and accurate in all respects and will have disclosed all material terms and conditions of employment of the applicable In scope Employees and Intended ARD Transitioning Employees who will become TCS Personnel in accordance with this Schedule E and the applicable SOW; and Nielsen will have satisfied all of its obligations by the applicable In-Scope Employees and Intended ARD Transitioning Employees as of the Employment Effective Date or the employment transfer date with respect to all outgoing and accrued liabilities in respect of the Non-ARD Transitioning Employees and Intended ARD Transitioning Employees who transfer to TCS or Approved Subcontractors, including wages, contractual bonuses, commission, holiday remuneration, payments of PAYE, tax, social security and national insurance contributions or other relevant national statutory deductions governed by the laws of any jurisdiction governing the employment of such individuals.

Section 44.	ARD IN SCOPE EMPLOYEES

44.1Generally

The Acquired Rights Directive and/or any Laws implementing the provisions of or similar to Acquired Rights Directive (“ARD Regulations”) may apply to the ARD In-Scope Employees.

44.2Intended ARD In-Scope Employees

(a)At least thirty (30) days prior to the applicable SOW Effective Date, Nielsen and TCS will prepare and agree upon a final list of ARD In-Scope Employees with respect to the Services under such SOW who will transfer to TCS (“Intended ARD Transitioned Employees”).  All other individuals who were performing work in-connection with the Services outsourced to TCS under the relevant SOW prior to the Effective Date of SOW, whether or not they could be considered as ARD In-Scope Employees, shall be considered “Unintended ARD Employees”.

(b)Prior to the execution of any SOW that is expected to involve ARD In-Scope Employees the parties shall undertake any required consultations with employees, Works Councils, and similar persons.  TCS’ obligation to hire any Intended ARD Transitioned Employees in any jurisdiction is subject to the condition that such process is satisfactorily completed.

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44.3Unintended ARD In-Scope Employees

(a)Unless the applicable SOW provides that TCS bears the risk of Unintended ARD Employees, Nielsen retains the responsibility of relocating, retaining or terminating the employment of all Unintended ARD Employees.  In such event TCS shall be responsible to transition the employment of each Intended ARD Transitioned Employee as TCS Personnel consistent with the ARD Regulations.

(b)Unless the applicable SOW provides that TCS bears the risk of Unintended ARD Employees, if an Unintended ARD Employee is found or alleged to have become an employee of TCS or TCS Group or Approved Subcontractor as a result of the ARD Regulations (instead of remaining an employee of Nielsen or applicable Affiliate of Nielsen as provided in Section 3.2), then (unless TCS desires to retain such individual):

(i)TCS will, upon becoming aware of any such transfer of employment, or claim therefore, notify Nielsen in writing and may, following consultation with Nielsen, offer the opportunity to Nielsen to make or cause to be made to such individual an offer in writing to employ him or her under a new contract of employment.  Upon such request being made, Nielsen may within seven (7) days after such request, make or cause to be made the offer of employment, such offer of employment to be on terms which, when taken as a whole, do not materially differ from the terms and conditions of employment of that person immediately before that person’s alleged transfer to TCS.  If such offer of employment is accepted by that individual in writing then Nielsen shall inform TCS in writing within two (2) Business Days after such acceptance;

(ii)If Nielsen decides not to make the offer contemplated under clause (i) above or the offer as above is rejected by the applicable individual or is not accepted within ten (10) Business Days, then, unless prohibited by applicable law TCS may terminate the individual’s contract of employment. Nielsen shall indemnify TCS of all amounts incurred by TCS or TCS group or applicable Approved Subcontractor arising out of such transfer of employment and/or termination of contract of employment, including:

(A)the notice pay and contractual or statutory redundancy payments paid by TCS to such Unintended ARD Employees to the extent that such payments would have been required to be made by Nielsen under the terms of the employees' contracts of employment had the redundancies been implemented by Nielsen immediately prior to their transfer to TCS

(B)any salary and contractual benefits incurred by TCS to such Unintended ARD Employees during the period of time from their transfer to TCS to the date on which such redundancy takes effect, provided that TCS uses reasonable commercial efforts to minimize such period or

(C)the Parties may agree to a one-time payment or increase to the Charges to compensate TCS for the continued employment by TCS of such Unintended ARD Employees.

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44.4Benefits to Intended ARD Transitioning Employees

The Parties agree that with respect to each Intended ARD Transitioning Employees on the applicable Service Commencement Date:

(a)The contract of employment of each of the Intended ARD Transitioning Employees shall have effect on and after the Employment Effective Date as if originally made with TCS instead of Nielsen.  With effect from the applicable Service Commencement Date, all wages, salaries and entitlement to other benefits, pensions and pension-related benefits of the Intended ARD Transitioning Employees, as well as all the employer’s contractual and statutory liabilities including in respect of PAYE, social security payments and national insurance contributions, or other relevant national statutory deductions governed by the Laws of any jurisdiction governing the employer of such ARD Transitioned Employees relating to the period on or after the Employment Effective Date, will be discharged by TCS.  Nielsen will be and shall remain liable for the payment of all such amounts relating to the period prior to and up to the Employment Effective Date.

(b)Subject to the provisions of this Schedule E, each Party agrees to comply fully with its legal obligations under the Acquired Rights Directive and any applicable local country laws, including its obligations regarding consultation and the giving of information.

(c)Notwithstanding the foregoing, Nielsen may retain certain ARD In-Scope Employees if the ARD In-Scope Employees are offered, and have accepted, an offer of employment with Nielsen to perform functions outside the scope of Services provided in the relevant SOW.  Such offers of employment shall not in any way reduce TCS’ obligations under this Section 4 with respect to any such ARD In-Scope Employees unless and until such ARD In-Scope Employees has accepted such an offer of employment from Nielsen

44.5Personnel Data

At the request of TCS, Nielsen will deliver or make available to TCS, as soon as practicable following the Effective Date of the applicable SOW or on receipt of such request, and subject to any applicable legislation governing the use or processing of personal data which may be in effect from time to time, copies of all tax, PAYE, social security and national insurance records and copies of any other documents or records (agreed by Nielsen and TCS) which, in the reasonable opinion of Nielsen, are relevant to the Intended ARD Transitioning Employees and as applicable to any Unintended ARD Employees, provided that:

(a)Nielsen will preserve the originals of such records or documents for a period of at least three (3) years (or such longer period as may be required by any relevant laws) after the Effective Date and will allow TCS access to the same at all reasonable times to the extent necessary to enable TCS to deal with any matters relating to the Intended ARD Transitioning Employees and Unintended ARD Employees and will, as and when requested by TCS to do so, produce the same to the relevant authorities; and

(b)If Nielsen wishes to dispose of or destroy any such records or documents prior to the expiration of three (3) years after the Effective Date of the SOW, it will not do so without

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informing TCS of its intention to do so and, if TCS so requests, Nielsen will deliver to TCS such of the records or documents as TCS may request.

Section 45.	BENEFITS AND PERFORMANCE REVIEWS for transitioned Employees

45.1TCS Benefits and Performance Obligations

Except as applicable local laws require otherwise or as expressly provided below, following the Employment Effective Date for each Transitioned Employee, TCS will:

(a)Provide a package of compensation benefits which benefits when taken as a whole, will be comparable, or no less favorable in the aggregate than, those enjoyed by the Transitioned Employees immediately prior to the Effective Date and, in the case of Intended ARD Transitioned Employees, such package of compensation benefits are sufficient to avoid any claims for breach of the ARD regulations.  In particular, TCS will, to the extent such obligations are greater than those imposed by applicable law:

(i)Ensure that Transitioned Employees are given the same employment opportunities as are available to other existing employees of TCS, TCS Group or Approved Subcontractor, as applicable;

(ii)Maintain and recognize each Transitioned Employee’s total relevant service time with Nielsen (including any time with a previous employer where Nielsen has recognized continuity of such employment), in each case documented by the Parties prior to the Employment Effective Date and ensure that this applies to all benefit qualifications, vesting and any other requirements (other than pension benefit accrual);

(iii)Treat each Transitioned Employee into the same Fair Labor Standards Act Category (i.e., exempt or non-exempt) as with Nielsen (and, unless there is a change in the Transitioned Employee’s position or if required by a change in applicable law), not change such classification during the Transitioned Employee’s employment with TCS for at least one year after the Employment Effective Date);

(iv)Employ all Transitioned Employees through TCS, or if provided in the relevant SOW either an Affiliate of TCS or an Approved Subcontractor;

(v)Arrange for no waiting periods or limitations as to pre-existing conditions and exclusions for medical/hospitalization insurance coverage, prescription drugs, dental, vision, life insurance, long term disability and short term disability for each Transitioned Employee and his/her eligible dependents;

(vi)If an Employment Effective Date is effective other than on the first working day of a calendar year credit towards any deductible or copayment requirement of TCS’ medical, dental and vision plans for the current calendar year any deductibles or copayments paid during such calendar year prior to the Effective Date by the Transitioned Employees and their respective dependents under Nielsen’s medical, dental and vision plans;

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(vii)Assume, if requested, financial responsibility for any unfinished training courses and associated tuition reimbursement costs to the extent such programs are available under corresponding TCS programs and policies; and

(viii)Take full responsibility for all travel and relocation requirements and costs of the Transitioned Employees caused by any travel or relocation approved or required by TCS after they become TCS Personnel.

(b)Retain in Nielsen account those Key Transitioned Employees listed in the relevant SOW (“Non-Transferable Key Transitioned Employees”) during the first twenty-four (24) months after the Employment Effective Date, unless Nielsen consents to a termination (other than for cause) or reassignment. For purposes of this Section 5, “cause” shall include misconduct, unsatisfactory performance that continues after notification to the employee of the manner in which performance is deficient, and misappropriation of Confidential Information.  For this purpose “cause” shall not include job elimination or redundancy.

45.2Retention and Re-Assignment of Non-ARD Transitioned Employees

(a)Prior to terminating the employment of any Non-ARD Transitioned Employee, other than for cause, TCS shall use reasonable efforts to redeploy such employee within TCS.

(b)TCS shall retain and not reassign without Nielsen’s prior written approval, (except where termination is for cause), all Non-ARD Transitioned Employees for the first twelve (12) months following the Employment Effective Date (unless the SOW is terminated by Nielsen and the provisions of Section 5.9 of this Schedule E apply).  The exclusive liability of TCS for breach of this provision shall be for TCS to pay the applicable severance amount to such individual at the rate at which he/she would have been entitled if his/her employment had been continued with Nielsen until the date of such termination.

(c)Unless otherwise provided in the relevant SOW, during the first twelve (12) months after the Employment Effective Date, TCS will review with Nielsen any proposed reassignment of any Non-ARD Transitioned Employees to an account other than Nielsen and obtain Nielsen’s consent to the reassignment.

45.3Bonuses and Salary Increases

(a)If so provided in the relevant SOW, TCS will provide Non-ARD Transitioned Employees with a pro-rata initial salary increase necessary to reflect any difference in the time of salary review cycles between the Parties.

(b)With regard to accrued bonuses for Non-ARD Transitioned Employees, Nielsen will either (at its option) pay accrued bonuses at time of transfer or when other Nielsen employees are paid.  If the latter, Nielsen may elect to pay the gross amount to TCS and have TCS pay the Non-ARD Transitioned Employees.

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45.4Vacation

TCS shall provide to each Non-ARD Transitioned Employee with full credit for the amount of any unused paid time off accrued by the employee for the relevant calendar year immediately prior to the Employment Effective Date.  Thereafter, such Non-ARD Transitioned Employees will be eligible for paid time off in accordance with TCS’ standard policies, based upon the employee’s combined years of Nielsen and TCS service.

45.5Orientation

TCS will provide sufficient orientation and on-the-job and formal training to each Transitioned Employee to facilitate the employee’s expeditious integration into TCS’ workforce, and familiarization with TCS’ policies and procedures.

45.6In-Scope Employees Availability on Effective Date

If there are any In-Scope Employees who are subject to the hiring requirement as agreed by Nielsen and TCS and are not available for work commencing on the Employment Effective Date, Nielsen will, on or before the Effective Date of the SOW, provide TCS with a list of such In-Scope Employees who may not immediately be available because such persons are on other temporary assignments or long-term leave.  A preliminary version of such list will be attached to the applicable SOW as an Exhibit.

45.7401(k) Plan

(a)Eligibility.  Provided he or she has sufficient service with Nielsen to be eligible for participation, for employer contribution, and for vesting, in Nielsen’s 401(k) plan (the “Nielsen 401(k) Plan”), each United States Transitioned Employee shall receive immediate eligibility for participation, for employer contributions, and for vesting, in TCS’ 401(k) plan (the “TCS 401(k) Plan”) in accordance with the TCS 401(k) plan.

(b)Loans.  Each United States Transitioned Employee shall have the right to rollover existing loans outstanding under its Nielsen 401(k) plan account to his or her TCS 401(k) Plan account.  Each Party shall cooperate with one another to administer the collection and accounting of any outstanding plan loans (up to (2) loans) under the Nielsen 401(k) plan until the effective date of transfer of assets from the Nielsen 401(k) plan to the TCS 401(k) Plan.

45.8Section 125

For United States Non-ARD Transitioned Employees who participate in Nielsen’s Dependent Care or Medical Expenses Plans established pursuant to IRC §125, TCS shall assume Nielsen’s obligations with respect thereto as of the Employment Effective Date and Nielsen shall transfer to TCS the aggregate amount contributed prior to the Employment Effective Date by all such Transitioned Employees for the relevant calendar year less the aggregate amount paid out with respect thereto.

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45.9Severance for Non-ARD Transitioned Employees

Each Non-ARD Transitioned Employee shall be given service credit for severance benefits for prior experience with Nielsen, to the same extent that Nielsen gave credit to that employee’s years of service prior to the Employment Effective Date.  Without in any way diminishing TCS’ obligation pursuant to Section 4.2, if during the first twelve (12) months after the Employment Effective Date (i) TCS terminates a Non-ARD Transitioned Employee’s employment other than for cause and (ii) under the rules of Nielsen’s severance plan in effect immediately prior to the Employment Effective Date such Non-ARD Transitioned Employee would have been entitled to greater severance benefits (using the aggregate of service recognized by Nielsen and the period of service with TCS), then TCS shall provide such Non-ARD Transitioned Employee with such additional amounts of severance benefits payments over and above those payable under TCS’ severance plan that are necessary in the aggregate to cause the total severance benefits to be equal to the benefits available under Nielsen’s plan.  If the SOW or the Agreement is terminated by Nielsen for any reasons other than material breach by TCS or change of control of TCSL within the first twelve (12) months after the Employment Effective Date, Nielsen will reimburse TCS for any severance benefits or other amounts incurred by TCS to such Non-ARD Transitioned Employees if TCS terminates such employees within ninety (90) days thereafter.

Section 46.	IMMIGRATION

46.1Work Permits and Visas

TCS will make commercially reasonable efforts (including financial responsibility where Nielsen had financial responsibility prior to the Effective Date) for managing the process of obtaining and completing any applications for work permits or visas required by any Transitioned Employees in connection with their employment with TCS or following the Employment Effective Date and/or maintaining work permits or visas in effect as of the Employment Effective Date.  TCS also shall be responsible for completion of Forms I-9 for Transitioned Employees in the United States.  TCS’ offer of employment may be subject to the availability of transfer of such individual’s visa (or an appropriate replacement thereof) and the continued availability of such visa.

46.2Transitioned Employees With H1-B Or L-1 Visas

(a)Nielsen will continue to employ any Transitioned Employee working on an H1-B or L-1 visa (the “Working Paper Employees”) until TCS can obtain an H-1B for such employee or until Nielsen determines that continued employment of any such individual is inappropriate.  TCS shall apply, and pay the expedite fee, to obtain an H-1B visa for the Working Paper Employees as soon as possible after the issuance of the offer of employment.

(b)With respect to the Working Paper Employees, except as otherwise specified herein, references to the Effective Date in this Schedule shall be deemed to be references to the date the Working Paper Employees are transitioned to TCS pursuant to paragraph (a) above.

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(c)TCS shall reimburse Nielsen for all compensation (i.e., salary plus benefits) that Nielsen provides the Working Paper Employees after the Employment Effective Date.

Section 47.	INDEMNITIES ON TRANSFER

47.1Nielsen Indemnities

Without limiting Nielsen’s obligations under Section 3.3, Nielsen will defend, indemnify and keep TCS indemnified against all Losses howsoever arising out of or relating to any Claim:

(a)By any employee or employee representative of either Party arising out of a failure by Nielsen to comply with its legal obligations under the ARD Regulations, including its obligations regarding consultation and the giving of information;

(b)By any Non-ARD Transitioned  Employees to the extent such Claim relates to a period up to the Employment Effective Date (other than any claims against TCS completely independent from TCS’ relationship with Nielsen);

(c)By any other employee or contractors of Nielsen including Nielsen Contractor Personnel which arises or is alleged to arise as a result of any act or omission by Nielsen relating to their employment or engagement by Nielsen at any time.  For clarity, this Section 7.1(c) shall not apply to Claims of TCS Personnel, including Non-ARD Transitioned Employees, which arises or is alleged to arise as a result of any act or omission by TCS relating to their employment or engagement by TCS at any time; or

(d)By any Intended ARD Transitioning Employees as they relate to a period up to the date of their employment transfers to TCS pursuant to Section 4.1;

47.2TCS Indemnities

TCS will defend, indemnify and keep indemnified Nielsen against all Losses arising out of or relating to any Claim:

(a)By any employee or employee representative of either Party arising out of a failure by TCS to comply with its legal obligations under the ARD Regulations, including its obligations regarding consultation and the giving of information;

(b)By any Non-ARD Transitioned Employees to the extent such Claim relates to a period on or after the Employment Effective Date or affirmative acts of TCS prior to the Employment Effective Date related to TCS’ interview, screening, selection, or offer and acceptance process; or

(c)By any Intended ARD Transitioning Employees which is related to the period on and after the date of transfer of their employment to TCS.

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47.3Indemnification Procedures

The provisions relating to indemnities provided in Section 31.5 of the Agreement will also apply with respect to the indemnities given in Section 7.

Section 48.	NIELSEN CONTRACTOR PERSONNEL

The contracts for any contractors of Nielsen and its Affiliates (“Nielsen Contractor Personnel”) will be terminated or, if so provided in the relevant SOW, subject to receipt of any Consents in the manner provided in Section 16 (Consents) of the Agreement, assigned to TCS.  Actions to terminate or assign such contracts will be in accordance with a plan prepared by TCS and approved by Nielsen.

Section 49.	SUPPLY OF TCS PERSONNEL INFORMATION

49.1Transitioned Employee Personnel Information

Following the service of notice of termination of the Agreement (or the relevant SOW) or the date six (6) months prior to expiration of the relevant SOW (a “Disengagement Event”), TCS will, subject to the appropriate confidentiality undertakings being given by Nielsen and any potential Successor Supplier, and subject to any applicable law governing the use or processing of personal data, within fourteen (14) days of Nielsen’s request for the same, provide Nielsen (which Nielsen may, subject to aforesaid confidentiality, share with any potential Successor Supplier notified to TCS), with such information and copies of appropriate records concerning all Key Transitioned Employees, all TCS employees who the ARD Regulations may require be transferred to Nielsen or a Successor Supplier, and any other Transitioned Employee who remain in Nielsen account (“Transitioned Employee Personnel Information”).  Such Transitioned Employee Personnel Information shall include the number and breakdown of such Key Transitioned Employees, all TCS employees who the ARD Regulations may require be transferred to Nielsen, and other Transitioned Employees by function, remuneration and benefits packages, and dates of commencement of employment, contractual periods of notice and any outstanding or potential liabilities in respect of such TCS employees, but excludes any (i) career planning files regarding the such TCS Employees, and (ii) information regarding formal complaints filed by such TCS Employees.

49.2Changes to Transitioned Employee Personnel  Information

Where Transition Employee Personnel Information has been provided, TCS will as soon as practicable (but in any event within fourteen (14) days):

(a)Inform Nielsen of any material change to the same;

(b)Use its reasonable efforts to clarify any matter on which clarification is reasonably requested by Nielsen; and

(c)Use its reasonable efforts to co-operate with any other reasonable requests made by Nielsen concerning Transition Employee Personnel Information.

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Section 50.	CHANGE TO A SUCCESSOR SUPPLIER AND RE-TRANSFER PROVISIONS

50.1Core Personnel

Prior to the effective date of any Disengagement Event, Nielsen will compile, and TCS agrees to provide all such assistance as Nielsen reasonably requires in facilitating such compilation, a list of all Core Personnel.

50.2Re-Transfer Employees

Nielsen and TCS acknowledge and accept that where Nielsen or a Successor Supplier provides services in replacement of the Services on or after the effective date of any Disengagement Event and any Core Personnel transfer to Nielsen or the Successor Supplier (the such Core Personnel, the “Re-Transfer Employees”, and such transfer shall be considered a “Re‑Transfer”), such transfer (so far as it relates to Transitioned Employees or other personnel who TCS intends to make redundant employed in a member state of the European Union) may (depending on the precise facts in the case), constitute a relevant transfer for the purposes of the Acquired Rights Directive or other applicable legislation.  The date of the Re-Transfer is deemed the “Re-Transfer Date”.  Each Party undertakes in such circumstances to comply fully, and to provide all reasonable assistance to the other Party and any potential Successor Supplier to comply fully, with all its/their respective obligations under the ARD Regulations or other applicable laws including (without limitation) its/their obligations regarding consultation and the giving of information.

50.3TCS Obligations on Re-Transfer

Whether or not the Acquired Rights Directive applies to any Core Personnel, on a Re-Transfer, TCS will:

(a)Cooperate with and not hinder Nielsen or any Successor Supplier in offering employment to, or entering into a contract with, any Core Personnel;

(b)As directed by Nielsen, give Nielsen or any Successor Supplier all reasonable assistance to employ, or contract with, such Core Personnel, including, by providing to Nielsen or any Successor Supplier:

(i)Reasonable access to such Core Personnel for interviews and recruitment;

(ii)An organizational chart showing the roles, responsibilities, authority and salaries or resource values of all such Core Personnel; and

(iii)Waive, and ensure that each of its Subcontractors waives, any post-termination restrictions of any nature applicable to such Core Personnel where TCS or such Subcontractor enjoys the benefit of such restriction.

(c)All activities by Nielsen and Successor Supplier relating to Re-Transfer shall be completed within three (3) months after the Disengagement Date and unless such date is

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extended by the Parties, Nielsen’s rights with respect to Re-Transfer contemplated under this Schedule E shall terminate (other than with regard to transfer of files and indemnification).

50.4TCS Disengagement Procedures

(a)TCS will not (and will use Commercially Reasonable Efforts to procure that Affiliates of TCS or Approved Subcontractors will not) without the prior written consent of Nielsen, terminate or vary the terms of employment of any Core Personnel in connection with any Disengagement Event other than changes in the ordinary course of employment.  Specifically, TCS, TCS’ Affiliates, and its Approved Subcontractors shall not:

(i)Vary, or purport or promise to vary, the terms or conditions of employment, engagement, or service of any Core Personnel (including promises to make any additional payment or provide any additional benefit, except in accordance with such normal variations as are made in respect of other employees of TCS in equivalent positions pursuant to TCS’ normal business practices);

(ii)Reduce or vary the involvement of any Core Personnel from the provision of the Services;

(iii)Terminate (or give notice to terminate) the employment or engagement of any of Core Personnel other than lawfully for cause;

(iv)Recruit any employee, contractor, Subcontractor or consultant to provide the Services or assign any additional individuals to the provision of the Services (other than as reasonably required to ensure TCS’ ability to comply with its obligations under the Agreement);

(v)Transfer any Core Personnel away from the provision of the Services; or

(vi)Prevent, restrict or hinder any Core Personnel from working for Nielsen or a Successor Supplier.

(b)The foregoing prohibitions shall apply only where such variation, reduction, termination, recruitment, transfer, prevention or other activity specified in Section 10.4(a):

(i)Is instituted at any time after a notice of termination of the Agreement, in whole or in part, in accordance with the terms of the Agreement has been issued by either Party;

(ii)Is instituted at any time within six (6) months prior to the Disengagement Event; or

(iii)Is designed first to take effect in whole or in part after a Disengagement Event.

50.5Re-Transfer Employee Data and Obligations

TCS agrees that:

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(a)When delivered to Nielsen in accordance with this Schedule E, Data disclosed pursuant to Section 9 above will be, to the best of TCS’ knowledge, compliant with the requirements of this Schedule E, and accurate in all respects and will have disclosed all material terms and conditions of employment of the Re-Transfer Employees who transfer to Nielsen or a Successor Supplier in accordance with Section 10.2; and

(b)TCS  will have satisfied all of its obligations by the Re-Transfer Date with respect to all outgoing and accrued liabilities in respect of the Re-Transfer Employees who transfer to Nielsen or a Successor Supplier in accordance with Section 10.2, including wages, contractual bonuses, commission, holiday remuneration, payments of PAYE, tax, social security and national insurance contributions or other relevant national statutory deductions governed by the laws of any jurisdiction governing the employment of such Re-Transfer Employees.

50.6Personnel Disengagement Assistance

(a)Without prejudice to the foregoing provisions of this Agreement but subject to the provisions of Section 29 of the Agreement and Schedule O (Termination Expiration Assistance), TCS will use Commercially Reasonable Efforts to comply with all reasonable requests from Nielsen with regard to arrangements contemplated under this Schedule E connected with termination or expiration of the Agreement.  TCS further agrees that it will fully and promptly co-operate in good faith with all reasonable requests of Nielsen to procure the smooth and lawful transfer to the Successor Supplier of the Re-Transfer Employees who transfer to Nielsen or a Successor Supplier in accordance with Section 10.3.  Subject to any restrictions under applicable law, no later than twenty-eight (28) days following any Disengagement Event, where there is a Re-Transfer, TCS will provide to Nielsen or the Successor Supplier updated payroll information following the final payroll run and relevant tax and statutory details in relation to any Re-Transfer Employees.

(b)TCS agrees that, in the period of six (6) months after the effective date of any Disengagement Event, it will not solicit to hire or employ any Re-Transfer Employee from Nielsen or a Successor Supplier to which the relevant Re-Transfer Employee’s employment has transferred on or following such Disengagement Event without Nielsen’s or the Successor Supplier’s prior written consent.

Section 51.	INDEMNITIES ON RE-TRANSFER

51.1TCS Indemnities on Re-Transfer

TCS shall indemnify Nielsen and keep Nielsen indemnified against all Losses arising (directly or indirectly) out of or relating to any Claim:

(a)By any Re-Transfer Employee or Re-Transfer Employee’s representative arising out of a failure by TCS to comply with its legal obligations under the Acquired Rights Directive and local country law, including its obligations regarding consultation and the giving of information;

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(b)By or on behalf of any Re-Transfer Employee arising from TCS’ failure to perform its legal or contractual obligations as they relate to the period up to the Transfer Date; or

(c)By or on behalf of any Re-Transfer Employee which arises or is alleged to arise as a result of any act or omission of TCS relating to such Re-Transfer Employee’s employment prior to the Re-Transfer Date.

51.2Nielsen Indemnities on Re-Transfer

Nielsen shall indemnify and keep TCS indemnified against all Losses arising out of or relating to any Claim:

(a)By any Re-Transfer Employee or Re-Transfer Employee’s representative arising out of a failure by Nielsen or Successor Supplier to comply with its legal obligations under the Acquired Rights Directive, including its obligations regarding consultation and the giving of information; and

(b)By any Re-Transfer Employee which arises or is alleged to arise as a result of any act or omission by Nielsen or any Successor Supplier relating to such Re-Transfer Employee’s employment by Nielsen or any Successor Supplier as they relate to a period on or after the Re-Transfer Date.

51.3Indemnification Procedures

The provisions relating to indemnities set out in Section 31.5 of the Agreement will also apply with respect to the indemnities given in this Section 11.

Section 52.	Compliance and Insurance

52.1WARN Act

If such termination could be aggregated with employment terminations undertaken by Nielsen of other Nielsen employees, without Nielsen’s consent TCS may not terminate the employment of any Transitioned Employees in the United States during the twelve (12) months after the Employment Effective Date if such termination is attributable to Nielsen under the Worker Adjustment and Retraining Notification (“WARN”) Act.

52.2Worker’s Compensation

Nielsen shall be responsible for providing workers’ compensation insurance coverage for the Transitioned Employees through the day before the Employment Effective Date, and TCS shall be responsible for providing workers’ compensation insurance coverage for the Transitioned Employees from and after the Employment Effective Date.

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SCHEDULE F

SERVICE LOCATIONS

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Section 53.	Service Locations

53.1TCS Service Locations

(a)Global Delivery Centers.  Services will be performed in TCS’ Global Delivery Centers in   **

(b)Other Service Locations.  TCS may add Other Service Locations or relocate the Services in accordance with Section 6.2 of the Agreement.

F-1

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SCHEDULE G

NIELSEN POLICIES AND STANDARDS

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SCHEDULE G

NIELSEN POLICIES AND STANDARDS

This Schedule G incorporates Nielsen’s policies as published on the Nielsen intranet website (or its equivalent), or as otherwise set forth below.  The policies included in this Schedule G are currently in force at Nielsen.  TCS and its employees, representatives, agents, and service providers that are providing the Services (for purposes of this Schedule G, the “TCS Parties”), shall comply with all policies identified in this Schedule G, as such policies may be amended, modified, added, or deleted by Nielsen from time to time (hereinafter, the “Nielsen Policies”).

Upon written request of Nielsen, not more than once annually, the TCS Account Executive or its nominee shall certify in writing to Nielsen that (a) the TCS Parties have read the Nielsen Policies in effect as of the certification date, and (b) TCS and the TCS Parties are in compliance with such Nielsen Policies.

Nielsen will provide notice to the following TCS contacts, listed below in Schedule G-1 (as such contacts may be modified from time to time in accordance with this Schedule G), with respect to any changes to a Nielsen Policy. Upon receiving such notice, within ten (10) days, the TCS contacts listed in Schedule G-1 will share with Nielsen an implementation plan and corresponding timeline to comply with the Policy changes referred to in said notice.  **

TCS shall immediately notify Nielsen of any required changes to Schedule G-1.  For the avoidance of doubt, TCS’ failure to notify Nielsen of any required changes to Schedule G-1 shall not relieve TCS or the TCS Parties’ obligations to comply with the Nielsen Policies.

The notices described above in this Schedule G may be made by e-mail, notwithstanding Section 34.2 of the Agreement.

List of Nielsen Policies:

1.	Access Control Security Policy:

**

2.	End User Technology Strategy Policies:

**

3.	User Information Security Policies:

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4.	T&E Policies:

**

5.	Nielsen Change Management Policy:

**

6.	Nielsen Cyber Security Policy:

**

7.	Nielsen Global Privacy and Data Use Policy:

**

8.	Data Classification Guideline:

**

9.	Supplier Code of Conduct:

**

10.	Records Retention Policy

**

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SCHEDULE G-1

TCS CONTACTS

TCS Contacts:

**

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SCHEDULE H

APPROVED SUBCONTRACTORS

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SCHEDULE H

APPROVED SUBCONTRACTORS

Section 54.	General

This Schedule H lists the TCS Affiliates and Subcontractors that may be used to provide Services to Nielsen in accordance with Section 10.11 of the Agreement. The following subcontractors listed in this Schedule H are approved to provide Services in accordance with the Engagement Model(s) specified in the applicable SOW(s). Notwithstanding Section 10.11 of the Agreement, TCS shall seek Nielsen’s written approval prior to using any Approved Subcontractors included in this Schedule H in LATAM and shall provide to Nielsen on a monthly basis a list of which Approved Subcontractors are used and what Services they are performing in each LATAM country.

54.1Tata Group Subcontractors

**

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**

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**

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SCHEDULE I

THIRD PARTY CONTRACTS

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SCHEDULE I

THIRD PARTY CONTRACTS

As of the SARA Effective date, there are no Third Party Contracts which will be assigned.

I-2

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SCHEDULE J

GOVERNANCE AND PERSONNEL

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SCHEDULE J

GOVERNANCE AND PERSONNEL

Section 24.	INTRODUCTION

This Schedule J sets out the governance structure for the Agreement, including the management structure, committee membership, and the roles and responsibilities of both Parties to review relationship objectives on a periodic basis.  The Parties agree that this Schedule J is a work in progress and will be finalized after the SARA Effective Date.

Section 25.	Roles and Responsibilities of Key Governance Team Members

25.1Nielsen Governance Team

(a)Nielsen Account Executive.  The Nielsen Account Executive shall have the following responsibilities:

(i)Setting the vision and objectives for the relationship;

(ii)Providing leadership and guidance to the Nielsen governance organization;

(iii)Working with the TCS Account Executive to review the Agreement’s goals and objectives;

(iv)Resolving escalated issues in accordance with the Agreement;

(v)Providing liaison activities and guidance with TCS’ executive leadership regarding Nielsen’s strategic needs; and

(vi)Managing the overall relationship with TCS.

(b)Nielsen Global Relationship Manager.  The Nielsen Global Relationship Manager shall have the following responsibilities:

(i)Providing leadership and guidance to the Nielsen governance organization;

(ii)Working with the TCS Account Executive and TCS Client Partners to achieve the Agreement’s goals and objectives;

(iii)Monitoring TCS’ and Nielsen’s compliance with Agreement obligations;

(iv)Monitoring TCS contract level Deliverable commitments;

(v)Resolving escalated issues in accordance with the Agreement;

(vi)Approving, authorizing and overseeing all Agreement-related policies and procedures; and

(vii)Coordinating and approving demand forecasting by TCS and Nielsen.

(c)Nielsen Project Management Office.  The Nielsen Project Management Office shall have primary responsibility for the Agreement, including the management of all reporting and updates to the Agreement.  Primary responsibilities include:

(i)Ensuring receipt and review of all TCS reports required per the Agreement;

(ii)Developing standard reporting and communication requirements between TCS and various staff and organizations within Nielsen;

(iii)Developing and assisting with negotiations related to all SOWs, amendments and updates to the Agreement that are required during the Term; and

(iv)Assisting with interpretation and intent of the Parties in regard to the terms and conditions of the Agreement.

(d)Nielsen Project Managers.  The Nielsen Project Managers have the overall responsibility for fulfilling Nielsen’s obligations under SOWs.  Primary responsibilities include:

(i)Approving the SOW and any related transition or project plans;

(ii)Managing Nielsen’s internal expectations related to the SOW and supporting Nielsen business units regarding questions and issues arising from the delivery of Services;

(iii)Managing Nielsen’s obligations under the SOW;

(iv)Monitoring project progress and performance;

(v)Resolving any Service delivery issues related to the SOW; and

(vi)Reviewing the Services and Service Levels.

25.2TCS Governance Team

(a)TCS Account Executive.  The TCS Account Executive shall have the authority to make any decision required for the proper functioning of the Agreement.  Primary responsibilities include:

(i)Ensuring that the process, structure and methodology is in place to meet TCS’ commitments under the Agreement;

(ii)Ensuring that TCS fulfills all of its obligations under the Agreement; and

(iii)Working with the Nielsen governance team to establish, manage, and meet commitments, requirements, and expectations.

(b)TCS Client Partner.  The TCS Client Partner shall have the following responsibilities:

(i)Act as the Primary contact for Technology / Operations

(ii)Ensuring that TCS fulfills all of its obligations under the  SOWs pursuant under this agreement

(iii)Working with Nielsen tower heads and executives to align Service delivery with Nielsen’s strategic needs;

(iv)Informing Nielsen about new capabilities and developments within TCS and proposing ideas and solutions that will provide ongoing benefits to Nielsen;

(v)Ensuring that all Service Levels are met;

(vi)Assuring operational compliance with the Agreement, including all obligations relating to Deliverables; and

(vii)Coordinating the delivery of new Services to Nielsen.

(c)TCS Engagement Managers.  TCS Engagement Managers shall have the overall responsibility for fulfilling TCS’ obligations under SOWs.  Primary responsibilities include:

(i)Meeting all Service Levels and contractual commitments for the applicable SOW;

(ii)Ensuring that appropriately skilled and trained Resources are assigned to the SOW;

(iii)Forecasting and managing demand requirements; and

(iv)Providing all Service Level reporting to the service control function.

(d)TCS Delivery Unit leader.  TCS Delivery Unit leader shall have the below Primary responsibilities:

(i)Interface on all day-to-day operations relating to Services to be delivered for a Delivery Unit under that SOW(s);

(ii)Devote his or her full time and effort towards overseeing the SOW(s) and meeting the Service Levels for the Delivery Unit

(iii)Resolving any Service delivery issues under the SOW; and

(iv)Implementing TCS’ development methodology as tailored to meet Nielsen development standards.

(e)TCS Project Management Office.    The TCS Project Management Office shall have the following responsibilities:

(i)Monitoring TCS’ compliance with its obligations under the Agreement;

(ii)Planning, collecting information for and producing reports in accordance with Section 5.7 of the Agreement;

(iii)Working with the Nielsen governance team to establish, manage, and meet commitments, requirements, and expectations Managing TCS relationships;

(iv)Implementing and managing the TCS financial system (including time recording, labor reporting, billing, budgeting, forecasting, and annual planning and managing overall Resource levels) in accordance with Nielsen requirements;

(v)Overseeing TCS’ delivery of Services; and

(vi)Conducting Satisfaction Surveys as provided in Section 8.10 of the Agreement.

Section 26.	Committees

Committees with members from both Parties will be established to periodically review the TCS - Nielsen relationship and ensure TCS continues to meet Service delivery expectations.  Unless otherwise agreed to, the committees will meet according to the following schedule:

Executive Steering Committee

Quarterly

Strategic Relationship Review

Monthly

Delivery Excellence Review

Weekly

Execution Interaction Meetings

Half Yearly-

26.1Executive Steering Committee

The Executive Steering Committee will have executive management responsibility for the Agreement and the relationship between the Parties.

(a)Members.  The Executive Steering Committee shall be chaired by the Nielsen Global Business Systems highest level executive and will have the following members:

(i)Global President Technology and Operations;

(ii)Nielsen Account Executive;

(iii)Nielsen Global Relationship Manager;

(iv)TCS Business Unit Head;

(v)TCS Account Executive;

(vi)TCS Client Partner; and

(vii)Other Nielsen and TCS personnel as required.

(b)Key Responsibilities.  The responsibilities of the Executive Steering Committee shall include:

(i)Ensuring business alignment between the Parties, analysis of Nielsen and TCS business plans, and oversight of Services;

(ii)Approving strategic requirements and plans associated with the Services during the Term; and

(iii)Identifying opportunities to enhance the benefits from the TCS – Nielsen relationship.

(c)Frequency.  The Executive Steering Committee shall meet a minimum of twice yearly, or as agreed to by the Parties.

26.2Strategic Relationship Review Committee

(a)Members.  The Strategic Relationship Review Committee shall be chaired by the COE Heads   and will have the following members:

(i)Nielsen COE heads;

(ii)Nielsen Global Relationship Manager;

(iii)TCS Account Executive;

(iv)TCS Client Partners;

(v)TCS Engagement Managers; and

(vi)Other Nielsen and TCS personnel as required.

(b)Key Responsibilities.  The Strategic Relationship Review Committee shall be responsible for the following:

(i)Developing strategic requirements and plans associated with the Services;

(ii)Monitoring Service delivery and Critical Service Levels;

(iii)Considering and approving, where possible, changes to the Agreement and to the Services in accordance with the Change Control procedures to be approved by Nielsen;

(iv)Reviewing continuous improvement and quality assurance measures and Customer Satisfaction surveys;

(v)Initiating, as appropriate, the recommendations and suggestions made by the Executive Steering Committee relating to the Services and/or the Agreement; and

(vi)Recommending new proposals to the Executive Steering Committee.

(c)Frequency.  The Strategic Relationship Review Committee will meet on a quarterly basis.

26.3Delivery Excellence Review Committee

(a)Members.  The Delivery Excellence Review Committee will have the following members:

(i)Nielsen COE Head;

(ii)Nielsen Global PMO Head;

(iii)Nielsen Project Managers;

(iv)TCS Client Partners;

(v)TCS PMO Team;

TCS Engagement Managers;TCS Delivery Unit Leads; andOther Nielsen and TCS personnel as required.

(b)Key Responsibilities.  The Delivery Excellence Review Committee shall be responsible for the following:

(i)Implementing any active Transition Plans and monitoring Service delivery;

(ii)Monitoring Critical Service Levels and other operational Service delivery metrics;

(iii)Reviewing and escalating operational problems and issues;

(iv)Submitting issues to the Strategic Relationship Review Committee for its guidance and recommendations;

(v)Implementing and monitoring continuous improvement and quality assurance measures; and

(vi)Reviewing Customer Satisfaction surveys.

(c)Frequency.  The delivery Excellence Review Committee will meet monthly.

26.4Execution Interaction Committee

(a)Members.  The Execution Interaction Committee will have the following members:

(i)Nielsen Project Managers;

(ii)TCS Project Managers, as applicable;

(iii)TCS Scrum Masters, as applicable;

(iv)TCS Delivery Unit Leads; and

(v)TCS Team, as required.

(b)Key Responsibilities.  The Execution Interaction Committee shall be responsible for the following:

(i)Reviewing SOWs at the project level for progress, performance and roadblocks;

(ii)Identifying strategies to clear any roadblocks;

(iii)Reviewing Service delivery metrics and identifying any potential Service Level impact points;

(iv)Reviewing staffing levels and planning future Resource requirements;

(v)Monitoring and reviewing transition status and progress;

(vi)Ensuring process and procedure adherence;

(vii)Implementing continuous improvement opportunities; and

(viii)Identifying areas requiring attention and improvement initiatives that need financial approvals and informing the Delivery Excellence committee.

(c)Frequency.   The Delivery Excellence Review Committee will meet weekly.

NIELSEN & TCS CONFIDENTIAL INFORMATION

EXHIBIT J-1

WAYS OF WORKING

The parties agree to the following in connection with Nielsen’s receipt of the Services from TCS:

•

Prompt response to issues (e.g.: BRM/delivery leader engagement issues, existing or potential conflicting business scenarios, other business or contract issues raised by Nielsen, requests for information from Nielsen necessary to deal with security, resource issue re-badge requests, delivery issues, billing queries, audits as per the existing provisions.

•	**
•	Follow-through on commitments made, if commitment is no longer possible, proactive communication to Nielsen vs. Nielsen chasing/requiring follow-up.
•	**

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EXHIBIT J-2

Nielsen and TCS Schedule J Governance Team Members

The following is a list of governance team members for Nielsen and TCS as provided in Section 2 of this Schedule J. The Parties shall identify such personnel within thirty (30) days of the SARA Execution Date. The Parties shall update this list biannually, as required to reflect any changes in staffing or roles.

[PARTIES TO POPULATE WITHIN THIRTY (30) DAYS OF SARA EXECUTION DATE]

J-1-2

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SCHEDULE K

SOFTWARE

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SCHEDULE K

This Schedule K describes the TCS Proprietary Software (including TCS Project Tools and TCS Productivity Tools) and TCS Third Party Software that TCS may use in the performance of Services.  License rights granted to Nielsen with respect to any TCS Software that are incorporated or embedded in any Deliverables or Developed Software are described in the Agreement.  This Schedule also identifies the availability to Nielsen of licenses and the terms thereof during the Term and thereafter and Nielsen’s consent for TCS to use TCS Proprietary Software and TCS Third Party Software without such rights and licenses in the performance of Services (but not with respect to TCS Proprietary Software and TCS Third Party Software that are embedded or incorporated in Deliverables or Developed Software provided to Nielsen under the Agreement).  This Schedule also sets forth TCS Productivity Tools which, if used in connection with the Services, shall be subject to additional Charges.

Section 27.	TCS THIRD PARTY SOFTWARE

Provided by TCS as part of Core Desktop Build at TCS Offshore Development Center for Services to be used exclusively by TCS

**

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Section 28.	TCS Project Tools
Software/Tool Name	Applicability of Nielsen Consent/waiver for unavailability of assignment to Nielsen during the Term or thereafter	Usage fee/License Fee charged to Nielsen

Section 29.	TCS Productivity Tools

The following table describes certain TCS Productivity Tools that have the potential for use in connection with Services under the Agreement.  The use of these Productivity Tools is not included in the current pricing as it is not necessary for TCS to use these Tools in substitution of other commercially available tools in the market.  If and as and when opportunity arises for use of these or any other TCS proprietary software tools, TCS will offer Nielsen **

**                                                                                                                 and to be made available for use subject to execution of the respective license agreement

**

Section 30.	TCS Productivity Tools Currently in Use as of the SARA Effective Date.

**

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**

Section 31.	TCS Commercially Available Products

The following table describes certain TCS commercially available products which have been licensed to Nielsen as per the provisions therein as well as the detailed terms (including number of licenses) in the reference documents mentioned in the table.

**

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**

Section 32.	Additional Charges

TCS shall not use any Productivity Tool or other Software which will cause Nielsen to incur additional Charges, either during or after the Term, unless Nielsen has expressly approved the use of such Productivity Tool or Software in the relevant Statement of Work.  If TCS uses any such Productivity Tool or Software without obtaining Nielsen's approval in the relevant Statement of Work, Nielsen will not be charged for the use of such Productivity Tool or Software and TCS shall grant Nielsen a perpetual, worldwide, royalty free right to use the same in connection with the provision of the Services.

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SCHEDULE L

HARDWARE

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SCHEDULE L

TCS STANDARD HARDWARE

This schedule describes the standard Hardware that TCS will provide now pursuant to Section 6.1(b) of the Agreement, at no additional Charge to Nielsen, as part of the infrastructure of each Global Delivery Center.

TCS agrees to refresh, at its cost, the Hardware from time to time as may be necessary to enable TCS to provide Services in accordance with the Agreement.

Standard Laptop or Desktop Configuration or Equivalent configuration (depending on the requirements in Operations or Technology).

Monitor (if desktop):

17” or larger

System:

Processor:  Inteli3-i5 or equivalent

Memory:  4-8 GB

Hard Disk:  160- 256 GB

Telephone

One phone for every four (4) seats

Printers

Shared Network printer @ one per Nielsen Module in the Global Delivery Center.

L-1

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SCHEDULE M

LIST OF RESTRICTED COMPANIES

DESCRIPTION OF RESTRICTED BUSINESSES

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SCHEDULE M

RESTRICTED COMPANIES

Section 33.	Tier One RESTRICTED COMPANIES

**

Section 34.	Tier Two Restricted companies

**

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Section 35.	restricted businesses

TCS and its Controlled Subsidiaries may not engage in any of the following lines of business, as provided in Section 9 of the Agreement.

Consumer services

Our Consumer Services segment provides essential market research and analysis primarily to businesses in the consumer packaged goods industry.  Our Consumer Services segment provides an array of services including retail measurement services (ACNielsen ScanTrack), household consumer panels (ACNielsen Homescan), new product testing (BASES), consumer segmentation and targeting (Spectra) and marketing optimization (ACNielsen Analytical Consulting). We believe these products and services give our customers a competitive advantage in making informed decisions in today’s fast-moving and complex marketplace. Our Consumer Services segment operates in more than 100 countries.  We believe one of our primary strengths in our global presence, which is increasingly important in today’s environment as our largest customers operate globally and continue to expand and invest in developing markets.

Consumer Services’ customer base is comprised of the world’s leading consumer packaged goods companies including the Colgate-Palmolive, Nestlé S.A., The Procter & Gamble Company and the Unilever Group as well as leading retail chains such as Carrefour, Kroger, Safeway, Tesco and Walgreens.  With a broad global customer base and long-standing customer relationships, Consumer Services’ revenues are stable, predictable and highly diversified.  In 2006, the average length of our relationships with Consumer Services’ top ten customers was 30 years.  These long-term relationships are strengthened by our ability to integrate products and services into customers’ workflow and provide a wide range of comparable and consistent data and analyses. This comparability of information over time enhances our customers ability to use our information in their decision-making and management processes. In addition, our customer service professionals are often located on-site at our customers’ offices, where they assist in analyzing information by providing industry context for better decision-making and in developing strategic and tactical recommendations.  Consumer Services’ strength of customer relationships is exemplified by average customer renewal rates in excess of 90% in the U.S. and Europe from 2003 to 2006, which results in high revenue visibility.  At the beginning of each fiscal year, more than 50% of the segment’s revenue base for the upcoming year is typically committed under existing agreements.  For the fiscal year ended December 31, 2006, Consumer Services generated approximately 57% of our pro forma revenue.

Our Consumer Services segment is comprised of two divisions, ACNielsen and Nielsen Advisory Services.  These divisions provide the following services on a global basis: Retail Measurement Services, Consumer Panel Services, Customized Research Services and various other advisory services including new product launch services and consumer targeting and segmentation. While each of these products and services provides significant value on a stand alone basis, they can be combined to provide clients with more enhanced and in-depth analyses.

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Retail Measurement Services (“RMS”)

RMS provides customers with information and analytics across 98 countries on competitive sales volumes, market shares, distribution, pricing, merchandising and promotional activities.  By combining this detailed information with our in-house expertise and professional assistance we enable our customers to improve their key marketing decisions.  We offer these services under our ACNielsen ScanTrack and ACNielsen Market Audit brands.

RMS collects retail sales information from stores using electronic point-of-sale technology and teams of local field auditors.  These stores include grocery, drug and discount retailers who, through various cooperation arrangements, share their sales data with us.  The method of collection depends upon the sophistication of the retailers’ systems.  RMS downloads electronic retail sales information collected by stores through checkout scanners to our servers on a regular basis.  Where electronic retail sales information in unavailable, such as in certain developing markets, we collect retail sales information through in-store inventory and price checks conducted by field auditors.  Across all of our markets, field auditors collect data regarding product placement in sores, including the facing and positioning on store shelves as well as other information.

RMS quality control systems validate, confirm and correct the collected data.  It is then processed into databases and reports by product, brand and category.  Customers access RMS databases using proprietary software such as NITRO and WorkstationPlus which allow them to query the databases, conduct customized analysis and generate customized reports and alerts.  For example, clients can view and analyze information by specific product categories, geography or retail channel.  Information can be accessed through ACNielsen i-Sights which can provide a suite of reports linked to the key business issues of the user.  Information can also be accessed online through and extranet web portal, ACNielsen Answers.

Consumer Panel Services (“CPS”)

CPS provides clients with consumer purchasing information, including demographics, based upon individual household consumption.  Clients use this information to more precisely target and better segment their consumers.  In addition, we are able to use CPS information to augment our retail measurement information in circumstances where we do not collect retail data from certain retailers.  CPS primarily offers its services through our ACNielsen Homescan and ACNielsen Homepanel brands.

CPS collects date from household panelists who use in-home scanners to record purchases from each shopping trip.  In the U.S., over 100,000 selected households, constituting a demographically balanced sample of U.S. households, participate in the household panel.  Data received from CPS household panels undergoes a quality control process, including UPC verification and validation before it is processed into databases and reports.  CPS clients may access these databases and perform analysis using our Panelfact proprietary software.  In addition, CPS provides clients with templated alerts, dashboards and reports which can be accessed over the Internet or through a desktop application.

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Customized Research Services (“CRS”)

CRS provides clients with a suite of customized research services as well as consumer and industry studies.  CRS clients are able to use these services and studies to derive information and insights into consumer attitudes and purchasing behavior, to evaluate and understand why marketing campaigns succeed or fail, and to address issues such as promotions, pricing, consumer targeting and marketing mix.  CRS is offered through brands such as Winning Brands and ShopperTrends.

CRS collects information through surveys, personal interviews, focus groups, online evaluations, from panels maintained by CRS and third party panel providers.  Once information is collected, it is subject to CRS quality control standards and is then processed into databases and reports. CRS provides customized research services and consumer and industry studies to clients through presentations and reports.

New Product Launch Services (BASES)

BASES provide sales forecasts for new products and product restages across a number of industries, particularly in the consumer packaged goods field.  Clients use this information to evaluate the sales potential of new products, identify potential customers, forecast sales volume and refine concept design and communication.

BASES maintain panels in several countries and uses third party panel providers to survey consumers. Panelists are exposed to new product ideas and prototypes in order to gauge their interest.  BASES quality control systems organize and validate the information it collects. Using this information BASES delivers marketing recommendations and additional diagnostics to help customers refine the product, price and/or their marketing plan.

Consumer Targeting and Segmentation (Spectra)

Spectra provides customers in the consumer packaged goods industry with consumer targeting and segmentation analytics, integrating information about households, geographies and retail shopping locations.  Customers use Spectra services, including its proprietary consumer segmentation grid (the Spectra Grid), for category management and media and marketing planning. Spectra uses multiple database sources, including those from ACNielsen, Scarborough and third parties, to develop the Spectra Grid.  The Spectra Grid is typically accessed through and extranet web portal, InfiNet.

Analytical Consulting Services (ACNielsen Analytic Consulting or “AAC”)

AAC provides software tools and analysis to help clients make decisions with respect to marketing, marketing investment and pricing and promotion.  AAC’s proprietary Decisionsmart software tool enables clients to develop trade planning and promotion schedules and forecasts, interpret outputs of applications and provide recommendations to better drive trade planning and promotions.  In addition, AAC consultants with industry expertise assist clients with their marketing decisions.

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Site Selection and Consumer Targeting (Claritas)

Claritas provides recommendations on site selection for new retail stores and information for consumer targeting for direct mail campaigns, in each case primarily outside of the consumer packaged goods industry.  Clients use Claritas to determine certain characteristics of their potential and existing customers such as where they live and shop, what they buy and how to best reach them.  This information contributes to customers’ strategies regarding direct mailing activities at household and individual levels, as well as mass-marketing activities.

Media

Our Media segment is a leading provider of media and entertainment measurement information.  The segment measures audiences for U.S. television (Nielsen Media Research), international television (50% ownership of AGB Nielsen Media Research), motion pictures (Nielsen EDI), the Internet (Nielsen BuzzMetrics and Nielsen//NetRatings), outdoor (Nielsen Outdoor) and other media, and tracks sales of music (Nielsen SoundScan) and provides competitive advertising information (Nielsen Monitor-Plus). Using our critical measurement information, media owners, advertising agencies, advertisers and retailers plan and optimize their marketing strategies. Media is particularly strong in the U.S. television audience measurement market where our Nielsen ratings are widely accepted as the “currency” for both buyers and sellers of U.S. television advertising, an industry that had over $64 billion of annual expenditures in 2006 according to the PricewaterhouseCoopers Global Entertainment & Media Outlook.  Nielsen Media Research measures television usage both nationally and across all the 210 local television markets in the U.S.  Our leading market position in measuring the U.S. television audience has been achieved as a result of continued investment and over 50 years of experience providing customers with accurate measurement

Media has a diversified customer base, consisting of over 25,000 individual customers including leading broadcast and cable companies such as CBS, Comcast, Disney/ABC, NBC/Universal, News Corp., Time Warner and Univision; leading advertising agencies such as IPG, Omnicom and WPP; leading film studios such as 20th Century Fox, Disney, Paramount and Warner Bros.; and other leading media companies.  Media’s business model allows for both high revenue visibility and consistent, predictable growth as a result of multi-year contracts and high contract renewal rates (over 95% in Nielsen Media Research). The average length of Media’s relationships with its top ten customers in 2006 was 32 years.  Our customers value the high quality service offerings and technology, which we maintain and improve through continuous innovation and protect via over 100 existing and pending patents in the U.S. alone.  For the fiscal year ended December 31, 2006, Media generated approximately 32% of our pro forma revenue.

Our Media segment is comprised of three divisions, Media, Internet Measurement and Entertainment.  These divisions provide many different services including television audience measurement, Internet usage measurement and move box office measurement.

Media

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Nielsen Media Research and AGB Nielsen Media Research collectively measure the size the demographic composition of television audiences in 42 countries worldwide. Advertisers use this information to plan television advertising campaigns, evaluate the effectiveness of their commercial messages and negotiate advertising rates.  Television broadcasters and cable networks use this information as a tool to establish the value of their airtime and more effectively schedule and promote their programming.

Nielsen Media Research in the U.S. and AGB Nielsen Media Research in countries outside the U.S. collect audience data from demographically balanced samples of randomly selected households.  In the U.S., Nielsen Media Research provides three principal ratings services: Measurement of national television audiences (“National Ratings Services”), measurement of local television audiences in each of the 210 designated television markets (“Local Ratings Services”), and measurement of national and local television audiences among Hispanic households (“Hispanic Ratings Services”).

Both Nielsen Media Research and AGB Nielsen Media Research use various methods to collect the data from households including electronic meters and written diaries.  Our electronic meters include our standard Set Meter, and Active/Passive Meters. A Set Meter is connected to a television and captures household-level viewing data by monitoring the channel to which the television is tuned.  A People Meter is an attachment to a Set Meter which adds functionality to the Set Meter by not only collecting television set tuning data (which channel the set is tuned to) but also the demographics of the audience (who is the household is watching). In 2005, we introduced into our U.S. samples electronic meters based on our next-generation Active/Passive metering technology, which is designed to measure television tuning in a digital environment and has enabled us to reflect time-shifted viewing on digital video recorders in our ratings.

Our National Ratings Services is based on a sample of approximately 12,800 households using People Meters.  Approximately 50% of such households are measured using Active/Passive Meters.  Our Local Ratings Services use People Meters in the top ten local television markets, a combination of Set Meters and written diaries in the next 46 local television markets, and only written diaries in the remaining 154 local television markets.  Three markets will be converting from a combination of Set Meters and written diaries to People Meters in the fourth quarter of 2007.  The local television markets in the U.S. where Nielsen uses electronic meters represent approximately 70% of the television households in the U.S.

Information is downloaded from the electronic meters to our servers where it is subject to quality control including digital coding.  We then process the information into databases and reports which is then distributed overnight to customers.  In addition, our customers can license Nielsen Media Research software which enables them to access, manipulate and customize varying levels of information directly from the Nielsen Media Research database.

In response to the transformation of the television industry into a multi-platform business, in June of 2006, Nielsen Media Research announced the launching of its Anytime Anywhere Media Measurement research and testing program, known as “A2/M2.” This program will develop and deploy technology to measure new ways consumers are watching television, such as on the Internet, outside the home and via cell phones, iPods and other personal mobile devices.

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Nielsen will continue its focus on providing the most accurate measurement of in-home television viewing through its Active/Passive Meters, but through the A2/M2 initiative will also pursue the measurement of online streaming video and Internet measurement in Nielsen’s People Meter samples, the addition of out-of-home measurement in Nielsen’s People Meter samples, the introduction of electronic measurement in local markets, the development of new meters to measure video viewed on portable media devices and the creation of new methods for measuring viewer “engagement” in television programming.

Advertising Information Services (“AIS”). AIS provides commercial occurrence data and tracks the proportion of all advertising within a product category attributable to a particular brand or advertiser. We measure advertising expenditures, placements and creative content in 22 countries by company, by brand, and by product category across monitored media. Such media include print, outdoor advertising, radio and freestanding inserts as well as television.  Customers use this service to manage their media spend by benchmarking their own performance against that of their competitors.  We provide Advertising Information Services in the U.S. under our Monitor-Plus brand.

Other Media Services.  Our media division also provides a number of other products and services. Standard Rate & Data Service (“SRDS”) collects information on media advertising rates, publishing dates and contact data on media outlets in the U.S. Interactive Market Systems (“IMS”) provides media planning and analysis software to analyze both industry and proprietary research data.  The software is used by advertising agencies, advertisers, publishers, broadcasters, other media owners and researchers.  IMS software can be sued for television, press, radio, outdoor and Internet planning.  Nielsen Outdoor measures both consumer exposure to outdoor advertising and outdoor advertising audience demographics.  It uses a randomly selected demographically balanced panel of individuals.  Using GPS technology, Nielsen Outdoor measures the frequency with which panelists have the opportunity to view certain billboards and other forms of outdoor advertising.  Scarborough Research, a joint venture between Nielsen and Arbitron, Inc. (“Arbitron”), measures the lifestyle and shopping patterns, media behaviors, and demographics of consumers in the U.S. A total of 80 local markets are measured at regular intervals through telephone surveys, product booklets and diaries.

Ventures. Nielsen Ventures provides measurement and analysis of sports sponsorship data, product placement and consumer generated word-of-mouth.  Nielsen Ventures introduced “Fanlinks” in 2005, a service developed with ACNielsen to link consumers’ sports media consumption to product purchasing.  ACNielsen Homescan panelists are surveyed to identify sports fans and their degree of sports entertainment consumptions. Survey results are cross-tabulated against purchasing behavior to provide a view of today’s sports fan and how consumption of sports entertainment translates to purchasing behavior.  Nielsen Ventures also continues to develop and expand sales of services such as “Placeviews,” which is a software product that enables clients to measure the impact of product placement on television and in movies by identifying which brands are featured, what type of placement is used, when and where the placement occurred and the audience exposure at the time of the placement.

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Internet Measurement

Nielsen//NetRatings. On February 5, 2007, Nielsen Media Research, Inc. entered into a merger agreement with NetRatings, Inc. by which Nielsen Media Research would acquire all the NetRatings, Inc. shares of common stock not currently owned by it.  On June 22, 2007, the transaction was completed.  NetRatings, Inc. gathers data and tracks global online activity.  Nielsen//NetRatings’ customers use this data to make informed business decisions regarding their Internet marketing strategies.  Nielsen//NetRatings’ services include: Internet audience measurement services (NetView, SiteCensus and Market Intelligence); advertisement measurement services (AdRelevance, Adintelligence and WebRF); and Internet market research services (Homescan Online, which provides integrated views of consumers’ online behavior and offline purchasing patterns, Webintercept and MegaPanel).

Nielsen//NetRatings collects information through panels in locations around the world to measure both at-home and at-work activity.  Panelists are recruited through a variety of methods, including random digit dialing and online surveys, as well as through partnerships with local market research providers.  Our Megapanel service, for example, tracks Internet usage and buying behavior among more than a million people in countries including the U.S., the United Kingdom, France and Germany.  The information Nielsen//NetRatings gathers in used to produce syndicated and custom reports and is made available to clients on a weekly or monthly basis.

Nielsen BuzzMetrics.  Recognizing the growing importance of online dialogue and word-of-mouth behavior in consumer decision-making, we acquired 58% of the shares of BuzzMetrics, Inc. in early 2006.  On June 4, 2007, we acquired the remaining outstanding shares of BuzzMetrics, Inc. This company tracks, measures and analyzes consumer-generated media on the Internet, including opinions, advice, consumer-to-consumer discussions, reviews, shared personal experiences, photos, images, videos and podcasts, to provide market intelligence to its customers.  Internet sources include online forums, boards, blogs and Usenet newsgroups.  Consumer-generated media plays an influential role in driving consumer perceptions, awareness and purchase behavior.  Consumers often encounter consumer-generated media while researching products during the buying cycle which can help build brand loyalty or, if negative, can lead to brand deterioration.

Entertainment

Nielsen EDI.  Nielsen EDI captures box-office results from more than 50,000 movie screens across 14 countries, including, among others, the U.S., Canada and Mexico.  Clients use this information in deciding where and for how long a movie will play, as well as the allocation of advertising and promotional dollars.  Nielsen EDI tracks movie theater box-office receipts provided by major cinema chains in the U.S. such as AMC, Regal Entertainment Group and National Amusements.

Nielsen SoundScan, Nielsen BookScan and Nielsen VideoScan.  Through these brands, we track and report in-store and online retail sales of audio products, books and view entertainment products.  Clients use these services to monitor their market share.  Each of these

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businesses compiles point-of-sale data from retailers on a weekly basis and prepares reports which are delivered to clients regularly through an Internet portal.

Nielsen National Research Group (“NRG”). NRG tests movie promotional materials, predicts the gross box office receipts of upcoming and recently released movies and compiles film awareness studies in the U.S. Clients use NRG’s research to develop, or make changes to, their marketing plans.  NRG’s clients include major film studios in the U.S.  We also offer similar services in Europe, Australia and Japan.

Nielsen Broadcast Data Systems (“BDS”). BDS monitors radio airplay on a continuous basis from 1,600 radio stations in the U.S.  This data is used by music labels, radio stations and performing rights organizations to adjust station playlists and to determine marketing spend for various titles.  Using patented computer technology, BDS provides daily reporting, and in certain cases real-time reporting, to its client base through the Internet.  In certain countries in Europe, Nielsen Music Control provides similar radio airplay monitoring services.

Business Media

Our Business Media segment is one of the largest providers of integrated business-to-business information in the world. The segment has more than 100 trade shows, approximately 100 websites and over 100 print publications and online newsletters, each targeted to specific industry groups.  Through 2006, our Business Media segment was comprised of two divisions: Nielsen Business Media U.S. and Nielsen Business Media Europe (“BME”), each with its own trade shows, online media assets and publications.  On February 8, 2007, we completed the sale of BME to 3i, a European private equity and venture capital firm.  The Company’s financial statements reflect BME’s business as a discontinued operation.

Our Business Media segment is anchored by the U.S. trade show business, which is characterized by high margins, diversified end markets and strong free cash flow.  The trade show business operates leading trade shows across a wide range of industries, such as jewelry, general merchandise and kitchen & bath design.  In addition, our publications, such as Billboard and The Hollywood Reporter, benefit from leading brand name recognition and established audiences. Customers include professionals and advertisers from a variety of industries including marketing, media, advertising, entertainment, informational technology, career management and finance. For the fiscal year ended December 31, 2006, Business Media generated approximately 11% of our pro forma revenue.

Trade Shows.  Each year, we produce approximately 60 trade shows in the U.S., with a total audience of approximately 475,000 and a total booth space of over six million square feet for attendees principally comprised of retailers, distributors and business professionals. Industry leaders use these events to sell existing products and to promote the launch of new products in order to reach decision-makers in their respective industries. Our U.S. trade shows were ranked first in terms of show square footage and first in number of top 200 shows, respectively, in the annual Tradeshow Week rankings of the top 200 U.S. trade shows for 2006. Our portfolio is

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diversified across a large number of end markets. Leading events include the Hospitality Design Conference and Expo, the Kitchen/Bath Industry Show and Conference, Associated Surplus Dealers/Associated Merchandise Dealers shows, the Interbike International Bike Show and Expo and the JA International Jewelry Summer and Winter Shows.

Online Media & Publications.  In the U.S., we publish trade publications and maintain related online sites across various segments including marketing and media, retail trade, construction, real estate, travel, entertainment, health, jewelry and gifts, among others. These publications are distributed to approximately 1.2 million readers. Titles include Billboard, The Hollywood Reporter, Adweek Brandweeik Film Journal International, Commercial Property News and National Jeweler. Billboard covers leading music artists and the marketing plans for their upcoming releases, including music videos. The Hollywood Reporter is a leading film and entertainment magazine which keeps industry professionals abreast of films that are in production and development. Brandweek and Adweek are leading sources for the latest brand management strategies and tools. The websites related to these titles provide further information on their respective industry groups and developments. Our online media offerings and publications attract brand managers who we then help to build an integrated, business-to-business marketing campaign that reaches retailers through many of the same online and print media.

Trade Show Joint Ventures Outside U.S.  We organize over 50 trade shows in the Netherlands and elsewhere in Europe as well as in China and elsewhere in Asia through our joint venture with Jaarbeurs.

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SCHEDULE N

NIELSEN BUSINESS CONTINUITY AND

DISASTER RECOVERY REQUIREMENTS

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SCHEDULE N

NIELSEN BUSINESS CONTINUITY AND

DISASTER RECOVERY REQUIREMENTS

The Business Continuity / Disaster Recovery Policy describes the plans to be developed, implemented and regularly tested to protect critical information assets and processes from the effects of major failures or disasters.  Information Owners and Information Custodians will determine the business criticality of information and systems which house and process that information and then develop appropriate measures to ensure the required availability.

Section 55.	Scope

Business Continuity Planning and Disaster Recovery applies to all corporate locations, personnel, assets, functions and processes.  A well communicated, tested and maintained Business Continuity Plan provides the business with a competitive advantage.  Therefore, this policy covers all Nielsen locations and vendors responsible for management of Nielsen information.

Section 56.	Objectives / Goals

The primary objective of the Business Continuity Policy is to protect business functions and resources from accidental, intentional or natural disaster by requiring that all business units have a current, documented and tested continuity plan.

Section 57.	Policies

The following standards of this policy must be adhered to.

57.1Level of Risk

The Nielsen Executive Committee (“NEC”) or its equivalent must determine the level of risk the business will accept.

57.2Funding

(a)The level of funding for Business Continuity and Disaster Recovery must be based on the Recovery Standards for Nielsen applications as approved by the Nielsen Executive Committee.

(b)Each location is responsible for funding its respective Business Continuity Plan.

(c)All new business initiatives must include costs and procedures to incorporate Business Continuity and Disaster Recovery Planning in their projects.  This must also be included in the Total Cost of Ownership of the project.

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(d)The SVP of Infrastructure will be responsible for budgeting Disaster Recovery Plans.

57.3Business Continuity and Technical Recovery Plans

All Nielsen locations must have a Business Continuity Plan that addresses:

(a)The critical requirements defined by the Nielsen Executive Committee.

(b)All applicable regulatory compliance standards mandated for their location(s).

(c)All applications must have a technical recovery plan based on agreed to Service Levels with the Business, as defined in the Recovery Standards. (To be negotiated by Service Management for each Service.)

(d)Every plan must be current, documented and tested within the previous year.

(e)All business processes must be identified, prioritized and dependencies documented in order to develop a comprehensive Nielsen Business Continuity Plan.

(f)All business processes must be reviewed, updated and tested annually to ensure that all dependencies are addressed by all the location plans by the business and presented to the Nielsen Executive Committee (including COEs).

(g)Meets ISO22301 Standards.

57.4Business Continuity Personnel

(a)Every site must have a designated Business Continuity coordinator.

(b)Every business unit within a location must designate an individual to work with the local coordinator.

57.5Infrastructure Responsibilities

(a)Infrastructure is responsible for maintaining technical recovery plans related to Shared Infrastructure Site locations.

(b)TCS shall maintain Disaster Recovery Plans that meet the Nielsen requirements set forth in this Agreement, including a backup site(s) for all TCS Service Locations from which TCS In-Scope Services are provided.  Within **                                 from a disaster or other outage at a Service Location, TCS will resume performance of the Critical Services (and all other TCS In-Scope Services in accordance with the Disaster Recovery Plan) at an alternate Service Location.  For any data center moved from Nielsen Service Locations to TCS Service Locations, there shall be no degradation of disaster recovery services.  Any increases in the level of disaster recovery services requested by Nielsen will be handled in accordance with Section 16.1 of the Agreement.

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(c)A copy of all Nielsen plans, as well as the TCS location plans described in 3.5(b), must be forwarded to the Nielsen Information Security Office to be maintained in a central document repository.

57.6Compliance Requirement

(a)All efforts will be made to work with local offices to create viable Business Continuity plans.  However, if a reasonable plan cannot be implemented, non-compliance to this policy will be reviewed by the Nielsen Chief Information Security Officer and presented to the Nielsen Executive Committee for approval.

(b)Failure to comply with the policy will result in management notification which may be followed by disciplinary action.

57.7Critical Success Factors (CSFs)

The following table outlines the CSFs associated with this policy:

CSFs

All locations have a Business Continuity Plan that is reviewed and tested annually.

All applications have a Disaster Recovery Plan based on agreed to Service Levels.

All plans are maintained in a central repository.

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Disaster Recovery Standards for Nielsen Applications

**

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**

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SCHEDULE O

TERMINATION-EXPIRATION ASSISTANCE

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SCHEDULE O

TERMINATION-EXPIRATION ASSISTANCE

Termination-Expiration Assistance shall include the assistance described in this Schedule O, to the extent such assistance is requested by Nielsen.

Section 36.	General provisions

36.1Turnover Plan

Within thirty (30) days of receipt of a notice of termination, TCS will provide a complete plan for operational turnover that enables a smooth transition of the functions performed by TCS under this Agreement to Nielsen or a successor to TCS (the “Turnover Plan”).  The Turnover Plan will be provided to Nielsen in both hardcopy and an electronic format capable of being utilized by Nielsen.  Upon Nielsen’s approval of the Turnover Plan, TCS will provide Termination-Expiration Assistance in accordance with such Turnover Plan.  Provision of Termination-Expiration Assistance will not be complete until Nielsen’s Relationship Manager agrees that all tasks and Deliverables set forth in the Turnover Plan have been completed.

36.2Transition Meetings

TCS will attend periodic review meetings called by Nielsen, during which the Parties at a minimum will review TCS’ performance of Termination-Expiration Assistance, including the completion of tasks and Deliverables set forth in the Turnover Plan.

36.3Personnel

TCS will provide sufficient personnel with current knowledge of the Services to work with the appropriate staff of Nielsen and, if applicable, the successor vendor to define the specifications for conversion in a manner consistent with the completeness of the turnover tasks defined in the Turnover Plan.  TCS will cooperate with Nielsen and any successor vendors in transitioning the functions performed by TCS under this Agreement in the same manner as described in Section 3.3(a) of the Agreement for third parties performing the Services.

36.4Knowledge Transfer

(a)TCS will promptly cooperate and provide any information that is necessary to effectuate a smooth transfer of the functions performed by TCS under this Agreement to Nielsen or a successor to TCS, including as necessary for Nielsen to prepare a request for proposal.

(b)TCS will provide a detailed written description of all Services performed by TCS, including a description of:

(i)staffing levels and TCS’ structure/organization used to provide the Services;

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(ii)a complete listing of all support and development tools used in performing the Services; and

(iii)TCS Personnel job descriptions and experience levels.

36.5Replacement Hardware and Software

As necessary, TCS shall identify and assist Nielsen in procuring suitable functionally equivalent replacements for any Hardware or Software then used by TCS in providing the Services.

36.6Third Party Services

At Nielsen’s expense, TCS will make Commercially Reasonable Efforts to obtain any necessary rights and thereafter make available to Nielsen or its designee, pursuant to reasonable terms and conditions, any Third Party Services then being utilized by TCS primarily in the performance of the Services including services being provided through third party service or maintenance contracts.

36.7Software and Proprietary Rights

(a)Upon the latter of the expiration or termination of this Agreement and the last day of the Termination-Expiration Period, the rights granted to TCS in Section 14 shall immediately terminate and TCS shall:

(i)deliver to Nielsen, at no cost to Nielsen, a current copy of all of the Nielsen Software in the form in use as of that time; and

(ii)destroy or erase all other copies of the Nielsen Software in TCS’ care, custody or control.

(b)Upon the latter of the expiration or termination of this Agreement and the last day of the Termination-Expiration Period, TCS shall:

(i)deliver to Nielsen a copy of all of the Developed Software (including source code) and related Documentation in the form in use by TCS in connection with the Services as of that time; and

(ii)destroy or erase all other copies of the Developed Software and any related Documentation in TCS’ care, custody or control.

(c)Upon the latter of the expiration or termination of this Agreement and the last day of the Termination-Expiration Period, at Nielsen’s request and cost, with respect to generally commercially available Third Party Software which TCS has licensed or purchased and is primarily used to provide the Services to Nielsen as of that time, TCS shall, to the extent permitted by the applicable third party license agreements, transfer, assign or sublicense such TCS Third Party Software to Nielsen or its designee.

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(d)Upon the latter of the expiration or termination of this Agreement and the last day of the Termination-Expiration Period, at Nielsen’s request, with respect to any third party contracts applicable to services being provided to Nielsen for maintenance, disaster recovery, or other necessary third party services being used by TCS primarily to perform the Services as of that time, TCS shall, to the extent permitted by the third party contracts, transfer or assign such contracts to Nielsen or their designee, on terms and conditions acceptable to all applicable Parties.  Nielsen shall be responsible for the payment of any transfer fee or non-recurring charge imposed by the applicable third party service providers.

Section 37.	Operational Transition.

TCS shall perform reasonable activities required to effect a smooth transition of operational responsibility for the Services.  These shall include, as applicable:

37.1Requests for Proposal

TCS shall provide:

(a)Nielsen with information related to the Services that Nielsen reasonably requests to enable Nielsen to draft requests for proposal relating to the Services; and

(b)at Nielsen’s request, due diligence information to recipients of such requests for proposal.  TCS may or may not be a recipient of any such requests for proposal.

37.2Provision of Documentation

TCS will provide Nielsen with all Documentation, policies, procedures and tools used to provide the Services to the extent that Nielsen has rights to use such items as set forth in this Agreement, including:

(a)then-existing systems support profiles, enhancement logs, problem tracking/resolution documentation reporting back at least one (1) year prior to the effective date of termination or expiration, and status reports;

(b)provide work volumes, service levels, and information on historical performance;

(c)identify and document the operational boundaries of each Parties’ responsibilities with respect to the Services;

(d)identify work and projects expected to be in progress as of the effective date of termination or expiration.  With respect to such work, document current status, stabilizing for continuity during transition, and providing reasonable related information; and

(e)provide Nielsen and its designee with the current listing of the storage media management inventory.

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Section 38.	Organizational Transfer.

TCS shall provide assistance reasonably requested to adequately transfer the organizational procedures and related information developed during the Term to support the delivery of the Services.  This shall include, as applicable:

(a)documenting, updating, and providing functional organization charts, operating level agreements with third-party contractors to the extent permitted by the terms of such third party agreements, Nielsen phone trees, applicable contact lists, and standard operating procedures; and

(b)transferring physical and logical security processes and tools, including cataloging and tendering all badges and keys, and access levels for all passwords, and instructing Nielsen and its designee in the use and operation of security controls.

Section 39.	Business Continuity Transfer.

TCS shall provide reasonable assistance to support Nielsen’s requirements for Disaster Recovery during the transition and to transfer responsibility in such a fashion so as to increase to the extent commercially practical the likelihood that there is business continuity after transition.  This shall include:

(a)updating and supplying documentation used by TCS to provide business continuity Services,

(b)supplying the Disaster Recovery Plan (DRP), testing procedures and frequencies, redundancy diagrams and plans; and

(c)informing Nielsen or its designee of then-current policies and procedures with regard to backup and business continuity other than TCS Confidential Information.

Section 40.	Additional provisions

40.1Maintenance of Quality

The quality and level of the Services shall not be degraded during the Termination-Expiration Assistance Period.

40.2Services after Termination-Expiration Assistance Period

After the expiration of the Termination-Expiration Assistance Period, TCS shall for a reasonable period answer questions from Nielsen regarding the Services on an “as needed” basis at TCS’ then-standard commercial billing rates.

40.3Other Services

TCS shall provide additional services reasonably required to effect a transition to Nielsen and/or its designee without unreasonable interruption or degradation of the Services.

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SCHEDULE P

EU Model Clauses: Controller to Processor Agreement

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SCHEDULE P

EU Model Clauses: Controller to Processor Agreement

Standard Contractual Clauses (processors)

For the purposes of Article 26(2) of Directive 95/46/EC for the transfer of personal data to processors established in third countries which do not ensure an adequate level of data protection

Name of the data exporting organisation: TNC (US) Holdings, Inc., on behalf of all of its affiliates and subsidiaries

(the data exporter)

And

Name of the data importing organisation: Tata America International Corporation & Tata Consultancy Services Limited

Other information needed to identify the organisation:

Tata America International Corporation, doing business as TCS America, is a New York, USA corporation (“TCS America”) and Tata Consultancy Services Limited is a company established under the laws of the Republic of India (“TCSL”). TCS America is a wholly owned subsidiary of TCSL.

(the data importer)

each a “party”; together “the parties”,

HAVE AGREED on the following Contractual Clauses (the Clauses) in order to adduce adequate safeguards with respect to the protection of privacy and fundamental rights and freedoms of individuals for the transfer by the data exporter to the data importer of the personal data specified in Appendix 1.

Clause 1

Definitions

For the purposes of the Clauses:

(a)	‘personal data’, ‘special categories of data’, ‘process/processing’, ‘controller’, ‘processor’, ‘data subject’ and ‘supervisory authority’ shall have the same meaning as

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in Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data;

(b)	‘the data exporter’ means the controller who transfers the personal data;
(c)

‘the data importer’ means the processor who agrees to receive from the data exporter personal data intended for processing on his behalf after the transfer in accordance with his instructions and the terms of the Clauses and who is not subject to a third country’s system ensuring adequate protection within the meaning of Article 25(1) of Directive 95/46/EC;

(d)

‘the subprocessor’ means any processor engaged by the data importer or by any other subprocessor of the data importer who agrees to receive from the data importer or from any other subprocessor of the data importer personal data exclusively intended for processing activities to be carried out on behalf of the data exporter after the transfer in accordance with his instructions, the terms of the Clauses and the terms of the written subcontract;

(e)

‘the applicable data protection law’ means the legislation protecting the fundamental rights and freedoms of individuals and, in particular, their right to privacy with respect to the processing of personal data applicable to a data controller in the Member State in which the data exporter is established;

(f)

‘technical and organisational security measures’ means those measures aimed at protecting personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, in particular where the processing involves the transmission of data over a network, and against all other unlawful forms of processing.

Clause 2

Details of the transfer

The details of the transfer and in particular the special categories of personal data where applicable are specified in Appendix 1 which forms an integral part of the Clauses.

Clause 3

Third-party beneficiary clause

1.

The data subject can enforce against the data exporter this Clause, Clause 4(b) to (i), Clause 5(a) to (e), and (g) to (j), Clause 6(1) and (2), Clause 7, Clause 8(2), and Clauses 9 to 12 as third-party beneficiary.

2.

The data subject can enforce against the data importer this Clause, Clause 5(a) to (e) and (g), Clause 6, Clause 7, Clause 8(2), and Clauses 9 to 12, in cases where the data exporter has factually disappeared or has ceased to exist in law unless any successor entity has

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assumed the entire legal obligations of the data exporter by contract or by operation of law, as a result of which it takes on the rights and obligations of the data exporter, in which case the data subject can enforce them against such entity.

3.

The data subject can enforce against the subprocessor this Clause, Clause 5(a) to (e) and (g), Clause 6, Clause 7, Clause 8(2), and Clauses 9 to 12, in cases where both the data exporter and the data importer have factually disappeared or ceased to exist in law or have become insolvent, unless any successor entity has assumed the entire legal obligations of the data exporter by contract or by operation of law as a result of which it takes on the rights and obligations of the data exporter, in which case the data subject can enforce them against such entity. Such third-party liability of the subprocessor shall be limited to its own processing operations under the Clauses.

4.	The parties do not object to a data subject being represented by an association or other body if the data subject so expressly wishes and if permitted by national law.

Clause 4

Obligations of the data exporter

The data exporter agrees and warrants:

(a)

that the processing, including the transfer itself, of the personal data has been and will continue to be carried out in accordance with the relevant provisions of the applicable data protection law (and, where applicable, has been notified to the relevant authorities of the Member State where the data exporter is established) and does not violate the relevant provisions of that State;

(b)

that it has instructed and throughout the duration of the personal data processing services will instruct the data importer to process the personal data transferred only on the data exporter’s behalf and in accordance with the applicable data protection law and the Clauses;

(c)	that the data importer will provide sufficient guarantees in respect of the technical and organisational security measures specified in Appendix 2 to this contract;
(d)

that after assessment of the requirements of the applicable data protection law, the security measures are appropriate to protect personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, in particular where the processing involves the transmission of data over a network, and against all other unlawful forms of processing, and that these measures ensure a level of security appropriate to the risks presented by the processing and the nature of the data to be protected having regard to the state of the art and the cost of their implementation;

(e)	that it will ensure compliance with the security measures;
(f)

that, if the transfer involves special categories of data, the data subject has been informed or will be informed before, or as soon as possible after, the transfer that its data could be transmitted to a third country not providing adequate protection within the meaning of Directive 95/46/EC;

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(g)

to forward any notification received from the data importer or any subprocessor pursuant to Clause 5(b) and Clause 8(3) to the data protection supervisory authority if the data exporter decides to continue the transfer or to lift the suspension;

(h)

to make available to the data subjects upon request a copy of the Clauses, with the exception of Appendix 2, and a summary description of the security measures, as well as a copy of any contract for subprocessing services which has to be made in accordance with the Clauses, unless the Clauses or the contract contain commercial information, in which case it may remove such commercial information;

(i)

that, in the event of subprocessing, the processing activity is carried out in accordance with Clause 11 by a subprocessor providing at least the same level of protection for the personal data and the rights of data subject as the data importer under the Clauses; and

(j)	that it will ensure compliance with Clause 4(a) to (i).

Clause 5

Obligations of the data importer

The data importer agrees and warrants:

(a)

to process the personal data only on behalf of the data exporter and in compliance with its instructions and the Clauses; if it cannot provide such compliance for whatever reasons, it agrees to inform promptly the data exporter of its inability to comply, in which case the data exporter is entitled to suspend the transfer of data and/or terminate the contract;

(b)

that it has no reason to believe that the legislation applicable to it prevents it from fulfilling the instructions received from the data exporter and its obligations under the contract and that in the event of a change in this legislation which is likely to have a substantial adverse effect on the warranties and obligations provided by the Clauses, it will promptly notify the change to the data exporter as soon as it is aware, in which case the data exporter is entitled to suspend the transfer of data and/or terminate the contract;

(c)	that it has implemented the technical and organisational security measures specified in Appendix 2 before processing the personal data transferred;
(d)	that it will promptly notify the data exporter about:
(i)

any legally binding request for disclosure of the personal data by a law enforcement authority unless otherwise prohibited, such as a prohibition under criminal law to preserve the confidentiality of a law enforcement investigation,

(ii)	any accidental or unauthorised access, and
(iii)	any request received directly from the data subjects without responding to that request, unless it has been otherwise authorised to do so;
(e)

to deal promptly and properly with all inquiries from the data exporter relating to its processing of the personal data subject to the transfer and to abide by the advice of the supervisory authority with regard to the processing of the data transferred;

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(f)

at the request of the data exporter to submit its data processing facilities for audit of the processing activities covered by the Clauses which shall be carried out by the data exporter or an inspection body composed of independent members and in possession of the required professional qualifications bound by a duty of confidentiality, selected by the data exporter, where applicable, in agreement with the supervisory authority;

(g)

to make available to the data subject upon request a copy of the Clauses, or any existing contract for subprocessing, unless the Clauses or contract contain commercial information, in which case it may remove such commercial information, with the exception of Appendix 2 which shall be replaced by a summary description of the security measures in those cases where the data subject is unable to obtain a copy from the data exporter;

(h)	that, in the event of subprocessing, it has previously informed the data exporter and obtained its prior written consent;
(i)	that the processing services by the subprocessor will be carried out in accordance with Clause 11;
(j)	to send promptly a copy of any subprocessor agreement it concludes under the Clauses to the data exporter.

Clause 6

Liability

1.

The parties agree that any data subject, who has suffered damage as a result of any breach of the obligations referred to in Clause 3 or in Clause 11 by any party or subprocessor is entitled to receive compensation from the data exporter for the damage suffered.

2.

If a data subject is not able to bring a claim for compensation in accordance with paragraph 1 against the data exporter, arising out of a breach by the data importer or his subprocessor of any of their obligations referred to in Clause 3 or in Clause 11, because the data exporter has factually disappeared or ceased to exist in law or has become insolvent, the data importer agrees that the data subject may issue a claim against the data importer as if it were the data exporter, unless any successor entity has assumed the entire legal obligations of the data exporter by contract of by operation of law, in which case the data subject can enforce its rights against such entity.

The data importer may not rely on a breach by a subprocessor of its obligations in order to avoid its own liabilities.

3.

If a data subject is not able to bring a claim against the data exporter or the data importer referred to in paragraphs 1 and 2, arising out of a breach by the subprocessor of any of their obligations referred to in Clause 3 or in Clause 11 because both the data exporter and the data importer have factually disappeared or ceased to exist in law or have become insolvent, the subprocessor agrees that the data subject may issue a claim against the data subprocessor with regard to its own processing operations under the Clauses as if it were the data exporter or the data importer, unless any successor entity has assumed the entire

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legal obligations of the data exporter or data importer by contract or by operation of law, in which case the data subject can enforce its rights against such entity. The liability of the subprocessor shall be limited to its own processing operations under the Clauses.

Clause 7

Mediation and jurisdiction

1.

The data importer agrees that if the data subject invokes against it third-party beneficiary rights and/or claims compensation for damages under the Clauses, the data importer will accept the decision of the data subject:

(a)	to refer the dispute to mediation, by an independent person or, where applicable, by the supervisory authority;
(b)	to refer the dispute to the courts in the Member State in which the data exporter is established.
2.

The parties agree that the choice made by the data subject will not prejudice its substantive or procedural rights to seek remedies in accordance with other provisions of national or international law.

Clause 8

Cooperation with supervisory authorities

1.	The data exporter agrees to deposit a copy of this contract with the supervisory authority if it so requests or if such deposit is required under the applicable data protection law.
2.

The parties agree that the supervisory authority has the right to conduct an audit of the data importer, and of any subprocessor, which has the same scope and is subject to the same conditions as would apply to an audit of the data exporter under the applicable data protection law.

3.

The data importer shall promptly inform the data exporter about the existence of legislation applicable to it or any subprocessor preventing the conduct of an audit of the data importer, or any subprocessor, pursuant to paragraph 2. In such a case the data exporter shall be entitled to take the measures foreseen in Clause 5 (b).

Clause 9

Governing Law

The Clauses shall be governed by the law of the United Kingdom in which several of the affiliates of the data exporters are established.

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Clause 10

Variation of the contract

The parties undertake not to vary or modify the Clauses. This does not preclude the parties from adding clauses on business related issues where required as long as they do not contradict the Clause.

Clause 11

Subprocessing

1.

The data importer shall not subcontract any of its processing operations performed on behalf of the data exporter under the Clauses without the prior written consent of the data exporter. Where the data importer subcontracts its obligations under the Clauses, with the consent of the data exporter, it shall do so only by way of a written agreement with the subprocessor which imposes the same obligations on the subprocessor as are imposed on the data importer under the Clauses[1]. Where the subprocessor fails to fulfil its data protection obligations under such written agreement the data importer shall remain fully liable to the data exporter for the performance of the subprocessor’s obligations under such agreement.

2.

The prior written contract between the data importer and the subprocessor shall also provide for a third-party beneficiary clause as laid down in Clause 3 for cases where the data subject is not able to bring the claim for compensation referred to in paragraph 1 of Clause 6 against the data exporter or the data importer because they have factually disappeared or have ceased to exist in law or have become insolvent and no successor entity has assumed the entire legal obligations of the data exporter or data importer by contract or by operation of law. Such third-party liability of the subprocessor shall be limited to its own processing operations under the Clauses.

3.

The provisions relating to data protection aspects for subprocessing of the contract referred to in paragraph 1 shall be governed by the law of the Member State in which several affiliates of the data exporter are established, namely the United Kingdom.

4.

The data exporter shall keep a list of subprocessing agreements concluded under the Clauses and notified by the data importer pursuant to Clause 5 (j), which shall be updated at least once a year. The list shall be available to the data exporter’s data protection supervisory authority.

[1]	This requirement may be satisfied by the subprocessor co-signing the contract entered into between the data exporter and the data importer under this Decision.

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Clause 12

Obligation after the termination of personal data processing services

1.

The parties agree that on the termination of the provision of data processing services, the data importer and the subprocessor shall, at the choice of the data exporter, return all the personal data transferred and the copies thereof to the data exporter or shall destroy all the personal data and certify to the data exporter that it has done so, unless legislation imposed upon the data importer prevents it from returning or destroying all or part of the personal data transferred. In that case, the data importer warrants that it will guarantee the confidentiality of the personal data transferred and will not actively process the personal data transferred anymore.

2.

The data importer and the subprocessor warrant that upon request of the data exporter and/or of the supervisory authority, it will submit its data processing facilities for an audit of the measures referred to in paragraph 1.

On behalf of the data exporter:

Name (written out in full):**

Position:  **

Address:  **

Other information necessary in order for the contract to be binding (if any):

Signature……………………………………….

Date.............................................................

(stamp of organisation)

On behalf of the data importer:

Name (written out in full):

Position:

Address:

Other information necessary in order for the contract to be binding (if any):

Signature……………………………………….

Date.............................................................

(stamp of organisation)

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Appendix 1 to the Standard Contractual Clauses

This Appendix forms part of the Clauses and must be completed and signed by the parties.

The Member States may complete or specify, according to their national procedures, any additional necessary information to be contained in this Appendix.

Data exporter

The data exporter is (please specify briefly your activities relevant to the transfer):

Collectively, TNC (US) Holdings, Inc., and its affiliates and subsidiaries, which engage in market research, measurement, analysis and related activities and services.

Data importer

The data importer is (please specify briefly activities relevant to the transfer):

Provides technology, infrastructure support and related services.

Data subjects

The personal data transferred concern the following categories of data subjects (please specify):

Clients, employees of clients, contractors, employees, beneficiaries of employees, panellists, survey respondents, and other individuals whose personal data may be collected in the course of the Data Exporters’ business.

Categories of data

The personal data transferred concern the following categories of data (please specify):

All human resource data necessary for the administration of the Data Exporters’ business; clients’ data necessary for the provision of services by the Data Exporters; panellists’, survey respondents’ and other individuals’ personal data that are collected in the course of Data Exporters’ business.

Special categories of data (if appropriate)

The personal data transferred concern the following special categories of data (please specify):

Not applicable.

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Processing operations

The personal data transferred will be subject to the following basic processing activities (please specify):

Collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, making available, alignment or combination, blocking, erasure or destruction, as needed for the support of Data Exporters’ business activities.

Appendix 2 to the Standard Contractual Clauses

This Appendix forms part of the Clauses and must be completed and signed by the parties.

Description of the technical and organisational security measures implemented by the data importer in accordance with Clauses 4(d) and 5(c) (or document/legislation attached):

See the technical and organisational security measures required by the Agreement between the Data Importers and TNC (US) Holdings, Inc.

DATA EXPORTER

Name: TNC (US) Holdings, Inc., on behalf of all of its affiliates and subsidiaries

Authorised Signature ……………………

Date .............................................................

DATA IMPORTER

Name: ………………………………

Authorised Signature ……………………

Date .............................................................

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SCHEDULE Q

LOCAL COUNTRY SPECIFIC TERMS

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EXHIBIT Q-1

FORM OF LOCAL AGREEMENT

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EXHIBIT Q-1

FORM OF LOCAL AGREEMENT

[Note:  This form is to be used only for agreements between Nielsen entities and TCS entities outside of the U.S. and India.]

This local services agreement (the “Local Agreement”), effective as of [_____] (the “Local Agreement Effective Date”) is entered into by and between:

[Nielsen Local Entity], a company incorporated in [______] (registered number [_____]), whose registered office is at [_____] (“Nielsen Local Entity”); and

[TCS Local Entity], a company incorporated in [______] (registered number [_____]), whose registered office is at [_______] (“TCS Local Entity”).

The Nielsen Local Entity and the TCS Local Entity are each, individually, a “Party”, and collectively “Parties”.

WHEREAS, The Nielsen Company (US), LLC (“Nielsen”), and Tata America International Corporation, doing business as TCS America (“TCS America”) and Tata Consultancy Services Limited (“TCSL”, collectively with TCS America, “TCS”) are parties to a  Second Amended and Restated Master Services Agreement (the “SARA”), effective as of January 1, 2017, pursuant to which TCS and certain TCS Affiliates provide various Services to Nielsen, Nielsen Affiliates, and other Service recipients;

In accordance with Section 20 of the SARA, this Local Agreement describes the TCS Services to be provided by the TCS Local Entity to the Nielsen Local Entity, and the variations from the terms and conditions of the SARA and Schedules as applicable to the TCS Services; and

The TCS Local Entity shall supply the TCS Services as varied in this Local Agreement to the Nielsen Local Entity, and, upon the Nielsen Local Entity’s request, such third parties as permitted under the SARA and designated by the Nielsen Local Entity.

Section 41.	Incorporation and acknowledgement

The terms and conditions of the SARA are hereby incorporated into this Local Agreement and shall apply as between the Nielsen Local Entity and the TCS Local Entity.

Section 42.	definitions

Capitalized terms used in the Local Agreement and not otherwise defined herein shall have the meaning provided in the SARA.

Section 43.	serviceS commencement date

The TCS Local Entity shall begin providing applicable Services under this Local Agreement on [_____].

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Section 44.	TaxES

[All applicable taxes payable in respect of the Charges shall be borne by the Parties in accordance with this Section 4.]

[NOTE:  applicable tax provisions to be inserted, if any.]

Section 45.	Dispute resolution

45.1Dispute Resolution Process

Any complaints, problems or disputes arising out of, related to, or in any way connected with this Local Agreement shall first be dealt with in accordance with the process set out at Section 27 (Dispute Resolution) of the SARA

45.2Consolidation of Disputes

If Nielsen or TCS elects to consolidate a dispute arising under this Local Agreement with a dispute arising under the SARA, the Nielsen Local Entity and the TCS Local Entity shall assign and transfer to Nielsen or TCS (as applicable) the relevant causes of action, claims or proceedings (of whatever form, including those arising in contract, tort, negligence, misrepresentation or breach of statutory duty) arising under this Local Agreement so that Nielsen or TCS will be able to bring such action, claim or proceedings on its own behalf.  The Nielsen Local Entity and the TCS Local Entity hereby appoint Nielsen or TCS (as the case may be) as their attorneys in fact (coupled with an interest) in connection therewith.

Section 46.	notices

All Notices given pursuant to this Local Agreement will be given in accordance with Section 34.2 of the SARA and addressed  as follows:

If to Nielsen Local Entity:	With a Copy to:

Attn:	Attn:

If to TCS Local Entity:	With a Copy to:

Attn:	Attn:

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[Note: applicable contact details to be inserted.]

Section 47.	Governing law

This Local Agreement and performance under it will be governed by and construed in accordance with the laws of the State of New York and the United States of America without regard to choice of law principles other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York.

Section 48.	Applicable language

The language of this Local Agreement is English and all notices given under this Local Agreement must be in English to be effective.  No translation of this Local Agreement or of any notice will be of any effect in the interpretation of this Local Agreement or in determining the intent of the Parties.  The Parties have expressly agreed that this Local Agreement and all related agreements be drafted in English.

Section 49.	LOCAL INVOICING AND LOCAL CURRENCY

49.1Payment Terms

Payment terms will be as per the Section 19.4 of the SARA

[NOTE:  applicable local invoicing and local currency  provisions to be inserted, if any.]

Section 50.	variations to the master agreement

For purposes of this Local Agreement, the following sections of the SARA shall be varied as provided in this Section 10.

[Such Local Agreement shall vary such terms and conditions and Schedules and Attachments only if necessary to comply with the local law in the country concerned, to designate which of the TCS Services described in Schedule A to the SARA or an SOW shall be provided under such Local Agreement, and to designate the invoicing and payment currency for the applicable Local Agreement]

IN WITNESS WHEREOF, the Parties have caused this Local Agreement to be executed by their respective duly authorized representatives and delivered as of the Local Agreement Effective Date.

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[Nielsen Local Entity]	[TCS Local Entity]
By:	By:

Title:	Title:
Date:	Date:

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SCHEDULE R

BUSINESS ASSOCIATE AGREEMENT

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SCHEDULE R

BUSINESS ASSOCIATE AGREEMENT

[TBD]

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EXHIBIT R-1

FORM OF

BUSINESS ASSOCIATE AGREEMENT

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EXHIBIT R-1

FORM OF BUSINESS ASSOCIATE AGREEMENT

This HIPAA Business Associate Agreement (“BAA”) to the Second Amended and Restated Master Service Agreement (“SARA”) is made and entered into as of January 1, 2017 (the “BAA Effective Date”), by and between:

TCS:  Tata America International Corporation, doing business as TCS America, a New York corporation (“TCS America”) and Tata Consultancy Services Limited, a company established under the laws of the Republic of India (“TCSL”).  TCS America is a wholly owned subsidiary of TCSL.  TCSL and TCS America are collectively referred to hereinafter as “TCS”;

and

Nielsen:  The Nielsen Company (US), LLC (“Nielsen”), a Delaware limited liability company.

WHEREAS, the parties desire to comply, as applicable, with the Standards for Privacy and Security of Individually Identifiable Health Information (45 CFR Parts 160 and 164) (the “Privacy and Security Rules”) and any amendments thereto issued by the United States Department of Health and Human Services under the authority of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), Public Law 104-191;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 51.	Definitions

The following terms will have the meaning ascribed to them in this Section 1.  All other terms used but not otherwise defined in this BAA will have the same meaning as ascribed to them in the Privacy and Security Rules.

51.1“Designated Record Set” will have the same meaning as the term “designated record set” in 45 CFR § 164.501.

51.2“Disclose” or “Disclosure” means the release, transfer, provision of, access to, or divulging in any other manner of information outside TCS.

51.3“Electronic Protected Health Information” or “Electronic PHI” will have the same meaning as the term “electronic protected health information” in 45 CFR § 160.103.

51.4“Individual” will have the same meaning as the term “individual” in 45 CFR § 164.103 and will include a person who qualifies as a personal representative in accordance with 45 CFR § 164.502(g).

51.5“Privacy Rule” will mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR § 160 and §164, Subparts A and E.

51.6“Protected Health Information” or “PHI” means information, including demographic information that (a) relates to the past, present or future physical or mental health or condition of an individual, the provision of health care to an individual, or the past, present or future payment for the provision of health care to an individual; (b) identifies the individual (or for which there is a reasonable basis for believing that the information can be used to identify the individual); and (c) is received by TCS (or any TCS Affiliate or TCS subcontractor) from or on

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behalf of Nielsen (or any Nielsen Affiliate), or is created by TCS (or any TCS Affiliate or TCS subcontractor) for Nielsen (or any Nielsen Affiliate), or is made accessible to TCS (or any TCS Affiliate or TCS subcontractor) by Nielsen (or any Nielsen Affiliate).

51.7“Required by Law” will have the same meaning as the term “required by law” in 45 CFR § 164.103.

51.8“Secretary” will mean the Secretary of the United States Department of Health and Human Services or his or her designee.

51.9“Security Incident” will have the same meaning as the term “security incident” in 45 CFR § 164.304.

51.10“Security Rule” will mean the Security Standards for the Protection of Electronic Protected Health Information at 45 CFR § 160 and § 164, Subparts A and C.

51.11“Use” will mean, with respect to protected health information, the sharing, employment, application, utilization, examination, or analysis of such information within TCS.

Section 52.	Understanding of the Parties

The parties agree that the terms of this BAA will be in effect and will apply solely to the extent that, pursuant to the SARA MSA, (a) TCS, any TCS Affiliate, or any TCS subcontractor uses or obtains PHI for Nielsen or any Nielsen Affiliate, and/or (b) Nielsen or any Affiliate of Nielsen provides TCS, any TCS Affiliate, or any TCS subcontractor, with access to PHI or discloses PHI to TCS, TCS Affiliate, or any TCS subcontractor.

Section 53.	Obligations and Activities of TCS

53.1TCS agrees not to Use or Disclose Protected Health Information other than as permitted or required by this BAA or as Required by Law.

53.2TCS agrees to use appropriate safeguards to prevent inappropriate or unauthorized Use or Disclosure of PHI, other than as provided for by this BAA.

53.3As required by 45 CFR § 164.530(f), TCS agrees to mitigate, to the extent practicable, any harmful effect that is known to TCS of a Use or Disclosure of PHI by TCS in violation of the Privacy or Security Rules, or the requirements of this BAA.

53.4TCS agrees to report to Nielsen, in writing, any Use or Disclosure of PHI not provided for by this BAA or in violation of the Privacy or Security Rules of which it becomes aware.

53.5TCS agrees to report to Nielsen, in writing, any Security Incident of which it becomes aware.

53.6TCS agrees to ensure that any agent, including a subcontractor, to whom it provides PHI or electronic PHI received from, or created or received by TCS on behalf of Nielsen agrees to the same restrictions and conditions that apply through this BAA to TCS with respect to such information.  TCS agrees to ensure that any agent, including a subcontractor, to whom it provides electronic PHI, agrees to implement reasonable and appropriate safeguards to protect the PHI.

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53.7TCS agrees to provide access, at the request of Nielsen, to PHI in a Designated Record Set if appropriate, to Nielsen for inspection and copying by Nielsen.

53.8TCS agrees to make PHI available for amendment(s) and incorporate any amendment to PHI, in a Designated Record Set if appropriate, that Nielsen directs or agrees to pursuant to 45 CFR § 164.526 upon request from Nielsen.

53.9TCS agrees to make any PHI and its internal practices, books, and records, including policies and procedures, relating to the Use and Disclosure of PHI received from, or created or received by TCS on behalf of Nielsen, available to the Secretary or upon request by Nielsen for purposes of the Secretary determining Nielsen’s compliance with the Privacy Rule.  TCS will provide to Nielsen a copy of any PHI that TCS provides to the Secretary concurrently with providing such PHI to the Secretary.

53.10Upon Nielsen’s request, TCS will provide an accounting of each Disclosure of PHI made by TCS or its employees, agents, representatives or subcontractors other than disclosures that are exempt from the accounting requirement under 45 CFR § 164.528(a)(1).  Any accounting provided by TCS under this subsection will include: (a) the date of the Disclosure; (b) the name, and address if known, of the entity or person who received the PHI; (c) a brief description of PHI disclosed; and (d) a brief statement of the purpose of the Disclosure.  For each Disclosure that could require an accounting under this subsection, TCS will document the information specified in (a) through (d) above, and will securely retain this documentation for six (6) years from the date of Disclosure.

53.11TCS agrees to provide any and all information to Nielsen, upon request from Nielsen, to permit Nielsen to respond to a request by an Individual for an Accounting of Disclosures of PHI in accordance with 45 CFR § 164.528.

53.12TCS and its agents or subcontractors will only request, Use and Disclose the minimum amount of PHI necessary to accomplish the purpose of the request, Use or Disclosure, in accordance with the Privacy Rule and the requirements of this BAA.

53.13TCS agrees to implement administrative, physical and technical safeguards that reasonably and appropriately ensure the confidentiality, integrity, and availability of the electronic PHI that it creates, receives, maintains, or transmits on behalf of Nielsen, as required by the Security Rule.

53.14TCS agrees to protect against any reasonably anticipated threats or hazards to the security or integrity of such electronic PHI, and against any reasonably anticipated Uses or Disclosures of such information that are not permitted or required under 45 CFR § 164, Subpart E.

53.15TCS agrees that TCS has no ownership rights with respect to the PHI.

Section 54.	Specific Use and Disclosure Provisions

54.1Except as otherwise limited in this BAA, TCS may Use PHI only to fulfil its obligations under the SARA MSA.

54.2TCS may not Disclose PHI to any third party unless Nielsen has provided its consent or such Disclosure is Required by Law (in which case TCS will notify Nielsen promptly).

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Section 55.	Obligations of Nielsen

55.1If required under applicable law, Nielsen will provide TCS with the Notice of Privacy Practices that Nielsen produces in accordance with 45 CFR 164.520, as well as any changes to such notice.

55.2If required under applicable law, Nielsen will notify TCS of any limitation(s) in its Notice of Privacy Practices of Nielsen in accordance with 45 CFR § 164.520, to the extent that such limitation may affect TCS’ Use or Disclosure of PHI.

55.3Nielsen will notify TCS of any changes in, or revocation of, permission by an Individual to Use or Disclose PHI, to the extent that such changes may affect TCS’ Use and Disclosure of PHI.

55.4Nielsen will notify TCS of any restriction to the Use or Disclosure of an Individual’s PHI that Nielsen has agreed to in accordance with 45 CFR § 154.522, to the extent that such restriction may affect TCS’ Use or Disclosure of PHI.

Section 56.	Permissible Requests by Nielsen

Nielsen will not request TCS to Use or Disclose PHI in any manner that would not be permissible under the Privacy Rule or the Security Rule if done by Nielsen.

Section 57.	Term and Termination

57.1Term.  This BAA will begin on the BAA Effective Date and continue until the termination of this BAA or the SARA as provided in Section 7.3 of this BAA.

57.2Termination for Cause.  Upon Nielsen’s knowledge of a material breach of the terms of this BAA by TCS, Nielsen will:

(a)

Provide a reasonable opportunity for TCS to cure the breach or end the violation and terminate this BAA and the applicable portions of the SARA if TCS does not cure the breach or end the violation within the reasonable period; or

(b)	Immediately terminate this BAA and the applicable portions of the SARA between TCS and Nielsen if TCS has breached a material term of this BAA and cure is not possible; or
(c)	If neither termination nor cure are feasible, Nielsen will report the violation to the Secretary if required by applicable law.

57.3Termination of SARA.  This BAA will immediately terminate if the SARA terminates or expires.  The effective date of such termination will be the same as the effective date that the SARA terminates or expires.

57.4Effect of Termination

(a)

Except as provided in this section, upon termination of this BAA or the SARA, for any reason, TCS will return or destroy all PHI received from Nielsen, or created or received by TCS on behalf of Nielsen.  This provision will apply to all PHI that is in the possession of subcontractors or agents of TCS.  TCS will retain no copies of the PHI.

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(b)

If that TCS determines that returning or destroying the PHI is infeasible, TCS will provide to Nielsen notification of the conditions that make return or destruction infeasible. Upon notice that return or destruction of PHI is infeasible, TCS will extend the protections of this BAA to such PHI and limit further Uses and Disclosures of such PHI to those purposes that make the return or destruction infeasible, for so long as TCS maintains such PHI.

Section 58.	Miscellaneous

58.1Amendment.  The parties agree to take such action as is necessary to amend this BAA from time to time as necessary for Nielsen and TCS to comply with the requirements of the Privacy Rule, the Security Rule, and HIPAA.

58.2Survival.  The respective rights and obligations of TCS under Section 7.4 of this BAA will survive the termination of this BAA.

58.3Interpretation.  Any ambiguity in this BAA will be resolved to permit Nielsen and TCS to comply with the Privacy and Security Rules.

58.4Third Party Rights.  This BAA is entered into solely between and may be enforced only by Nielsen and TCS.  This BAA does not create any rights in third parties or create any obligations of Nielsen or TCS to any third party.

58.5Governing Law.  This BAA will be governed by and enforced in accordance with the laws of the State of New York and applicable federal laws.

58.6Severability.  If any provision of this BAA is declared null and void by any tribunal with appropriate jurisdiction, the remainder of the provisions of this BAA will remain in full force and effect.

58.7Waiver.  The waiver of any provision on any occasion by either Nielsen or TCS will not constitute a release or modification of that provision in the future, unless otherwise amended pursuant to Section 8.1 of this BAA.

58.8Counterparts and Signatures.  This BAA may be executed in any number of counterparts, each of which will be deemed an original and constitute one and the same instrument.  Further, execution by use of facsimile or electronically scanned signatures will have the same force and effect as original signatures.

IN WITNESS WHEREOF, the parties have each caused this BAA to be signed and delivered by its duly authorized representative.

THE NIELSEN COMPANY B.V.	TATA AMERICA INTERNATIONAL CORPORATION
By: ______________________________ Name: ____________________________ Title: _____________________________	By: ______________________________ Name: ____________________________ Title: _____________________________
TATA CONSULTANCY SERVICES LIMITED

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By: ______________________________ Name: ____________________________ Title: _____________________________

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